Prospectus Supplement dated December 22, 2005
(to Prospectus dated September 27, 2005)

$1,392,074,000 (Approximate)

New Century Home Equity Loan Trust, Series 2005-D
Asset Backed Pass-Through Certificates

New Century Mortgage Securities, Inc.
Depositor

JPMorgan Chase Bank, National Association
Servicer

--------------------------------------------------------------------------------
You should consider carefully the risk factors beginning on page S-10 in this prospectus supplement and page 5 in the prospectus.

This  prospectus   supplement  may  be  used  to  offer  and  sell  the  offered certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

Offered Certificates     The trust  created for the Series  2005-D  certificates
                         will hold a pool of one- to  four-family,  residential,
                         adjustable-rate  and fixed-rate,  first lien and second
                         lien  subprime  mortgage  loans.  The trust  will issue
                         fifteen classes of offered certificates. You can find a
                         list of these  classes,  together  with  their  initial
                         certificate  principal balances and pass-through rates,
                         on  Page  S-3 of  this  prospectus  supplement.  Credit
                         enhancement  for  the  offered   certificates  will  be
                         provided in the form of excess interest, subordination,
                         overcollateralization   and  an   interest   rate  swap
                         agreement.

Underwriting             The  underwriters  will offer to the public the offered
                         certificates at the prices set forth below.

               Initial Certificate     Price to    Underwriting  Proceeds to the
   Class       Principal Balance(1)     Public       Discount      Depositor(2)
   -----       --------------------    --------    ------------  ---------------
Class A-1....     $ 411,566,000        100.0000%     0.1800%       99.8200%
Class A-2a...     $ 336,020,000        100.0000%     0.1800%       99.8200%
Class A-2b...     $ 122,260,000        100.0000%     0.1800%       99.8200%
Class A-2c...     $ 184,560,000        100.0000%     0.1800%       99.8200%
Class A-2d...     $  73,754,000        100.0000%     0.1800%       99.8200%
Class M-1....     $  51,478,000        100.0000%     0.1800%       99.8200%
Class M-2....     $  46,402,000        100.0000%     0.1800%       99.8200%
Class M-3....     $  31,902,000        100.0000%     0.1800%       99.8200%
Class M-4....     $  23,201,000        100.0000%     0.1800%       99.8200%
Class M-5....     $  23,201,000        100.0000%     0.1800%       99.8200%
Class M-6....     $  21,026,000        100.0000%     0.1800%       99.8200%
Class M-7....     $  21,026,000        100.0000%     0.1800%       99.8200%
Class M-8....     $  15,226,000        100.0000%     0.1800%       99.8200%
Class M-9....     $  15,951,000         97.1525%     0.1800%       96.9725%
Class M-10...     $  14,501,000         81.3248%     0.1800%       81.1448%

----------
(1) Approximate. The initial certificate principal balances are subject to a permitted variance of plus or minus 5%.
(2) Before deducting expenses payable by the depositor estimated to be approximately $600,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

                                 MORGAN STANLEY
                                 (Lead Manager)

CREDIT SUISSE FIRST BOSTON                              DEUTSCHE BANK SECURITIES
                                  (Co-Managers)

   Important notice about information presented in this prospectus supplement and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

      o the accompanying prospectus, which provides general information, some of which may not apply to this series or your class of certificates; and

      o this prospectus supplement, which describes the specific terms of this series of certificates.

New Century Mortgage Securities, Inc.'s principal offices are located at 18400 Von Karman, Irvine, California 92612 and its phone number is (949) 440-7030.

                                Table of Contents

                              Prospectus Supplement

SUMMARY OF PROSPECTUS SUPPLEMENT............................................S-2
RISK FACTORS...............................................................S-10
USE OF PROCEEDS............................................................S-25
THE MORTGAGE POOL..........................................................S-25
YIELD ON THE CERTIFICATES..................................................S-62
DESCRIPTION OF THE CERTIFICATES............................................S-84
POOLING AND SERVICING AGREEMENT...........................................S-112
FEDERAL INCOME TAX CONSEQUENCES...........................................S-118
METHOD OF DISTRIBUTION....................................................S-121
SECONDARY MARKET..........................................................S-122
LEGAL OPINIONS............................................................S-123
RATINGS...................................................................S-123
LEGAL INVESTMENT..........................................................S-124
CONSIDERATIONS FOR BENEFIT PLAN INVESTORS.................................S-124
ANNEX I GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
  PROCEDURES................................................................I-1
ANNEX II ASSUMED MORTGAGE LOAN CHARACTERISTICS.............................II-1
ANNEX III INTEREST RATE SWAP SCHEDULE.....................................III-1

                             European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
      (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

--------------------------------------------------------------------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      The following summary is a broad overview of the certificates offered by this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, read carefully this entire prospectus supplement and the entire accompanying prospectus.

Title of Series......................   New  Century  Home  Equity  Loan  Trust,
                                        Series 2005-D Asset Backed  Pass-Through
                                        Certificates.

Cut-off Date.........................   The close of  business  on  December  1,
                                        2005.

Closing Date.........................   On or about December 28, 2005.

Depositor............................   New Century Mortgage Securities, Inc., a
                                        Delaware    corporation.     See    "The
                                        Depositor" in the prospectus.

Servicer.............................   JPMorgan     Chase    Bank,     National
                                        Association  See "Pooling and  Servicing
                                        Agreement--The    Servicer"    in   this
                                        prospectus supplement.

Originators..........................   New  Century  Mortgage  Corporation,   a
                                        California   corporation   and   Home123
                                        Corporation,  a California  Corporation.
                                        See     "Pooling      and      Servicing
                                        Agreement--The    servicer"    in   this
                                        prospectus supplement.

Seller...............................   NC  Capital  Corporation,  a  California
                                        corporation.

Trustee..............................   Deutsche Bank National Trust Company,  a
                                        national  banking  association,  will be
                                        the trustee  and will act as  custodian,
                                        initial  paying  agent  and  certificate
                                        registrar.  See "Pooling  and  Servicing
                                        Agreement--The    Trustee"    in    this
                                        prospectus supplement.

Distribution Dates...................   Distributions on the  certificates  will
                                        be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in January 2006.

Offered Certificates.................   Only  the  certificates  listed  in  the
                                        immediately  following  table  are being
                                        offered by this  prospectus  supplement.
                                        Each class of offered  certificates will
                                        have the initial  certificate  principal
                                        balance and pass-through  rate set forth
                                        or   described   in   the    immediately
                                        following table.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

========================================================================================================================
                 Initial Certificate                                         Initial Certificate
    Class        Principal Balance(1)   Pass-Through Rate       Class        Principal Balance(1)     Pass-Through Rate
-----------      --------------------   -----------------    -----------     --------------------     -----------------
A-1........        $ 411,566,000           Variable(2)       M-4........       $  23,201,000             Variable(2)
A-2a.......        $ 336,020,000           Variable(2)       M-5........       $  23,201,000             Variable(2)
A-2b.......        $ 122,260,000           Variable(2)       M-6........       $  21,026,000             Variable(2)
A-2c.......        $ 184,560,000           Variable(2)       M-7........       $  21,026,000             Variable(2)
A-2d.......        $  73,754,000           Variable(2)       M-8........       $  15,226,000             Variable(2)
M-1........        $  51,478,000           Variable(2)       M-9........       $  15,951,000             Variable(2)
M-2........        $  46,402,000           Variable(2)       M-10.......       $  14,501,000             Variable(2)
M-3........        $  31,902,000           Variable(2)
========================================================================================================================

----------
(1) Approximate. The initial certificate principal balances are subject to a permitted variance of plus or minus 5%.
(2) The pass-through rates on the offered certificates are based on one-month LIBOR plus an applicable certificate margin, subject to a rate cap as described in this prospectus supplement under "Description of the Certificates--Pass-Through Rates."

The Trust

The depositor will establish a trust with respect to the certificates under the pooling and servicing agreement, dated as of the cut-off date, among the depositor, the servicer and the trustee. There are twenty classes of certificates representing beneficial interests in the trust. See "Description of the Certificates" in this prospectus supplement.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust. Distributions of interest and principal on the Offered Certificates will be made only from payments received in connection with the mortgage loans held in the trust and from any payments received under the interest rate swap agreement.

Designations

Each class of certificates will have different characteristics, some of which are reflected in the following general designations.

      o     Class A Certificates

      Class A-1 Certificates, Class A-2a Certificates, Class A-2b Certificates, Class A-2c Certificates and Class A-2d Certificates.

      o     Group I Certificates

      Class A-1 Certificates.

      o     Group II Certificates

      Class A-2a Certificates, Class A-2b Certificates, Class A-2c Certificates and Class A-2d Certificates.

      o     Mezzanine Certificates

      Class M-1 Certificates,  Class M-2  Certificates,  Class M-3 Certificates,
      Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates and Class M-10 Certificates.

      o     Offered Certificates

      Class A Certificates and Mezzanine Certificates.

The Mortgage Loans

References to percentages of the mortgage loans under this section are calculated based on the aggregate principal balance of the mortgage loans as of the cut-off date. Prior to the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems such removal necessary or desirable. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates unless including such mortgage loans would materially alter the characteristics of the mortgage loans in the mortgage pool as described in this prospectus supplement. Any statistic presented on a weighted average basis or any statistic based on a particular loan group or all of the mortgage loans is subject to a variance of plus or minus 5%.


                                      S-3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The mortgage loans will have been originated by either New Century Mortgage Corporation or Home123 Corporation.

The trust will contain approximately 6,856 conventional, one- to four-family, adjustable-rate and fixed-rate subprime mortgage loans secured by first and second liens on residential real properties. The mortgage loans have an aggregate principal balance of approximately $1,450,077,693 as of the cut-off date after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%.

The mortgage loans have the approximate characteristics as of the cut-off date set forth below.

Adjustable-rate mortgage loans:           81.88%

Fixed-rate mortgage loans:                18.12%

Interest only mortgage loans:             23.82%

Second lien mortgage loans:               3.07%

Range of mortgage rates:                  5.150% to 13.800%

Weighted average mortgage rate:           7.584%

Range of gross margins of the
adjustable-rate mortgage loans:           2.500% to 8.000%

Weighted average gross margin of the
adjustable-rate mortgage loans:           6.003%

Range of minimum mortgage rates of
the adjustable-rate mortgage loans:       5.150% to 11.950%

Weighted average minimum mortgage         7.611%

Range of maximum mortgage rates of
the adjustable-rate mortgage loans:       11.990% to 18.950%

Weighted average maximum mortgage
rate of the adjustable-rate mortgage
loans:                                    14.597%

Weighted average next adjustment
date of the adjustable-rate mortgage
loans:                                    March 2008

Weighted average remaining term to
stated maturity:                          357 months

Range of principal balances as of         $16,375 to

the cut-off date:                         $1,400,000
Average principal balance as of the
cut-off date:                             $211,505

Range of original loan- to-value
ratios(1):                                6.35% to 100.00%

Weighted average original
loan-to-value ratio(1):                   81.37%

Geographic concentrations in excess
of 5%:

            California                    32.46%
            Florida                       7.16%
            New York                      7.02%

----------
(1) As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

The mortgage loans have been divided into two loan groups, designated as the Group I Mortgage Loans and the Group II Mortgage Loans. The Group I Mortgage Loans consist of adjustable-rate and fixed-rate mortgage loans with principal balances that conform to Freddie Mac loan limits. The Group II Mortgage Loans consist of adjustable-rate and fixed-rate mortgage loans with principal balances that may or may not conform to Freddie Mac loan limits. Certain of the mortgage loans included in the Group II Loans might otherwise have been included in the Group I Loans, but were excluded from the Group I Loans because they did not meet Freddie Mac criteria (including published guidelines) for factors other than principal balance.

Distributions on the Group I Certificates will be made primarily from the cashflow on the Group I Mortgage Loans. Distributions on the Group II Certificates will be made primarily from the cashflow on the Group II Mortgage Loans. Distributions on the Mezzanine Certificates will be made from the cashflow on all of the mortgage loans.

The Group I Mortgage Loans have an aggregate principal balance of approximately $529,004,976 as of the cut-off date and have the approximate characteristics as of the cut-off date set forth below.

Adjustable-rate Group I Mortgage
Loans:                                    77.53%

Fixed-rate Group I Mortgage Loans:        22.47%

Interest only Group I Mortgage Loans:     18.35%

Second lien Group I Mortgage Loans:       2.32%

Range of mortgage rates:                  5.250% to 13.800%

Weighted average mortgage rate:           7.748%
Range of gross margins of the
adjustable-rate Group I Mortgage
Loans:                                    2.750% to 8.000%


                                      S-4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Weighted average gross margin of the
adjustable-rate Group I Mortgage
Loans:                                    6.076%

Range of minimum mortgage rates of
the adjustable-rate Group I Mortgage
Loans:                                    5.250% to 11.825%

Weighted average minimum mortgage
rate of the adjustable-rate Group I
Mortgage Loans:                           7.866%

Range of maximum mortgage rates of
the adjustable-rate Group I Mortgage
Loans:                                    11.990% to 18.825%

Weighted average maximum mortgage
rate of the adjustable-rate Group I
Mortgage Loans:                           14.855%

Weighted average next adjustment
date of the adjustable-rate Group I
Mortgage Loans:                           April 2008

Weighted average remaining term to
stated maturity:                          357 months

Range of principal balances as of
the cut-off date:                         $19,095 to $679,000

Average principal balance as of the
cut-off date:                             $166,616

Range of original loan- to-value
ratios(1):                                15.17% to 100.00%

Weighted average original
loan-to-value ratio(1):                   80.11%

Geographic concentrations in excess
of 5%:

            California                    22.35%
            Florida                       9.22%
            Massachusetts                 7.10%

----------
(1) As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

The Group II Mortgage Loans have an aggregate principal balance of approximately $921,072,717 as of the cut-off date and have the approximate characteristics as of the cut-off date set forth below.

Adjustable-rate Group II Mortgage         84.37%

Fixed-rate Group II Mortgage Loans:       15.63%

Interest only Group II Mortgage
Loans:                                    26.97%

Second lien Group II Mortgage Loans:      3.51%

Range of mortgage rates:                  5.150% to 12.700%

Weighted average mortgage rate:           7.489%

Range of gross margins of the
adjustable-rate Group II Mortgage
Loans:                                    2.500% to 8.000%

Weighted average gross margin of
the adjustable-rate Group II

Mortgage Loans:                           5.964%

Range of minimum mortgage rates of
the adjustable-rate Group II
Mortgage Loans:                           5.150% to 11.950%

Weighted average minimum mortgage
rate of the adjustable-rate Group
II Mortgage Loans:                        7.477%

Range of maximum mortgage rates of
the adjustable-rate Group II
Mortgage Loans:                           11.990% to 18.950%

Weighted average maximum mortgage
rate of the adjustable-rate Group
II Mortgage Loans:                        14.461%

Weighted average next adjustment
date of the adjustable-rate Group
II Mortgage Loans:                        March 2008

Weighted average remaining term to
stated maturity:                          357 months

Range of principal balances as of         $16,375 to
the cut-off date:                         $1,400,000

Average principal balance as of the
cut-off date:

                                          $250,224
Range of original loan- to-value
ratios(1):                                6.35% to 100.00%

Weighted average original
loan-to-value ratio(1):                   82.09%

Geographic concentrations in excess
of 5%:

            California                    38.26%
            New York                      7.51%
            New Jersey                    6.97%

----------
(1) As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

With respect to substantially all of the adjustable-rate mortgage loans, the mortgage rate will adjust semi-annually on each adjustment date to equal the sum of six-month LIBOR and the related gross margin, subject to periodic and lifetime limitations, as described under "The Mortgage Pool--General Description of the Mortgage Loans" in this prospectus supplement. The first adjustment date for the adjustable-rate mortgage loans will occur only after an initial period of approximately one month, two years or three years after origination.


                                      S-5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

For additional information regarding the mortgage loans, see "The Mortgage Pool" in this prospectus supplement.

The Certificates

Offered Certificates. The certificates listed in the table in this summary are the only classes of certificates offered by this prospectus supplement. The Offered Certificates will have the characteristics shown in the table above and as described in this prospectus supplement.

The pass-through rate for each class of Offered Certificates will be a per annum rate equal to one-month LIBOR plus the applicable certificate margin set forth below, in each case, subject to a rate cap as described under "Description of the Certificates--Pass-Through Rates" in this prospectus supplement.

                                             Margin
                                      --------------------
                          Class       (1) (%)      (2) (%)
                          -----       -------      -------
                           A-1        0.220%       0.440%
                          A-2a        0.080%       0.160%
                          A-2b        0.170%       0.340%
                          A-2c        0.230%       0.460%
                          A-2d        0.330%       0.660%
                           M-1        0.450%       0.675%
                           M-2        0.470%       0.705%
                           M-3        0.480%       0.720%
                           M-4        0.620%       0.930%
                           M-5        0.640%       0.960%
                           M-6        0.760%       1.140%
                           M-7        1.650%       2.475%
                           M-8        2.250%       3.375%
                           M-9        2.500%       3.750%
                          M-10        2.500%       3.750%

----------
(1) For the interest accrual period for each distribution date through and including the first distribution date on which the aggregate principal balance of the mortgage loans remaining in the mortgage pool is reduced to less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.
(2)   For each interest accrual period thereafter.

The Offered Certificates will be sold by the depositor to Morgan Stanley & Co. Incorporated, Credit Suisse First Boston LLC and Deutsche Bank Securities Inc., the underwriters, on the closing date.

The Offered Certificates will initially be represented by one or more global certificates registered in the name of a nominee of the Depository Trust Company in the United States, or Clearstream Banking Luxembourg and the Euroclear System, in Europe in minimum denominations of $25,000 and integral multiples of $1.00 in excess of the minimum denominations. See "Description of the Certificates--Book-Entry Certificates" in this prospectus supplement.

Class CE Certificates. The Class CE-1 Certificates and Class CE-2 Certificates (collectively, the "Class CE Certificates") are not offered by this prospectus supplement. The Class CE Certificates will have an initial certificate principal balance of approximately $58,003,593, which is equal to the initial overcollateralization required by the pooling and servicing agreement. The Class CE Certificates initially evidence an interest of approximately 4.00% in the trust. The Class CE-1 Certificates will be delivered to the seller or its designee as partial consideration for the mortgage loans.

Class P Certificates. The Class P Certificates are not offered by this prospectus supplement. The Class P Certificates will have an initial certificate principal balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the mortgage loans. The Class P Certificates will be delivered to the seller or its designee as partial consideration for the mortgage loans.

Residual Certificates. The Class R Certificates and the Class R-X Certificates are not offered by this prospectus supplement and are the classes of certificates representing the residual interests in the trust. The Residual Certificates will be delivered to the seller or its designee as partial consideration for the mortgage loans.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Offered Certificates consists of excess interest, subordination, overcollateralization and an interest rate swap agreement, each as described in this section and under "Description of the Certificates--Credit Enhancement," "--Overcollateralization Provisions," and "--Interest Rate Swap Agreement, the Swap Provider and the Swap Account" in this prospectus supplement.


                                      S-6
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Excess Interest. The mortgage loans bear interest each month which, in the aggregate, is expected to exceed the amount needed to distribute monthly interest on the Offered Certificates and to pay certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than any Swap Termination Payment resulting from a Swap Provider Trigger Event). The excess interest from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain or restore overcollateralization at the required level.

Subordination. The rights of the holders of the Mezzanine Certificates and the Class CE Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Certificates.

In addition, the rights of the holders of the Mezzanine Certificates with higher numerical class designations to receive distributions will be subordinated to the rights of the holders of the Mezzanine Certificates with lower numerical class designations, and the rights of the holders of the Class CE Certificates to receive distributions will be subordinated to the rights of the holders of the Mezzanine Certificates, in each case to the extent described under "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford the more senior certificates protection against realized losses on the mortgage loans, as described in this prospectus supplement. See "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement.

Overcollateralization. The aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate certificate principal balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates on the closing date by approximately $58,003,593, which is equal to the initial certificate principal balance of the Class CE Certificates. This amount represents approximately 4.00% of the aggregate principal balance of the mortgage loans as of the cut-off date, and is the initial amount of overcollateralization required to be provided by the mortgage pool under the pooling and servicing agreement. See "Description of the Certificates --Overcollateralization Provisions" in this prospectus supplement.

Interest Rate Swap Agreement. The trustee (in its capacity as trustee of the supplemental interest trust created under the pooling and servicing agreement) will enter into an Interest Rate Swap Agreement with Bear Stearns Financial Products Inc. as swap provider (referred to in this prospectus supplement as the Swap Provider). Under the Interest Rate Swap Agreement, on each distribution date, the trust will be obligated to make fixed payments as specified in this prospectus supplement and the Swap Provider will be obligated to make floating payments equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Base Calculation Amount for that distribution date multiplied by 250, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date (or, for the first distribution date, the actual number of days elapsed from the closing date to but excluding the first distribution date), and the denominator of which is 360. To the extent that the fixed payment exceeds the floating payment on any distribution date, amounts otherwise available to certificateholders will be applied to make a net payment to the Swap Provider, and to the extent that the floating payment exceeds the fixed payment on any distribution date, the Swap Provider will make a net payment for deposit into a segregated trust account established on the closing date (referred to in this prospectus supplement as the Swap Account) pursuant to a swap administration agreement, dated as of the closing date, as more fully described in this prospectus supplement.

Upon early termination of the Interest Rate Swap Agreement, the trust or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will

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

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be computed in  accordance  with the  procedures  set forth in the Interest Rate
Swap Agreement. In the event that the trust is required to make a Swap Termination Payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to
any    distribution   to    certificateholders.    See   "Description   of   the
Certificates--The Interest Rate Swap Agreement, the Swap Provider and the Swap Account" in this prospectus supplement.

Net Swap Payments and Swap Termination Payments payable by the trust will be deducted from available funds (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) before distributions to certificateholders and will first be deposited into the Swap Account before payment to the Swap Provider.

Allocation of Losses. If, on any distribution date, there is not sufficient excess interest, then realized losses on the mortgage loans will be allocated first, to interest accrued on the Class CE Certificates, second, to the Class CE Certificates, until the Certificate Principal Balance of the Class CE Certificates has been reduced to zero and third, to the Mezzanine Certificates, in reverse numerical order, until the Certificate Principal Balance of each class of Mezzanine Certificates has been reduced to zero. The pooling and servicing agreement does not permit the allocation of realized losses on the mortgage loans to the Class A Certificates or the Class P Certificates; however, investors in the Class A Certificates should realize that under certain loss scenarios there may not be enough principal and interest on the mortgage loans to distribute to the Class A Certificates all principal and interest amounts to which such certificates are then entitled. See "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement.

Once realized losses are allocated to the Mezzanine Certificates, their certificate principal balances will be permanently reduced by the amount so allocated (except in the case of Subsequent Recoveries). However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of those certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" and "--The Interest Rate Swap Agreement, the Swap Provider and the Swap Account" in this prospectus supplement.

P&I Advances

The servicer is required to advance delinquent payments of interest and principal on the mortgage loans, subject to the limitations described under "Description of the Certificates--P&I Advances" in this prospectus supplement. The servicer is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement. See "Description of the Certificates--P&I Advances" in this prospectus supplement and "Description of the Securities--Advances by Servicer in Respect of Delinquencies on the Trust Fund Assets" in the prospectus.

Optional Termination

At its option, the servicer may purchase all of the mortgage loans and any REO properties, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of the mortgage loans and any REO properties, remaining in the trust has been reduced to less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date. See "Pooling and Servicing Agreement-- Termination" in this prospectus supplement and "Description of the Securities--Termination of the Trust Fund and Disposition of the Trust Fund Assets" in the prospectus.

Federal Income Tax Consequences

Multiple  elections  will be made to  treat  designated  portions  of the  trust
(exclusive of the Interest Rate Swap Agreement, the Swap Account, the supplemental interest trust and the Net WAC Rate Carryover Reserve Account) as real estate mortgage investment conduits for federal income tax purposes. See "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the prospectus.

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

--------------------------------------------------------------------------------

Ratings

It is a condition to the issuance of the certificates that the Offered Certificates receive the following ratings from Standard & Poor's, a division of the McGraw-Hill Companies, Inc., or S&P, and Moody's Investors Service, Inc., or
Moody's:

                  Offered Certificates        S&P        Moody's
                  --------------------       -----      ---------
                 Class A-1                    AAA          Aaa
                 Class A-2a                   AAA          Aaa
                 Class A-2b                   AAA          Aaa
                 Class A-2c                   AAA          Aaa
                 Class A-2d                   AAA          Aaa
                 Class M-1                    AA+          Aa1
                 Class M-2                    AA           Aa2
                 Class M-3                    AA           Aa3
                 Class M-4                    AA-          A1
                 Class M-5                    A+           A2
                 Class M-6                     A           A3
                 Class M-7                    A-          Baa1
                 Class M-8                   BBB+         Baa2
                 Class M-9                    BBB         Baa3
                 Class M-10                  BBB-          Ba1

A security rating does not address the frequency of prepayments on the mortgage loans or the corresponding effect on yield to investors. See "Yield on the Certificates" and "Ratings" in this prospectus supplement and "Yield Considerations" in the prospectus.

Legal Investment

The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA. See "Legal Investment" in this prospectus supplement and in the prospectus.

Considerations for Benefit Plan Investors

After the termination of the supplemental interest trust, the Offered Certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or
Section 4975 of the Internal Revenue Code of 1986, as amended so long as a number of conditions are met. Prior to termination of the supplemental interest trust, such a plan which meets the requirements of an investor-based class exemption may purchase the Offered Certificates. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law. See "Considerations For Benefit Plan Investors" in this prospectus supplement and in the prospectus.

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

                                  RISK FACTORS

      The following information, which you should carefully consider, identifies significant sources of risk associated with an investment in the Offered Certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

      The mortgage loans were underwritten to standards which do not conform to the credit standards of Fannie Mae or Freddie Mac which may result in losses on the mortgage loans

      The originators' underwriting standards are intended to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan and consider, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The originators provide loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac credit guidelines. The originators' underwriting standards do not prohibit a mortgagor from obtaining, at the time of origination of the originators' first lien, additional financing which is subordinate to that first lien, which subordinate financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originators' loan-to-value ratio determination for the originators' first lien.

      As a result of the originators' underwriting standards, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

      Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. See "The Mortgage Pool--Underwriting Standards of the Originators" in this prospectus supplement.

Mortgage loans with high loan-to-value ratios leave the related borrower with little or no equity in the related mortgaged property, which may result in losses with respect to these mortgage loans

      Mortgage loans with a loan-to-value ratio of greater than 80% may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below. Approximately 41.40% of the Group I Mortgage Loans and approximately 42.50% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date) and approximately 42.10% of the mortgage loans (by aggregate principal balance as of the cut-off date), had a loan-to-value ratio at origination in excess of 80% and are not covered by any primary mortgage insurance. No mortgage loan had a loan-to-value ratio exceeding 100% at origination. In addition, the originators' underwriting standards do not prohibit the borrower from obtaining a second lien mortgage either at the time of origination of the originators' loan or any time thereafter, which would increase the actual loan to value ratio of the borrower.

      An overall decline in the residential real estate market, a rise in interest rates over a period of time and the condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated and therefore, increasing the loan-to-value ratio of the related mortgage loan. An increase of this kind may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan, and any losses to the extent not covered by the credit enhancement may affect the yield to maturity of your certificates. There can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of that mortgaged property at the time of that appraisal or review. Investors should note that the values of the mortgaged properties may be insufficient to cover the outstanding principal balance of the mortgage loans. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its loan-to-value ratio at origination.

There are risks associated with second lien mortgage loans, which may result in losses with respect to these mortgage loans

      Approximately 2.32% of the Group I Mortgage Loans and approximately 3.51% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date) and approximately 3.07% of the mortgage loans (by aggregate principal balance as of the cut-off date), are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the servicer may write off the entire balance of such mortgage loan as a bad debt. The foregoing considerations will be particularly applicable to mortgage loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the servicer would determine foreclosure to be uneconomical in the case of such mortgage loans. The rate of default of second lien mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

Simultaneous second lien risk

      With respect to approximately 16.61% of the Group I Mortgage Loans and approximately 30.93% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related group as of the cut-off date) and approximately 25.71% of the mortgage loans (by aggregate principal balance as of the cut-off date), at the time of origination of the first lien mortgage loan, the originators also originated a second lien mortgage loan which may or may not be included in the mortgage pool. The weighted average loan-to-value ratio of such mortgage loans is approximately 80.11% (with respect to such Group I Mortgage Loans), approximately 80.12% (with respect to such Group II Mortgage Loans) and approximately 80.12% (with respect to such mortgage loans), and the weighted average combined loan-to-value ratio of such mortgage loans (including the second lien) is approximately 98.94% (with respect to such Group I Mortgage Loans), approximately 99.26% (with respect to such Group II Mortgage Loans) and approximately 99.19% (with respect to such mortgage loans). With respect to such mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien since mortgagors have less equity in the mortgaged property. In addition, the servicer may declare a default on the second lien loan, even though the first lien is current which would constitute a default on the first lien loan. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originators or from any other lender.

A significant percentage of the mortgage loans have first payments on or after December 1, 2005

      Except with respect to approximately 0.49% of the mortgage loans, none of the mortgage loans are delinquent as of November 30, 2005. However, investors should realize that approximately 68.12% of the Group I Mortgage Loans and approximately 58.09% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date) and approximately 61.75% of the mortgage loans (by aggregate principal balance as of the cut-off date) have a first payment date occurring on or after December 1, 2005 and, therefore, such mortgage loans could not have been 30 days or more delinquent as of November 30, 2005.

      The servicer will be required to make advances of delinquent payments of principal and interest on any delinquent mortgage loans, to the extent such advances are deemed recoverable, until such mortgage loans become current.
Furthermore, with respect to any delinquent mortgage loan, the servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the related mortgage loan. If the servicer extends the payment period or accepts a lesser amount than the amount due pursuant to the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

Interest only mortgage loans will result in reduced principal distributions

      Approximately 18.35% of the Group I Mortgage Loans and approximately 26.97% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the mortgage loans in the related loan group as of the cut-off date) and approximately 23.82% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) require the borrowers to make monthly payments only of accrued interest for the first 24, 60 or 120 months following origination. After such interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully prior to its final payment date. The interest-only  feature  may  reduce  the  likelihood  of  prepayment  during the interest-only period due to the smaller monthly payments relative to a fully-amortizing mortgage loan. If the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. Because no principal payments may be made on such mortgage loans for an extended period following origination, if the borrower defaults, the unpaid principal balance of the related mortgage loan will be greater than otherwise would be the case, increasing the risk of loss in that situation. In addition, the certificateholders will receive smaller principal payments during the interest-only period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such mortgage loans. This slower rate of principal payments may reduce the return on an investment in the Offered Certificates that are purchased at a discount.

      Investors should consider the fact that interest-only loans reduce the monthly payment required by borrowers during the interest-only period and consequently the monthly housing expense used to qualify borrowers. As a result, interest-only loans may allow some borrowers to qualify for a mortgage loan who would not otherwise qualify for a fully amortizing loan or may allow them to qualify for a larger mortgage loan than otherwise would be the case.

The mortgage loans are concentrated in particular states, which may present a greater risk of loss relating to these mortgage loans

      The charts presented under "Summary of Prospectus Supplement--The Mortgage Loans" list the states with the highest concentrations of mortgage loans, Group I Mortgage Loans and Group II Mortgage Loans. Mortgaged properties in California may be particularly susceptible to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters for which there may or may not be insurance.

      In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

      o Economic conditions in states with high concentrations of mortgage loans which may or may not affect real property values may affect the ability of mortgagors to repay their mortgage loans on time.

      o Declines in the residential real estate markets in the states with high concentrations of mortgage loans may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios.

      o Any increase in the market value of properties located in the states with high concentrations of mortgage loans would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Hurricane Katrina and Hurricane Rita May Pose Special Risks

      At the end of August 2005, Hurricane Katrina and Hurricane Rita caused catastrophic damage to areas in the Gulf Coast region of the United States. The Seller will represent and warrant as of the Closing Date that each mortgaged property is free of material damage and in good repair (including Mortgage Loans that are secured by properties in the states of Texas, Louisiana, Mississippi and Alabama that are located in a FEMA Individual Assistance designated area as a result of Hurricane Katrina or Hurricane Rita). In the event of a breach of that representation and warranty that materially and adversely affects the value of such Mortgage Loan, the Seller will be obligated to repurchase or substitute for the related Mortgage Loan. Any such repurchase would have the effect of increasing the rate of principal distributions on the Offered Certificates. Any damage to a mortgaged property that secures a Mortgage Loan in the trust fund occurring after the closing date as a result of any other casualty event occurring after the closing date (including, but not limited to, other hurricanes) will not cause a breach of this representation and warranty.

      The full economic impact of Hurricane Katrina and Hurricane Rita is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. We have no way to determine the particular nature of such economic effects, how long any of these effects may last, or how these effects may impact the performance of the mortgage loans. Any impact of these events on the performance of the mortgage loans may increase the amount of losses borne by the holders of the Offered Certificates or impact the weighted average lives of such certificates.

Violation of consumer protection laws may result in losses on the mortgage loans and your certificates

      Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

      The mortgage loans are also subject to federal laws, including:

      o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

      o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

      o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

      Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans.

      The seller will represent that as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner set forth in the mortgage loan purchase agreement.

High Cost Loans

      The seller will represent that, as of the closing date, none of the mortgage loans are "High Cost Loans" within the meaning of the federal Truth-in-Lending Act as amended by the Home Ownership and Equity Protection Act of 1994 or, the Homeownership Act, or any state law, ordinance or regulation similar to the Homeownership Act. See "Legal Aspects of Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus.

      In addition to the Homeownership Act, however, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. An originator's failure to comply with these laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

      Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the Originator reasonably believed that the test was satisfied. Any determination by a court that a Mortgage Loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the seller will be required to purchase such Mortgage Loan from the trust.

Prepayment interest shortfalls and Relief Act interest shortfalls

      When a mortgage loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for distribution on the next distribution date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to certain prepayments on the mortgage loans, but only up to its servicing fee for the related due period. If the credit enhancement is insufficient to cover this shortfall in excess of the amount the servicer covers, you may incur a loss. In addition, the servicer will not cover shortfalls in interest collections due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act, or Relief Act, or similar state laws.

      On any distribution date, any shortfalls resulting from the application of the Relief Act or similar state laws and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will be allocated, first, to the interest accrued on the Class CE Certificates and thereafter, to the interest distribution amounts with respect to the Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the Offered Certificates will be entitled to reimbursement for any such interest shortfalls but only to the extent of available funds and in the order of priority set forth under "Description of the Certificates--Overcollateralization Provisions."

Potential inadequacy of credit enhancement for the Offered Certificates

      The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the Class A Certificates, and to a limited extent, the holders of the Mezzanine Certificates, will receive regular distributions of interest and principal. However, there can be no assurance that the applicable credit enhancement will adequately cover any shortfalls in cash available to make distributions on your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest on delinquent or defaulted mortgage loans if such advances are not likely to be recovered.

Interest generated by the mortgage loans may be insufficient to maintain or restore overcollateralization

      The weighted average of the mortgage rates on the mortgage loans (net of certain fees and expenses, including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) is expected to be higher than the weighted average pass-through rate on the Offered Certificates. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, available excess interest generated by the mortgage loans will be used to maintain or restore the overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain or restore the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

      o Every time a mortgage loan is prepaid in full, liquidated or written off excess interest may be reduced because such mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

      o If the rates of delinquencies, defaults or losses on the mortgage loans increase, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Offered Certificates.

      o Substantially all of the adjustable-rate Mortgage Loans have mortgage rates that adjust less frequently than (and have periodic and maximum limitations to adjustments of their mortgage rates), and on the basis of an index that is different from the index used to determine, the pass-through rates on the Offered Certificates and the fixed-rate mortgage loans have mortgage rates that do not adjust. As a result, the pass-through rates on the Offered Certificates may increase relative to mortgage rates on such mortgage loans, requiring that a greater portion of the interest generated by such mortgage loans be applied to cover interest on the Offered Certificates.

The difference between the pass-through rates on the Offered Certificates and the mortgage rates on the adjustable-rate mortgage loans may adversely affect the yields on the Offered Certificates

      Each of the Offered Certificates accrues interest at a pass-through rate based on a one-month LIBOR index plus a specified margin, but such pass-through rate is subject to a limit. The limit on the pass-through rates for the Class A Certificates is based on the weighted average of the mortgage rates on the mortgage loans in the related loan group, net of certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap

Termination Payment resulting from a Swap Provider Trigger Event). The limit on the pass-through rates for the Mezzanine Certificates is based on the weighted average mortgage rate of the Group I Mortgage Loans and the Group II Mortgage Loans net of certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment resulting from a Swap Provider Trigger Event), weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current certificate principal balance of the related Class A Certificates.

      The fixed-rate mortgage loans have mortgage rates that are fixed and substantially all of the adjustable-rate mortgage loans have mortgage rates that adjust based on a six-month LIBOR index, have periodic and maximum limitations on adjustments to their mortgage rates, and have the first adjustment to their mortgage rates two years or three years after the origination thereof. As a result of the limits on the pass-through rates on the Offered Certificates, such certificates may accrue less interest than they would accrue if their pass-through rates were to be based solely on the one-month LIBOR index plus the specified margin.

      A variety of factors could limit the pass-through rates and adversely affect the yields to maturity on the Offered Certificates. Some of these factors are described below.

      o The pass-through rates for the Offered Certificates adjust monthly while the mortgage rates on the fixed-rate mortgage loans do not adjust and the mortgage rates on the adjustable-rate mortgage loans adjust less frequently. Furthermore, substantially all of the adjustable-rate mortgage loans will have the first adjustment to their mortgage rates two years or three years after their origination. Consequently, the limits on the pass-through rates on the Offered Certificates may prevent any increases in the pass-through rates on such certificates for extended periods in a rising interest rate environment.

      o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the pass-through rates on the Offered Certificates are more likely to be limited.

      o The mortgage rates on the adjustable-rate mortgage loans may respond to different economic and market factors than does one-month LIBOR. It is possible that the mortgage rates on the adjustable-rate mortgage loans may decline while the pass-through rates on the Offered Certificates are stable or rising. It is also possible that the mortgage rates on the adjustable-rate mortgage loans and the pass-through rates on the Offered Certificates may both decline or increase during the same period, but that the pass-through rates on the Offered Certificates may decline more slowly or increase more rapidly.

      If the pass-through rate on any class of Offered Certificates is limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of those certificates on the same distribution date or on future distribution dates, to the extent that on such distribution date or future distribution dates there are any available funds remaining after certain other distributions on the Offered Certificates and the payment of certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment resulting from a Swap Provider Trigger Event). The ratings on the Offered Certificates will not address the likelihood of the recovery of any basis risk shortfalls by holders of the Offered Certificates.

      Amounts distributed on the Offered Certificates in respect of such shortfalls may be supplemented by the Interest Rate Swap Agreement (to the extent that the floating payment by the Swap Provider exceeds the fixed payment by the trust on any distribution date and such amount is available in the priority described in this prospectus supplement). However, the amount received from the Swap Provider under the Interest Rate

Swap Agreement may be insufficient to pay the holders of the applicable certificates the full amount of interest which they would have received absent the limitations of the rate cap.

The rate and timing of principal distributions on the Offered Certificates will be affected by prepayment speeds and by the priority of payment on these certificates

      The rate and timing of distributions allocable to principal on the Offered Certificates will depend on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases on the mortgage loans) and the allocation thereof to distribute principal on such certificates. As is the case with mortgage pass-through certificates generally, the Offered Certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately 64.95% of the Group I Mortgage Loans and approximately 63.41% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date) and approximately 63.97% of the mortgage loans (by aggregate principal balance as of the cut-off date), a prepayment may subject the related mortgagor to a prepayment charge. A prepayment charge may or may not act as a deterrent to prepayment of the related mortgage loan.

      The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the Offered Certificates at a time when reinvestment at the higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a faster rate of return of principal to investors in the Offered Certificates at a time when reinvestment at comparable yields may not be possible. Furthermore, the fixed-rate mortgage loans may prepay at different rates and in response to different factors than the adjustable-rate mortgage loans and the interest-only mortgage loans may prepay at different rates and in response to different factors than the other mortgage loans. The inclusion of different types of mortgage loans in the mortgage pool may increase the difficulty in analyzing possible prepayment rates.

      The seller may be required to repurchase mortgage loans from the trust in the event certain breaches of representations and warranties have not been cured. In addition, the servicer may purchase mortgage loans 90 days or more delinquent, subject to the conditions set forth in the pooling and servicing agreement and may purchase all of the mortgage loans when the aggregate principal balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date. These purchases will have the same effect on the holders of the Offered Certificates as a prepayment of those mortgage loans.

The yield to maturity on the Offered Certificates will depend on a variety of factors

      The yield to maturity on each class of Offered Certificates will depend on: (i) the applicable pass-through rate thereon; (ii) the applicable purchase price; (iii) the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases), and the allocation thereof to reduce the certificate principal balance of such certificates; (iv) the rate, timing and severity of realized losses on the mortgage loans; (v) the amount of excess interest generated by the mortgage loans; (vi) the allocation to the Offered Certificates of some types of interest shortfalls; and (vii) adjustments to the mortgage rates on the adjustable-rate mortgage loans.

      If the Offered Certificates are purchased at a premium and principal distributions thereon occur at a rate faster than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Offered Certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

      As a result of the absorption of realized losses on the mortgage loans by excess interest, overcollateralization, and amounts received under the pool policy and the Interest Rate Swap Agreement as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are allocated to the certificates upon such liquidations, will result in an earlier return of principal to one or more classes of Offered Certificates and will influence the yields on such certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on such certificates.

Risks associated with the Mezzanine Certificates

      The weighted average lives of, and the yields to maturity on, the Mezzanine Certificates will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in the Mezzanine Certificates, the actual yield to maturity of these certificates may be lower than the yield anticipated by the holder. The timing of losses on the mortgage loans will also affect an investor's yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In most cases, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest and overcollateralization, will reduce the certificate principal balance of the class of Mezzanine Certificate then outstanding with the highest numerical class designation. As a result of these reductions, less interest will accrue on these classes of certificates than would be the case if those losses were not so allocated. However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of those certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" and "Description of the Certificates--Interest Rate Swap Agreement, the Swap Provider and the Swap Account" in this prospectus supplement.

      Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least January 2009 or a later date as described under "Description of the Certificates--Principal Distributions" in this prospectus supplement or during any period in which delinquencies or realized losses on the mortgage loans exceed the levels set forth under "Description of the Certificates--Principal Distributions" in this prospectus supplement. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of these certificates have a greater risk of suffering a loss on their investments. Further, because the Mezzanine Certificates might not receive any principal if the delinquency levels or realized losses set forth under "Description of the Certificates--Principal Distributions" in this prospectus supplement are exceeded, it is possible for these certificates to receive no principal distributions on a particular distribution date even if no losses have occurred on the mortgage loans.

      In addition, the multiple class structure of the Mezzanine Certificates causes the yields of such classes to be particularly sensitive to changes in the rates of prepayment on the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yields to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yields to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest, the Class CE Certificates or a class of Mezzanine Certificate with a higher numerical class designation. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Risk relating to distribution priority of the Group II Certificates

      With respect to the Group II Certificates, as set forth in this prospectus supplement under "Description of the Certificates--Principal Distributions," principal distributions will be made in a sequential manner among the Group II Certificates. Consequently, the weighted average lives of the Group II Certificates that receive principal later will be longer than would otherwise be the case if distributions of principal were to be allocated on a pro rata basis. In addition, as a result of a sequential allocation of principal, the holders of the Group II Certificates that receive principal later will have a greater risk of losses on the mortgage loans, adversely affecting the yield to maturity on such certificates. See "Description of the Certificates--Principal Distributions" for more information.

Your certificates will be limited obligations solely of the trust and not of any other party

      The Offered Certificates will not represent an interest in or obligation of the depositor, the servicer, the originators, the seller, the trustee or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the servicer, the originators, the seller, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of distributions on the Offered Certificates, and there will be no recourse to the depositor, the servicer, the originators, the seller, the trustee or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all distributions provided for under the Offered Certificates.

Transfer of servicing may result in higher delinquencies and defaults

      JPMorgan Chase Bank, National Association will be the servicer of the mortgage loans under the pooling and servicing agreement. The servicing transfer to JPMorgan Chase Bank, National Association is expected to be completed by February 1, 2006. All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, the rate of delinquencies and defaults is likely to increase at least for a period of time. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yield on the Offered Certificates.

The Interest Rate Swap Agreement and the Swap Provider

      Any amounts received from the Swap Provider under the Interest Rate Swap Agreement will be applied as described in this prospectus supplement to pay interest shortfalls and basis risk shortfalls, maintain overcollateralization and cover losses. However, no amounts will be payable by the Swap Provider unless the floating amount owed by the Swap Provider on a distribution date exceeds the fixed amount owed to the Swap Provider on such distribution date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) exceeds approximately 4.855%. No assurance can be made that any amounts will be received under the Interest Rate Swap Agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover interest shortfalls, basis risk shortfalls and losses on the mortgage loans. Any net payment payable to the Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the schedule on which payments due under the Interest Rate Swap Agreement are calculated may exceed the aggregate principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net payments to the Swap Provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Offered Certificates. In addition, any termination payment payable to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger

Event) in the event of early termination of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders.

      Upon early termination of the Interest Rate Swap Agreement, the trust or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the trust is required to make a Swap Termination Payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to distributions to certificateholders. This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the Mezzanine Certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the trust before such effects are borne by the Class A Certificates and one or more classes of Mezzanine Certificates may suffer a loss as a result of such payment. Investors should note that the level of one-month LIBOR as of December 21, 2005 was approximately 4.370% which means the trust will make a Net Swap Payment to the Swap Provider for so long as one-month LIBOR is less than approximately 4.855%.

      To the extent that distributions on the Offered Certificates depend in part on payments to be received by the trust under the Interest Rate Swap Agreement, the ability of the trustee to make such distributions on such certificates will be subject to the credit risk of the Swap Provider. See "Description of the Offered Certificates--Interest Rate Swap Agreement, the Swap Provider and the Swap Account" in this prospectus supplement.

The liquidity of your certificates may be limited

      No underwriter has any obligation to make a secondary market in the classes of Offered Certificates. There is therefore no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the Offered Certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

      The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Terrorist attacks and military action could adversely affect the yield on your certificates

      The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, current political and military tensions in the Middle East have resulted in a significant deployment of United States military personnel in the region. Investors should consider the possible effects of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the mortgage loans. In accordance with the servicing standard set forth in the pooling agreement, the servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of mortgage loans to borrowers affected in some way by past and possible future events.

      In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by the application of the Relief Act or similar state laws. Certain shortfalls in interest collection arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the servicer or any subservicer. See "Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus.

Possible reduction or withdrawal of ratings on the Offered Certificates

      Each rating agency rating the Offered Certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the Offered Certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Suitability of the Offered Certificates as investments

      The Offered Certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The Offered Certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

Litigation concerning New Century Financial Corporation and New Century Mortgage Corporation

      In April 2002, Paul Bernstein filed a class action complaint against New Century Mortgage in the Circuit Court of Cook County, Illinois seeking damages for receiving unsolicited advertisements to telephone facsimile machines in violation of the Telephone Consumer Protection Act, 47 U.S.C. ss.227, and the Illinois Consumer Fraud Act ("ICFA"). The plaintiffs filed an amended complaint on May 1, 2003 and on September 18, 2003 the judge granted New Century Mortgage 's motion to dismiss with respect to the ICFA and permitted the plaintiff to replead on an individual, not consolidated basis. On September 30, 2003, the plaintiff filed a motion for class certification and second amended complaint. The court consolidated similar cases into three groups. New Century Mortgage sought and obtained an order permitting it to join other defendants in this consolidated action and file a motion to dismiss the second amended complaint. Oral argument on the consolidated motion was heard on March 30, 2004. The judge dismissed the ICFA count. At the class certification hearing on August 10, 2004, the plaintiffs' motion for class certification was withdrawn pursuant to a settlement between the parties. Pursuant to settlement, the plaintiffs filed a third amended complaint seeking a nationwide class. The parties executed the written settlement agreement that the judge approved on April 5, 2005. New Century Mortgage does not believe the settlement will have a material impact on its financial position. New Century Mortgage 's insurance carriers have agreed to defend it with a reservation of rights. This case was dismissed by an order dated October 27, 2005.

      In September 2002, Robert E. Overman and Martin Lemp filed a class action complaint in the Superior Court for Alameda County, California, against the parent of New Century Mortgage, New Century Financial Corporation ("NCFC"), and New Century Mortgage (NCFC and New Century Mortgage, collectively "New Century"), U.S. Bancorp, Loan Management Services, Inc., and certain individuals affiliated with Loan Management Services. The complaint alleges violations of the California Consumers Legal Remedies Act, Unfair, Unlawful and Deceptive Business and Advertising Practices in violation of Business & Professions Code ss.17200 and ss.17500, Fraud-Misrepresentation and Concealment and Constructive Trust/Breach of Fiduciary Duty and damages including restitution, compensatory and punitive damages, and attorneys' fees and costs. The plaintiffs filed an amended complaint in July 2003 and in September 2003 the judge granted New Century's demurrer challenging their claims in part. The Consumers Legal
Remedies claim was dismissed and the plaintiffs withdrew the Constructive Trust/Breach of Fiduciary Duty claim. New Century filed an answer to the plaintiffs' amended complaint in September 2003. New Century then filed a ss.128.7 sanctions motion seeking dismissal of the case. On December 8, 2003, the court granted the motion for sanctions against the plaintiffs for filing a first amended complaint whose allegations against New Century were devoid of evidentiary support and ordered all those claims stricken without prejudice. On January 27, 2004, the court entered a judgment of dismissal without prejudice in New Century's favor. The plaintiffs filed a notice of appeal on February 20, 2004 from the judgment entered in New Century's favor and the order granting New Century's motion for sanctions. The plaintiffs also filed a motion with the appellate court to consolidate this appeal with three additional appeals they have sought in similar cases against other lenders. On May 28, 2004, the court denied the motion. The plaintiffs/appellants filed their opening brief in July 2004. In June 2005, the Court of Appeals dismissed plaintiff's appeal for lack of appellate jurisdiction. In August 2005, the court entered an order holding that New Century should recover its costs.

      In April 2003, a complaint seeking class action status was filed by two former, short-term employees, Kimberly A. England and Gregory M. Foshee, against NCFC, New Century Mortgage, Worth Funding Incorporated (now known as New Century Credit) and The Anyloan Company (collectively, the "New Century Parties"). The action was removed on May 12, 2003 from the 19th Judicial District Court, Parish of East Baton Rouge, State of Louisiana to the U.S. District Court for the Middle District of Louisiana in response to our Petition for Removal. The complaint alleges failure to pay overtime wages in violation of the federal Fair Labor Standards Act ("FLSA"). The plaintiffs filed an additional action in Louisiana state court (19th Judicial District Court, Parish of East Baton Rouge) on September 18, 2003, adding James Gray as a plaintiff and seeking unpaid wages under state law, with no class claims. This second action was removed on October 3, 2003 to the U.S. District Court for the Middle District of Louisiana, and was ordered consolidated with the first action. In April 2004, the U.S. District Court unilaterally de-consolidated the James Gray individual action. In September 2003, the plaintiffs also filed a motion to dismiss their claims in Louisiana to enable them to join in a subsequently filed case in Minnesota entitled Klas vs. New Century Financial, et al. The New Century Parties opposed the motion and the court agreed with their position and refused to dismiss the plaintiffs' case, as it was filed first. The Klas case has now been consolidated with this case and discovery is proceeding. The New Century Parties filed a motion to dismiss Worth Funding Incorporated (now known as New Century Credit) and The Anyloan Company as defendants. The court granted the motion to dismiss in April 2004. On June 28, 2004, New Century filed a motion to reject conditional certification of a collective action. New Century's motion to reject the class was granted in June 2005. The Plaintiffs had 30 days to file individual actions against New Century and 426 actions were filed. The parties agreed to mediate and mediation is set for January 2006.

      In December 2003, New Century Mortgage was served with a class action complaint filed by Elaine Lum in the state court in Suffolk County, New York. The complaint alleged that certain payments New Century Mortgage makes to mortgage brokers, or yield spread premiums, interfered with the contractual relationship between Ms. Lum and her broker. The complaint also sought damages related thereto for fraud, wrongful inducement/breach of fiduciary duty, violation of deceptive acts and practices, unjust enrichment and commercial bribing. The complaint seeks class certification for similarly situated borrowers in the State of New York. New Century Mortgage filed a motion to dismiss in January 2004. The judge granted New Century Mortgage 's motion and dismissed all claims on March 23, 2004. On April 12, 2004, the plaintiff filed a notice of appeal, seeking review of the court's order granting New Century Mortgage 's motion to dismiss. In June 2005, the Appellate Division of the Supreme Court of the State of New York located in Brooklyn, New York, affirmed the order granting New Century Mortgage's motion to dismiss the complaint.
Plaintiff/appellant filed a motion with the appellate division for reargument and/or for leave to appeal to the Court of Appeals, which the Court denied in October 2005. On December 5, 2005, plaintiff filed a motion with the Court of Appeals for leave to appeal.

      In June 2004, New Century was named as defendants and served with a class action complaint filed by Joseph and Emma Warburton, as plaintiffs, in the United States District Court of New Jersey. The complaint alleges violations of the Real Estate Settlement Procedures Act ("RESPA"), the Truth-In-Lending Act ("TILA"), the New Jersey Consumer Fraud Act, and unjust enrichment. The complaint also alleges certain other violations against defendants unrelated to New Century, including Foxtons, Inc., Foxtons North America, Foxtons Realtor and Foxtons Financial, Inc. ("Foxtons"), and Worldwide Financial Resources, Inc. The plaintiffs allege, among other things, that Foxtons, acting as their broker, charged fees and received a yield spread premium without disclosing the same to them until the time of closing. The class is defined as all persons in the state of New Jersey who have purchased, or sought to purchase, a home listed for sale by Foxtons and who have paid a prequalification application fee, or who have received and accepted an offer from

Foxtons for a fixed interest rate mortgage loan that Foxtons failed to deliver as promised and who have suffered damages as a result. The complaint seeks to enjoin the wrongful conduct alleged, recovery of actual and statutory damages, and attorneys' fees and costs. The complaint does not specify the amount of damages sought. On July 28, 2004, New Century filed a motion to dismiss the complaint for failure to state a claim. In June 2005, the court entered an order dismissing the federal claims (RESPA & TILA). In July 2005, plaintiffs filed a motion for leave to file their first amended complaint in state court. The parties have agreed to resolve this matter and the resolution will not have a material impact on New Century's financial position. This case has been dismissed by order dated October 21, 2005.

      On August 2, 2004, the U.S. Department of Labor, Wage & Hour Division ("DOL") informed New Century Mortgage that it is conducting an investigation to determine whether New Century Mortgage is in compliance with FLSA. The DOL has narrowed the scope of its investigation to loan officers in Irvine, California. New Century Mortgage believes it is in compliance with FLSA and that New Century Mortgage properly pays overtime wages. In April 2005, we provided requested documents.

      In October 2004, Debbie Henderson, Florence Obani-Nwibari, Noble Obani-Nwibari, Emmer Hardy, James D. Hardy, Subbaiah Chalevendra, Rafael F. Herrara and Sandra G. Martinez filed a class action complaint against New Century Mortgage, First Horizon Home Loan Corporation, Master Financial, Inc., Mortgage Lenders Network USA, Inc., Hillsboro Title Company, Inc. and American Mortgage Corporation in the Circuit Court in St. Louis County, Missouri. The complaint alleges the unauthorized practice of law in violation of Missouri state law and RESPA for performing document preparation services in the state of Missouri for a fee by non-lawyers, and seeks to recover the fees charged for the document preparation, compensatory and punitive damages, and attorneys' fees and costs. On November 12, 2004, Mortgage Lenders Network USA, Inc., with the consent of all other defendants, filed a notice of removal that removed the case to the U.S. District Court, Eastern District of Missouri. Plaintiffs filed a motion to remand and the case was remanded back to the Circuit Court in St. Louis County, Missouri in February 2005. In February 2005, New Century Mortgage filed a motion to dismiss and in July 2005, the Court granted New Century Mortgage's motion to dismiss in its entirety.

      In November 2004, Nancy Doherty, Krysti Lyn Randall, Robert Elibasich and Alice Elibasich filed a class action complaint against New Century Mortgage, Jeff Macleod, Mike Fine, and Nations Title Agency of Illinois (NTA) in the Circuit Court of Cook County, Illinois. The complaint alleges that defendants violated ss.4.1a of the Illinois Interest Act (the "Act") by charging more than 3 points on a loan with an interest rate of 8% or higher. The complaint also alleges that defendants engaged in unfair acts and practices, in violation of ss.2 of the ICFA by charging plaintiffs and others points in excess of the number permitted by the Act and also seeks restitution. Individual plaintiff, Doherty, also alleges violation of ss.2 of the ICFA and Unjust Enrichment by failing to refund excess recording fees to Doherty. The complaint seeks recovery of statutory, compensatory and punitive damages, restitution and attorneys' fees and costs. New Century Mortgage filed a motion to stay the case pending a final decision in the U.S. Bank v. Clark case pending in the Illinois Supreme Court. The court granted the motion to stay in January 2005. In July 2005, the Court granted the motion to consolidate this case with the Brown case (below). In September 2005, the Illinois Supreme Court issued its opinion, reversing the Appellate Court ruling in the Clark case and in October 2005 the Court dismissed this case with prejudice.

      In February 2005, Judy Brown filed a class action complaint against New Century Mortgage and Residential Loan Centers of America, Inc. (the correspondent loan originator) in the Circuit Court of Cook County, Illinois. The complaint alleges that defendants violated Section 4.1(a) of the Act by charging more than 3% in charges on a loan with an interest rate of 8% or higher and violated the same provision by collecting payments on the loan. The proposed class is defined as all persons who entered into loans secured by their real property in Illinois with an interest rate of 8% or more and "charges" in excess of 3% of the principal, and for which one or more of the defendants knowingly contracted and/or received and/or are currently receiving payments. The complaint seeks an award of damages, interest, reasonable attorneys' fees, costs and other relief. Plaintiffs have moved for class certification and New Century Mortgage awaits a ruling. In July 2005, the Court granted the motion to consolidate this case with the Doherty case (above). In September 2005, the Illinois Supreme Court issued its opinion, reversing the Appellate Court ruling in the Clark case and in October 2005 the Court dismissed this case with prejudice

      In March 2005, Daniel J. Rubio, a former employee of New Century Mortgage filed a class action complaint against New Century Mortgage in the Superior Court of Orange County, California. The complaint alleges failure to pay overtime wages, failure to provide meal and rest periods, and that New Century Mortgage engaged in unfair business practices in violation of the California Labor Code. The complaint seeks recovery of unpaid wages, interest, and attorneys' fees and costs. New Century Mortgage filed a motion to strike and demurrer to the complaint in May 2005. On July 8, 2005, the court overruled the demurrer and granted the motion to strike. The amended complaint was filed in July and New Century Mortgage filed its answer in August 2005.

      In April 2005, Perrie Bonner and Darrell Bruce filed a class action lawsuit against New Century Mortgage and Home123 Corporation ("Home123") in the U.S. District Court, Northern District of Indiana, Hammond Division, alleging violations of the Fair Credit Reporting Act, or FCRA, claiming that New Century Mortgage and Home123 accessed consumer credit reports without authorization because the prescreened offers of credit did not qualify as firm offers of credit. The proposed class consists of all persons in Indiana, Illinois and Wisconsin who received the prescreened offers from April 20, 2003 to May 10, 2005. New Century Mortgage and Home123 filed their answer to the complaint in June 2005. In September 2005, plaintiffs filed a motion for class certification and New Century Mortgage and Home123 responded in November 2005. In November 2005, New Century Mortgage and Home123 filed a motion for judgment on the pleadings.

      In July 2005,  Pamela  Phillips filed a class action  lawsuit  against New
Century and Home123 in the District Court, Central District of California. Plaintiff alleges violations of FCRA, claiming that New Century and Home123 accessed consumer credit reports without authorization because the prescreened offers of credit did not qualify as firm offers of credit. The case also alleges that certain disclosures were not made in a clear and conspicuous manner. The proposed class consists of all persons nationwide whose consumer reports were obtained or used by New Century in connection with a credit transaction not initiated by the consumer and who did not receive a firm offer of credit from New Century. A proposed sub-class consists of all persons whose consumer reports were obtained or used by New Century in connection with a credit transaction not initiated by them, and who received a written solicitation to enter a credit transaction which did not provide clear and conspicuous disclosures as required by 15 U.S.C. section 1681m(d). The complaint seeks damages of not more than $1,000 for each alleged violation, declaratory relief, injunctive relief, and attorneys' fees and costs. New Century and Home123 filed a motion to dismiss certain claims in October 2005. In November 2005, the Court granted the motion to dismiss plaintiff's claims that certain disclosures were not made in a clear and conspicuous manner.

      In August 2004, a factoring company by the name of New Century Financial, Inc. sued New Century in the U.S. District Court for the Southern District of Texas. Plaintiff also named New Century REIT, Inc. in its first amended complaint. The complaint alleges claims for federal and state trademark infringement and unfair competition and seeks an injunction, damages, exemplary damages, attorneys' fees, and other relief. Plaintiff seeks the equitable relief as to the terms "New Century" and "New Century Financial". In September 2004, the court ruled on plaintiff's motion for preliminary injunction. The court did not grant most of the relief sought but did preliminarily enjoin New Century and New Century REIT, Inc. from using plaintiff's triangle logo and from referring its mortgage customers to its parent company's website. In October 2005, the U.S. District Court denied New Century and New Century REIT, Inc.'s motion for summary judgment. Trial is scheduled for December 15, 2005.

      In October 2005, Patricia and Stephen Jeppesen filed a class action lawsuit against New Century Mortgage in the U.S. District Court, Northern District Of Indiana. The plaintiffs allege that New Century

Mortgage violated the Indiana High Cost Loan Act by allegedly making loans with fees greater than permitted by law unless certain disclosures are made. The class is defined as all persons who obtained a mortgage loan from New Century Mortgage after January 1, 2005 on their principal residence in Indiana. A second claim in the complaint alleges that New Century Mortgage improperly charged a document preparation fee. The class also consists of all persons in Indiana who paid a document preparation fee to New Century Mortgage in the six years prior to the filing of the complaint. The complaint seeks statutory damages, attorneys' fees and costs, restitution and other relief. On December 8, 2005, New Century Mortgage filed its answer.

      NCFC and New Century Mortgage are also parties to various legal proceedings arising out of the ordinary course of their business. Management believes that any liability with respect to such legal actions, individually or in the aggregate, will not have a material adverse effect on their business, results of operation or financial position.

                                 USE OF PROCEEDS

      The seller will sell the mortgage loans to the depositor and the depositor will convey the mortgage loans to the trust in exchange for and concurrently with the delivery of the certificates. The net proceeds from the sale of the Offered Certificates, together with the Class CE Certificates, the Class P Certificates, the Class R Certificates and the Class R-X Certificates, will represent the purchase price to be paid by the depositor to the seller for the mortgage loans.

                                THE MORTGAGE POOL

      The statistical information presented in this prospectus supplement relates to the mortgage loans and related mortgaged properties as of the cut-off date, as adjusted for scheduled principal payments due on or before the cut-off date whether or not received. Prior to the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems such removal necessary or desirable. In addition, mortgage loans may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates unless including such mortgage loans would materially alter the characteristics of the mortgage loans in the mortgage pool as described in this prospectus supplement.

      The depositor believes that the information set forth in this prospectus supplement with respect to the mortgage loans in the mortgage pool will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans may vary. Any statistic presented on a weighted average basis or any statistic based on a particular loan group or all of the Mortgage Loans is subject to a variance of plus or minus 5%.

      Unless otherwise noted, all statistical percentages or weighted averages set forth in this prospectus supplement are measured as a percentage of the aggregate principal balance of the mortgage loans in the mortgage pool or in the related loan group as of the cut-off date.

General Description of the Mortgage Loans

      The mortgage pool will consist of approximately 6,856 conventional, one- to four-family, adjustable-rate and fixed-rate mortgage loans, secured by first and second liens on residential real properties and having an aggregate principal balance as of the cut-off date of approximately $1,450,077,693 after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%. The mortgage loans have been divided into two loan groups, designated as the Group I Mortgage Loans and the Group II Mortgage Loans. The Group I Mortgage Loans consist of adjustable-rate and fixed-rate mortgage loans with principal balances that conform to Freddie Mac loan limits.

The Group II Mortgage Loans consist of adjustable-rate and fixed-rate mortgage loans with principal balances that may or may not conform to Freddie Mac loan limits. Certain of the mortgage loans included in the Group II Loans might otherwise have been included in the Group I Loans, but were excluded from the Group I Loans because they did not meet Freddie Mac criteria (including published guidelines) for factors other than principal balance.

      The Group I Mortgage Loans consist of approximately 3,175 mortgage loans having an aggregate principal balance as of the cut-off date of approximately $529,004,976, after application of scheduled payments due on or before the cut-off date whether or not received, and subject to a permitted variance of plus or minus 5%. The Group II Mortgage Loans consist of approximately 3,681 mortgage loans having an aggregate principal balance as of the cut-off date of approximately $921,072,717, after application of scheduled payments due on or before the cut-off date whether or not received, and subject to a permitted variance of plus or minus 5%. The mortgage loans have original terms to maturity of not greater than 30 years.

      The mortgage loans are secured by mortgages or deeds of trust or other similar security instruments creating first and second liens on residential properties. The mortgaged properties consist of attached, detached or semi-detached, one- to four-family dwelling units, individual condominium units and individual units in planned unit developments. The mortgage loans will be acquired by the depositor from the seller in the manner described in this prospectus supplement, who previously acquired the mortgage loans from the originators. JPMorgan Chase Bank, National Association will act as the servicer under the pooling and servicing agreement.

      Each mortgage loan will accrue interest at the fixed-rate or the adjustable-rate calculated as specified under the terms of the related mortgage note. Approximately 77.53% of the Group I Mortgage Loans, approximately 84.37% of the Group II Mortgage Loans and approximately 81.88% of the mortgage loans are adjustable-rate mortgage loans. Approximately 22.47% of the Group I Mortgage Loans, approximately 15.63% of the Group II Mortgage Loans and approximately 18.12% of the mortgage loans are fixed-rate mortgage loans.

      Each fixed-rate mortgage loan has a mortgage rate that is fixed for the life of such mortgage loan.

      Approximately 88.93% of the mortgage loans were originated by New Century Mortgage Corporation and approximately 11.07% of the mortgage loans were originated by Home123 Corporation, in each case by aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date.

      Each adjustable-rate mortgage loan accrues interest at a mortgage rate that is adjustable. Generally, the adjustable-rate mortgage loans provide for semi-annual adjustment to their mortgage rates; provided, however, that in the case of (i) approximately 0.32%, approximately 59.55%, and approximately 40.12% of the adjustable-rate Group I Mortgage Loans, (ii) approximately 1.21%, approximately 55.22% and approximately 43.58% of the adjustable-rate Group II Mortgage Loans and (iii) approximately 0.90%, approximately 56.72% and approximately 42.38% of the adjustable-rate mortgage loans, the first adjustment will not occur until after an initial period of approximately one month, two years and three years, respectively, from the date of origination. Such two year and three year adjustable-rate mortgage loans are referred to in this prospectus supplement as "delayed first adjustment mortgage loans." In connection with each mortgage rate adjustment, the adjustable-rate mortgage loans have corresponding adjustments to their monthly payment amount, in each case on each applicable adjustment date. On each adjustment date, the mortgage rate on each adjustable-rate mortgage loan will be adjusted to equal the sum, rounded to the nearest multiple of 0.125%, of the index and a fixed percentage amount, or gross margin, for that mortgage loan specified in the related mortgage note. However, the mortgage rate on each adjustable-rate mortgage loan will generally not increase or decrease by more than 1.000% to 3.000% per annum, on any related adjustment date and will not exceed a specified maximum mortgage rate over the life of the mortgage loan or be less than a specified minimum mortgage rate over the life of the mortgage loan. Effective with the first monthly payment due on each adjustable-rate mortgage loan after each related adjustment date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of that mortgage loan over its remaining term and pay interest at the mortgage rate as so adjusted. Due to the application of the periodic rate caps and the maximum mortgage rates, the mortgage rate on each adjustable-rate mortgage loan, as adjusted on any related adjustment date, may be less than the sum of the index, calculated as described in this prospectus supplement, and the related gross margin. See "--The Index" in this prospectus supplement. None of the adjustable-rate mortgage loans permits the related mortgagor to convert the adjustable mortgage rate thereon to a fixed mortgage rate.

      Approximately 18.35% of the Group I Mortgage Loans, approximately 26.97% of the Group II Mortgage Loans and approximately 23.82% of the mortgage loans provide that for a period of 24, 60 or 120 months after origination, the required monthly payments are limited to accrued interest. At the end of such period, the monthly payments on each such mortgage loan will be recalculated to provide for amortization of the principal balance by the maturity date and payment of interest at the then-current mortgage rate.

      The mortgage loans have scheduled monthly payments due on the first day of the month and that day is referred to in this prospectus supplement as the "due date." Each mortgage loan will contain a customary due-on-sale clause which provides that the mortgage loan must be repaid at the time of a sale of the related mortgaged property or, in the case of an adjustable-rate mortgage loan, assumed by a creditworthy purchaser of the related mortgaged property.

      Approximately 64.95% of the Group I Mortgage Loans, approximately 63.41% of the Group II Mortgage Loans and approximately 63.97% of the mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments as provided in the related mortgage note. These mortgage loans provide for payment of a prepayment charge on some partial prepayments and all prepayments in full made within a specified period generally not in excess of three years from the date of origination of the mortgage loan as provided in the related mortgage note. The amount of the prepayment charge is as provided in the related mortgage note, but, in most cases, is equal to six month's interest on any amounts prepaid in excess of 20% of the original principal balance of the related mortgage loan in any 12 month period, as permitted by law. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the Offered Certificates. Under the limited instances described under the terms of the pooling and servicing agreement, the servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the servicer with respect to the waiver of the prepayment charges, may have on the prepayment performance of the mortgage loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982, or Parity Act, which regulates the ability of an originator to impose prepayment charges, was amended, and as a result, the originators will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The depositor makes no representations as to the effect that the prepayment charges, decisions by the servicer with respect to the waiver thereof and the recent amendment of the Parity Act, may have on the prepayment performance of the mortgage loans. However, the Office of Thrift Supervision's ruling does not retroactively affect loans originated before July 1, 2003. See "Legal Aspects of Mortgage Loans--Enforceability of Provisions--Prepayment Charges and Prepayments" in the prospectus.

      None of the mortgage loans are buydown mortgage loans.

Aggregate Mortgage Loan Statistics

      The average principal balance of the mortgage loans at origination was approximately $211,685. No mortgage loan had a principal balance at origination greater than approximately $1,400,000 or less than approximately $16,383. The average principal balance of the mortgage loans as of the cut-off date was approximately $211,505. No mortgage loan had a principal balance as of the cut-off date of greater than approximately $1,400,000 or less than approximately $16,375.

      The mortgage loans had mortgage rates as of the cut-off date ranging from approximately 5.150% per annum to approximately 13.800% per annum, and the weighted average mortgage rate for the mortgage loans was approximately 7.584% per annum.

      As of the cut-off date, the adjustable-rate mortgage loans had gross margins ranging from approximately 2.500% to approximately 8.000%, minimum mortgage rates ranging from approximately 5.150% per annum to approximately 11.950% per annum and maximum mortgage rates ranging from approximately 11.990% per annum to approximately 18.950% per annum. As of the cut-off date, with respect to the adjustable-rate mortgage loans, the weighted average gross margin was approximately 6.003%, the weighted average minimum mortgage rate was approximately 7.611% per annum and the weighted average maximum mortgage rate was approximately 14.597% per annum. The latest first adjustment date following the cut-off date on any adjustable-rate mortgage loan occurs in January 2009 and the weighted average next adjustment date for all of the adjustable-rate mortgage loans following the cut-off date is March 2008.

      The weighted average loan-to-value ratio of the mortgage loans at origination was approximately 81.37%. At origination, no mortgage loan had a loan-to-value ratio greater than 100.00% or less than approximately 6.35%. As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

      The weighted average remaining term to stated maturity of the mortgage loans was approximately 357 months as of the cut-off date. None of the mortgage loans will have a first due date prior to June 2005 or after February 2006, or will have a remaining term to stated maturity of less than 118 months or greater than 360 months as of the cut-off date. The latest maturity date of any mortgage loan is January 2036.

      The mortgage loans are expected to have the characteristics as of the cut-off date set forth in the tables below, but investors should note that the sum in any column may not equal the total indicated due to rounding.

    Range of Principal Balances of All the Mortgage Loans at Origination ($)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
    Range of Original            Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
 Principal Balances ($)           Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
      0.01 - 50,000.00 .......       455  $   15,056,150.41       1.04%       $ 33,090.44     10.496%         95.28%       601
 50,000.01 - 100,000.00 ......     1,351     101,976,101.05       7.03          75,481.94      8.878          83.67        591
100,000.01 - 150,000.00 ......     1,255     156,678,297.56      10.80         124,843.26      8.026          81.51        601
150,000.01 - 200,000.00 ......       935     162,983,033.55      11.24         174,313.40      7.687          80.32        607
200,000.01 - 250,000.00 ......       619     138,430,623.98       9.55         223,635.90      7.581          80.17        610
250,000.01 - 300,000.00 ......       631     173,355,671.66      11.95         274,731.65      7.366          80.06        613
300,000.01 - 350,000.00 ......       442     143,213,930.16       9.88         324,013.42      7.326          80.50        619
350,000.01 - 400,000.00 ......       348     130,118,279.15       8.97         373,903.10      7.407          81.92        627
400,000.01 - 450,000.00 ......       247     105,244,048.59       7.26         426,089.27      7.328          81.47        633
450,000.01 - 500,000.00 ......       192      91,175,513.78       6.29         474,872.47      7.168          81.16        633
500,000.01 - 550,000.00 ......       129      68,061,106.75       4.69         527,605.48      7.129          82.37        637
550,000.01 - 600,000.00 ......       103      59,258,814.10       4.09         575,328.29      7.157          82.47        655
600,000.01 - 650,000.00 ......        55      34,450,938.63       2.38         626,380.70      7.279          83.92        646
650,000.01 - 700,000.00 ......        43      29,152,047.26       2.01         677,954.59      7.041          82.50        649
700,000.01 - 750,000.00 ......        32      23,297,041.92       1.61         728,032.56      7.188          81.54        642
750,000.01 - 800,000.00 ......         5       3,869,862.13       0.27         773,972.43      7.888          82.95        650
800,000.01 or greater ........        14      13,756,232.47       0.95         982,588.03      6.983          73.89        674
                                   -----  -----------------     ------
      Total ..................     6,856  $1,450,077,693.15     100.00%       $211,504.91      7.584%         81.37%       619
                                   =====  =================     ======

Range of Principal Balances of All the Mortgage Loans as of the Cut-off Date ($)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
  Range of Cut-off Date          Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
 Principal Balances ($)           Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
      0.01 - 50,000.00 .......       457  $   15,156,020.45       1.05%       $ 33,164.16     10.484%         95.02%       600
 50,000.01 -100,000.00 .......     1,350     101,976,111.50       7.03          75,537.86      8.876          83.69        591
100,000.01 -150,000.00 .......     1,256     156,878,331.15      10.82         124,903.13      8.026          81.51        601
150,000.01 -200,000.00 .......       933     162,683,119.47      11.22         174,365.62      7.687          80.31        607
200,000.01 -250,000.00 .......       621     138,929,691.37       9.58         223,719.31      7.576          80.09        610
250,000.01 -300,000.00 .......       629     172,856,604.28      11.92         274,811.77      7.369          80.12        613
300,000.01 -350,000.00 .......       444     143,913,480.63       9.92         324,129.46      7.324          80.52        619
350,000.01 -400,000.00 .......       346     129,418,728.68       8.92         374,042.57      7.411          81.90        628
400,000.01 -450,000.00 .......       247     105,244,048.59       7.26         426,089.27      7.328          81.47        633
450,000.01 -500,000.00 .......       192      91,175,513.78       6.29         474,872.47      7.168          81.16        633
500,000.01 -550,000.00 .......       130      68,610,872.50       4.73         527,775.94      7.139          82.43        638
550,000.01 -600,000.00 .......       102      58,709,048.34       4.05         575,578.91      7.146          82.40        654
600,000.01 -650,000.00 .......        55      34,450,938.63       2.38         626,380.70      7.279          83.92        646
650,000.01 -700,000.00 .......        43      29,152,047.26       2.01         677,954.59      7.041          82.50        649
700,000.01 -750,000.00 .......        32      23,297,041.92       1.61         728,032.56      7.188          81.54        642
750,000.01 -800,000.00 .......         5       3,869,862.13       0.27         773,972.43      7.888          82.95        650
  800,000.01 or greater ......        14      13,756,232.47       0.95         982,588.03      6.983          73.89        674
                                   -----  -----------------     ------
      Total ..................     6,856  $1,450,077,693.15     100.00%       $211,504.91      7.584%         81.37%       619
                                   =====  =================     ======

  Range of Mortgage Rates of All the Mortgage Loans as of the Cut-off Date (%)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
Range of Mortgage Rates (%)       Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
 5.000 - 5.499 ...............        17  $    6,285,600.71       0.43%       $369,741.22      5.291%         71.29%       650
 5.500 - 5.999 ...............       278      82,455,427.99       5.69         296,602.26      5.885          71.96        649
 6.000 - 6.499 ...............       498     154,298,631.25      10.64         309,836.61      6.272          77.68        645
 6.500 - 6.999 ...............     1,059     296,964,595.34      20.48         280,419.83      6.766          80.16        631
 7.000 - 7.499 ...............       807     197,798,725.58      13.64         245,103.75      7.245          81.43        626
 7.500 - 7.999 ...............     1,198     268,075,706.49      18.49         223,769.37      7.748          82.23        614
 8.000 - 8.499 ...............       770     154,360,445.31      10.64         200,468.11      8.233          83.11        607
 8.500 - 8.999 ...............       734     131,569,937.30       9.07         179,250.60      8.734          83.37        591
 9.000 - 9.499 ...............       396      58,741,627.73       4.05         148,337.44      9.236          84.31        588
 9.500 - 9.999 ...............       387      47,615,992.75       3.28         123,038.74      9.706          86.18        588
10.000 - 10.499 ..............       158      16,973,688.96       1.17         107,428.41     10.240          87.07        593
10.500 - 10.999 ..............       173      12,983,933.53       0.90          75,051.64     10.749          93.09        596
11.000 - 11.499 ..............       165      11,151,696.83       0.77          67,586.04     11.256          96.73        603
11.500 - 11.999 ..............       154       8,281,956.36       0.57          53,778.94     11.669          96.79        596
12.000 - 12.499 ..............        43       1,918,446.82       0.13          44,615.04     12.267          99.85        611
12.500 - 12.999 ..............        13         450,133.09       0.03          34,625.62     12.588          100.00       609
13.000 - 13.499 ..............         4         105,560.97       0.01          26,390.24     13.288          100.00       592
13.500 - 13.999 ..............         2          45,586.15       0.00          22,793.07     13.690          100.00       598
                                   -----  -----------------     ------
      Total ..................     6,856  $1,450,077,693.15     100.00%       $211,504.91      7.584%         81.37%       619
                                   =====  =================     ======

      Original Terms to Stated Maturity of All the Mortgage Loans (Months)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
 Original Terms (Months)          Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
120 ..........................         2  $      104,580.33       0.01%       $ 52,290.17      9.036%         63.90%       539
180 ..........................        53       5,481,867.39       0.38         103,431.46      7.681          74.50        616
240 ..........................        55       6,130,693.00       0.42         111,467.15      7.286          78.78        603
300 ..........................        31      11,318,607.45       0.78         365,116.37      6.711          81.67        721
360 ..........................     6,715   1,427,041,944.97      98.41         212,515.55      7.592          81.41        619
                                   -----  -----------------     ------
      Total ..................     6,856  $1,450,077,693.15     100.00%       $211,504.91      7.584%         81.37%       619

                                   =====  =================     ======

 Range of Remaining Terms to Stated Maturity of All the Mortgage Loans (Months)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
 Range of Remaining Terms        Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
         (Months)                 Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
109 - 120 ....................         2  $      104,580.33       0.01%       $ 52,290.17      9.036%         63.90%       539
169 - 180 ....................        53       5,481,867.39       0.38         103,431.46      7.681          74.50        616
229 - 240 ....................        55       6,130,693.00       0.42         111,467.15      7.286          78.78        603
289 - 300 ....................        31      11,318,607.45       0.78         365,116.37      6.711          81.67        721
349 - 360 ....................     6,715   1,427,041,944.97      98.41         212,515.55      7.592          81.41        619
                                   -----  -----------------     ------
  Total ......................     6,856  $1,450,077,693.15     100.00%       $211,504.91      7.584%         81.37%       619
                                   =====  =================     ======

  Range of Combined Original Loan-to-Value Ratios of All the Mortgage Loans (%)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
Range of Combined Original       Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
 Loan-to-Value Ratios (%)         Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Less than or equal to 30.00 ..        10  $    1,011,252.96       0.07%       $101,125.30      6.678%         21.05%       613
30.01 - 35.00 ................         6         644,167.35       0.04         107,361.22      7.744          33.48        592
35.01 - 40.00 ................        15       2,191,401.58       0.15         146,093.44      6.677          38.53        621
40.01 - 45.00 ................        26       5,549,481.39       0.38         213,441.59      6.872          43.45        609
45.01 - 50.00 ................        42       8,178,305.55       0.56         194,721.56      6.805          48.27        610
50.01 - 55.00 ................        54       9,961,637.02       0.69         184,474.76      6.839          52.70        606
55.01 - 60.00 ................       105      21,702,711.47       1.50         206,692.49      6.854          58.25        616
60.01 - 65.00 ................       194      44,337,903.82       3.06         228,545.90      7.070          63.38        598
65.01 - 70.00 ................       280      63,629,512.27       4.39         227,248.26      7.126          68.69        601
70.01 - 75.00 ................       567     119,724,326.44       8.26         211,154.01      7.460          73.91        594
75.01 - 80.00 ................     2,385     562,694,649.19      38.80         235,930.67      7.351          79.66        627
80.01 - 85.00 ................       969     216,510,806.71      14.93         223,437.37      7.607          84.42        598
85.01 - 90.00 ................     1,033     248,214,627.50      17.12         240,285.22      7.839          89.59        629
90.01 - 95.00 ................       357      94,228,758.79       6.50         263,946.10      7.792          94.73        644
95.01 - 100.00 ...............       813      51,498,151.12       3.55          63,343.36     10.427          99.97        635
                                   -----  -----------------     ------
     Total ...................     6,856  $1,450,077,693.15     100.00%       $211,504.91      7.584%         81.37%       619
                                   =====  =================     ======

                  Occupancy Status of All the Mortgage Loans(1)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
     Occupancy Status             Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Primary ......................     6,165  $1,313,247,397.92      90.56%       $213,016.61      7.514%         80.99%       616
Investment ...................       533     105,674,651.78       7.29         198,263.89      8.363          85.55        650
Second Home ..................       158      31,155,643.45       2.15         197,187.62      7.865          83.11        657
                                   -----  -----------------     ------
      Total ..................     6,856  $1,450,077,693.15     100.00%       $211,504.91      7.584%         81.37%       619
                                   =====  =================     ======

----------
(1)   Occupancy as represented by the mortgagor at the time of origination.

                        Purpose of All the Mortgage Loans

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
          Purpose                 Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Refinance-Cash Out ...........     3,561  $  789,941,719.11      54.48%       $221,831.43      7.489%         79.48%       602
Purchase .....................     2,620     518,929,100.42      35.79         198,064.54      7.805          84.23        645
Refinance-Rate Term ..........       675     141,206,873.61       9.74         209,195.37      7.304          81.42        623
                                   -----  -----------------     ------
      Total ..................     6,856  $1,450,077,693.15     100.00%       $211,504.91      7.584%         81.37%       619
                                   =====  =================     ======

                     Property Type of All the Mortgage Loans

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
       Property Type              Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Single Family Residence ......     5,122  $1,058,215,749.06      72.98%       $206,602.06      7.561%         81.08%       617
Planned Unit Development .....       841     178,413,017.21      12.30         212,143.90      7.585          81.89        619
2-4 Family ...................       471     129,993,045.41       8.96         275,993.73      7.713          81.97        633
Condominium ..................       422      83,455,881.47       5.76         197,762.75      7.666          82.98        631
                                   -----  -----------------     ------
      Total ..................     6,856  $1,450,077,693.15     100.00%       $211,504.91      7.584%         81.37%       619
                                   =====  =================     ======

                Documentation Level of All the Mortgage Loans(1)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
    Documentation Level           Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Full Documentation ...........     4,193  $  792,860,300.92      54.68%       $189,091.41      7.330%         81.10%       604
Stated Documentation .........     2,557     630,186,497.29      43.46         246,455.42      7.912          81.70        638
Limited Documentation ........       106      27,030,894.94       1.86         255,008.44      7.399          81.46        618
                                   -----  -----------------     ------
      Total ..................     6,856  $1,450,077,693.15     100.00%       $211,504.91      7.584%         81.37%       619
                                   =====  =================     ======

----------
(1)   For a description of the loan programs, see "The Mortgage
      Pool--Underwriting Standards of the Originators" in this prospectus supplement.

                  Risk Categories of All the Mortgage Loans(1)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
      Risk Categories             Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
AA ...........................     5,285  $1,140,817,336.62      78.67%       $215,859.48      7.483%         82.23%       631
A- ...........................       380      75,455,505.62       5.20         198,567.12      7.891          77.62        571
A+ ...........................       704     155,060,318.80      10.69         220,256.13      7.738          80.81        590
B ............................       280      48,235,036.52       3.33         172,267.99      8.270          75.96        554
C ............................       198      28,898,010.57       1.99         145,949.55      8.674          69.82        550
C- ...........................         9       1,611,485.03       0.11         179,053.89      9.968          68.44        526
                                   -----  -----------------     ------
      Total ..................     6,856  $1,450,077,693.15     100.00%       $211,504.91      7.584%         81.37%       619
                                   =====  =================     ======

----------
(1)   For a description of the risk categories, see "The Mortgage
      Pool--Underwriting Standards of the Originators" in this prospectus supplement.

                      8Loan Types of All the Mortgage Loans

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
        Loan Types                Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Fixed Rate ...................     1,807  $  262,822,975.16      18.12%       $145,447.14      7.460%         79.73%       623
ARM-2 Year/6 Month ...........     1,062     196,929,247.59      13.58         185,432.44      7.997          80.01        606
ARM-3 Year/6 Month ...........     1,922     387,743,295.32      26.74         201,739.49      7.682          81.91        601
Interest Only ARM-2 Year/6
Month ........................       843     280,902,337.59      19.37         333,217.48      7.169          81.78        645
Interest Only ARM-3 Year/6
Month ........................       174      53,869,841.00       3.71         309,596.79      7.024          82.79        637
Interest Only ARM - 1
Month ........................        25      10,703,872.00       0.74         428,154.88      6.686          82.22        728
ARM-2 Year/6
Month-Balloon-30/40 ..........       708     195,520,403.29      13.48         276,158.76      7.952          82.84        614
ARM-3 Year/6
Month-Balloon-30/40 ..........       315      61,585,721.20       4.25         195,510.23      7.542          81.45        627
                                   -----  -----------------     ------
      Total ..................     6,856  $1,450,077,693.15     100.00%       $211,504.91      7.584%         81.37%       619
                                   =====  =================     ======

    Geographic Distribution of All the Mortgaged Properties of Mortgage Loans

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
           State                  Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
California ...................     1,436  $  470,623,394.14      32.46%       $327,732.17      7.358%         81.26%       636
Florida ......................       569     103,857,494.11       7.16         182,526.35      7.788          80.90        610
New York .....................       340     101,835,049.06       7.02         299,514.85      7.198          80.13        623
New Jersey ...................       362      94,278,938.57       6.50         260,439.06      7.631          80.84        612
Massachusetts ................       314      81,502,437.87       5.62         259,561.90      7.572          79.17        607
Texas ........................       618      70,456,928.06       4.86         114,007.97      8.024          79.51        593
Illinois .....................       319      64,746,864.77       4.47         202,968.23      7.577          83.54        615
Arizona ......................       214      42,349,015.39       2.92         197,892.60      7.701          80.91        616
Maryland .....................       168      38,238,328.47       2.64         227,609.10      7.453          79.08        602
Hawaii .......................       106      36,479,314.67       2.52         344,144.48      6.849          79.48        650
Nevada .......................       131      30,280,566.38       2.09         231,149.36      7.658          81.49        622
Georgia ......................       202      29,864,245.38       2.06         147,842.80      8.035          84.06        603
Washington ...................       136      25,186,007.81       1.74         185,191.23      7.697          83.67        618
Ohio .........................       178      19,968,846.46       1.38         112,184.53      8.268          85.43        593
Pennsylvania .................       147      19,456,450.21       1.34         132,356.80      8.141          84.13        598
Other ........................     1,616     220,953,811.81      15.24         136,728.84      7.919          82.95        607
                                   -----  -----------------     ------
      Total ..................     6,856  $1,450,077,693.15     100.00%       $211,504.91      7.584%         81.37%       619
                                   =====  =================     ======

              Range of Gross Margins of All the Mortgage Loans (%)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
Range of Gross Margins (%)        Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Fixed Rate Loans........          1,807    $ 262,822,975.16         18.12%      $ 145,447.14      7.460%          79.73%     623
 2.500  -2.749.........              1           300,000.00          0.02         300,000.00      6.990           80.00      579
 2.750  -2.999.........              6         1,609,377.00          0.11         268,229.50      6.229           82.88      748
 3.000  -3.249.........             13         5,929,795.00          0.41         456,138.08      6.565           83.42      745
 3.250  -3.499.........              6         3,164,700.00          0.22         527,450.00      7.145           79.64      684
 3.750  -3.999.........             30         5,125,272.89          0.35         170,842.43      7.152           84.20      601
 4.000  -4.249.........             10         2,008,448.79          0.14         200,844.88      7.476           85.79      609
 5.000  -5.249.........            144        31,214,149.05          2.15         216,764.92      7.472           82.23      613
 5.250  -5.499.........              2           250,970.00          0.02         125,485.00      8.199           78.21      609
 5.500  -5.749.........            302        65,252,748.96          4.50         216,068.71      6.993           83.64      602
 5.750  -5.999.........           2,399      575,437,956.57         39.68         239,865.76      7.401           82.23      620
 6.000  -6.249.........           1,555      382,738,527.07         26.39         246,134.10      7.894           82.12      630
 6.250  -6.499.........            260        56,498,396.33          3.90         217,301.52      8.049           79.18      584
 6.500  -6.749.........            171        32,451,325.16          2.24         189,773.83      8.182           76.30      569
 6.750  -6.999.........             11         3,102,723.50          0.21         282,065.77      7.766           76.21      567
 7.000  -7.249.........             47         7,469,258.61          0.52         158,920.40      8.515           73.05      556
 7.250  -7.499.........             88        13,716,930.12          0.95         155,874.21      9.049           68.02      550
 7.500  -7.749.........              2           166,871.42          0.01          83,435.71      9.560           65.91      554
 8.000  -8.249.........              2           817,267.52          0.06         408,633.76      6.750           77.07      692
                                   -----  -----------------        ------
      Total.............          6,856    $1,450,077,693.15       100.00%      $ 211,504.91      7.584%          81.37%     619
                                  =====    =================       ======

              Next Rate Adjustment Dates for All the Mortgage Loans

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
Next Rate Adjustment Dates        Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Fixed Rate Loans........          1,807     $ 262,822,975.16        18.12%      $ 145,447.14      7.460%          79.73%     623
January 2006..............           25        10,703,872.00         0.74         428,154.88      6.686           82.22      728
May 2007..................            1           162,000.00         0.01         162,000.00      8.400           90.00      635
July 2007.................           12         2,801,556.37         0.19         233,463.03      7.407           79.16      613
August 2007...............           74        20,902,988.49         1.44         282,472.82      7.217           85.05      626
September 2007............          151        36,124,138.09         2.49         239,232.70      7.447           83.70      616
October 2007..............          167        33,429,818.02         2.31         200,178.55      7.704           82.54      627
November 2007.............          529       142,580,911.91         9.83         269,529.13      7.563           81.65      617
December 2007.............        1,679       437,350,575.59        30.16         260,482.77      7.695           81.13      628
July 2008.................            2           426,850.73         0.03         213,425.36      6.743           80.00      630
August 2008...............           69        15,625,924.52         1.08         226,462.67      7.580           82.28      613
September 2008............          771       160,097,967.31        11.04         207,649.76      7.439           83.68      601
October 2008..............          180        45,208,756.00         3.12         251,159.76      7.357           82.96      605
November 2008.............          367        84,658,539.36         5.84         230,677.22      7.559           82.00      616
December 2008.............        1,020       196,937,069.59        13.58         193,075.56      7.790           80.28      610
January 2009..............            2           243,750.00         0.02         121,875.00     10.100           75.00      575
                                   -----  -----------------        ------
      Total.............          6,856     $1,450,077,693.15      100.00%      $ 211,504.91      7.584%          81.37%     619
                                  =====     =================      ======

         Range of Maximum Mortgage Rates for All the Mortgage Loans (%)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
 Range of Maximum Mortgage       Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
         Rates (%)                Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Fixed Rate Loans........          1,807    $ 262,822,975.16         18.12%      $ 145,447.14      7.460%          79.73%     623
11.500 - 11.999 ..............         2         490,220.00       0.03         245,110.00      5.990          83.73        742
12.000 - 12.499 ..............        30      11,005,126.09       0.76         366,837.54      5.716          76.07        690
12.500 - 12.999 ..............       153      45,425,417.83       3.13         296,898.16      5.860          77.18        647
13.000 - 13.499 ..............       298      92,773,423.55       6.40         311,320.21      6.339          79.42        642
13.500 - 13.999 ..............       826     239,534,389.79      16.52         289,993.21      6.781          80.51        632
14.000 - 14.499 ..............       671     169,487,800.15      11.69         252,589.87      7.247          81.74        629
14.500 - 14.999 ..............     1,074     250,405,443.60      17.27         233,152.18      7.749          82.42        616
15.000 - 15.499 ..............       677     146,253,720.16      10.09         216,032.08      8.236          83.12        610
15.500 - 15.999 ..............       637     123,511,094.10       8.52         193,894.97      8.738          83.45        592
16.000 - 16.499 ..............       323      53,369,325.14       3.68         165,230.11      9.235          84.20        589
16.500 - 16.999 ..............       230      38,027,443.68       2.62         165,336.71      9.698          83.98        580
17.000 - 17.499 ..............        79      10,825,901.07       0.75         137,036.72     10.237          81.34        565
17.500 - 17.999 ..............        28       3,938,118.34       0.27         140,647.08     10.639          79.11        543
18.000 - 18.499 ..............        12       1,371,511.40       0.09         114,292.62     11.264          76.60        541
18.500 - 18.999 ..............         9         835,783.09       0.06          92,864.79     11.709          74.97        506
                                   -----  -----------------     ------
      Total ..................     6,856  $1,450,077,693.15     100.00%       $211,504.91      7.584%         81.37%       619
                                   =====  =================     ======

         Range of Minimum Mortgage Rates for All the Mortgage Loans (%)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
 Range of Minimum Mortgage       Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
         Rates (%)                Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Fixed Rate Loans .............     1,807  $  262,822,975.16      18.12%       $145,447.14      7.460%         79.73%       623
 5.000 - 5.499 ...............        17       6,285,600.71       0.43         369,741.22      5.291          71.29        650
 5.500 - 5.999 ...............       145      42,639,837.83       2.94         294,067.85      5.787          76.74        643
 6.000 - 6.499 ...............       296      92,203,266.17       6.36         311,497.52      6.283          79.52        646
 6.500 - 6.999 ...............       827     241,303,673.07      16.64         291,781.95      6.776          80.54        633
 7.000 - 7.499 ...............       685     174,624,482.91      12.04         254,926.25      7.246          81.69        630
 7.500 - 7.999 ...............     1,080     251,497,240.02      17.34         232,867.81      7.748          82.42        616
 8.000 - 8.499 ...............       676     146,032,782.90      10.07         216,024.83      8.233          83.12        609
 8.500 - 8.999 ...............       638     123,485,104.67       8.52         193,550.32      8.734          83.43        592
 9.000 - 9.499 ...............       325      53,743,262.40       3.71         165,363.88      9.235          84.23        589
 9.500 - 9.999 ...............       232      38,468,153.42       2.65         165,811.01      9.698          84.05        580
10.000 - 10.499 ..............        79      10,825,901.07       0.75         137,036.72     10.237          81.34        565
10.500 - 10.999 ..............        28       3,938,118.34       0.27         140,647.08     10.639          79.11        543
11.000 - 11.499 ..............        12       1,371,511.40       0.09         114,292.62     11.264          76.60        541
11.500 - 11.999 ..............         9         835,783.09       0.06          92,864.79     11.709          74.97        506
                                   -----  -----------------     ------
      Total ..................     6,856  $1,450,077,693.15     100.00%       $211,504.91      7.584%         81.37%       619
                                   =====  =================     ======

             Initial Periodic Rate Cap of All the Mortgage Loans (%)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
 Initial Periodic Rate Cap       Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
            (%)                   Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Fixed Rate Loans .............     1,807  $  262,822,975.16      18.12%       $145,447.14      7.460%         79.73%       623
1.000 ........................        32       5,960,240.17       0.41         186,257.51      7.732          83.02        601
1.500 ........................     4,992   1,170,590,605.81      80.73         234,493.31      7.619          81.72        618
3.000 ........................        25      10,703,872.00       0.74         428,154.88      6.686          82.22        728
                                   -----  -----------------     ------
      Total ..................     6,856  $1,450,077,693.15     100.00%       $211,504.91      7.584%         81.37%       619
                                   =====  =================     ======

           Subsequent Periodic Rate Cap of All the Mortgage Loans (%)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
 Subsequent Periodic Rate        Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
          Cap (%)                 Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Fixed Rate Loans .............     1,807  $  262,822,975.16      18.12%       $145,447.14      7.460%         79.73%       623
1.000 ........................        32       5,960,240.17       0.41         186,257.51      7.732          83.02        601
1.500 ........................     4,992   1,170,590,605.81      80.73         234,493.31      7.619          81.72        618
3.000 ........................        25      10,703,872.00       0.74         428,154.88      6.686          82.22        728
                                   -----  -----------------     ------
      Total ..................     6,856  $1,450,077,693.15     100.00%       $211,504.91      7.584%         81.37%       619
                                   =====  =================     ======

           Original Prepayment Term of All the Mortgage Loans (Months)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
 Original Prepayment Term        Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
         (Months)                 Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
0 ............................     2,579  $  522,486,808.13      36.03%       $202,592.79      7.897%         81.88%       616
12 ...........................       288      83,416,952.13       5.75         289,642.19      7.379          80.41        628
24 ...........................     2,352     536,987,274.52      37.03         228,310.92      7.565          82.03        623
36 ...........................     1,637     307,186,658.37      21.18         187,652.20      7.139          79.62        617
                                   -----  -----------------     ------
      Total ..................     6,856  $1,450,077,693.15     100.00%       $211,504.91      7.584%         81.37%       619
                                   =====  =================     ======

                     Lien Position of All the Mortgage Loans

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
       Lien Position              Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
1st Lien .....................     6,078  $1,405,529,324.35      96.93%       $231,248.65      7.484%         80.79%       619
2nd Lien .....................       778      44,548,368.80       3.07          57,260.11     10.724          99.80        629
                                   -----  -----------------     ------
      Total ..................     6,856  $1,450,077,693.15     100.00%       $211,504.91      7.584%         81.37%       619
                                   =====  =================     ======

         Original Interest Only Term of All the Mortgage Loans (Months)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
  Original Interest Only         Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
       Term (Months)              Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
0 ............................     5,814  $1,104,601,642.56      76.18%       $189,989.96      7.725%         81.19%       611
24 ...........................       128      43,297,905.00       2.99         338,264.88      7.026          84.71        635
60 ...........................       889     291,474,273.59      20.10         327,867.57      7.164          81.53        645
120 ..........................        25      10,703,872.00       0.74         428,154.88      6.686          82.22        728
                                   -----  -----------------     ------
      Total ..................     6,856  $1,450,077,693.15     100.00%       $211,504.91      7.584%         81.37%       619
                                   =====  =================     ======        ===========      =====          =====        ===

                Range of Credit Scores of All the Mortgage Loans

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
  Range of Credit Scores          Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
 500 - 524 ...................       530  $   82,295,987.42       5.68%       $155,275.45      8.698%         76.69%       512
 525 - 549 ...................       617     106,747,706.61       7.36         173,010.87      8.196          78.10        537
 550 - 574 ...................       660     127,552,855.30       8.80         193,261.90      7.923          80.32        562
 575 - 599 ...................     1,240     195,976,611.53      13.51         158,045.65      7.868          82.13        588
 600 - 624 ...................     1,152     264,264,288.71      18.22         229,396.08      7.295          81.65        613
 625 - 649 ...................     1,078     245,644,259.21      16.94         227,870.37      7.385          81.97        637
 650 - 674 ...................       749     191,963,982.45      13.24         256,293.70      7.291          81.99        661
 675 - 699 ...................       444     122,756,655.82       8.47         276,478.95      7.254          83.58        686
 700 - 724 ...................       210      60,302,541.59       4.16         287,154.96      7.399          82.47        710
 725 - 749 ...................        95      30,260,026.91       2.09         318,526.60      7.109          82.52        736
 750 - 774 ...................        55      14,513,476.62       1.00         263,881.39      7.264          81.88        763
 775 - 799 ...................        24       7,027,497.14       0.48         292,812.38      6.952          80.86        781
800 or greater ...............         2         771,803.84       0.05         385,901.92      8.365          86.99        804
                                   -----  -----------------     ------
      Total ..................     6,856  $1,450,077,693.15     100.00%       $211,504.91      7.584%         81.37%       619
                                   =====  =================     ======

Group I Mortgage Loan Statistics

      The average principal balance of the Group I Mortgage Loans at origination was approximately $166,736. No Group I Mortgage Loan had a principal balance at origination greater than approximately $679,000 or less than approximately $19,100. The average principal balance of the Group I Mortgage Loans as of the cut-off date was approximately $166,616. No Group I Mortgage Loan had a principal balance as of the cut-off date of greater than approximately $679,000 or less than approximately $19,095.

      The Group I Mortgage Loans had mortgage rates as of the cut-off date ranging from approximately 5.250% per annum to approximately 13.800% per annum, and the weighted average mortgage rate for the Group I Mortgage Loans was approximately 7.748% per annum.

      As of the cut-off date, the adjustable-rate Group I Mortgage Loans had gross margins ranging from approximately 2.750% to approximately 8.000%, minimum mortgage rates ranging from approximately 5.250% per annum to approximately 11.825% per annum and maximum mortgage rates ranging from approximately 11.990% per annum to approximately 18.825% per annum. As of the cut-off date, with respect to the adjustable-rate Group I Mortgage Loans, the weighted average gross margin was approximately 6.076%, the weighted average minimum mortgage rate was approximately 7.866% per annum and the weighted average maximum mortgage rate was approximately 14.855% per annum. The latest first adjustment date following the cut-off date on any adjustable-rate Group I Mortgage Loan occurs in January 2009 and the weighted average next adjustment date for all of the adjustable-rate Group I Mortgage Loans following the cut-off date is April 2008.

      The weighted average loan-to-value ratio of the Group I Mortgage Loans at origination was approximately 80.11%. At origination, no Group I Mortgage Loan had a loan-to-value ratio greater than 100.00% or less than approximately 15.17%. As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

      The weighted average remaining term to stated maturity of the Group I Mortgage Loans was approximately 357 months as of the cut-off date. None of the Group I Mortgage Loans will have a first due date prior to June 2005 or after February 2006, or will have a remaining term to stated maturity of less than

176 months or greater than 360 months as of the cut-off date. The latest maturity date of any Group I Mortgage Loan is January 2036.

      The Group I Mortgage Loans are expected to have the characteristics as of the cut-off date set forth in the tables below, but investors should note that the sum in any column may not equal the total indicated due to rounding.

  Range of Principal Balances of the Group I Mortgage Loans at Origination ($)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
     Range of Original           Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
  Principal Balances ($)          Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
      0.01 - 50,000.00 .......       336  $   10,656,387.81       2.01%       $ 31,715.44     10.546%         95.46%       603
 50,000.01 -100,000.00 .......       640      48,328,591.99       9.14          75,513.42      8.672          81.42        593
100,000.01 -150,000.00 .......       636      80,114,710.29      15.14         125,966.53      7.940          80.07        602
150,000.01 -200,000.00 .......       510      88,906,251.63      16.81         174,325.98      7.700          79.04        609
200,000.01 -250,000.00 .......       331      74,083,518.68      14.00         223,817.28      7.619          78.51        610
250,000.01 -300,000.00 .......       353      96,931,662.74      18.32         274,593.95      7.438          79.31        613
300,000.01 -350,000.00 .......       246      80,054,970.81      15.13         325,426.71      7.324          79.43        614
350,000.01 -400,000.00 .......        69      25,042,779.75       4.73         362,938.84      7.676          83.80        629
400,000.01 -450,000.00 .......        31      13,138,621.90       2.48         423,826.51      7.396          81.63        636
450,000.01 -500,000.00 .......        14       6,570,002.39       1.24         469,285.88      7.305          78.64        631
500,000.01 -550,000.00 .......         4       2,084,365.34       0.39         521,091.34      7.575          85.57        640
550,000.01 -600,000.00 .......         3       1,746,700.00       0.33         582,233.33      7.780          88.28        675
650,000.01 -700,000.00 .......         2       1,346,412.53       0.25         673,206.27      6.099          75.50        650
                                   -----  -----------------     ------
      Total ..................     3,175  $  529,004,975.87     100.00%       $166,615.74      7.748%         80.11%       610
                                   =====  =================     ======

                   Range of Principal Balances of the Group I
                   Mortgage Loans as of the Cut-off Date ($)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
   Range of Cut-off Date         Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
  Principal Balances ($)          Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
      0.01 - 50,000.00 .......       336  $   10,656,387.81       2.01%       $ 31,715.44     10.546%         95.46%       603
 50,000.01 -100,000.00 .......       640      48,328,591.99       9.14          75,513.42      8.672          81.42        593
100,000.01 -150,000.00 .......       636      80,114,710.29      15.14         125,966.53      7.940          80.07        602
150,000.01 -200,000.00 .......       510      88,906,251.63      16.81         174,325.98      7.700          79.04        609
200,000.01 -250,000.00 .......       333      74,582,586.07      14.10         223,971.73      7.609          78.38        610
250,000.01 -300,000.00 .......       351      96,432,595.36      18.23         274,736.74      7.445          79.41        613
300,000.01 -350,000.00 .......       246      80,054,970.81      15.13         325,426.71      7.324          79.43        614
350,000.01 -400,000.00 .......        69      25,042,779.75       4.73         362,938.84      7.676          83.80        629
400,000.01 -450,000.00 .......        31      13,138,621.90       2.48         423,826.51      7.396          81.63        636
450,000.01 -500,000.00 .......        14       6,570,002.39       1.24         469,285.88      7.305          78.64        631
500,000.01 -550,000.00 .......         4       2,084,365.34       0.39         521,091.34      7.575          85.57        640
550,000.01 -600,000.00 .......         3       1,746,700.00       0.33         582,233.33      7.780          88.28        675
650,000.01 -700,000.00 .......         2       1,346,412.53       0.25         673,206.27      6.099          75.50        650
                                   -----  -----------------     ------
      Total ..................     3,175  $  529,004,975.87     100.00%       $166,615.74      7.748%         80.11%       610
                                   =====  =================     ======

                     Range of Mortgage Rates of the Group I
                    Mortgage Loans as of the Cut-off Date (%)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
Range of Mortgage Rates (%)       Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
 5.000 - 5.499 ...............         3  $      823,930.58       0.16%       $274,643.53      5.322%         76.51%       605
 5.500 - 5.999 ...............       111      27,675,039.25       5.23         249,324.68      5.903          67.46        647
 6.000 - 6.499 ...............       197      46,497,604.18       8.79         236,028.45      6.270          75.33        634
 6.500 - 6.999 ...............       450      98,497,120.23      18.62         218,882.49      6.758          78.49        623
 7.000 - 7.499 ...............       330      61,745,263.15      11.67         187,106.86      7.248          79.68        617
 7.500 - 7.999 ...............       527      96,081,564.75      18.16         182,317.96      7.754          81.45        612
 8.000 - 8.499 ...............       357      57,711,555.75      10.91         161,657.02      8.230          82.11        606
 8.500 - 8.999 ...............       397      61,076,203.52      11.55         153,844.34      8.736          82.17        585
 9.000 - 9.499 ...............       234      33,330,970.24       6.30         142,440.04      9.236          83.61        589
 9.500 - 9.999 ...............       227      25,669,872.88       4.85         113,083.14      9.706          83.72        577
10.000 - 10.499 ..............        80       9,075,119.29       1.72         113,438.99     10.252          83.50        580
10.500 - 10.999 ..............        72       3,656,185.97       0.69          50,780.36     10.778          91.56        578
11.000 - 11.499 ..............        63       3,112,774.47       0.59          49,409.12     11.277          93.70        590
11.500 - 11.999 ..............        81       2,765,366.60       0.52          34,140.33     11.700          95.86        588
12.000 - 12.499 ..............        32         931,705.13       0.18          29,115.79     12.183          99.70        609
12.500 - 12.999 ..............         8         203,552.76       0.04          25,444.10     12.615          100.00       598
13.000 - 13.499 ..............         4         105,560.97       0.02          26,390.24     13.288          100.00       592
13.500 - 13.999 ..............         2          45,586.15       0.01          22,793.07     13.690          100.00       598
                                   -----  -----------------     ------
      Total ..................     3,175  $  529,004,975.87     100.00%       $166,615.74      7.748%         80.11%       610
                                   =====  =================     ======

    Original Terms to Stated Maturity of the Group I Mortgage Loans (Months)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
 Original Terms (Months)          Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
180 ..........................        25  $    2,011,445.60       0.38%       $ 80,457.82      7.988%         72.18%       606
240 ..........................        32       2,894,583.66       0.55          90,455.74      7.594          81.20        604
300 ..........................         7       1,325,677.00       0.25         189,382.43      6.512          85.99        714
360 ..........................     3,111     522,773,269.62      98.82         168,040.27      7.751          80.12        610
                                   -----  -----------------     ------
      Total ..................     3,175  $  529,004,975.87     100.00%       $166,615.74      7.748%         80.11%       610
                                   =====  =================     ======

                       Range of Remaining Terms to Stated
                Maturity of the Group I Mortgage Loans (Months)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
 Range of Remaining Terms        Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
         (Months)                 Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
169 - 180 ....................        25  $    2,011,445.60       0.38%       $ 80,457.82      7.988%         72.18%       606
229 - 240 ....................        32       2,894,583.66       0.55          90,455.74      7.594          81.20        604
289 - 300 ....................         7       1,325,677.00       0.25         189,382.43      6.512          85.99        714
349 - 360 ....................     3,111     522,773,269.62      98.82         168,040.27      7.751          80.12        610
                                   -----  -----------------     ------
     Total ...................     3,175  $  529,004,975.87     100.00%       $166,615.74      7.748%         80.11%       610
                                   =====  =================     ======

                    Range of Combined Original Loan-to-Value
                    Ratios of the Group I Mortgage Loans (%)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
Range of Combined Original       Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
 Loan-to-Value Ratios (%)         Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Less than or equal to 30.00 ..         6  $      628,543.56       0.12%       $104,757.26      6.613%         24.67%       610
 30.01 - 35.00 ...............         5         568,667.35       0.11         113,733.47      7.553          33.37        602
 35.01 - 40.00 ...............        10       1,594,117.27       0.30         159,411.73      6.784          38.39        632
 40.01 - 45.00 ...............        17       3,162,151.28       0.60         186,008.90      7.098          42.90        611
 45.01 - 50.00 ...............        21       3,991,406.85       0.75         190,066.99      6.840          48.07        616
 50.01 - 55.00 ...............        35       6,484,342.26       1.23         185,266.92      7.009          52.63        594
 55.01 - 60.00 ...............        63      12,688,781.69       2.40         201,409.23      7.078          57.92        609
 60.01 - 65.00 ...............       109      21,115,970.13       3.99         193,724.50      7.380          63.46        588
 65.01 - 70.00 ...............       144      27,900,191.53       5.27         193,751.33      7.316          68.78        590
 70.01 - 75.00 ...............       306      55,013,840.55      10.40         179,783.79      7.598          73.91        585
 75.01 - 80.00 ...............       990     176,866,253.95      33.43         178,652.78      7.513          79.55        612
 80.01 - 85.00 ...............       455      82,700,871.21      15.63         181,760.16      7.791          84.36        596
 85.01 - 90.00 ...............       512      94,029,360.60      17.77         183,651.09      8.152          89.68        635
 90.01 - 95.00 ...............       139      28,484,512.79       5.38         204,924.55      8.115          94.74        649
 95.01 - 100.00 ..............       363      13,775,964.86       2.60          37,950.32     10.587          99.95        616
                                   -----  -----------------     ------
      Total ..................     3,175  $  529,004,975.87     100.00%       $166,615.74      7.748%         80.11%       610
                                   =====  =================     ======

                Occupancy Status of the Group I Mortgage Loans(1)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
     Occupancy Status             Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Primary ......................     2,731  $  452,716,123.68      85.58%       $165,769.36      7.633%         79.32%       604
Investment ...................       333      59,193,231.78      11.19         177,757.45      8.549          85.20        651
Second Home ..................       111      17,095,620.41       3.23         154,014.60      8.018          83.54        649
                                   -----  -----------------     ------
      Total ..................     3,175  $  529,004,975.87     100.00%       $166,615.74      7.748%         80.11%       610
                                   =====  =================     ======

----------
(1)   Occupancy as represented by the mortgagor at the time of origination.

                      Purpose of the Group I Mortgage Loans

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
          Purpose                 Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Refinance-Cash Out ...........     1,896  $  356,758,247.62      67.44%       $188,163.63      7.652%         78.24%       599
Purchase .....................       922     110,385,778.22      20.87         119,724.27      8.251          85.45        641
Refinance-Rate Term ..........       357      61,860,950.04      11.69         173,279.97      7.408          81.36        622
                                   -----  -----------------     ------
      Total ..................     3,175  $  529,004,975.87     100.00%       $166,615.74      7.748%         80.11%       610
                                   =====  =================     ======

                   Property Type of the Group I Mortgage Loans

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
       Property Type              Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Single Family Residence ......     2,324  $  364,057,651.75      68.82%       $156,651.31      7.740%         79.66%       606
2-4 Family ...................       279      70,939,815.39      13.41         254,264.57      7.765          80.28        626
Planned Unit Development .....       388      62,865,020.20      11.88         162,023.25      7.744          81.39        613
Condominium ..................       184      31,142,488.53       5.89         169,252.66      7.815          82.46        624
                                   -----  -----------------     ------
      Total ..................     3,175  $  529,004,975.87     100.00%       $166,615.74      7.748%         80.11%       610
                                   =====  =================     ======

              Documentation Level of the Group I Mortgage Loans(1)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
    Documentation Level           Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Full Documentation ...........     1,882  $  289,057,559.45      54.64%       $153,590.63      7.427%         79.72%       600
Stated Documentation .........     1,246     230,718,559.65      43.61         185,167.38      8.164          80.55        623
Limited Documentation ........        47       9,228,856.77       1.74         196,358.65      7.427          81.59        618
                                   -----  -----------------     ------
      Total ..................     3,175  $  529,004,975.87     100.00%       $166,615.74      7.748%         80.11%       610
                                   =====  =================     ======

----------
(1)   For a description of the loan programs, see "The Mortgage
      Pool--Underwriting Standards of the Originators" in this prospectus supplement.

                Risk Categories of the Group I Mortgage Loans(1)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
      Risk Categories             Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
AA ...........................     2,450  $  402,924,193.58      76.17%       $164,458.85      7.626%         81.21%       622
A- ...........................       179      31,468,518.86       5.95         175,801.78      8.123          75.73        571
A+ ...........................       318      58,812,069.17      11.12         184,943.61      7.869          79.97        588
B ............................       128      20,720,544.67       3.92         161,879.26      8.418          74.73        554
C ............................        96      14,183,568.06       2.68         147,745.50      8.766          67.85        554
C- ...........................         4         896,081.54       0.17         224,020.39     10.198          66.64        527
                                   -----  -----------------     ------
      Total ..................     3,175  $  529,004,975.87     100.00%       $166,615.74      7.748%         80.11%       610
                                   =====  =================     ======

----------
(1)   For a description of the risk categories, see "The Mortgage
      Pool--Underwriting Standards of the Originators" in this prospectus supplement.

                    Loan Types of the Group I Mortgage Loans

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
        Loan Types                Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Fixed Rate ...................       957  $  118,876,166.06      22.47%       $124,217.52      7.343%         78.35%       612
ARM - 2 Year/6 Month .........       571      92,294,114.72      17.45         161,635.93      8.263          78.89        601
ARM - 3 Year/6 Month .........       667     115,381,059.28      21.81         172,985.10      7.951          80.34        598
Interest Only ARM - 2
Year/6 Month .................       348      77,660,880.59      14.68         223,163.45      7.204          80.57        633
Interest Only ARM - 3
Year/6 Month .................        84      18,111,821.00       3.42         215,616.92      7.089          82.25        636
Interest Only ARM - 1
Month ........................         7       1,325,677.00       0.25         189,382.43      6.512          85.99        714
ARM - 2 Year/6 Month -
Balloon - 30/40 ..............       354      74,289,824.12      14.04         209,858.26      8.224          82.27        603
ARM - 3 Year/6 Month -
Balloon - 30/40 ..............       187      31,065,433.11       5.87         166,125.31      7.678          81.88        622
                                   -----  -----------------     ------
      Total ..................     3,175  $  529,004,975.87     100.00%       $166,615.74      7.748%         80.11%       610
                                   =====  =================     ======

                    Geographic Distribution of the Mortgaged
                    Properties of the Group I Mortgage Loans

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
           State                  Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
California ...................       467  $  118,239,912.11      22.35%       $253,190.39      7.334%         77.22%       614
Florida ......................       308      48,773,134.36       9.22         158,354.33      7.938          79.94        606
Massachusetts ................       159      37,562,507.62       7.10         236,242.19      7.634          77.95        613
New York .....................       130      32,628,764.67       6.17         250,990.50      7.200          76.86        612
New Jersey ...................       137      30,068,679.76       5.68         219,479.41      7.724          78.61        615
Illinois .....................       159      27,383,205.66       5.18         172,221.42      7.785          83.54        608
Texas ........................       251      24,345,177.70       4.60          96,992.74      8.293          80.37        594
Arizona ......................       127      21,170,509.98       4.00         166,696.93      7.781          81.70        616
Hawaii .......................        52      14,921,608.41       2.82         286,954.01      7.021          79.94        648
Maryland .....................        73      14,289,066.47       2.70         195,740.64      7.652          78.75        608
Georgia ......................       114      14,243,261.56       2.69         124,940.89      8.076          84.32        611
Washington ...................        80      12,263,431.96       2.32         153,292.90      7.787          82.71        609
Nevada .......................        57      11,488,072.82       2.17         201,545.14      8.198          83.01        621
Pennsylvania .................        85       9,929,391.79       1.88         116,816.37      8.283          83.23        590
Michigan .....................        97       8,718,688.07       1.65          89,883.38      8.564          84.23        605
Other ........................       879     102,979,562.93      19.47         117,155.36      8.109          82.83        606
                                   -----  -----------------     ------
      Total ..................     3,175  $  529,004,975.87     100.00%       $166,615.74      7.748%         80.11%       610
                                   =====  =================     ======

            Range of Gross Margins of the Group I Mortgage Loans (%)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
Range of Gross Margins (%)        Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Fixed Rate Loans .............       957  $  118,876,166.06      22.47%       $124,217.52      7.343%         78.35%       612
2.750 - 2.999 ................         3         628,677.00       0.12         209,559.00      6.247          84.46        723
3.000 - 3.249 ................         2         319,500.00       0.06         159,750.00      6.632          90.00        719
3.250 - 3.499 ................         2         377,500.00       0.07         188,750.00      6.852          85.13        692
3.750 - 3.999 ................         2         347,060.28       0.07         173,530.14      7.006          80.00        640
4.000 - 4.249 ................         1         300,857.48       0.06         300,857.48      7.750          90.00        676
5.000 - 5.249 ................        38       7,979,544.04       1.51         209,988.00      7.635          83.15        620
5.500 - 5.749 ................        56      11,387,271.70       2.15         203,344.14      6.881          82.40        608
5.750 - 5.999 ................     1,072     197,698,510.80      37.37         184,420.25      7.556          81.14        614
6.000 - 6.249 ................       758     140,058,773.50      26.48         184,774.11      8.192          81.79        618
6.250 - 6.499 ................       141      27,401,998.18       5.18         194,340.41      8.201          76.97        578
6.500 - 6.749 ................        69      10,841,722.00       2.05         157,126.41      8.614          75.43        567
6.750 - 6.999 ................         4       1,062,154.42       0.20         265,538.61      8.152          67.97        563
7.000 - 7.249 ................        13       1,989,532.66       0.38         153,040.97      8.896          69.23        557
7.250 - 7.499 ................        56       9,608,040.24       1.82         171,572.15      9.029          68.24        555
8.000 - 8.249 ................         1         127,667.52       0.02         127,667.52      6.750          61.24        554
                                   -----  -----------------     ------
     Total ...................     3,175  $  529,004,975.87     100.00%       $166,615.74      7.748%         80.11%       610
                                   =====  =================     ======

            Next Rate Adjustment Dates for the Group I Mortgage Loans

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
Next Rate Adjustment Dates        Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Fixed Rate Loans .............       957  $  118,876,166.06      22.47%       $124,217.52      7.343%         78.35%       612
January 2006 .................         7       1,325,677.00       0.25         189,382.43      6.512          85.99        714
May 2007 .....................         1         162,000.00       0.03         162,000.00      8.400          90.00        635
July 2007 ....................         8       1,443,042.89       0.27         180,380.36      7.842          79.83        617
August 2007 ..................        34       6,190,647.84       1.17         182,077.88      7.347          84.55        622
September 2007 ...............        58      12,175,742.41       2.30         209,926.59      7.851          82.49        617
October 2007 .................        63      10,609,313.20       2.01         168,401.80      8.287          83.13        632
November 2007 ................       221      46,955,753.49       8.88         212,469.47      7.860          80.21        599
December 2007 ................       888     166,708,319.59      31.51         187,734.59      7.932          80.04        613
August 2008 ..................         7       1,459,685.41       0.28         208,526.49      7.515          84.58        648
September 2008 ...............       124      23,462,703.25       4.44         189,215.35      7.447          82.74        624
October 2008 .................        33       7,399,625.37       1.40         224,231.07      7.491          85.58        624
November 2008 ................       141      26,235,665.77       4.96         186,068.55      7.611          81.62        614
December 2008 ................       631     105,756,883.59      19.99         167,602.03      7.952          79.85        600
January 2009 .................         2         243,750.00       0.05         121,875.00     10.100          75.00        575
                                   -----  -----------------     ------
      Total ..................     3,175  $  529,004,975.87     100.00%       $166,615.74      7.748%         80.11%       610
                                   =====  =================     ======

       Range of Maximum Mortgage Rates for the Group I Mortgage Loans (%)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
 Range of Maximum Mortgage       Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
         Rates (%)                Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Fixed Rate Loans .............       957  $  118,876,166.06      22.47%       $124,217.52      7.343%         78.35%       612
11.500 - 11.999 ..............         1         124,720.00       0.02         124,720.00      5.990          80.00        770
12.000 - 12.499 ..............         7       1,646,107.58       0.31         235,158.23      5.795          81.14        660
12.500 - 12.999 ..............        58      13,722,385.15       2.59         236,592.85      5.856          71.90        639
13.000 - 13.499 ..............        95      21,980,284.14       4.16         231,371.41      6.297          77.01        632
13.500 - 13.999 ..............       305      67,154,130.11      12.69         220,177.48      6.793          78.47        625
14.000 - 14.499 ..............       253      49,059,071.50       9.27         193,909.37      7.257          79.69        624
14.500 - 14.999 ..............       451      85,483,108.09      16.16         189,541.26      7.756          81.61        614
15.000 - 15.499 ..............       293      52,127,485.74       9.85         177,909.51      8.234          82.08        610
15.500 - 15.999 ..............       338      56,338,396.87      10.65         166,681.65      8.747          82.29        587
16.000 - 16.499 ..............       191      30,197,623.88       5.71         158,102.74      9.238          83.60        592
16.500 - 16.999 ..............       145      22,065,219.80       4.17         152,173.93      9.701          82.50        576
17.000 - 17.499 ..............        54       7,793,892.36       1.47         144,331.34     10.253          82.12        577
17.500 - 17.999 ..............        15       1,334,673.16       0.25          88,978.21     10.682          79.53        539
18.000 - 18.499 ..............         8         835,427.07       0.16         104,428.38     11.237          77.02        553
18.500 - 18.999 ..............         4         266,284.36       0.05          66,571.09     11.757          69.53        507
                                   -----  -----------------     ------
      Total ..................     3,175  $  529,004,975.87     100.00%       $166,615.74      7.748%         80.11%       610
                                   =====  =================     ======

       Range of Minimum Mortgage Rates for the Group I Mortgage Loans (%)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
 Range of Minimum Mortgage       Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
         Rates (%)                Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Fixed Rate Loans .............       957  $  118,876,166.06      22.47%       $124,217.52      7.343%         78.35%       612
 5.000 - 5.499 ...............         3         823,930.58       0.16         274,643.53      5.322          76.51        605
 5.500 - 5.999 ...............        54      13,099,605.15       2.48         242,585.28      5.807          71.35        640
 6.000 - 6.499 ...............        95      22,131,961.14       4.18         232,968.01      6.269          77.33        636
 6.500 - 6.999 ...............       303      66,837,785.68      12.63         220,586.75      6.776          78.43        626
 7.000 - 7.499 ...............       257      49,729,571.50       9.40         193,500.28      7.256          79.65        624
 7.500 - 7.999 ...............       456      86,277,752.52      16.31         189,205.60      7.754          81.62        615
 8.000 - 8.499 ...............       292      51,991,558.49       9.83         178,053.28      8.232          82.08        610
 8.500 - 8.999 ...............       338      56,166,887.13      10.62         166,174.22      8.739          82.25        586
 9.000 - 9.499 ...............       192      30,333,551.13       5.73         157,987.25      9.237          83.60        592
 9.500 - 9.999 ...............       147      22,505,929.54       4.25         153,101.56      9.701          82.65        577
10.000 - 10.499 ..............        54       7,793,892.36       1.47         144,331.34     10.253          82.12        577
10.500 - 10.999 ..............        15       1,334,673.16       0.25          88,978.21     10.682          79.53        539
11.000 - 11.499 ..............         8         835,427.07       0.16         104,428.38     11.237          77.02        553
11.500 - 11.999 ..............         4         266,284.36       0.05          66,571.09     11.757          69.53        507
                                   -----  -----------------     ------
      Total ..................     3,175  $  529,004,975.87     100.00%       $166,615.74      7.748%         80.11%       610
                                   =====  =================     ======

           Initial Periodic Rate Cap of the Group I Mortgage Loans (%)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
 Initial Periodic Rate Cap       Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
            (%)                   Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Fixed Rate Loans .............       957  $  118,876,166.06      22.47%       $124,217.52      7.343%         78.35%       612
1.000 ........................        19       2,948,901.42       0.56         155,205.34      7.873          82.89        620
1.500 ........................     2,192     405,854,231.39      76.72         185,152.48      7.870          80.59        610
3.000 ........................         7       1,325,677.00       0.25         189,382.43      6.512          85.99        714
                                   -----  -----------------     ------
      Total ..................     3,175  $  529,004,975.87     100.00%       $166,615.74      7.748%         80.11%       610
                                   =====  =================     ======

         Subsequent Periodic Rate Cap of the Group I Mortgage Loans (%)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
 Subsequent Periodic Rate        Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
          Cap (%)                 Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Fixed Rate Loans .............       957  $  118,876,166.06      22.47%       $124,217.52      7.343%         78.35%       612
1.000 ........................        19       2,948,901.42       0.56         155,205.34      7.873          82.89        620
1.500 ........................     2,192     405,854,231.39      76.72         185,152.48      7.870          80.59        610
3.000 ........................         7       1,325,677.00       0.25         189,382.43      6.512          85.99        714
                                   -----  -----------------     ------
      Total ..................     3,175  $  529,004,975.87     100.00%       $166,615.74      7.748%         80.11%       610
                                   =====  =================     ======

         Original Prepayment Term of the Group I Mortgage Loans (Months)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
 Original Prepayment Term        Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
         (Months)                 Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
0 ............................     1,157  $  185,440,967.95      35.05%       $160,277.41      8.038%         81.03%       612
12 ...........................       132      32,350,052.11       6.12         245,076.15      7.416          78.68        617
24 ...........................     1,113     191,615,967.34      36.22         172,161.70      7.817          80.40        608
36 ...........................       773     119,597,988.47      22.61         154,719.26      7.280          78.63        610
                                   -----  -----------------     ------
      Total ..................     3,175  $  529,004,975.87     100.00%       $166,615.74      7.748%         80.11%       610
                                   =====  =================     ======

                   Lien Position of the Group I Mortgage Loans

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
      Lien Position               Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
1st Lien .....................     2,817  $  516,751,072.55      97.68%       $183,440.21      7.676%         79.65%       610
2nd Lien .....................       358      12,253,903.32       2.32          34,228.78     10.808          99.71        610
                                   -----  -----------------     ------
      Total ..................     3,175  $  529,004,975.87     100.00%       $166,615.74      7.748%         80.11%       610
                                   =====  =================     ======

       Original Interest Only Term of the Group I Mortgage Loans (Months)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
  Original Interest Only         Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
       Term (Months)              Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
0 ............................     2,736  $  431,906,597.28      81.65%       $157,860.60      7.878%         79.92%       605
24 ...........................        60      13,177,043.00       2.49         219,617.38      7.061          83.88        625
60 ...........................       372      82,595,658.59      15.61         222,031.34      7.202          80.41        635
120 ..........................         7       1,325,677.00       0.25         189,382.43      6.512          85.99        714
                                   -----  -----------------     ------
      Total ..................     3,175  $  529,004,975.87     100.00%       $166,615.74      7.748%         80.11%       610
                                   =====  =================     ======

              Range of Credit Scores of the Group I Mortgage Loans

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
    Range of Credit Scores        Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
500 - 524 ....................       231  $   34,240,021.55       6.47%       $148,225.20      8.874%         75.01%       511
525 - 549 ....................       282      45,126,608.87       8.53         160,023.44      8.407          76.48        537
550 - 574 ....................       325      55,169,984.76      10.43         169,753.80      8.077          78.36        562
575 - 599 ....................       643      85,465,755.02      16.16         132,917.19      7.922          80.59        588
600 - 624 ....................       573     101,487,230.89      19.18         177,115.59      7.391          80.50        613
625 - 649 ....................       492      83,545,298.09      15.79         169,807.52      7.472          81.11        637
650 - 674 ....................       320      61,879,385.24      11.70         193,373.08      7.459          81.71        661
675 - 699 ....................       174      35,406,090.84       6.69         203,483.28      7.266          82.22        686
700 - 724 ....................        79      15,821,990.08       2.99         200,278.36      7.543          83.54        710
725 - 749 ....................        26       4,996,876.70       0.94         192,187.57      7.103          83.63        735
750 - 774 ....................        21       4,010,522.76       0.76         190,977.27      7.839          86.26        762
775 - 799 ....................         9       1,855,211.08       0.35         206,134.56      7.344          81.44        782
                                   -----  -----------------     ------
     Total ...................     3,175  $  529,004,975.87     100.00%       $166,615.74      7.748%         80.11%       610
                                   =====  =================     ======

Group II Mortgage Loan Statistics

      The average principal balance of the Group II Mortgage Loans at origination was approximately $250,455. No Group II Mortgage Loan had a principal balance at origination greater than approximately $1,400,000 or less than approximately $16,383. The average principal balance of the Group II Mortgage Loans as of the cut-off date was approximately $250,224. No Group II Mortgage Loan had a principal balance as of the cut-off date of greater than approximately $1,400,000 or less than approximately $16,375.

      The Group II Mortgage Loans had mortgage rates as of the cut-off date ranging from approximately 5.150% per annum to approximately 12.700% per annum, and the weighted average mortgage rate for the Group II Mortgage Loans was approximately 7.489% per annum.

      As of the cut-off date, the adjustable-rate Group II Mortgage Loans had gross margins ranging from approximately 2.500% to approximately 8.000%, minimum mortgage rates ranging from approximately 5.150% per annum to approximately 11.950% per annum and maximum mortgage rates ranging from approximately 11.990% per annum to approximately 18.950% per annum. As of the cut-off date, with respect to the adjustable-rate Group II Mortgage Loans, the weighted average gross margin was approximately 5.964%, the weighted average minimum mortgage rate was approximately 7.477% per annum and the weighted average maximum mortgage rate was approximately 14.461% per annum. The latest first adjustment date following the cut-off date on any adjustable-rate Group II Mortgage Loan occurs in December 2008 and the weighted average next adjustment date for all of the adjustable-rate Group II Mortgage Loans following the cut-off date is March 2008.

      The weighted average loan-to-value ratio of the Group II Mortgage Loans at origination was approximately 82.09%. At origination, no Group II Mortgage Loan had a loan-to-value ratio greater than 100.00% or less than approximately 6.35%. As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

      The weighted average remaining term to stated maturity of the Group II Mortgage Loans was approximately 357 months as of the cut-off date. None of the Group II Mortgage Loans will have a first due date prior to August 2005 or after January 2006, or will have a remaining term to stated maturity of less than 118 months or greater than 360 months as of the cut-off date. The latest maturity date of any Group II Mortgage Loan is December 2035.

      The Group II Mortgage Loans are expected to have the characteristics as of the cut-off date set forth in the tables below, but investors should note that the sum in any column may not equal the total indicated due to rounding.

  Range of Principal Balances of the Group II Mortgage Loans at Origination ($)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
     Range of Original           Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
  Principal Balances ($)          Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
      0.01 - 50,000.00 .......       119  $    4,399,762.59       0.48%       $ 36,972.79     10.373%         94.82%       595
 50,000.01 -100,000.00 .......       711      53,647,509.06       5.82          75,453.60      9.063          85.70        588
100,000.01 -150,000.00 .......       619      76,563,587.28       8.31         123,689.16      8.116          83.01        601
150,000.01 -200,000.00 .......       425      74,076,781.92       8.04         174,298.31      7.671          81.86        604
200,000.01 -250,000.00 .......       288      64,347,105.30       6.99         223,427.45      7.537          82.08        611
250,000.01 -300,000.00 .......       278      76,424,008.92       8.30         274,906.51      7.274          81.02        613
300,000.01 -350,000.00 .......       196      63,158,959.35       6.86         322,239.59      7.330          81.86        625
350,000.01 -400,000.00 .......       279     105,075,499.40      11.41         376,614.69      7.343          81.47        627
400,000.01 -450,000.00 .......       216      92,105,426.69      10.00         426,414.01      7.318          81.45        633
450,000.01 -500,000.00 .......       178      84,605,511.39       9.19         475,311.86      7.158          81.35        633
500,000.01 -550,000.00 .......       125      65,976,741.40       7.16         527,813.93      7.115          82.27        637
550,000.01 -600,000.00 .......       100      57,512,114.10       6.24         575,121.14      7.138          82.29        654
600,000.01 -650,000.00 .......        55      34,450,938.63       3.74         626,380.70      7.279          83.92        646
650,000.01 -700,000.00 .......        41      27,805,634.72       3.02         678,186.21      7.086          82.84        649
700,000.01 -750,000.00 .......        32      23,297,041.92       2.53         728,032.56      7.188          81.54        642
750,000.01 -800,000.00 .......         5       3,869,862.13       0.42         773,972.43      7.888          82.95        650
  800,000.01 or greater ......        14      13,756,232.47       1.49         982,588.03      6.983          73.89        674
                                   -----  -----------------     ------
      Total ..................     3,681  $  921,072,717.28     100.00%       $250,223.50      7.489%         82.09%       624
                                   =====  =================     ======

                   Range of Principal Balances of the Group II
                   Mortgage Loans as of the Cut-off Date ($)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
   Range of Cut-off Date         Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
  Principal Balances ($)          Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
      0.01 - 50,000.00 .......       121  $    4,499,632.64       0.49%       $ 37,187.05     10.334%         93.98%       594
 50,000.01 -100,000.00 .......       710      53,647,519.51       5.82          75,559.89      9.060          85.73        588
100,000.01 -150,000.00 .......       620      76,763,620.86       8.33         123,812.29      8.116          83.02        601
150,000.01 -200,000.00 .......       423      73,776,867.84       8.01         174,413.40      7.671          81.85        604
200,000.01 -250,000.00 .......       288      64,347,105.30       6.99         223,427.45      7.537          82.08        611
250,000.01 -300,000.00 .......       278      76,424,008.92       8.30         274,906.51      7.274          81.02        613
300,000.01 -350,000.00 .......       198      63,858,509.82       6.93         322,517.73      7.323          81.89        625
350,000.01 -400,000.00 .......       277     104,375,948.93      11.33         376,808.48      7.347          81.45        627
400,000.01 -450,000.00 .......       216      92,105,426.69      10.00         426,414.01      7.318          81.45        633
450,000.01 -500,000.00 .......       178      84,605,511.39       9.19         475,311.86      7.158          81.35        633
500,000.01 -550,000.00 .......       126      66,526,507.16       7.22         527,988.15      7.125          82.33        638
550,000.01 -600,000.00 .......        99      56,962,348.34       6.18         575,377.26      7.126          82.22        653
600,000.01 -650,000.00 .......        55      34,450,938.63       3.74         626,380.70      7.279          83.92        646
650,000.01 -700,000.00 .......        41      27,805,634.72       3.02         678,186.21      7.086          82.84        649
700,000.01 -750,000.00 .......        32      23,297,041.92       2.53         728,032.56      7.188          81.54        642
750,000.01 -800,000.00 .......         5       3,869,862.13       0.42         773,972.43      7.888          82.95        650
  800,000.01 or greater ......        14      13,756,232.47       1.49         982,588.03      6.983          73.89        674
                                   -----  -----------------     ------
      Total ..................     3,681  $  921,072,717.28     100.00%       $250,223.50      7.489%         82.09%       624
                                   =====  =================     ======

                     Range of Mortgage Rates of the Group II
                   Mortgage Loans as of the Cut-off Date (%)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
Range of Mortgage Rates (%)       Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
 5.000 - 5.499 ...............        14  $    5,461,670.12       0.59%       $390,119.29      5.286%         70.50%       657
 5.500 - 5.999 ...............       167      54,780,388.73       5.95         328,026.28      5.875          74.23        650
 6.000 - 6.499 ...............       301     107,801,027.07      11.70         358,142.95      6.273          78.69        649
 6.500 - 6.999 ...............       609     198,467,475.10      21.55         325,890.76      6.770          80.99        635
 7.000 - 7.499 ...............       477     136,053,462.43      14.77         285,227.38      7.244          82.23        630
 7.500 - 7.999 ...............       671     171,994,141.74      18.67         256,325.10      7.744          82.66        615
 8.000 - 8.499 ...............       413      96,648,889.56      10.49         234,016.68      8.235          83.70        608
 8.500 - 8.999 ...............       337      70,493,733.78       7.65         209,180.22      8.733          84.41        595
 9.000 - 9.499 ...............       162      25,410,657.49       2.76         156,855.91      9.236          85.22        587
 9.500 - 9.999 ...............       160      21,946,119.87       2.38         137,163.25      9.706          89.06        602
10.000 - 10.499 ..............        78       7,898,569.67       0.86         101,263.71     10.226          91.17        607
10.500 - 10.999 ..............       101       9,327,747.56       1.01          92,353.94     10.738          93.68        603
11.000 - 11.499 ..............       102       8,038,922.37       0.87          78,812.96     11.248          97.90        607
11.500 - 11.999 ..............        73       5,516,589.76       0.60          75,569.72     11.653          97.26        600
12.000 - 12.499 ..............        11         986,741.70       0.11          89,703.79     12.346          100.00       612
12.500 - 12.999 ..............         5         246,580.33       0.03          49,316.07     12.565          100.00       619
                                   -----  -----------------     ------
      Total ..................     3,681  $  921,072,717.28     100.00%       $250,223.50      7.489%         82.09%       624
                                   =====  =================     ======

    Original Terms to Stated Maturity of the Group II Mortgage Loans (Months)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
  Original Terms (Months)         Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
120 ..........................         2  $      104,580.33       0.01%       $ 52,290.17      9.036%         63.90%       539
180 ..........................        28       3,470,421.80       0.38         123,943.64      7.504          75.84        622
240 ..........................        23       3,236,109.34       0.35         140,700.41      7.011          76.61        603
300 ..........................        24       9,992,930.45       1.08         416,372.10      6.738          81.09        722
360 ..........................     3,604     904,268,675.35      98.18         250,906.96      7.499          82.15        623
                                   -----  -----------------     ------
      Total ..................     3,681  $  921,072,717.28     100.00%       $250,223.50      7.489%         82.09%       624
                                   =====  =================     ======

                   Range of Remaining Terms to Stated Maturity
                     of the Group II Mortgage Loans (Months)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
 Range of Remaining Terms        Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
         (Months)                 Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
109 - 120 ....................         2  $      104,580.33       0.01%       $ 52,290.17      9.036%         63.90%       539
169 - 180 ....................        28       3,470,421.80       0.38         123,943.64      7.504          75.84        622
229 - 240 ....................        23       3,236,109.34       0.35         140,700.41      7.011          76.61        603
289 - 300 ....................        24       9,992,930.45       1.08         416,372.10      6.738          81.09        722
349 - 360 ....................     3,604     904,268,675.35      98.18         250,906.96      7.499          82.15        623
                                   -----  -----------------     ------
     Total ...................     3,681  $  921,072,717.28     100.00%       $250,223.50      7.489%         82.09%       624
                                   =====  =================     ======

                    Range of Combined Original Loan-to-Value
                    Ratios of the Group II Mortgage Loans (%)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
     Range of Combined          Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
  Original Loan-to-Value         Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
        Ratios (%)                Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
 Less than or equal to
   30.00 .....................         4  $      382,709.40       0.04%       $ 95,677.35      6.784%         15.09%       619
30.01 -35.00 .................         1          75,500.00       0.01          75,500.00      9.175          34.32        514
35.01 -40.00 .................         5         597,284.31       0.06         119,456.86      6.393          38.88        590
40.01 -45.00 .................         9       2,387,330.11       0.26         265,258.90      6.571          44.18        608
45.01 -50.00 .................        21       4,186,898.71       0.45         199,376.13      6.772          48.46        604
50.01 -55.00 .................        19       3,477,294.77       0.38         183,015.51      6.522          52.85        628
55.01 -60.00 .................        42       9,013,929.77       0.98         214,617.38      6.538          58.70        626
60.01 -65.00 .................        85      23,221,933.68       2.52         273,199.22      6.789          63.30        608
65.01 -70.00 .................       136      35,729,320.74       3.88         262,715.59      6.978          68.62        610
70.01 -75.00 .................       261      64,710,485.89       7.03         247,932.90      7.342          73.90        601
75.01 -80.00 .................     1,395     385,828,395.24      41.89         276,579.49      7.276          79.70        634
80.01 -85.00 .................       514     133,809,935.50      14.53         260,330.61      7.494          84.46        600
85.01 -90.00 .................       521     154,185,266.90      16.74         295,941.01      7.649          89.54        625
90.01 -95.00 .................       218      65,744,246.00       7.14         301,579.11      7.652          94.72        642
95.01 -100.00 ................       450      37,722,186.26       4.10          83,827.08     10.368          99.97        642
                                   -----  -----------------     ------
     Total ...................     3,681  $  921,072,717.28     100.00%       $250,223.50      7.489%         82.09%       624
                                   =====  =================     ======

               Occupancy Status of the Group II Mortgage Loans(1)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
     Occupancy Status             Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Primary ......................     3,434  $  860,531,274.24      93.43%       $250,591.52      7.452%         81.87%       622
Investment ...................       200      46,481,420.00       5.05         232,407.10      8.127          86.01        649
Second Home ..................        47      14,060,023.04       1.53         299,149.43      7.680          82.60        667
                                   -----  -----------------     ------
      Total ..................     3,681  $  921,072,717.28     100.00%       $250,223.50      7.489%         82.09%       624
                                   =====  =================     ======

----------
(1)   Occupancy as represented by the mortgagor at the time of origination.

                     Purpose of the Group II Mortgage Loans

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
          Purpose                 Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Refinance-Cash Out ...........     1,665  $  433,183,471.49      47.03%       $260,170.25      7.355%         80.51%       604
Purchase .....................     1,698     408,543,322.21      44.36         240,602.66      7.684          83.90        646
Refinance-Rate Term ..........       318      79,345,923.58       8.61         249,515.48      7.222          81.46        623
                                   -----  -----------------     ------
      Total ..................     3,681  $  921,072,717.28     100.00%       $250,223.50      7.489%         82.09%       624
                                   =====  =================     ======

                  Property Type of the Group II Mortgage Loans

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
       Property Type              Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Single Family Residence ......     2,798  $  694,158,097.31      75.36%       $248,090.81      7.467%         81.83%       623
Planned Unit Development .....       453     115,547,997.00      12.54         255,072.84      7.499          82.17        622
2-4 Family ...................       192      59,053,230.03       6.41         307,568.91      7.651          84.00        642
Condominium ..................       238      52,313,392.94       5.68         219,804.17      7.578          83.29        634
                                   -----  -----------------     ------
      Total ..................     3,681  $  921,072,717.28     100.00%       $250,223.50      7.489%         82.09%       624
                                   =====  =================     ======

              Documentation Level of the Group II Mortgage Loans(1)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
    Documentation Level           Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Full Documentation ...........     2,311  $  503,802,741.47      54.70%       $218,002.05      7.274%         81.90%       607
Stated Documentation .........     1,311     399,467,937.63      43.37         304,704.76      7.766          82.37        647
Limited Documentation ........        59      17,802,038.17       1.93         301,729.46      7.385          81.40        618
                                   -----  -----------------     ------
      Total ..................     3,681  $  921,072,717.28     100.00%       $250,223.50      7.489%         82.09%       624
                                   =====  =================     ======

----------
(1)   For a description of the loan programs, see "The Mortgage
      Pool--Underwriting Standards of the Originators" in this prospectus supplement.

                Risk Categories of the Group II Mortgage Loans(1)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
      Risk Categories             Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
AA ...........................     2,835  $  737,893,143.03      80.11%       $260,279.77      7.405%         82.79%       636
A- ...........................       201      43,986,986.76       4.78         218,840.73      7.725          78.98        570
A+ ...........................       386      96,248,249.64      10.45         249,347.80      7.657          81.33        592
B ............................       152      27,514,491.85       2.99         181,016.39      8.158          76.90        554
C ............................       102      14,714,442.52       1.60         144,259.24      8.585          71.72        546
C- ...........................         5         715,403.48       0.08         143,080.70      9.680          70.70        526
                                   -----  -----------------     ------
      Total ..................     3,681  $  921,072,717.28     100.00%       $250,223.50      7.489%         82.09%       624
                                   =====  =================     ======

----------
(1)   For a description of the risk categories, see "The Mortgage
      Pool--Underwriting Standards of the Originators" in this prospectus supplement.

                    Loan Types of the Group II Mortgage Loans

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
        Loan Types                Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Fixed Rate ...................       850  $  143,946,809.10      15.63%       $169,349.19      7.557%         80.87%       632
ARM-2 Year/6 Month ...........       491     104,635,132.87      11.36         213,106.18      7.762          80.99        611
ARM-3 Year/6 Month ...........     1,255     272,362,236.04      29.57         217,021.70      7.568          82.58        602
Interest Only ARM-2 Year/6
Month ........................       495     203,241,457.00      22.07         410,588.80      7.156          82.24        650
Interest Only ARM-3 Year/6
Month ........................        90      35,758,020.00       3.88         397,311.33      6.991          83.06        638
Interest Only ARM - 1
Month ........................        18       9,378,195.00       1.02         521,010.83      6.711          81.69        730
ARM-2 Year/6
Month-Balloon-30/40 ..........       354     121,230,579.17      13.16         342,459.26      7.786          83.18        620
ARM-3 Year/6
Month-Balloon-30/40 ..........       128      30,520,288.09       3.31         238,439.75      7.404          81.02        633
                                   -----  -----------------     ------
      Total ..................     3,681  $  921,072,717.28     100.00%       $250,223.50      7.489%         82.09%       624
                                   =====  =================     ======

                    Geographic Distribution of the Mortgaged
                   Properties of the Group II Mortgage Loans

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
           State                  Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
California ...................       969  $  352,383,482.04      38.26%       $363,656.84      7.366%         82.62%       644
New York .....................       210      69,206,284.39       7.51         329,553.74      7.197          81.68        629
New Jersey ...................       225      64,210,258.81       6.97         285,378.93      7.588          81.88        611
Florida ......................       261      55,084,359.75       5.98         211,051.19      7.656          81.75        614
Texas ........................       367      46,111,750.35       5.01         125,645.10      7.881          79.06        592
Massachusetts ................       155      43,939,930.25       4.77         283,483.42      7.520          80.21        602
Illinois .....................       160      37,363,659.11       4.06         233,522.87      7.425          83.55        619
Maryland .....................        95      23,949,262.00       2.60         252,097.49      7.334          79.27        599
Hawaii .......................        54      21,557,706.26       2.34         399,216.78      6.730          79.15        652
Arizona ......................        87      21,178,505.41       2.30         243,431.10      7.621          80.12        616
Nevada .......................        74      18,792,493.56       2.04         253,952.62      7.327          80.56        623
Georgia ......................        88      15,620,983.81       1.70         177,511.18      7.997          83.82        595
Washington ...................        56      12,922,575.85       1.40         230,760.28      7.611          84.59        626
Ohio .........................       100      12,227,628.95       1.33         122,276.29      7.956          85.15        589
Michigan .....................        81       9,893,037.40       1.07         122,136.26      7.900          84.28        597
Other ........................       699     116,630,799.33      12.66         166,853.79      7.766          83.21        609
                                   -----  -----------------     ------
      Total ..................     3,681  $  921,072,717.28     100.00%       $250,223.50      7.489%         82.09%       624
                                   =====  =================     ======

            Range of Gross Margins of the Group II Mortgage Loans (%)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
Range of Gross Margins (%)        Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Fixed Rate Loans .............       850  $  143,946,809.10      15.63%       $169,349.19      7.557%         80.87%       632
 2.500 - 2.749 ...............         1         300,000.00       0.03         300,000.00      6.990          80.00        579
 2.750 - 2.999 ...............         3         980,700.00       0.11         326,900.00      6.217          81.86        764
 3.000 - 3.249 ...............        11       5,610,295.00       0.61         510,026.82      6.562          83.04        747
 3.250 - 3.499 ...............         4       2,787,200.00       0.30         696,800.00      7.185          78.90        683
 3.750 - 3.999 ...............        28       4,778,212.61       0.52         170,650.45      7.162          84.51        598
 4.000 - 4.249 ...............         9       1,707,591.31       0.19         189,732.37      7.427          85.05        598
 5.000 - 5.249 ...............       106      23,234,605.01       2.52         219,194.39      7.416          81.91        611
 5.250 - 5.499 ...............         2         250,970.00       0.03         125,485.00      8.199          78.21        609
 5.500 - 5.749 ...............       246      53,865,477.26       5.85         218,965.35      7.017          83.90        601
 5.750 - 5.999 ...............     1,327     377,739,445.77      41.01         284,656.70      7.320          82.81        624
 6.000 - 6.249 ...............       797     242,679,753.57      26.35         304,491.54      7.722          82.31        636
 6.250 - 6.499 ...............       119      29,096,398.15       3.16         244,507.55      7.905          81.26        590
 6.500 - 6.749 ...............       102      21,609,603.16       2.35         211,858.85      7.965          76.74        570
 6.750 - 6.999 ...............         7       2,040,569.08       0.22         291,509.87      7.565          80.51        569
 7.000 - 7.249 ...............        34       5,479,725.95       0.59         161,168.41      8.377          74.43        555
 7.250 - 7.499 ...............        32       4,108,889.88       0.45         128,402.81      9.097          67.50        538
 7.500 - 7.749 ...............         2         166,871.42       0.02          83,435.71      9.560          65.91        554
 8.000 - 8.249 ...............         1         689,600.00       0.07         689,600.00      6.750          80.00        718
                                   -----  -----------------     ------
      Total ..................     3,681  $  921,072,717.28     100.00%       $250,223.50      7.489%         82.09%       624
                                   =====  =================     ======

           Next Rate Adjustment Dates for the Group II Mortgage Loans

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
Next Rate Adjustment Dates        Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Fixed Rate Loans .............       850  $  143,946,809.10      15.63%       $169,349.19      7.557%         80.87%       632
January 2006 .................        18       9,378,195.00       1.02         521,010.83      6.711          81.69        730
July 2007 ....................         4       1,358,513.47       0.15         339,628.37      6.946          78.44        608
August 2007 ..................        40      14,712,340.65       1.60         367,808.52      7.163          85.26        628
September 2007 ...............        93      23,948,395.68       2.60         257,509.63      7.241          84.31        615
October 2007 .................       104      22,820,504.82       2.48         219,427.93      7.432          82.27        625
November 2007 ................       308      95,625,158.42      10.38         310,471.29      7.417          82.36        625
December 2007 ................       791     270,642,256.00      29.38         342,152.03      7.550          81.80        637
July 2008 ....................         2         426,850.73       0.05         213,425.36      6.743          80.00        630
August 2008 ..................        62      14,166,239.11       1.54         228,487.73      7.587          82.05        610
September 2008 ...............       647     136,635,264.06      14.83         211,182.79      7.438          83.84        597
October 2008 .................       147      37,809,130.63       4.10         257,204.97      7.331          82.45        601
November 2008 ................       226      58,422,873.59       6.34         258,508.29      7.536          82.17        616
December 2008 ................       389      91,180,186.00       9.90         234,396.37      7.601          80.77        622
                                   -----  -----------------     ------
      Total ..................     3,681  $  921,072,717.28     100.00%       $250,223.50      7.489%         82.09%       624
                                   =====  =================     ======

       Range of Maximum Mortgage Rates for the Group II Mortgage Loans (%)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
 Range of Maximum Mortgage       Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
         Rates (%)                Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Fixed Rate Loans .............       850  $  143,946,809.10      15.63%       $169,349.19      7.557%         80.87%       632
11.500 - 11.999 ..............         1         365,500.00       0.04         365,500.00      5.990          85.00        733
12.000 - 12.499 ..............        23       9,359,018.51       1.02         406,913.85      5.702          75.18        695
12.500 - 12.999 ..............        95      31,703,032.68       3.44         333,716.13      5.862          79.46        650
13.000 - 13.499 ..............       203      70,793,139.41       7.69         348,734.68      6.351          80.17        645
13.500 - 13.999 ..............       521     172,380,259.68      18.72         330,864.22      6.777          81.30        635
14.000 - 14.499 ..............       418     120,428,728.64      13.07         288,107.01      7.243          82.57        631
14.500 - 14.999 ..............       623     164,922,335.51      17.91         264,722.85      7.745          82.84        617
15.000 - 15.499 ..............       384      94,126,234.42      10.22         245,120.40      8.236          83.70        609
15.500 - 15.999 ..............       299      67,172,697.23       7.29         224,657.85      8.730          84.43        597
16.000 - 16.499 ..............       132      23,171,701.26       2.52         175,543.19      9.231          84.99        586
16.500 - 16.999 ..............        85      15,962,223.88       1.73         187,790.87      9.695          86.02        585
17.000 - 17.499 ..............        25       3,032,008.70       0.33         121,280.35     10.197          79.35        533
17.500 - 17.999 ..............        13       2,603,445.17       0.28         200,265.01     10.617          78.90        545
18.000 - 18.499 ..............         4         536,084.34       0.06         134,021.08     11.307          75.94        523
18.500 - 18.999 ..............         5         569,498.73       0.06         113,899.75     11.686          77.51        506
                                   -----  -----------------     ------
      Total ..................     3,681  $  921,072,717.28     100.00%       $250,223.50      7.489%         82.09%       624
                                   =====  =================     ======

       Range of Minimum Mortgage Rates for the Group II Mortgage Loans (%)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
 Range of Minimum Mortgage       Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
         Rates (%)                Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Fixed Rate Loans .............       850  $  143,946,809.10      15.63%       $169,349.19      7.557%         80.87%       632
 5.000 - 5.499 ...............        14       5,461,670.12       0.59         390,119.29      5.286          70.50        657
 5.500 - 5.999 ...............        91      29,540,232.68       3.21         324,617.94      5.778          79.13        645
 6.000 - 6.499 ...............       201      70,071,305.03       7.61         348,613.46      6.288          80.21        650
 6.500 - 6.999 ...............       524     174,465,887.39      18.94         332,950.17      6.776          81.35        636
 7.000 - 7.499 ...............       428     124,894,911.41      13.56         291,810.54      7.242          82.50        633
 7.500 - 7.999 ...............       624     165,219,487.50      17.94         264,774.82      7.744          82.83        617
 8.000 - 8.499 ...............       384      94,041,224.41      10.21         244,899.02      8.234          83.69        609
 8.500 - 8.999 ...............       300      67,318,217.54       7.31         224,394.06      8.731          84.42        596
 9.000 - 9.499 ...............       133      23,409,711.27       2.54         176,012.87      9.232          85.04        586
 9.500 - 9.999 ...............        85      15,962,223.88       1.73         187,790.87      9.695          86.02        585
10.000 - 10.499 ..............        25       3,032,008.70       0.33         121,280.35     10.197          79.35        533
10.500 - 10.999 ..............        13       2,603,445.17       0.28         200,265.01     10.617          78.90        545
11.000 - 11.499 ..............         4         536,084.34       0.06         134,021.08     11.307          75.94        523
11.500 - 11.999 ..............         5         569,498.73       0.06         113,899.75     11.686          77.51        506
                                   -----  -----------------     ------
      Total ..................     3,681  $  921,072,717.28     100.00%       $250,223.50      7.489%         82.09%       624
                                   =====  =================     ======

          Initial Periodic Rate Cap of the Group II Mortgage Loans (%)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
 Initial Periodic Rate Cap       Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
            (%)                   Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Fixed Rate Loans .............       850  $  143,946,809.10      15.63%       $169,349.19      7.557%         80.87%       632
1.000 ........................        13       3,011,338.76       0.33         231,641.44      7.595          83.14        582
1.500 ........................     2,800     764,736,374.42      83.03         273,120.13      7.486          82.33        622
3.000 ........................        18       9,378,195.00       1.02         521,010.83      6.711          81.69        730
                                   -----  -----------------     ------
      Total ..................     3,681  $  921,072,717.28     100.00%       $250,223.50      7.489%         82.09%       624
                                   =====  =================     ======

         Subsequent Periodic Rate Cap of the Group II Mortgage Loans (%)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
    Subsequent Periodic          Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
       Rate Cap (%)               Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
Fixed Rate Loans .............       850  $  143,946,809.10      15.63%       $169,349.19      7.557%         80.87%       632
1.000 ........................        13       3,011,338.76       0.33         231,641.44      7.595          83.14        582
1.500 ........................     2,800     764,736,374.42      83.03         273,120.13      7.486          82.33        622
3.000 ........................        18       9,378,195.00       1.02         521,010.83      6.711          81.69        730
                                   -----  -----------------     ------
      Total ..................     3,681  $  921,072,717.28     100.00%       $250,223.50      7.489%         82.09%       624
                                   =====  =================     ======

        Original Prepayment Term of the Group II Mortgage Loans (Months)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
 Original Prepayment Term        Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
         (Months)                 Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
0 ............................     1,422  $  337,045,840.18      36.59%       $237,022.39      7.820%         82.35%       618
12 ...........................       156      51,066,900.02       5.54         327,351.92      7.357          81.51        635
24 ...........................     1,239     345,371,307.17      37.50         278,750.05      7.425          82.94        631
36 ...........................       864     187,588,669.91      20.37         217,116.52      7.050          80.25        621
                                   -----  -----------------     ------
      Total ..................     3,681  $  921,072,717.28     100.00%       $250,223.50      7.489%         82.09%       624
                                   =====  =================     ======

                  Lien Position of the Group II Mortgage Loans

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
       Lien Position              Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
1st Lien .....................     3,261  $  888,778,251.80      96.49%       $272,547.76      7.373%         81.45%       624
2nd Lien .....................       420      32,294,465.48       3.51          76,891.58     10.692          99.84        636
                                   -----  -----------------     ------
      Total ..................     3,681  $  921,072,717.28     100.00%       $250,223.50      7.489%         82.09%       624
                                   =====  =================     ======

       Original Interest Only Term of the Group II Mortgage Loans (Months)

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
  Original Interest Only         Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
       Term (Months)              Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
0 ............................     3,078  $  672,695,045.28      73.03%       $218,549.40      7.628%         82.00%       614
24 ...........................        68      30,120,862.00       3.27         442,953.85      7.011          85.08        639
60 ...........................       517     208,878,615.00      22.68         404,020.53      7.149          81.97        650
120 ..........................        18       9,378,195.00       1.02         521,010.83      6.711          81.69        730
                                   -----  -----------------     ------
      Total ..................     3,681  $  921,072,717.28     100.00%       $250,223.50      7.489%         82.09%       624
                                   =====  =================     ======

              Range of Credit Scores of the Group II Mortgage Loans

                                                                 % Of                                      Weighted
                                               Aggregate       Aggregate        Average      Weighted       Average      Weighted
                                Number of     Cut-off Date   Cut-off Date    Cut-off Date    Average       Original      Average
                                 Mortgage      Principal       Principal       Principal     Mortgage    Loan-to-Value   Credit
  Range of Credit Scores          Loans       Balance ($)       Balance       Balance ($)    Rate (%)       Ratio (%)     Score
------------------------------  --------- -----------------  ------------     -----------    --------    -------------   --------
500 - 524 ....................       299  $   48,055,965.87       5.22%       $160,722.29      8.573%         77.89%       512
525 - 549 ....................       335      61,621,097.74       6.69         183,943.58      8.042          79.29        536
550 - 574 ....................       335      72,382,870.54       7.86         216,068.27      7.806          81.81        562
575 - 599 ....................       597     110,510,856.51      12.00         185,110.31      7.826          83.31        588
600 - 624 ....................       579     162,777,057.82      17.67         281,134.81      7.235          82.37        613
625 - 649 ....................       586     162,098,961.12      17.60         276,619.39      7.340          82.42        637
650 - 674 ....................       429     130,084,597.22      14.12         303,227.50      7.211          82.13        661
675 - 699 ....................       270      87,350,564.97       9.48         323,520.61      7.249          84.13        686
700 - 724 ....................       131      44,480,551.51       4.83         339,546.19      7.348          82.08        710
725 - 749 ....................        69      25,263,150.21       2.74         366,132.61      7.110          82.30        736
750 - 774 ....................        34      10,502,953.86       1.14         308,910.41      7.044          80.20        764
775 - 799 ....................        15       5,172,286.06       0.56         344,819.07      6.811          80.65        781
800 or greater ...............         2         771,803.84       0.08         385,901.92      8.365          86.99        804
                                   -----  -----------------     ------
      Total ..................     3,681  $  921,072,717.28     100.00%       $250,223.50      7.489%         82.09%       624
                                   =====  =================     ======

Credit Scores

      Credit scores are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's creditworthiness. Credit scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. None of the seller, the servicer, the trustee, the underwriters or the depositor makes any representations or warranties as to the actual performance of any mortgage loan or that a particular credit score should be relied upon as a basis for an expectation that the borrower will repay the mortgage loan according to its terms.

The Index

      As of any adjustment date, the index applicable to the determination of the mortgage rate on substantially all of the adjustable-rate mortgage loans will be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in The Wall Street Journal and as most recently available as specified in the related mortgage note either as of the first business day 45 days prior to that adjustment date or as of the first business day of the month preceding the month of the adjustment date.

      In the event that the index becomes unavailable or otherwise unpublished, the servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

The Originators

      Each originator is an operating subsidiary of New Century Financial Corporation, a publicly traded company. Founded in 1995 and headquartered in Irvine, California, New Century Financial Corporation is a real estate investment trust and one of the nation's premier full service mortgage finance companies, providing first and second mortgage products to borrowers nationwide. The company offers a broad range of mortgage products designed to meet the needs of all borrowers.

      Each originator is a consumer finance and mortgage banking company that originates, purchases and sells first lien and second lien mortgage loans and other consumer loans. New Century Mortgage Corporation emphasizes the origination of mortgage loans that are commonly referred to as non-conforming "B&C" mortgage loans or subprime mortgage loans. Home123 Corporation emphasizes the origination of mortgage loans that are commonly referred to as "Alt-A," "jumbo" and conforming mortgage loans, as well as home equity lines of credit.

      As of September 30, 2005, New Century Financial Corporation employed approximately 7,500 associates and originated loans through its wholesale network of approximately 46,000 independent mortgage brokers and through its retail network of 216 sales offices operating in 35 states and 34 regional processing centers operating in 17 states. For the quarter ending September 30, 2005, New Century Financial Corporation originated $40.4 billion in mortgage loans.

Underwriting Standards of the Originators

      The mortgage loans were originated or acquired by the originators in accordance with the underwriting guidelines established by them. The following is a general summary of the underwriting guidelines believed by the depositor to have been generally applied, with some variation, by the originators. This summary does not purport to be a complete description of the underwriting standards of the originators.

      The underwriting guidelines are primarily intended to assess the borrower's ability to repay the mortgage loan, to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. All of the mortgage loans in the mortgage pool were also underwritten with a view toward the resale of the mortgage loans in the secondary mortgage market. While the originators' primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originators also consider, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The mortgage loans, in most cases, bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner. As a result of the originators' underwriting criteria, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure and loss experience on the mortgage loans than these changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. In addition, there can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of that mortgaged property at the time of that appraisal or review.

      The mortgage loans will have been originated in accordance with the underwriting guidelines. On a case by case basis, exceptions to the underwriting guidelines are made where compensating factors exist. It is expected that a substantial portion of the mortgage loans in the mortgage pool that were originated by the originators will represent these exceptions.

      Each applicant completes an application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The underwriting guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are on forms acceptable to Fannie Mae and Freddie Mac. The underwriting guidelines require a review of the appraisal by a qualified employee of the related originator or by an appraiser retained by that originator. If the appraised value of a mortgaged property as determined by a review is more than 7% but less than 25% lower than the value as determined by the appraisal, then the related originator uses the value as determined by the review in computing the loan-to-value ratio of the related mortgage loan. If the appraised value of a mortgaged property as determined by a review is 25% or more lower than the value as determined by the appraisal, then the related originator obtains a new appraisal from a different appraiser and repeats the review process.

      The mortgage loans were originated consistent with and generally conform to the underwriting guidelines' full documentation, limited documentation and stated income documentation residential loan programs. Under each of the programs, the related originator reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. In determining the ability of the applicant to repay the loan, a qualifying rate has been created under the underwriting guidelines that generally is equal to the interest rate on that loan. The underwriting guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires the related originator's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $500,000 (additional requirements may be imposed in connection with loans in excess of $500,000). The underwriting guidelines generally permit loans on one to four family residential properties to have a loan-to-value ratio at origination of up to 95% with respect to first liens loans. The maximum loan-to-value ratio depends on, among other things, the purpose of the mortgage loan, a borrower's credit history, home ownership history, mortgage payment history or rental payment history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. With respect to mortgage loans secured by mortgaged properties acquired by a mortgagor under a "lease option purchase," the loan-to-value ratio of the related mortgage loan is based on the lower of the appraised value at the time of origination of the mortgage loan or the sale price of the related mortgaged property if the "lease option purchase price" was set less than 12 months prior to origination and is based on the appraised value at the time of origination if the "lease option purchase price" was set 12 months or more prior to origination.

      The underwriting guidelines require that the income of each applicant for a mortgage loan under the full and limited documentation programs be verified. The specific income documentation required for the originators' various programs are as follows: under the full documentation program, applicants usually are required to submit one written form of verification from the employer of stable income for at least 12 months for salaried employees and 24 months for self-employed applicants or for any special program applicant with a credit score of less than 580; under the limited documentation program, applicants usually are required to submit verification of stable income for at least 6 months, such as 6 consecutive months of complete personal checking account bank statements. Under the stated income program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs require that, with respect to salaried employees, there be a telephone verification of the applicant's employment. Verification of the source of funds, if any, required to be deposited by the applicant into escrow in the case of a purchase money loan is required.

      In evaluating the credit quality of borrowers, the originators utilize credit bureau risk scores, or a credit score, a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit data repositories: Equifax, TransUnion and Experian.

      The underwriting guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

      "AA" Risk. Under the "AA" risk category, the applicant must have a credit score of 500, or greater, based on loan-to-value ratio and loan amount. Two or more tradelines (one of which with 24 months history and no late payments), are required for loan-to-value ratios above 90%. The borrower must have no late mortgage payments within the last 12 months on an existing mortgage loan. No bankruptcy may have occurred during the preceding two years for borrowers with a credit score of less than 620; provided, however, that a Chapter 7 bankruptcy for a borrower with a credit score in excess of 550 (or 580 under the stated income documentation program) may have occurred as long as such bankruptcy is discharged at least one day prior to funding of the mortgage loan. A maximum loan-to-value ratio of 90% is permitted with respect to borrowers with Chapter 7 bankruptcy, which Chapter 7 bankruptcy is discharged at least one day prior to the mortgage loan funding. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower's mortgage loan (any such mortgage loan may not exceed a 90% loan-to-value ratio); provided that such borrower has a credit score of at least 550 (or 580 with respect to stated income documentation programs). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosures) may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95%, is permitted for a mortgage loan on a single family owner occupied or two unit property. A maximum loan-to-value ratio of 90% is permitted for a mortgage loan on a non-owner occupied property, an owner occupied high-rise condominium or a three to four family residential property. The maximum loan-to-value ratio for rural, remote or unique properties is 85%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

      "A+" Risk. Under the "A+" risk category, the applicant must have a credit score of 500, or greater, based on loan-to-value ratio and loan amount. Two or more tradelines (one of which with 24 months history and no late payments), are required for loan-to-value ratios above 90%. A maximum of one 30 day late payment within the last 12 months is acceptable on an existing mortgage loan. No bankruptcy may have occurred during the preceding two years for borrowers with credit scores of less than 640; provided, however, that a Chapter 7 bankruptcy for a borrower with a credit score in excess of 550 (or 580 under the stated income documentation program) may have occurred as long as such bankruptcy is discharged at least one day prior to funding of the loan. A maximum loan-to-value ratio of 90% is permitted with respect to borrowers with Chapter 7 bankruptcy, which Chapter 7 bankruptcy is discharged at least one day prior to loan funding. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower's loan (any such loan may not exceed a 90% loan-to-value ratio), provided that such borrower has a credit score of at least 550 (or 580 with respect to stated income documentation programs). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosures) may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% (or 90% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on a single family owner occupied or two unit property. A maximum loan-to-value ratio of 90% is permitted for a mortgage loan on a non owner occupied property, an owner occupied high-rise condominium or a three to four family residential property. The maximum loan-to-value ratio for rural, remote or unique properties is 85%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

      "A-" Risk. Under the "A-" risk category, an applicant must have a credit score of 500, or greater, based on loan-to-value ratio and loan amount. A maximum of three 30 day late payment and no 60 day late payments within the last 12 months is acceptable on an existing mortgage loan. No bankruptcy may have occurred during the preceding two years for borrowers with credit scores of less than 660; provided, however, that a Chapter 7 bankruptcy for a borrower with a credit score in excess of 550 (or 580 under the stated income documentation program) may have occurred as long as such bankruptcy is discharged at least one day prior to funding of the mortgage loan. A maximum loan-to-value ratio of 90% is permitted with respect to borrowers with Chapter 7 bankruptcy, which Chapter 7 bankruptcy is discharged at least one day prior to mortgage loan funding. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower's mortgage loan (any such mortgage loan may not exceed a 90% loan-to-value ratio), provided that such borrower has a credit score of at least 550 (or 580 with respect to stated income documentation programs). The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90% (or 80% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on a single family owner occupied or two unit property. A maximum loan-to-value ratio of 85% (or 75% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on a non-owner occupied property. A maximum loan-to-value ratio of 85% (or 75% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on an owner occupied high-rise condominium or a three to four family residential property. The maximum loan-to-value ratio for rural, remote, or unique properties is 80%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for a refinance loan and 100%, for a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

      "B" Risk. Under the "B" risk category, an applicant must have a credit score of 500, or greater, based on loan-to-value ratio and loan amount. Unlimited 30 day late payments and a maximum of one 60 day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 90 days late at the time of funding of the loan. No bankruptcy filings within the past 18 months or notice of default filings within the last 18 months by the applicant may have occurred; provided, however, that Chapter 7 bankruptcy for a borrower with a credit score in excess of 550 (or 580 under the stated income documentation program) may have occurred as long as such bankruptcy has been discharged at least one day prior to funding of the loan. A maximum loan-to-value ratio of 85% is permitted with respect to borrowers with a Chapter 7 bankruptcy, which Chapter 7 bankruptcy was discharged at least one day prior to loan funding. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the loan proceeds (such loans may not exceed a 85% loan-to-value ratio), provided that such borrower has a credit score of at least 550 (or 580 with respect to stated income documentation programs). The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 85% (or 75% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on an owner occupied detached property originated under the full documentation program. A maximum loan-to-value ratio of 80% is permitted for a mortgage loan on a non-owner occupied property, an owner occupied high-rise condominium or a three to four family residential property (70% for a mortgage loan on a non owner occupied property and 70% for a mortgage loan on an owner occupied high-rise condominium or a three to four family residential property originated under the stated income documentation program). The maximum loan-to-value ratio for rural, remote or unique properties is 75%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for a refinance loan and for a purchase money loan. The maximum debt service-to-income ratio is usually 50%, unless the loan-to-value ratio is reduced.

      "C" Risk. Under the "C" risk category, an applicant must have a credit score of 500, or greater, based on loan-to-value ratio and loan amount.
Unlimited 30 day and 60 day late payments and a maximum of one 90 day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 120 days late at the time of funding of the loan. All bankruptcies must be discharged at least one day prior to funding of the mortgage loan; provided, however, that Chapter 13 bankruptcies may be discharged with loan proceeds. The mortgaged property must be in average condition. In most cases, a maximum loan-to-value ratio of 80% for a mortgage loan on a single family, owner occupied or two unit property for a full documentation program (70% for mortgage loans originated under the stated income documentation program), is permitted. A maximum loan-to-value ratio of 75% is permitted for a mortgage loan on a non-owner occupied property, an owner occupied high-rise condominium or a three to four family residential property (65% for a mortgage loan on a non owner occupied property, an owner occupied high-rise condominium or a three to four family residential property originated under the stated income documentation program). The maximum loan-to-value ratio for rural, remote or unique properties is 65%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 85% for a refinance loan and for a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

      "C-" Risk. Under the "C-" risk category, an applicant must have a credit score of 500, or greater. A maximum of two 90 day late payments or one 120 day late payment is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 150 days late at the time of funding of the loan. There may be no current notice of default and all bankruptcies must be discharged at least one day prior to funding of the mortgage loan; provided, however, that Chapter 13 bankruptcies may be discharged with loan proceeds. A maximum loan-to-value ratio of 70% (55% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on a single family owner occupied or two unit property. A maximum loan-to-value ratio of 65% is permitted for a mortgage loan on a non-owner occupied property, an owner occupied high-rise condominium or a three to four family residential property (50% for a mortgage loan on a non owner occupied property, an owner occupied high-rise condominium or a three to four family residential property originated under the stated income documentation program). Rural, remote or unique properties are not allowed. The maximum combined loan-to-value ratio, including any related subordinate lien, is 80% for a refinance loan and 80% for a purchase money loan. The maximum debt service-to-income ratio is usually 55%.

      Special Programs. The originators originate loans which they call "special programs" to enable borrowers with higher credit scores and good mortgage histories, the ability to obtain larger loan amounts or higher loan-to-value ratios. Special programs extend loan-to-value ratios to a maximum of 100%, and combined 80/20 (first/second) loan combinations to 100% combined loan-to-value ratio and loan amounts to $1,000,000 with higher minimum credit scores and paid-as-agreed minimum tradeline requirements. No bankruptcy filing may have occurred during the preceding two years for borrowers with credit scores less than 580 under the full income documentation program, 600 under the limited documentation program, or 620 under the stated income documentation program (Chapter 13 bankruptcies may not be paid off with loan proceeds). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosures) may have occurred during the preceding two years. The mortgaged property must be in at least average condition. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 50%.

      Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case by case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors, such as: low loan-to-value ratio; pride of ownership; a maximum of one 30 day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of four or more years. An exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant's monthly aggregate mortgage payment by 25% or more. Accordingly, a mortgagor may qualify in a more favorable risk category than, in the absence of compensating factors, would satisfy only the criteria of a less favorable risk category. It is expected that a substantial portion of the mortgage loans will represent these kinds of exceptions.

                            YIELD ON THE CERTIFICATES

General Prepayment Considerations

      The yields to maturity of the Offered Certificates will be sensitive to defaults on the mortgage loans. If a purchaser of a Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

      The rate of principal distributions, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the adjustable-rate mortgage loans will in turn be affected by the amortization schedules of such mortgage loans as they change from time to time to accommodate changes in the mortgage rates and by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool" in this prospectus supplement, with respect to approximately 64.95% of the Group I Mortgage Loans and approximately 63.41% of the Group II Mortgage Loans (in each case by aggregate principal balance of the related loan group as of the cut-off date) and approximately 63.97% of the mortgage loans (by aggregate principal balance as of the cut-off date), a prepayment may subject the related mortgagor to a prepayment charge.

      Prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal to the holders of the class or classes of Offered Certificates then entitled to receive distributions that otherwise would be distributed over the remaining terms of the mortgage loans. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Offered Certificates are purchased at a discount or premium and the degree to which the timing of distributions on the Offered Certificates is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than assumed rate of principal payments on the mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield. In the case of any Offered Certificate purchased at a premium, investors should consider the risk that a faster than assumed rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield.

      It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the yield to maturity on the Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In most cases, the earlier a prepayment of principal is made on the mortgage loans, the greater the effect on the yield to maturity of the

Offered Certificates. As a result, the effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate assumed by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

      The rate of payments, including prepayments, on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. The prepayment experience of the delayed first adjustment mortgage loans may differ from that of the other mortgage loans. The delayed first adjustment mortgage loans may be subject to greater rates of prepayments as they approach their initial adjustment dates even if market interest rates are only slightly higher or lower than the mortgage rates on the delayed first adjustment mortgage loans as borrowers seek to avoid changes in their monthly payments. In addition, the existence of the applicable periodic rate caps, maximum mortgage rates and minimum mortgage rates with respect to the adjustable-rate mortgage loans may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans in the mortgage pool during any period or over the life of the certificates. Furthermore, the interest-only feature of the interest-only mortgage loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the mortgage rates. However, as a mortgage loan with such a feature nears the end of its interest-only period, the borrower may be more likely to refinance the mortgage loan, even if market interest rates are only slightly less than the applicable mortgage rate in order to avoid the increase in the monthly payments to amortize the mortgage loan over its remaining life. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

      Because principal distributions prior to the Stepdown Date or when a Trigger Event is in effect are made to more senior classes of Offered Certificates before other classes, holders of classes of Offered Certificates having later distribution priorities bear a greater risk of losses than holders of classes having earlier distribution priorities. As a result, the certificates having later priorities will represent an increasing percentage interest in the trust during the period prior to the commencement of distributions of principal on these certificates. As described under "Description of the Certificates--Principal Distributions" in this prospectus supplement, prior to the Stepdown Date, all principal payments on the mortgage loans will be allocated to the Class A Certificates. Thereafter, as further described in this prospectus supplement, during certain periods, subject to certain triggers described in this prospectus supplement, all principal payments on the mortgage loans will be allocated to the Offered Certificates in the priorities described under "Description of the Certificates--Principal Distributions" in this prospectus supplement.

      Defaults on mortgage loans may occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse will be available beyond the specific mortgaged property pledged as security for repayment or that the value of the mortgaged property will be sufficient to cover the amount due on the mortgage loan. Any recovery made on a defaulted mortgage loan will have the same effect on the holders of the Offered Certificates as a prepayment of those mortgage loans. See "The Mortgage Pool--Underwriting Standards of the Originators" in this prospectus supplement.

Shortfalls in Collections of Interest

      When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state laws to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on mortgage loans affected by application of such laws. The servicer is obligated to pay those interest shortfalls attributable to principal prepayments in full occurring between the first day of the related prepayment period and the last day of the calendar month preceeding the related Distribution Date, but only to the extent of its aggregate servicing fee for the related due period. Accordingly, the effect of any principal prepayments on the mortgage loans, to the extent that Prepayment Interest Shortfalls exceed Compensating Interest or any shortfalls resulting from the application of the Relief Act or similar state laws will be to reduce the aggregate amount of interest collected that is available for distribution to certificateholders.

      Any of these shortfalls will be allocated among the certificates as provided under "Description of the Certificates--Interest Distributions" in this prospectus supplement. See "Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus.

Special Yield Considerations

      The mortgage rates on the fixed-rate mortgage loans are fixed and will not vary with any index and the mortgage rates on substantially all of the adjustable-rate mortgage loans adjust semi-annually based upon six-month LIBOR, subject to periodic and lifetime limitations and generally after an initial period of two or three years after origination. The interest due on the mortgage loans during any Due Period, net of fees and expenses of the trust, may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable certificate margin on the Offered Certificates during the related Interest Accrual Period. In addition, six-month LIBOR and one-month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both one-month LIBOR and six-month LIBOR rise during the same period, one-month LIBOR may rise more rapidly than six-month LIBOR, potentially resulting in the application of the related rate cap on the related class of Offered Certificates. Application of the Net WAC Pass-Through Rate would adversely affect the yields to maturity on the Offered Certificates. In addition, the Net WAC Pass-Through Rate for the Offered Certificates will be reduced by the prepayment of mortgage loans with relatively higher mortgage rates.

      If the pass-through rate on any class of Offered Certificates is limited by the Net WAC Pass-Through Rate for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of such certificates on such distribution date or on future distribution dates, to the extent that on such distribution date or future distribution dates there are any available funds remaining after certain other distributions on the Offered Certificates and the payment of certain fees and expenses of the trust and to the extent of any payments owed to the Swap Counterparty under the Interest Rate Swap Agreement. The ratings on the Offered Certificates will not address the likelihood of the recovery of any basis risk shortfalls by holders of those certificates.

      As described under "Description of the Certificates--Allocation of Losses; Subordination," amounts otherwise distributable to holders of the Mezzanine Certificates and the Class CE Certificates may be made available to protect the holders of the Class A Certificates against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by advances made by the servicer. Such delinquencies may affect the yields to investors in these certificates and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of these certificates. In addition, the rate of delinquencies or losses on the mortgage loans will affect the rate of principal distributions on the Mezzanine Certificates. See "Description of the Certificates--Principal Distributions" in this prospectus supplement.

Weighted Average Lives

      Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans) and the timing thereof.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement (referred to as the Prepayment Assumption in this prospectus supplement) assumes:

      (i) in the case of the fixed-rate mortgage loans, 100% of the Fixed-Rate Prepayment Vector. The Fixed-Rate Prepayment Vector assumes a constant prepayment rate, or CPR, of approximately 4% per annum in the first month of the life of such mortgage loans and an additional approximately 1.4545% (precisely 16%/11) per annum in each month thereafter until the 12th month. Beginning in the 12th month and in each month thereafter during the life of such mortgage loans, the Fixed-Rate Prepayment Vector assumes a CPR of 20% per annum; and

      (ii) in the case of the adjustable-rate mortgage loans, 100% of the Adjustable-Rate Prepayment Vector. The Adjustable-Rate Prepayment Vector assumes
(A) with respect to the adjustable rate mortgage loans with fixed periods of one month or two years following origination (a) a CPR of 2% per annum in the first month of the life of such mortgage loans and an additional approximately 2.5455% (precisely 28%/11) per annum in each month thereafter until the 12th month. Beginning in the 12th month and in each month thereafter until the 22nd month, the Adjustable-Rate Prepayment Vector assumes a CPR of 30% per annum, (b) beginning in the 23rd month and in each month thereafter until the 27th month, a CPR of 50% per annum, and (c) beginning in the 28th month and in each month thereafter during the life of such mortgage loans, the Adjustable-Rate
Prepayment Vector assumes a CPR of 35% per annum, and (B) with respect to the adjustable rate mortgage loans with fixed periods of three years following origination (a) a CPR of 2% per annum in the first month of the life of such mortgage loans and an additional approximately 2.5455% (precisely 28%/11) per annum in each month thereafter until the 12th month. Beginning in the 12th month and in each month thereafter until the 34th month, the Adjustable-Rate Prepayment Vector assumes a CPR of 30% per annum, (b) beginning in the 35th month and in each month thereafter until the 39th month, a CPR of 50% per annum, and (c) beginning in the 40th month and in each month thereafter during the life of such mortgage loans, the Adjustable-Rate Prepayment Vector assumes a CPR of 35% per annum. However, the prepayment rate will not exceed 90% CPR per annum in any period for any percentage of the Adjustable-Rate Prepayment Vector.

      CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust.

      Each of the Prepayment Scenarios in the table below assumes the respective percentages of the Prepayment Vector.

      The tables entitled "Percent of Initial Certificate Principal Balance Outstanding" in this prospectus supplement indicate the percentage of the initial Certificate Principal Balance of the Offered Certificates that would be outstanding after each of the dates shown at various percentages of the percentage of the Prepayment Assumption and the corresponding weighted average lives of these certificates. The tables are based on the following assumptions:

      o     the   mortgage   pool   consists   of   mortgage   loans   with  the
            characteristics set forth in Annex II of this prospectus supplement;

      o     the cut-off date for the mortgage loans is December 1, 2005;

      o distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in January 2006;

      o the mortgage loans prepay at the percentages of the applicable Prepayment Vector indicated in the applicable Prepayment Scenario;

      o no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans and no shortfalls due to the application of the Relief Act or similar state laws are incurred;

      o none of the seller, the servicer or any other person purchases from the trust any mortgage loan under any obligation or option under the pooling and servicing agreement, except as indicated in the second footnote to the tables entitled "Percent of Initial Certificate Principal Balance Outstanding";

      o scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in January 2006, and are computed prior to giving effect to any prepayments received in the prior month;

      o prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in December 2005, and include 30 days' interest on the mortgage loan;

      o the scheduled monthly payment for each mortgage loan (and for each interest only mortgage loan following its initial interest only period) is calculated based on its principal balance, mortgage rate, original term to stated maturity and remaining term to stated maturity so that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to stated maturity;

      o     the certificates are purchased on December 28, 2005;

      o six-month LIBOR remains constant at 4.68% per annum and the mortgage rate on each adjustable-rate mortgage loan is adjusted on the next adjustment date and on subsequent adjustment dates, if necessary, to equal the applicable index plus the applicable gross margin, subject to the applicable periodic rate cap and lifetime rate cap limitations;

      o     one-month LIBOR remains constant at 4.39% per annum;

      o each of the "ARM1MO" mortgage loans set forth in Annex II adjust based on a one-month LIBOR index and the other adjustable-rate mortgage loans adjust based on a six-month LIBOR index;

      o the monthly payment on each adjustable-rate mortgage loan is adjusted on the due date immediately following the next adjustment date and on subsequent adjustment dates, if necessary, to equal a fully amortizing monthly payment;

      o a "*" in the tables entitled "Percent of Initial Certificate Principal Balance Outstanding" indicates a number less than 0.5% but greater than zero;

      o each of the Fixed Swap Payment and the Floating Swap Payment is calculated as described under "Description of the Certificates--Interest Rate Swap Agreement, the Swap Provider and the Swap Account" and no Swap Termination Payment is made;

      o the net mortgage rate on each mortgage loan was calculated assuming a combined Servicing Fee Rate and Trustee Fee Rate of 0.502%; and

      o the Overcollateralization Target Amount conforms to the definition for such amount set forth herein.

                             Prepayment Scenarios(1)

                                      I    II   III   IV     V     VI   VII
                                     ---  ---- -----  ----  ----  ----  ----
Adjustable-Rate Mortgage Loans:       0%   50%  75%   100%  125%  150%  200%
Fixed-Rate Mortgage Loans:            0%   50%  75%   100%  125%  150%  200%

----------
(1) Percentages of the Fixed-Rate Prepayment Vector in the case of the fixed-rate mortgage loans and the Adjustable-Rate Prepayment Vector in the case of the adjustable-rate mortgage loans.

      There will be discrepancies between the characteristics of the actual mortgage loans in the mortgage pool and the characteristics assumed in preparing the tables entitled "Percent of Initial Certificate Principal Balance Outstanding" in this prospectus supplement. Any discrepancy may have an effect upon the percentages of the initial Certificate Principal Balance outstanding, and the corresponding weighted average lives, of the Offered Certificates set forth in the tables. In addition, since the actual mortgage loans included in the mortgage pool will have characteristics that differ from those assumed in preparing the tables and since it is not likely the level of one-month LIBOR will remain constant as assumed, the Offered Certificates may mature earlier or later than indicated by the tables. In addition, as described under "Description of the Certificates--Principal Distributions" in this prospectus supplement, the occurrence of the Stepdown Date or a Trigger Event will have the effect of accelerating or decelerating the amortization of the Offered Certificates, affecting the weighted average lives of such Offered Certificates. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the prepayment experience and the principal balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Principal Balances, and corresponding weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of all the mortgage loans included in the mortgage pool equals any of the specified percentages of the percentage of the prepayment assumption shown in the immediately following tables.

          Percent of Initial Certificate Principal Balance Outstanding

                                                    Class A-1
                                               Prepayment Scenario
                                  ----------------------------------------------
Distribution Date                  I      II    III     IV     V      VI    VII
-------------------------------   ----   ----   ----   ----   ----   ----   ----
Initial Percentage ............   100%   100%   100%   100%   100%   100%   100%
December 25, 2006 .............    99     88     83     77     71     65     53
December 25, 2007 .............    98     70     57     45     33     22      4
December 25, 2008 .............    97     53     36     21      8      0      0
December 25, 2009 .............    97     40     27     19      8      0      0
December 25, 2010 .............    96     32     21     13      8      0      0
December 25, 2011 .............    95     27     16      9      5      0      0
December 25, 2012 .............    93     22     12      6      3      0      0
December 25, 2013 .............    92     19      9      5      2      0      0
December 25, 2014 .............    91     16      7      3      2      0      0
December 25, 2015 .............    89     13      6      2      1      0      0
December 25, 2016 .............    87     11      4      2      1      0      0
December 25, 2017 .............    85      9      3      1      *      0      0
December 25, 2018 .............    83      8      3      1      0      0      0
December 25, 2019 .............    81      6      2      1      0      0      0
December 25, 2020 .............    78      5      2      *      0      0      0
December 25, 2021 .............    75      4      1      *      0      0      0
December 25, 2022 .............    72      4      1      0      0      0      0
December 25, 2023 .............    69      3      1      0      0      0      0
December 25, 2024 .............    65      3      *      0      0      0      0
December 25, 2025 .............    61      2      *      0      0      0      0
December 25, 2026 .............    56      2      0      0      0      0      0
December 25, 2027 .............    51      1      0      0      0      0      0
December 25, 2028 .............    46      1      0      0      0      0      0
December 25, 2029 .............    40      1      0      0      0      0      0
December 25, 2030 .............    34      1      0      0      0      0      0
December 25, 2031 .............    30      *      0      0      0      0      0
December 25, 2032 .............    26      0      0      0      0      0      0
December 25, 2033 .............    21      0      0      0      0      0      0
December 25, 2034 .............    15      0      0      0      0      0      0
December 25, 2035 .............     0      0      0      0      0      0      0
Weighted Average Life
  (years) to Maturity(1) ...... 20.78    4.95   3.46   2.60   1.98   1.42   1.13
Weighted Average Life
  (years) to Optional
  Termination(1)(2) ........... 20.78    4.58   3.17   2.39   1.80   1.42   1.13

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

          Percent of Initial Certificate Principal Balance Outstanding

                                                    Class A-2a
                                               Prepayment Scenario
                                  ----------------------------------------------
Distribution Date                  I      II    III     IV     V      VI    VII
-------------------------------   ----   ----   ----   ----   ----   ----   ----
Initial Percentage ............   100%   100%   100%   100%   100%   100%   100%
December 25, 2006 .............    98     74     61     49     36     23      0
December 25, 2007 .............    97     35      6      0      0      0      0
December 25, 2008 .............    95      0      0      0      0      0      0
December 25, 2009 .............    93      0      0      0      0      0      0
December 25, 2010 .............    92      0      0      0      0      0      0
December 25, 2011 .............    89      0      0      0      0      0      0
December 25, 2012 .............    87      0      0      0      0      0      0
December 25, 2013 .............    84      0      0      0      0      0      0
December 25, 2014 .............    81      0      0      0      0      0      0
December 25, 2015 .............    77      0      0      0      0      0      0
December 25, 2016 .............    74      0      0      0      0      0      0
December 25, 2017 .............    69      0      0      0      0      0      0
December 25, 2018 .............    65      0      0      0      0      0      0
December 25, 2019 .............    59      0      0      0      0      0      0
December 25, 2020 .............    54      0      0      0      0      0      0
December 25, 2021 .............    48      0      0      0      0      0      0
December 25, 2022 .............    41      0      0      0      0      0      0
December 25, 2023 .............    33      0      0      0      0      0      0
December 25, 2024 .............    25      0      0      0      0      0      0
December 25, 2025 .............    16      0      0      0      0      0      0
December 25, 2026 .............     6      0      0      0      0      0      0
December 25, 2027 .............     0      0      0      0      0      0      0
December 25, 2028 .............     0      0      0      0      0      0      0
December 25, 2029 .............     0      0      0      0      0      0      0
December 25, 2030 .............     0      0      0      0      0      0      0
December 25, 2031 .............     0      0      0      0      0      0      0
December 25, 2032 .............     0      0      0      0      0      0      0
December 25, 2033 .............     0      0      0      0      0      0      0
December 25, 2034 .............     0      0      0      0      0      0      0
December 25, 2035 .............     0      0      0      0      0      0      0
Weighted Average Life
  (years) to Maturity(1) ...... 14.34   1.64   1.23   1.00   0.86   0.76   0.63
Weighted Average Life
  (years) to Optional
  Termination(1)(2) ........... 14.34   1.64   1.23   1.00   0.86   0.76   0.63

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

          Percent of Initial Certificate Principal Balance Outstanding

                                                     Class A-2b
                                                Prepayment Scenario
                                  ----------------------------------------------
Distribution Date                  I      II    III     IV     V      VI    VII
-------------------------------   ----   ----   ----   ----   ----   ----   ----
Initial Percentage ............   100%   100%   100%   100%   100%   100%   100%
December 25, 2006 .............   100    100    100    100    100    100     88
December 25, 2007 .............   100    100    100     43      0      0      0
December 25, 2008 .............   100     93      0      0      0      0      0
December 25, 2009 .............   100     13      0      0      0      0      0
December 25, 2010 .............   100      0      0      0      0      0      0
December 25, 2011 .............   100      0      0      0      0      0      0
December 25, 2012 .............   100      0      0      0      0      0      0
December 25, 2013 .............   100      0      0      0      0      0      0
December 25, 2014 .............   100      0      0      0      0      0      0
December 25, 2015 .............   100      0      0      0      0      0      0
December 25, 2016 .............   100      0      0      0      0      0      0
December 25, 2017 .............   100      0      0      0      0      0      0
December 25, 2018 .............   100      0      0      0      0      0      0
December 25, 2019 .............   100      0      0      0      0      0      0
December 25, 2020 .............   100      0      0      0      0      0      0
December 25, 2021 .............   100      0      0      0      0      0      0
December 25, 2022 .............   100      0      0      0      0      0      0
December 25, 2023 .............   100      0      0      0      0      0      0
December 25, 2024 .............   100      0      0      0      0      0      0
December 25, 2025 .............   100      0      0      0      0      0      0
December 25, 2026 .............   100      0      0      0      0      0      0
December 25, 2027 .............    85      0      0      0      0      0      0
December 25, 2028 .............    52      0      0      0      0      0      0
December 25, 2029 .............    14      0      0      0      0      0      0
December 25, 2030 .............     0      0      0      0      0      0      0
December 25, 2031 .............     0      0      0      0      0      0      0
December 25, 2032 .............     0      0      0      0      0      0      0
December 25, 2033 .............     0      0      0      0      0      0      0
December 25, 2034 .............     0      0      0      0      0      0      0
December 25, 2035 .............     0      0      0      0      0      0      0
Weighted Average Life
  (years) to Maturity(1) ...... 23.04   3.55   2.52   2.00   1.70   1.45   1.13
Weighted Average Life
  (years) to Optional
  Termination(1)(2) ........... 23.04   3.55   2.52   2.00   1.70   1.45   1.13

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

          Percent of Initial Certificate Principal Balance Outstanding

                                                     Class A-2c
                                               Prepayment Scenario
                                  ----------------------------------------------
Distribution Date                  I      II    III     IV     V      VI    VII
-------------------------------   ----   ----   ----   ----   ----   ----   ----
Initial Percentage ............   100%   100%   100%   100%   100%   100%   100%
December 25, 2006 .............   100    100    100    100    100    100    100
December 25, 2007 .............   100    100    100    100     83     40      0
December 25, 2008 .............   100    100     91     31      0      0      0
December 25, 2009 .............   100    100     61     28      0      0      0
December 25, 2010 .............   100     80     36      7      0      0      0
December 25, 2011 .............   100     60     18      0      0      0      0
December 25, 2012 .............   100     43      4      0      0      0      0
December 25, 2013 .............   100     29      0      0      0      0      0
December 25, 2014 .............   100     18      0      0      0      0      0
December 25, 2015 .............   100      8      0      0      0      0      0
December 25, 2016 .............   100      0      0      0      0      0      0
December 25, 2017 .............   100      0      0      0      0      0      0
December 25, 2018 .............   100      0      0      0      0      0      0
December 25, 2019 .............   100      0      0      0      0      0      0
December 25, 2020 .............   100      0      0      0      0      0      0
December 25, 2021 .............   100      0      0      0      0      0      0
December 25, 2022 .............   100      0      0      0      0      0      0
December 25, 2023 .............   100      0      0      0      0      0      0
December 25, 2024 .............   100      0      0      0      0      0      0
December 25, 2025 .............   100      0      0      0      0      0      0
December 25, 2026 .............   100      0      0      0      0      0      0
December 25, 2027 .............   100      0      0      0      0      0      0
December 25, 2028 .............   100      0      0      0      0      0      0
December 25, 2029 .............   100      0      0      0      0      0      0
December 25, 2030 .............    90      0      0      0      0      0      0
December 25, 2031 .............    73      0      0      0      0      0      0
December 25, 2032 .............    55      0      0      0      0      0      0
December 25, 2033 .............    35      0      0      0      0      0      0
December 25, 2034 .............    12      0      0      0      0      0      0
December 25, 2035 .............     0      0      0      0      0      0      0
Weighted Average Life
  (years) to Maturity(1) ...... 27.17   6.92   4.65   3.25   2.32   1.98   1.55
Weighted Average Life
  (years) to Optional
  Termination(1)(2) ........... 27.17   6.92   4.65   3.25   2.32   1.98   1.55

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

          Percent of Initial Certificate Principal Balance Outstanding

                                                     Class A-2d
                                                Prepayment Scenario
                                  ----------------------------------------------
Distribution Date                  I      II    III     IV     V      VI    VII
-------------------------------   ----   ----   ----   ----   ----   ----   ----
Initial Percentage ............   100%   100%   100%   100%   100%   100%   100%
December 25, 2006 .............   100    100    100    100    100    100    100
December 25, 2007 .............   100    100    100    100    100    100     20
December 25, 2008 .............   100    100    100    100     53      0      0
December 25, 2009 .............   100    100    100    100     53      0      0
December 25, 2010 .............   100    100    100    100     53      0      0
December 25, 2011 .............   100    100    100     80     42      0      0
December 25, 2012 .............   100    100    100     56     27      0      0
December 25, 2013 .............   100    100     84     39     18      0      0
December 25, 2014 .............   100    100     64     27     12      0      0
December 25, 2015 .............   100    100     49     19      8      0      0
December 25, 2016 .............   100    100     37     14      3      0      0
December 25, 2017 .............   100     83     29     10      *      0      0
December 25, 2018 .............   100     69     22      7      0      0      0
December 25, 2019 .............   100     57     17      3      0      0      0
December 25, 2020 .............   100     47     13      1      0      0      0
December 25, 2021 .............   100     39     10      0      0      0      0
December 25, 2022 .............   100     32      8      0      0      0      0
December 25, 2023 .............   100     26      5      0      0      0      0
December 25, 2024 .............   100     21      2      0      0      0      0
December 25, 2025 .............   100     17      *      0      0      0      0
December 25, 2026 .............   100     14      0      0      0      0      0
December 25, 2027 .............   100     11      0      0      0      0      0
December 25, 2028 .............   100      9      0      0      0      0      0
December 25, 2029 .............   100      6      0      0      0      0      0
December 25, 2030 .............   100      3      0      0      0      0      0
December 25, 2031 .............   100      1      0      0      0      0      0
December 25, 2032 .............   100      0      0      0      0      0      0
December 25, 2033 .............   100      0      0      0      0      0      0
December 25, 2034 .............   100      0      0      0      0      0      0
December 25, 2035 .............     0      0      0      0      0      0      0
Weighted Average Life
  (years) to Maturity(1) ...... 29.93  15.86  10.93   8.10   5.42   2.57   1.97
Weighted Average Life
  (years) to Optional
  Termination(1)(2) ........... 29.93  12.79   8.57   6.36   4.06   2.57   1.97

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

          Percent of Initial Certificate Principal Balance Outstanding

                                                      Class M-1
                                                Prepayment Scenario
                                  ----------------------------------------------
Distribution Date                  I      II    III     IV     V      VI    VII
-------------------------------   ----   ----   ----   ----   ----   ----   ----
Initial Percentage ............   100%   100%   100%   100%   100%   100%   100%
December 25, 2006 .............   100    100    100    100    100    100    100
December 25, 2007 .............   100    100    100    100    100    100    100
December 25, 2008 .............   100    100    100    100    100     88     93
December 25, 2009 .............   100    100     74     50    100     88     66
December 25, 2010 .............   100     88     56     35     42     88     33
December 25, 2011 .............   100     73     43     24     13     60     14
December 25, 2012 .............   100     61     33     17      8     37      2
December 25, 2013 .............   100     51     25     12      6     22      0
December 25, 2014 .............   100     42     19      8      4      9      0
December 25, 2015 .............   100     35     15      6      2      1      0
December 25, 2016 .............   100     30     11      4      0      0      0
December 25, 2017 .............   100     25      9      3      0      0      0
December 25, 2018 .............   100     20      7      1      0      0      0
December 25, 2019 .............   100     17      5      0      0      0      0
December 25, 2020 .............   100     14      4      0      0      0      0
December 25, 2021 .............   100     12      3      0      0      0      0
December 25, 2022 .............   100     10      1      0      0      0      0
December 25, 2023 .............   100      8      0      0      0      0      0
December 25, 2024 .............   100      6      0      0      0      0      0
December 25, 2025 .............   100      5      0      0      0      0      0
December 25, 2026 .............   100      4      0      0      0      0      0
December 25, 2027 .............   100      3      0      0      0      0      0
December 25, 2028 .............   100      3      0      0      0      0      0
December 25, 2029 .............   100      *      0      0      0      0      0
December 25, 2030 .............    94      0      0      0      0      0      0
December 25, 2031 .............    82      0      0      0      0      0      0
December 25, 2032 .............    69      0      0      0      0      0      0
December 25, 2033 .............    55      0      0      0      0      0      0
December 25, 2034 .............    39      0      0      0      0      0      0
November 25, 2035 .............     0      0      0      0      0      0      0
Weighted Average Life
  (years) to Maturity(1) ...... 28.05   9.61   6.54   5.23   5.32   6.52   4.61
Weighted Average Life
  (years) to Optional
  Termination(1)(2) ........... 28.05   8.71   5.86   4.72   4.86   3.93   2.85

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

          Percent of Initial Certificate Principal Balance Outstanding

                                                   Class M-2
                                              Prepayment Scenario
                                  ----------------------------------------------
Distribution Date                  I      II    III     IV     V      VI    VII
-------------------------------   ----   ----   ----   ----   ----   ----   ----
Initial Percentage ............   100%   100%   100%   100%   100%   100%   100%
December 25, 2006 .............   100    100    100    100    100    100    100
December 25, 2007 .............   100    100    100    100    100    100    100
December 25, 2008 .............   100    100    100    100    100    100     84
December 25, 2009 .............   100    100     74     50     88    100      8
December 25, 2010 .............   100     88     56     35     20     27      4
December 25, 2011 .............   100     73     43     24     13      7      0
December 25, 2012 .............   100     61     33     17      8      4      0
December 25, 2013 .............   100     51     25     12      6      0      0
December 25, 2014 .............   100     42     19      8      4      0      0
December 25, 2015 .............   100     35     15      6      0      0      0
December 25, 2016 .............   100     30     11      4      0      0      0
December 25, 2017 .............   100     25      9      3      0      0      0
December 25, 2018 .............   100     20      7      0      0      0      0
December 25, 2019 .............   100     17      5      0      0      0      0
December 25, 2020 .............   100     14      4      0      0      0      0
December 25, 2021 .............   100     12      3      0      0      0      0
December 25, 2022 .............   100     10      0      0      0      0      0
December 25, 2023 .............   100      8      0      0      0      0      0
December 25, 2024 .............   100      6      0      0      0      0      0
December 25, 2025 .............   100      5      0      0      0      0      0
December 25, 2026 .............   100      4      0      0      0      0      0
December 25, 2027 .............   100      3      0      0      0      0      0
December 25, 2028 .............   100      *      0      0      0      0      0
December 25, 2029 .............   100      0      0      0      0      0      0
December 25, 2030 .............    94      0      0      0      0      0      0
December 25, 2031 .............    82      0      0      0      0      0      0
December 25, 2032 .............    69      0      0      0      0      0      0
December 25, 2033 .............    55      0      0      0      0      0      0
December 25, 2034 .............    39      0      0      0      0      0      0
December 25, 2035 .............     0      0      0      0      0      0      0
Weighted Average Life
  (years) to Maturity(1) ......   28.05  9.59   6.52   5.12   4.80   4.90   3.37
Weighted Average Life
  (years) to Optional
  Termination(1)(2) ...........   28.05  8.71   5.86   4.63   4.40   4.08   2.91

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

          Percent of Initial Certificate Principal Balance Outstanding

                                                      Class M-3
                                                Prepayment Scenario
                                  ----------------------------------------------
Distribution Date                  I      II    III     IV     V      VI    VII
-------------------------------   ----   ----   ----   ----   ----   ----   ----
Initial Percentage ............   100%   100%   100%   100%   100%   100%   100%
December 25, 2006 .............   100    100    100    100    100    100    100
December 25, 2007 .............   100    100    100    100    100    100    100
December 25, 2008 .............   100    100    100    100    100    100     17
December 25, 2009 .............   100    100     74     50     33     52      8
December 25, 2010 .............   100     88     56     35     20     12      4
December 25, 2011 .............   100     73     43     24     13      7      0
December 25, 2012 .............   100     61     33     17      8      4      0
December 25, 2013 .............   100     51     25     12      6      0      0
December 25, 2014 .............   100     42     19      8      3      0      0
December 25, 2015 .............   100     35     15      6      0      0      0
December 25, 2016 .............   100     30     11      4      0      0      0
December 25, 2017 .............   100     25      9      0      0      0      0
December 25, 2018 .............   100     20      7      0      0      0      0
December 25, 2019 .............   100     17      5      0      0      0      0
December 25, 2020 .............   100     14      4      0      0      0      0
December 25, 2021 .............   100     12      0      0      0      0      0
December 25, 2022 .............   100     10      0      0      0      0      0
December 25, 2023 .............   100      8      0      0      0      0      0
December 25, 2024 .............   100      6      0      0      0      0      0
December 25, 2025 .............   100      5      0      0      0      0      0
December 25, 2026 .............   100      4      0      0      0      0      0
December 25, 2027 .............   100      1      0      0      0      0      0
December 25, 2028 .............   100      0      0      0      0      0      0
December 25, 2029 .............   100      0      0      0      0      0      0
December 25, 2030 .............    94      0      0      0      0      0      0
December 25, 2031 .............    82      0      0      0      0      0      0
December 25, 2032 .............    69      0      0      0      0      0      0
December 25, 2033 .............    55      0      0      0      0      0      0
December 25, 2034 .............    39      0      0      0      0      0      0
December 25, 2035 .............     0      0      0      0      0      0      0
Weighted Average Life
  (years) to Maturity(1) ...... 28.05   9.56   6.50   5.06   4.56   4.32   3.07
Weighted Average Life
  (years) to Optional
  Termination(1)(2) ........... 28.05   8.71   5.86   4.58   4.18   4.00   2.87

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

          Percent of Initial Certificate Principal Balance Outstanding

                                                     Class M-4
                                               Prepayment Scenario
                                  ----------------------------------------------
Distribution Date                  I      II    III     IV     V      VI    VII
-------------------------------   ----   ----   ----   ----   ----   ----   ----
Initial Percentage ............   100%   100%   100%   100%   100%   100%   100%
December 25, 2006 .............   100    100    100    100    100    100    100
December 25, 2007 .............   100    100    100    100    100    100    100
December 25, 2008 .............   100    100    100    100    100    100     17
December 25, 2009 .............   100    100     74     50     33     20      8
December 25, 2010 .............   100     88     56     35     20     12      0
December 25, 2011 .............   100     73     43     24     13      7      0
December 25, 2012 .............   100     61     33     17      8      3      0
December 25, 2013 .............   100     51     25     12      6      0      0
December 25, 2014 .............   100     42     19      8      0      0      0
December 25, 2015 .............   100     35     15      6      0      0      0
December 25, 2016 .............   100     30     11      4      0      0      0
December 25, 2017 .............   100     25      9      0      0      0      0
December 25, 2018 .............   100     20      7      0      0      0      0
December 25, 2019 .............   100     17      5      0      0      0      0
December 25, 2020 .............   100     14      2      0      0      0      0
December 25, 2021 .............   100     12      0      0      0      0      0
December 25, 2022 .............   100     10      0      0      0      0      0
December 25, 2023 .............   100      8      0      0      0      0      0
December 25, 2024 .............   100      6      0      0      0      0      0
December 25, 2025 .............   100      5      0      0      0      0      0
December 25, 2026 .............   100      4      0      0      0      0      0
December 25, 2027 .............   100      0      0      0      0      0      0
December 25, 2028 .............   100      0      0      0      0      0      0
December 25, 2029 .............   100      0      0      0      0      0      0
December 25, 2030 .............    94      0      0      0      0      0      0
December 25, 2031 .............    82      0      0      0      0      0      0
December 25, 2032 .............    69      0      0      0      0      0      0
December 25, 2033 .............    55      0      0      0      0      0      0
December 25, 2034 .............    39      0      0      0      0      0      0
December 25, 2035 .............     0      0      0      0      0      0      0
Weighted Average Life
  (years) to Maturity(1) ......   28.05  9.54   6.48   5.01   4.43   4.07   2.94
Weighted Average Life
  (years) to Optional
  Termination(1)(2) ...........   28.05  8.71   5.86   4.56   4.07   3.78   2.75

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

          Percent of Initial Certificate Principal Balance Outstanding

                                                     Class M-5
                                                Prepayment Scenario
                                  ----------------------------------------------
Distribution Date                  I      II    III     IV     V      VI    VII
-------------------------------   ----   ----   ----   ----   ----   ----   ----
Initial Percentage ............   100%   100%   100%   100%   100%   100%   100%
December 25, 2006 .............   100    100    100    100    100    100    100
December 25, 2007 .............   100    100    100    100    100    100    100
December 25, 2008 .............   100    100    100    100    100    100     17
December 25, 2009 .............   100    100     74     50     33     20      8
December 25, 2010 .............   100     88     56     35     20     12      0
December 25, 2011 .............   100     73     43     24     13      7      0
December 25, 2012 .............   100     61     33     17      8      0      0
December 25, 2013 .............   100     51     25     12      6      0      0
December 25, 2014 .............   100     42     19      8      0      0      0
December 25, 2015 .............   100     35     15      6      0      0      0
December 25, 2016 .............   100     30     11      *      0      0      0
December 25, 2017 .............   100     25      9      0      0      0      0
December 25, 2018 .............   100     20      7      0      0      0      0
December 25, 2019 .............   100     17      5      0      0      0      0
December 25, 2020 .............   100     14      0      0      0      0      0
December 25, 2021 .............   100     12      0      0      0      0      0
December 25, 2022 .............   100     10      0      0      0      0      0
December 25, 2023 .............   100      8      0      0      0      0      0
December 25, 2024 .............   100      6      0      0      0      0      0
December 25, 2025 .............   100      5      0      0      0      0      0
December 25, 2026 .............   100      0      0      0      0      0      0
December 25, 2027 .............   100      0      0      0      0      0      0
December 25, 2028 .............   100      0      0      0      0      0      0
December 25, 2029 .............   100      0      0      0      0      0      0
December 25, 2030 .............    94      0      0      0      0      0      0
December 25, 2031 .............    82      0      0      0      0      0      0
December 25, 2032 .............    69      0      0      0      0      0      0
December 25, 2033 .............    55      0      0      0      0      0      0
December 25, 2034 .............    39      0      0      0      0      0      0
December 25, 2035 .............     0      0      0      0      0      0      0
Weighted Average Life
  (years) to Maturity(1) ...... 28.05   9.51   6.46   4.97   4.34   3.91   2.83
Weighted Average Life
  (years) to Optional
  Termination(1)(2) ........... 28.05   8.71   5.86   4.54   3.99   3.63   2.65

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

          Percent of Initial Certificate Principal Balance Outstanding

                                                      Class M-6
                                                Prepayment Scenario
                                  ----------------------------------------------
Distribution Date                  I      II    III     IV     V      VI    VII
-------------------------------   ----   ----   ----   ----   ----   ----   ----
Initial Percentage ............   100%   100%   100%   100%   100%   100%   100%
December 25, 2006 .............   100    100    100    100    100    100    100
December 25, 2007 .............   100    100    100    100    100    100    100
December 25, 2008 .............   100    100    100    100    100    100     17
December 25, 2009 .............   100    100     74     50     33     20      8
December 25, 2010 .............   100     88     56     35     20     12      0
December 25, 2011 .............   100     73     43     24     13      7      0
December 25, 2012 .............   100     61     33     17      8      0      0
December 25, 2013 .............   100     51     25     12      4      0      0
December 25, 2014 .............   100     42     19      8      0      0      0
December 25, 2015 .............   100     35     15      6      0      0      0
December 25, 2016 .............   100     30     11      0      0      0      0
December 25, 2017 .............   100     25      9      0      0      0      0
December 25, 2018 .............   100     20      7      0      0      0      0
December 25, 2019 .............   100     17      2      0      0      0      0
December 25, 2020 .............   100     14      0      0      0      0      0
December 25, 2021 .............   100     12      0      0      0      0      0
December 25, 2022 .............   100     10      0      0      0      0      0
December 25, 2023 .............   100      8      0      0      0      0      0
December 25, 2024 .............   100      6      0      0      0      0      0
December 25, 2025 .............   100      2      0      0      0      0      0
December 25, 2026 .............   100      0      0      0      0      0      0
December 25, 2027 .............   100      0      0      0      0      0      0
December 25, 2028 .............   100      0      0      0      0      0      0
December 25, 2029 .............   100      0      0      0      0      0      0
December 25, 2030 .............    94      0      0      0      0      0      0
December 25, 2031 .............    82      0      0      0      0      0      0
December 25, 2032 .............    69      0      0      0      0      0      0
December 25, 2033 .............    55      0      0      0      0      0      0
December 25, 2034 .............    39      0      0      0      0      0      0
December 25, 2035 .............     0      0      0      0      0      0      0
Weighted Average Life
  (years) to Maturity(1) ...... 28.05   9.48   6.43   4.94   4.26   3.79   2.74
Weighted Average Life
  (years) to Optional
  Termination(1)(2) ........... 28.05   8.71   5.86   4.53   3.93   3.53   2.58

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

          Percent of Initial Certificate Principal Balance Outstanding

                                                      Class M-7
                                                Prepayment Scenario
                                  ----------------------------------------------
Distribution Date                  I      II    III     IV     V      VI    VII
-------------------------------   ----   ----   ----   ----   ----   ----   ----
Initial Percentage ............   100%   100%   100%   100%   100%   100%   100%
December 25, 2006 .............   100    100    100    100    100    100    100
December 25, 2007 .............   100    100    100    100    100    100    100
December 25, 2008 .............   100    100    100    100    100    100     17
December 25, 2009 .............   100    100     74     50     33     20      8
December 25, 2010 .............   100     88     56     35     20     12      0
December 25, 2011 .............   100     73     43     24     13      6      0
December 25, 2012 .............   100     61     33     17      8      0      0
December 25, 2013 .............   100     51     25     12      0      0      0
December 25, 2014 .............   100     42     19      8      0      0      0
December 25, 2015 .............   100     35     15      1      0      0      0
December 25, 2016 .............   100     30     11      0      0      0      0
December 25, 2017 .............   100     25      9      0      0      0      0
December 25, 2018 .............   100     20      6      0      0      0      0
December 25, 2019 .............   100     17      0      0      0      0      0
December 25, 2020 .............   100     14      0      0      0      0      0
December 25, 2021 .............   100     12      0      0      0      0      0
December 25, 2022 .............   100     10      0      0      0      0      0
December 25, 2023 .............   100      8      0      0      0      0      0
December 25, 2024 .............   100      4      0      0      0      0      0
December 25, 2025 .............   100      0      0      0      0      0      0
December 25, 2026 .............   100      0      0      0      0      0      0
December 25, 2027 .............   100      0      0      0      0      0      0
December 25, 2028 .............   100      0      0      0      0      0      0
December 25, 2029 .............   100      0      0      0      0      0      0
December 25, 2030 .............    94      0      0      0      0      0      0
December 25, 2031 .............    82      0      0      0      0      0      0
December 25, 2032 .............    69      0      0      0      0      0      0
December 25, 2033 .............    55      0      0      0      0      0      0
December 25, 2034 .............    39      0      0      0      0      0      0
December 25, 2035 .............     0      0      0      0      0      0      0
Weighted Average Life
  (years) to Maturity(1) ...... 28.05   9.43   6.39   4.89   4.19   3.68   2.67
Weighted Average Life
  (years) to Optional
  Termination(1)(2) ........... 28.05   8.71   5.86   4.50   3.88   3.44   2.52

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

          Percent of Initial Certificate Principal Balance Outstanding

                                                     Class M-8
                                               Prepayment Scenario
                                  ----------------------------------------------
Distribution Date                  I      II    III     IV     V      VI    VII
-------------------------------   ----   ----   ----   ----   ----   ----   ----
Initial Percentage ............   100%   100%   100%   100%   100%   100%   100%
December 25, 2006 .............   100    100    100    100    100    100    100
December 25, 2007 .............   100    100    100    100    100    100    100
December 25, 2008 .............   100    100    100    100    100    100     17
December 25, 2009 .............   100    100     74     50     33     20      4
December 25, 2010 .............   100     88     56     35     20     12      0
December 25, 2011 .............   100     73     43     24     13      0      0
December 25, 2012 .............   100     61     33     17      8      0      0
December 25, 2013 .............   100     51     25     12      0      0      0
December 25, 2014 .............   100     42     19      8      0      0      0
December 25, 2015 .............   100     35     15      0      0      0      0
December 25, 2016 .............   100     30     11      0      0      0      0
December 25, 2017 .............   100     25      9      0      0      0      0
December 25, 2018 .............   100     20      0      0      0      0      0
December 25, 2019 .............   100     17      0      0      0      0      0
December 25, 2020 .............   100     14      0      0      0      0      0
December 25, 2021 .............   100     12      0      0      0      0      0
December 25, 2022 .............   100     10      0      0      0      0      0
December 25, 2023 .............   100      6      0      0      0      0      0
December 25, 2024 .............   100      0      0      0      0      0      0
December 25, 2025 .............   100      0      0      0      0      0      0
December 25, 2026 .............   100      0      0      0      0      0      0
December 25, 2027 .............   100      0      0      0      0      0      0
December 25, 2028 .............   100      0      0      0      0      0      0
December 25, 2029 .............   100      0      0      0      0      0      0
December 25, 2030 .............    94      0      0      0      0      0      0
December 25, 2031 .............    82      0      0      0      0      0      0
December 25, 2032 .............    69      0      0      0      0      0      0
December 25, 2033 .............    55      0      0      0      0      0      0
December 25, 2034 .............    39      0      0      0      0      0      0
December 25, 2035 .............     0      0      0      0      0      0      0
Weighted Average Life
  (years) to Maturity(1) ...... 28.05   9.37   6.34   4.85   4.12   3.61   2.62
Weighted Average Life
  (years) to Optional
  Termination(1)(2) ........... 28.05   8.71   5.86   4.50   3.84   3.39   2.48

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

          Percent of Initial Certificate Principal Balance Outstanding

                                                      Class M-9
                                                Prepayment Scenario
                                  ----------------------------------------------
Distribution Date                  I      II    III     IV     V      VI    VII
-------------------------------   ----   ----   ----   ----   ----   ----   ----
Initial Percentage ............   100%   100%   100%   100%   100%   100%   100%
December 25, 2006 .............   100    100    100    100    100    100    100
December 25, 2007 .............   100    100    100    100    100    100    100
December 25, 2008 .............   100    100    100    100    100    100     17
December 25, 2009 .............   100    100     74     50     33     20      0
December 25, 2010 .............   100     88     56     35     20     12      0
December 25, 2011 .............   100     73     43     24     13      0      0
December 25, 2012 .............   100     61     33     17      1      0      0
December 25, 2013 .............   100     51     25     12      0      0      0
December 25, 2014 .............   100     42     19      1      0      0      0
December 25, 2015 .............   100     35     15      0      0      0      0
December 25, 2016 .............   100     30     11      0      0      0      0
December 25, 2017 .............   100     25      3      0      0      0      0
December 25, 2018 .............   100     20      0      0      0      0      0
December 25, 2019 .............   100     17      0      0      0      0      0
December 25, 2020 .............   100     14      0      0      0      0      0
December 25, 2021 .............   100     12      0      0      0      0      0
December 25, 2022 .............   100      8      0      0      0      0      0
December 25, 2023 .............   100      0      0      0      0      0      0
December 25, 2024 .............   100      0      0      0      0      0      0
December 25, 2025 .............   100      0      0      0      0      0      0
December 25, 2026 .............   100      0      0      0      0      0      0
December 25, 2027 .............   100      0      0      0      0      0      0
December 25, 2028 .............   100      0      0      0      0      0      0
December 25, 2029 .............   100      0      0      0      0      0      0
December 25, 2030 .............    94      0      0      0      0      0      0
December 25, 2031 .............    82      0      0      0      0      0      0
December 25, 2032 .............    69      0      0      0      0      0      0
December 25, 2033 .............    55      0      0      0      0      0      0
December 25, 2034 .............    39      0      0      0      0      0      0
December 25, 2035 .............     0      0      0      0      0      0      0
Weighted Average Life
  (years) to Maturity(1) ...... 28.05   9.29   6.28   4.81   4.07   3.54   2.55
Weighted Average Life
  (years) to Optional
  Termination(1)(2) ........... 28.05   8.71   5.86   4.50   3.83   3.35   2.44

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

          Percent of Initial Certificate Principal Balance Outstanding

                                                     Class M-10
                                                Prepayment Scenario
                                  ----------------------------------------------
Distribution Date                  I      II    III     IV     V      VI    VII
-------------------------------   ----   ----   ----   ----   ----   ----   ----
Initial Percentage ............   100%   100%   100%   100%   100%   100%   100%
December 25, 2006 .............   100    100    100    100    100    100    100
December 25, 2007 .............   100    100    100    100    100    100    100
December 25, 2008 .............   100    100    100    100    100     67     17
December 25, 2009 .............   100    100     74     50     33     20      0
December 25, 2010 .............   100     88     56     35     20      8      0
December 25, 2011 .............   100     73     43     24     13      0      0
December 25, 2012 .............   100     61     33     17      0      0      0
December 25, 2013 .............   100     51     25      9      0      0      0
December 25, 2014 .............   100     42     19      0      0      0      0
December 25, 2015 .............   100     35     15      0      0      0      0
December 25, 2016 .............   100     30      7      0      0      0      0
December 25, 2017 .............   100     25      0      0      0      0      0
December 25, 2018 .............   100     20      0      0      0      0      0
December 25, 2019 .............   100     17      0      0      0      0      0
December 25, 2020 .............   100     14      0      0      0      0      0
December 25, 2021 .............   100      8      0      0      0      0      0
December 25, 2022 .............   100      0      0      0      0      0      0
December 25, 2023 .............   100      0      0      0      0      0      0
December 25, 2024 .............   100      0      0      0      0      0      0
December 25, 2025 .............   100      0      0      0      0      0      0
December 25, 2026 .............   100      0      0      0      0      0      0
December 25, 2027 .............   100      0      0      0      0      0      0
December 25, 2028 .............   100      0      0      0      0      0      0
December 25, 2029 .............   100      0      0      0      0      0      0
December 25, 2030 .............    94      0      0      0      0      0      0
December 25, 2031 .............    82      0      0      0      0      0      0
December 25, 2032 .............    69      0      0      0      0      0      0
December 25, 2033 .............    55      0      0      0      0      0      0
December 25, 2034 .............    39      0      0      0      0      0      0
December 25, 2035 .............     0      0      0      0      0      0      0
Weighted Average Life
  (years) to Maturity(1) ......   28.05  9.18   6.20   4.72   3.98   3.47   2.52
Weighted Average Life
  (years) to Optional
  Termination(1)(2) ...........   28.05  8.71   5.86   4.48   3.78   3.32   2.43

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

      There is no assurance that prepayments of the mortgage loans will conform to any of the levels of the percentage of the Prepayment Vector indicated in the immediately preceding tables, or to any other level, or that the actual weighted average lives of the Offered Certificates will conform to any of the weighted average lives set forth in the immediately preceding tables. Furthermore, the information contained in the tables with respect to the weighted average lives of the Offered Certificates is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment assumptions.

      The characteristics of the mortgage loans will differ from those assumed in preparing the immediately preceding tables. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

Yield Sensitivity of the Mezzanine Certificates

      If the Certificate Principal Balances of the Class CE Certificates and each class of Mezzanine Certificates with a lower distribution priority have been reduced to zero, the yield to maturity on the outstanding class of Mezzanine Certificates with the lowest distribution priority will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow), will be allocated to those certificates. Investors in the Mezzanine Certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of investors to fully recover their investments. In addition, once Realized Losses have been allocated to the Mezzanine Certificates, their Certificate Principal Balances will be permanently reduced by the amounts so allocated. Therefore, the amounts of Realized Losses allocated to the Mezzanine Certificates will no longer accrue interest nor will these amounts be reinstated. However, Allocated Realized Loss Amounts may be distributed to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow in the
priorities       set      forth       under       "Description       of      the
Certificates--Overcollateralization Provisions" and "Description of the Certificates--Interest Rate Swap Agreement, the Swap Provider and the Swap Account" in this prospectus supplement.

      Unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger Event is in effect. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among all of the Offered Certificates. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of these certificates have a greater risk of suffering a loss on their investments. Further, because a Trigger Event may be based on delinquencies, it is possible for the Mezzanine Certificates to receive no principal distributions (unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the mortgage pool. For additional considerations relating to the yield on the Mezzanine Certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

                         DESCRIPTION OF THE CERTIFICATES

General Description of the Certificates

      The New Century Home Equity Loan Trust, Series 2005-D, Asset Backed Pass-Through Certificates will consist of the Class A-1 Certificates, the Class A-2a Certificates, the Class A-2b Certificates, the Class A-2c Certificates, the Class A-2d Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class M-10 Certificates, the Class CE-1 Certificates, the Class CE-2 Certificates, the Class P Certificates, the Class R Certificates and the Class R-X Certificates.

      Only the Class A Certificates and the Mezzanine Certificates are offered by this prospectus supplement. The Class CE-1 Certificates, the Class P Certificates and the Residual Certificates, which are not being offered by this prospectus supplement, will be delivered to the seller or its designee as partial consideration for the mortgage loans.

      Distributions on the certificates will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in January 2006.

      Each class of Offered Certificates will have the initial Certificate Principal Balance (subject to the permitted variance), and pass-through rate as set forth in the table appearing in the summary of this prospectus supplement and as described under "--Pass-Through Rates" below.

      The Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class M-10 Certificates and the Class CE Certificates evidence initial undivided interests of approximately 77.80%, approximately 3.55%, approximately 3.20%, approximately 2.20%, approximately 1.60%, approximately 1.60%, approximately 1.45%, approximately 1.45%, approximately 1.05%, approximately 1.10%, approximately 1.00% and approximately 4.00%, respectively, in the trust.

      The Offered Certificates will be issued, maintained and transferred on the book-entry records of the Depository Trust Company, or DTC, and its participants in minimum denominations of $25,000 and integral multiples of $1.00 in excess thereof. If the use of book-entry facilities for the Offered Certificates is terminated, which may occur under the limited circumstances described under "--Book-Entry Certificates" below, then any definitive certificates issued in respect of the Offered Certificates will be transferable and exchangeable at the offices of the trustee designated for such purposes. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

      All distributions to holders of the certificates will be made by the trustee to the persons in whose names such certificates are registered at the close of business on each Record Date, which will be DTC or its nominee unless definitive certificates are issued. The Record Date for each distribution date will be the close of business on the business day immediately preceding such distribution date (so long as the Offered Certificates are book-entry certificates). Such distributions will be made by wire transfer in immediately available funds to the account of each certificateholder specified in writing to the trustee at least five business days prior to the relevant Record Date by such holder of certificates or, if such instructions are not received, then by check mailed to the address of each such certificateholder as it appears in the certificate register. The final distribution on any class of certificates will be made in like manner, but only upon presentment and surrender of such certificates at the offices of the trustee designated for such purposes or such other location specified in the notice to certificateholders of such final distribution. As of the closing date, the trustee designates the office located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Securities Payment Unit for such purposes.

      All capitalized terms used in this prospectus supplement will have the meanings assigned to them under "--Glossary of Terms" below or in the prospectus under "Glossary."

Book-Entry Certificates

      The  Offered  Certificates  will  be  book-entry   certificates.   Persons
acquiring beneficial ownership interests in the book-entry certificates are referred to as certificate owners and will hold their certificates through DTC in the United States, or, upon request, through Clearstream Banking Luxembourg, or Clearstream, formerly known as Cedelbank SA, or the Euroclear System, or Euroclear, in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems. The book-entry certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and JP Morgan Chase Bank will act as depositary for Euroclear. Citibank and JP Morgan Chase Bank are referred to individually as the Relevant Depositary and together as the European Depositaries. Investors may hold such beneficial interests in the book-entry certificates in minimum denominations of $25,000. Except as described below, no certificate owner acquiring a book-entry certificate will be entitled to receive a physical, or definitive, certificate representing such certificate. Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate owners are only permitted to exercise their rights indirectly through DTC and DTC participants.

      The certificate owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the certificate owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

      Certificate owners will receive all distributions of principal of, and interest on, the book-entry certificates from the trustee through DTC and DTC participants. While the book-entry certificates are outstanding and except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of, and interest on, the book-entry certificates. DTC participants and indirect participants with whom certificate owners have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates representing their respective interests in the book-entry certificates, the rules of DTC provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interest.

      Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the book-entry certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, certificate owners who are not DTC participants may transfer ownership of book-entry certificates only through DTC participants and indirect participants by instructing such DTC participants and indirect participants to transfer book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of such book-entry certificates, which account is maintained with their respective DTC participants. Under the rules of DTC and in accordance with DTC's normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective DTC participants at DTC will be debited and credited. Similarly, the DTC participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

      Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participants or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between DTC participants will occur in accordance with the rules of DTC. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines according to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its DTC participants, some of which and/or their representatives own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules of DTC, as in effect from time to time.

      Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream's stock.

      Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

      Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

      Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

      Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A./N.V., or the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., or the Cooperative, a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants.

      Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the "Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System," or the Terms and Conditions, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

      Distributions on the book-entry certificates will be made on each distribution date by the trustee to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the certificate owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the certificate owners of the book-entry certificates that it represents.

      Under a book-entry format, certificate owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a certificate owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to certificate owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such certificate owners are credited.

      DTC has advised the depositor that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include such book-entry certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC participants, with respect to some book-entry certificates which conflict with actions taken with respect to other book-entry certificates.

      Definitive certificates will be issued to certificate owners of the book-entry certificates, or their nominees, rather than to DTC or its nominee, only if: (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor is unable to locate a qualified successor or (b) after the occurrence of a servicer event of termination as set forth in the pooling and servicing agreement, certificate owners having percentage interests aggregating not less than 51% of the book-entry certificates advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of certificate owners.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all certificate owners of the occurrence of such event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue definitive certificates, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      None of the depositor, the servicer or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Glossary of Terms

      The following terms are given the meanings shown below to help describe the cash flows on the certificates:

"Allocated Realized Loss Amount": The Allocated Realized Loss Amount with respect to any class of Mezzanine Certificates and any distribution date is an amount equal to the sum of any Realized Loss allocated to that class of certificates on such distribution date and any Allocated Realized Loss Amount for that class remaining undistributed from previous distribution dates.

"Available Distribution Amount": The Available Distribution Amount for any distribution date is equal to the sum, net of amounts reimbursable therefrom and payable to the servicer, the trustee and the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event), equal to the sum of (i) the aggregate amount of scheduled monthly payments on the mortgage loans due on the related Due Date and received on or prior to the related Determination Date, after deduction of the servicing fee and the trustee fee; (ii) unscheduled payments in respect of the mortgage loans, including prepayments, insurance proceeds, liquidation proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the mortgage loans occurring during the related Prepayment Period; (iii) all payments of Compensating Interest made by the servicer with respect to the mortgage loans and (iv) all P&I Advances with respect to the mortgage loans received for the distribution date.

"Bankruptcy Loss": A Bankruptcy Loss is a Deficient Valuation or a Debt Service Reduction.

"Base Calculation Amount": The Base Calculation Amount means the amount set forth with respect to each distribution date on Annex III (which will be substantially the same schedule attached to the Interest Rate Swap Agreement).

"Certificate Principal Balance": The Certificate Principal Balance of any Class A Certificates, Mezzanine Certificates or Class P Certificates as of any date of determination is equal to the initial Certificate Principal Balance of such certificate reduced by the aggregate of all amounts allocable to principal previously distributed with respect to that certificate and with respect to any Mezzanine Certificate, any reductions in the Certificate Principal Balance of such certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement (after taking into account any increases in the Certificate Principal Balance thereof due to the receipt of Subsequent Recoveries). The Certificate Principal Balance of the Class CE Certificates as of any date of determination is equal to the excess, if any, of the then aggregate principal balance of the mortgage loans over the then aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates.

"Class M-1 Principal Distribution Amount": The Class M-1 Principal Distribution Amount is an amount equal to the excess of:

      o the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on the related distribution date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to the related distribution date over

      o the lesser of (A) the product of (i) 62.70% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus approximately $7,250,388.

"Class M-2 Principal Distribution Amount": The Class M-2 Principal Distribution Amount is an amount equal to the excess of:

      o the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on the related distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to the related distribution date over

      o the lesser of (A) the product of (i) 69.10% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus approximately $7,250,388.

"Class M-3 Principal Distribution Amount": The Class M-3 Principal Distribution Amount is an amount equal to the excess of:

      o the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on the related distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to the related distribution date over

      o the lesser of (A) the product of (i) 73.50% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus approximately $7,250,388.

"Class M-4 Principal Distribution Amount": The Class M-4 Principal Distribution Amount is an amount equal to the excess of:

      o the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on the related distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to the related distribution date over

      o the lesser of (A) the product of (i) 76.70% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus approximately $7,250,388.

"Class M-5 Principal Distribution Amount": The Class M-5 Principal Distribution Amount is an amount equal to the excess of:

      o the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on the related distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related distribution date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to the related distribution date over

      o the lesser of (A) the product of (i) 79.90% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus approximately $7,250,388.

"Class M-6 Principal Distribution Amount": The Class M-6 Principal Distribution Amount is an amount equal to the excess of:

      o the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on the related distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related distribution date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related distribution date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to the related distribution date over

      o the lesser of (A) the product of (i) 82.80% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus approximately $7,250,388.

"Class M-7 Principal Distribution Amount": The Class M-7 Principal Distribution Amount is an amount equal to the excess of:

      o the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on the related distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related distribution date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related distribution date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related distribution date) and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to the related distribution date over

      o the lesser of (A) the product of (i) 85.70% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus approximately $7,250,388.

"Class M-8 Principal Distribution Amount": The Class M-8 Principal Distribution Amount is an amount equal to the excess of:

      o the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on the related distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related distribution date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related distribution date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related distribution date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on the related distribution date) and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to the related distribution date over

      o the lesser of (A) the product of (i) 87.80% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus approximately $7,250,388.

"Class M-9 Principal Distribution Amount": The Class M-9 Principal Distribution Amount is an amount equal to the excess of:

      o the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on the related distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related distribution date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related distribution date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related distribution date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on the related distribution date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on the related distribution date) and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to the related distribution date over

      o the lesser of (A) the product of (i) 90.00% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus approximately $7,250,388.

"Class  M-10   Principal   Distribution   Amount":   The  Class  M-10  Principal
Distribution Amount is an amount equal to the excess of:

      o the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on the related distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related distribution date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related distribution date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related distribution date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on the related distribution date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on the related distribution date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on the related distribution date) and (xi) the Certificate Principal
            Balance of the Class M-10 Certificates immediately prior to the related distribution date over

      o the lesser of (A) the product of (i) 92.00% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus approximately $7,250,388.

"Compensating Interest": With respect to any principal prepayments in full or in part, any payments made by the servicer to cover Prepayment Interest Shortfalls, but only to the extent of the servicing fee paid to or retained by the Servicer for the related Due Period.

"Credit Enhancement Percentage": The Credit Enhancement Percentage for any class of Offered Certificates for any distribution date is the percentage obtained by dividing

      o the aggregate Certificate Principal Balance of the class or classes subordinate thereto and the Overcollateralization Amount, calculated after taking into account distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount and any payments of principal from the Swap Account to the holders of the certificates then entitled to distributions of principal on the related distribution date, by

      o the aggregate principal balance of the mortgage loans as of the last day of the related Due Period.

"Debt Service Reduction": A Debt Service Reduction is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a mortgage loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

"Deficient Valuation": A Deficient Valuation with respect to any mortgage loan is a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

"Delinquency Rate": The Delinquency Rate with respect to any calendar month is the percentage obtained by dividing (a) the sum of the aggregate principal balance of (i) mortgage loans delinquent 60 days or more, (ii) mortgage loans in foreclosure, (iii) REO Properties and (iv) mortgage loans discharged due to bankruptcy by (b) the aggregate principal balance of the mortgage loans as of the last day of such calendar month.

"Determination Date": The Determination Date with respect to any distribution date will be the 15th day of the calendar month in which such distribution date occurs or, if such 15th day is not a business day, the business day immediately preceding such 15th day.

"Downgrade Provisions": The Downgrade Provisions of the Interest Rate Swap Agreement will be triggered if the Swap Provider's short-term or long-term credit ratings fall below the levels specified in the Interest Rate Swap Agreement.

"Due Period": The Due Period with respect to any distribution date commences on the second day of the month immediately preceding the month in which the distribution date occurs and ends on the first day of the month in which the distribution date occurs.

"Events of Default": Events of Default under the Interest Rate Swap Agreement (each a "Swap Default") include the following standard events of default under the ISDA Master Agreement:

      o "Failure to Pay or Deliver (as defined in the Interest Rate Swap Agreement),"

      o     "Bankruptcy" (as amended in the Interest Rate Swap Agreement) and

      o     "Merger  without  Assumption"  (but  only with  respect  to the Swap
            Provider),   as  described  in  Sections   5(a)(i),   5(a)(vii)  and
            5(a)(viii) of the ISDA Master Agreement.

"Expense Adjusted Maximum Mortgage Rate": The Expense Adjusted Maximum Mortgage Rate on any mortgage loan is equal to the then applicable maximum mortgage rate on such mortgage loan (or the mortgage rate in the case of any fixed-rate mortgage loan) as of the close of business on the first day of the calendar month preceding the month in which the distribution date occurs minus the sum of the Servicing Fee Rate and the Trustee Fee Rate.

"Expense Adjusted Mortgage Rate": The Expense Adjusted Mortgage Rate on any mortgage loan is equal to the then applicable mortgage rate on such mortgage loan as of the close of business on the first day of the calendar month preceding the month in which the distribution date occurs minus the sum of the Servicing Fee Rate and the Trustee Fee Rate.

"Formula Rate": The Formula Rate for each class of Offered Certificates is the lesser of (i) one-month LIBOR determined as described under "--Calculation of One-Month LIBOR" in this prospectus supplement plus the related certificate margin as set forth under "--Pass-Through Rates" below and (ii) the Maximum Cap Rate.

"Group I Allocation Percentage": The Group I Allocation Percentage for any distribution date is the percentage equivalent of a fraction, the numerator of which is (x) the Group I Principal Remittance Amount for such distribution date and the denominator of which is (y) the Principal Remittance Amount for such distribution date.

"Group I Interest Remittance Amount": The Group I Interest Remittance Amount for any distribution date is that portion of the Available Distribution Amount for that distribution date that represents interest received or advanced on the Group I Mortgage Loans.

"Group I Principal Distribution Amount": The Group I Principal Distribution Amount for any distribution date will be an amount, not less than zero, equal to the sum of (i) the principal portion of all scheduled monthly payments on the Group I Mortgage Loans actually received on or prior to the related Determination Date or advanced on or prior to the related servicer remittance date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections on the Group I Mortgage Loans, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Group I Mortgage Loans; and (iv) the Group I Allocation Percentage of the amount of any Overcollateralization Increase Amount for the related distribution date; minus (v) the Group I Allocation Percentage of the amount of any Overcollateralization Reduction Amount for the related distribution date.

"Group I Principal Remittance Amount": The Group I Principal Remittance Amount for any distribution date is the sum of the amounts described in clauses (i) through (iii) of the definition of Group I Principal Distribution Amount.

"Group I Senior Principal Distribution Amount": The Group I Senior Principal Distribution Amount is an amount equal to the excess of:

      o     the  aggregate   Certificate   Principal  Balance  of  the  Group  I
            Certificates immediately prior to the related distribution date over

      o the lesser of (A) the product of (i) 55.60% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period minus approximately $2,645,025.

"Group II Allocation Percentage": The Group II Allocation Percentage for any distribution date is the percentage equivalent of a fraction, the numerator of which is (x) the Group II Principal Remittance Amount for such distribution date and the denominator of which is (y) the Principal Remittance Amount for such distribution date.

"Group II Interest Remittance Amount": The Group II Interest Remittance Amount for any distribution date is that portion of the Available Distribution Amount for that distribution date that represents interest received or advanced on the Group II Mortgage Loans.

"Group II Principal Distribution Amount": The Group II Principal Distribution Amount for any distribution date will be an amount, not less than zero, equal to the sum of (i) the principal portion of all scheduled monthly payments on the Group II Mortgage Loans actually received on or prior to the related Determination Date or advanced on or prior to the related servicer remittance date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections on the Group II Mortgage Loans, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Group II Mortgage Loans; and (iv) the Group II Allocation Percentage of the amount of any Overcollateralization Increase Amount for the related distribution date; minus (v) the Group II Allocation Percentage of the amount of any Overcollateralization Reduction Amount for the related distribution date.

"Group II Principal Remittance Amount": The Group II Principal Remittance Amount for any distribution date is the sum of the amounts described in clauses (i) through (iii) of the definition of Group II Principal Distribution Amount.

"Group II Senior Principal Distribution Amount": The Group II Senior Principal Distribution Amount is an amount equal to the excess of:

      o     the  aggregate   Certificate  Principal  Balance  of  the  Group  II
            Certificates immediately prior to the related distribution date over

      o the lesser of (A) the product of (i) 55.60% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period minus approximately $4,605,364.

"Interest Accrual Period": The Interest Accrual Period for any distribution date and the Offered Certificates is the period commencing on the distribution date of the month immediately preceding the month in which the distribution date occurs (or, in the case of the first period, commencing on the closing date), and ending on the day preceding the distribution date. All distributions of interest on the Offered Certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

"Interest Carry Forward Amount": The Interest Carry Forward Amount with respect to any distribution date and class of Offered Certificates is equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding distribution date exceeded the actual amount distributed on the certificates in respect of interest on the immediately preceding distribution date, together with any unpaid Interest Carry Forward Amounts with respect to such class of certificates remaining from previous distribution dates, plus interest accrued thereon at the related pass-through rate on the certificates for the most recently ended Interest Accrual Period. The Interest Carry Forward Amount with respect to the Class A Certificates, if any, is distributed as part of the Senior Interest Distribution Amount on each distribution  date.  The  Interest  Carry  Forward  Amount  with  respect to the
Mezzanine Certificates, if any, may be carried forward to succeeding distribution dates and, subject to available funds, will be distributed in the manner set forth in "--Overcollateralization Provisions" in this prospectus supplement.

"Interest Distribution Amount": The Interest Distribution Amount for a class of Offered Certificates on any distribution date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to the distribution date at the pass-through rate for that class, reduced, to not less than zero, in the case of each class, by the allocable share, if any, for that class (after giving effect to the applications of interest otherwise distributable on the Class CE Certificates) of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the servicer and shortfalls resulting from the application of the Relief Act or similar state laws.

"Maximum Cap Rate": The Maximum Cap Rate for any distribution date and each class of Offered Certificates is calculated in the same manner as the related Net WAC Pass-Through Rate, but based on the Expense Adjusted Maximum Mortgage Rates of the applicable mortgage loans rather than the Expense Adjusted Mortgage Rates of the applicable mortgage loans plus, an amount, expressed as a per annum rate, equal to the product of (x) a fraction, the numerator of which is equal to any Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate principal balance of the mortgage loans and (y) 12.

"Net Monthly Excess Cashflow": The Net Monthly Excess Cashflow for any distribution date is equal to the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of:

      o the Available Distribution Amount for the related distribution date over

      o the sum for the related distribution date of the aggregate of (a) the Senior Interest Distribution Amount distributable to the holders of the Class A Certificates, (b) the Interest Distribution Amount distributable to the holders of the Mezzanine Certificates and (c) the Principal Remittance Amount.

"Net WAC Pass-Through Rate": The Net WAC Pass-Through Rate for any distribution date and:

(a) the Group I Certificates will be a per annum rate (subject, to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Expense

      Adjusted Mortgage Rates of the Group I Mortgage Loans minus an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Provider divided by the outstanding principal balance of the mortgage loans and (ii) 12 and (y) the product of
      (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the trust, divided by the outstanding principal balance of the mortgage loans and
      (ii) 12;

(b) the Group II Certificates will be a per annum rate (subject, in each case, to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Expense
      Adjusted Mortgage Rates of the Group II Mortgage Loans minus an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Provider divided by the outstanding principal balance of the mortgage loans and (ii) 12 and (y) the product of
      (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the trust, divided by the outstanding principal balance of the mortgage loans and
      (ii) 12; and

(c) the Mezzanine Certificates will be a per annum rate (subject, in each case, to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net WAC Pass-Through Rate for the Group I Certificates and the Net WAC Pass-Through Rate for the Group II Certificates (weighted in proportion to the results of subtracting from the aggregate Principal Balance of each loan group the current Certificate Principal Balance of the related Class A Certificates).

"Net WAC Rate Carryover Amount": The Net WAC Rate Carryover Amount for any class of Offered Certificates and any distribution date is an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such class of certificates would have accrued for such distribution date had the applicable pass-through rate been the related Formula Rate, over (y) the amount of interest such class of certificates accrued for such distribution date at the Net WAC Pass-Through Rate and (ii) the undistributed portion of any related Net WAC Rate Carryover Amount from prior distribution dates together with interest accrued on such undistributed portion for the most recently ended Interest Accrual Period at the related Formula Rate for such class for such Interest Accrual Period.

"Overcollateralization Increase Amount": An Overcollateralization Increase Amount with respect to any distribution date equals the lesser of (x) the Net Monthly Excess Cashflow for such distribution date and (y) the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such distribution date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such distribution date has been distributed).

"Overcollateralization Reduction Amount": An Overcollateralization Reduction Amount with respect to any distribution date is the lesser of (a) the Principal Remittance Amount on such distribution date and (b) the excess, if any, of

      o the Overcollateralized Amount for such distribution date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such distribution date has been distributed) over

      o     the Overcollateralization Target Amount for such distribution date.

"Overcollateralization Target Amount": The Overcollateralization Target Amount means with respect to any distribution date, (a) prior to the Stepdown Date, an amount equal to approximately 4.00% of the aggregate principal balance of the mortgage loans as of the cut-off date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately 8.00% of the then current aggregate outstanding principal balance of the mortgage loans as of the last day of the related Due Period and (ii) approximately $7,250,388; and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding distribution date. Notwithstanding the foregoing, the percentages set forth above are subject to a variance of plus or minus 5%.

"Overcollateralized Amount": The Overcollateralized Amount with respect to any distribution date is the excess, if any, of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period over (b) the aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates (after giving effect to distributions to be made on such distribution date).

"Prepayment Interest Shortfall": With respect to any principal prepayments on the mortgage loans, any resulting interest shortfall.

"Prepayment Period": The Prepayment Period with respect to prepayments in full and with respect to any distribution date is the period from the 16th day of the calendar month preceding the month in which that distribution date occurs (or in the case of the first distribution date, from the cut-off date) through the 15th day of the month in which that distribution date occurs and with respect to partial prepayments with respect to any distribution date is the calendar month preceding the distribution date.

"Principal   Remittance  Amount":   The  Principal  Remittance  Amount  for  any
distribution date is the sum of (i) the Group I Principal  Remittance Amount and
(ii) the Group II Principal Remittance Amount.

"Realized Loss": A Realized Loss is (a) a Bankruptcy Loss or (b) with respect to any defaulted mortgage loan that is liquidated through foreclosure sale, disposition of the related mortgaged property (if acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure) or otherwise, is the amount of loss realized, if any, equal to the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was liquidated, after application of all amounts recovered (net of amounts reimbursable to the servicer for P&I Advances, servicing advances and other related expenses, including attorney's fees) towards interest and principal owing on the mortgage loan.

"Rolling Three Month Delinquency Rate": The Rolling Three Month Delinquency Rate with respect to any date of determination is the sum of the Delinquency Rates for the previous three calendar months divided by 3 (or 1 or 2, in the case of the first or second distribution date, respectively).

"Senior Interest Distribution Amount": The Senior Interest Distribution Amount for any distribution date is equal to the sum of (i) the Interest Distribution Amount for that distribution date for the Class A Certificates and (ii) the Interest Carry Forward Amount, if any, for that distribution date for the Class A Certificates.

"Senior  Principal  Distribution  Amount":  The  sum of (i) the  Group I  Senior
Principal   Distribution   Amount  and  (ii)  the  Group  II  Senior   Principal
Distribution Amount.

"Servicer Remittance Date": The business day prior to the related distribution date.

"Servicing Fee Rate": The Servicing Fee Rate for any distribution date is 0.50% per annum.

"Stepdown Date": The Stepdown Date is the earlier to occur of (i) the distribution date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the distribution date occurring in January 2009 and (y) the first distribution date on which the Credit Enhancement Percentage for the Class A Certificates (calculated for this purpose only after taking into account distributions of principal on the mortgage loans, but prior to any distribution of the Group I Principal

Distribution Amount and the Group II Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such distribution date) is greater than or equal to approximately 44.40%.

"Subsequent Recoveries": Subsequent Recoveries are unanticipated amounts received on a liquidated mortgage loan that resulted in a Realized Loss in a prior month. Subsequent Recoveries will be included as part of the Principal Remittance Amount for the following distribution date and paid in accordance with the priorities described in this prospectus supplement. In addition, after giving effect to all payments on a distribution date, if any Allocated Realized Loss Amounts are outstanding, the Allocated Realized Loss Amount for the class of Mezzanine Certificates then outstanding with the highest payment priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Allocated Realized Loss Amount of the class with the next highest payment priority), and the Certificate Principal Balance of such class or classes of Mezzanine
Certificates will be increased by the same amount. Thereafter, such class or classes of Mezzanine Certificates will accrue interest on the increased Certificate Principal Balance.

"Swap Account": The Swap Account means a segregated trust account in which payments owed to or received from, the Swap Provider will be deposited.

"Swap Administration Agreement": The Swap Administration Agreement means the agreement among Deutsche Bank National Trust Company in its capacity as Swap Administrator, trustee, Supplemental Interest Trust Trustee and indenture trustee and the Seller pursuant to which the Interest Rate Swap Agreement will be administered.

"Swap Default": A Swap Default means an Event of Default under the Interest Rate Swap Agreement.

"Swap Early Termination": A Swap Early Termination means the occurrence of an Early Termination Date under the Interest Rate Swap Agreement.

"Swap Payment Allocation": The Swap Payment Allocation for any class of Offered Certificates outstanding means a pro rata share of the Net Swap Payment owed by the Swap Counterparty, if any, based on the outstanding Certificate Principal Balance of such class of Offered Certificates.

"Swap Provider": The Swap Provider is Bear Stearns Financial Products Inc.

"Swap Provider Trigger Event": A Swap Provider Trigger Event means a Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

"Swap Termination Payment": The Swap Termination Payment means the amount, if any, owed by the trust or the Swap Provider upon a Swap Early Termination.

"Termination Event": A Termination Event under the Interest Rate Swap Agreement consists of the following standard events under the ISDA Master Agreement:

      o "Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

      o "Tax Event" (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

      o "Tax Event Upon Merger" (solely with respect to the Swap Provider as merging party) (which generally relates to the Swap Provider's receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are "Additional Termination Events" (as defined in the Interest Rate Swap Agreement) including if the trust should terminate, if the Pooling and Servicing Agreement or other transaction documents are amended or modified without the prior written consent of the Swap Provider where written consent is required or if, pursuant to the terms of the Pooling and Servicing Agreement, the servicer exercises the option to purchase the Mortgage Loans. With respect to the Swap Provider, an Additional Termination Event will occur if the Swap Provider fails to comply with the Downgrade Provisions.

"Trigger Event": With respect to any distribution date on or after the Stepdown Date, a Trigger Event is in effect if:

(a) the Rolling Three Month Delinquency Rate equals or exceeds 36.0% of the Credit Enhancement Percentage for the Class A Certificates for the prior distribution date or, if none of the Class A Certificates are then outstanding, 42.9% of the Credit Enhancement Percentage for the Class M-1 Certificates for the prior distribution date; or

(b) the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Due Period (reduced by the aggregate amount of Subsequent Recoveries received since the cut-off date through the last day of the related Due Period) divided by the aggregate principal balance of the mortgage loans as of the cut-off date exceeds the applicable percentages set forth below with respect to such distribution date:

  Distribution Date Occurring In                    Percentage
----------------------------------   ------------------------------------------
January 2008 through December 2008   1.450% for the first month, plus an
                                     additional 1/12th of 1.850% for each month
                                     thereafter (e.g., 2.375% in July 2008)
January 2009 through December 2009   3.300% for the first month, plus an
                                     additional 1/12th of 1.850% for each month
                                     thereafter (e.g., 4.225% in July 2009)
January 2010 through December 2010   5.150% for the first month, plus an
                                     additional 1/12th of 1.500% for each month
                                     thereafter (e.g., 5.900% in July 2010)
January 2011 through December 2011   6.650% for the first month, plus an
                                     additional 1/12th of 0.800% for each month
                                     thereafter (e.g., 7.050% in July 2011)
January 2012 through December 2012   7.450% for the first month, plus an
                                     additional 1/12th of 0.050% for each month
                                     thereafter (e.g., 7.475% in July 2012)
January 2013 and thereafter          7.500%

"Trustee Fee Rate": The Trustee Fee Rate for any distribution date is 0.0018% per annum.

Pass-Through Rates

      The pass-through rates for each class of Offered Certificates for each Interest Accrual Period will equal the lesser of (a) the related Formula Rate and (b) the related Net WAC Pass-Through Rate.

      The certificate margin with respect to each class of Offered Certificates will be the percentage set forth below.

                                    Certificate Margin
                          -------   ------------------
                           Class      (1)(%)   (2)(%)
                          -------   --------- --------
                            A-1       0.220%   0.440%
                            A-2a      0.080%   0.160%
                            A-2b      0.170%   0.340%
                            A-2c      0.230%   0.460%
                            A-2d      0.330%   0.660%
                            M-1       0.450%   0.675%
                            M-2       0.470%   0.705%
                            M-3       0.480%   0.720%
                            M-4       0.620%   0.930%
                            M-5       0.640%   0.960%
                            M-6       0.760%   1.140%
                            M-7       1.650%   2.475%
                            M-8       2.250%   3.375%
                            M-9       2.500%   3.750%
                            M-10      2.500%   3.750%

----------
(1) For the interest accrual period for each distribution date through and including the first distribution date on which the aggregate principal balance of the mortgage loans remaining in the mortgage pool is reduced to less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.

(2)   For each interest accrual period thereafter.

      If on any distribution date, the Pass-Through Rate for a class of Offered Certificates is the Net WAC Pass-Through Rate, then any Net WAC Rate Carryover Amount on such class of Offered Certificates will be distributed on such distribution date or future Distribution Dates from and to the extent of funds available therefor in accordance with the priorities described above under "--Overcollateralization Provisions" and "--Interest Rate Swap Agreement, the Swap Provider and the Swap Account."

      On the closing date, the trustee will establish a reserve account from which distributions in respect of Net WAC Rate Carryover Amounts on the Offered Certificates will be made. The reserve account will be an asset of the trust but not of any REMIC. On each distribution date, to the extent required following the distribution of the Available Distribution Amount, the trustee will withdraw from amounts in the reserve account to distribute to the holders of the Offered Certificates any Net WAC Rate Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the reserve account:

      (a) concurrently to each class of Class A Certificates, on a pro rata basis based on the unpaid Net WAC Rate Carryover Amount for each such class; and

      (b) sequentially, to the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates and the Class M-10 Certificates, in that order, until the Net WAC Rate Carryover Amount for each such class has been reduced to zero.

      The pass-through rates for the Offered Certificates for the Interest Accrual Period beginning on a distribution date, to the extent it has been determined, and for the immediately preceding Interest Accrual Period will be made available via the trustee's internet website, together with the monthly statements required by the pooling and servicing agreement. Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such.

Calculation of One-Month LIBOR

      On each interest determination date, which is the second LIBOR business day preceding the commencement of each Interest Accrual Period with respect to the Offered Certificates, the trustee will determine one-month LIBOR. One-month LIBOR is the London interbank offered rate for one-month United States dollar deposits as this rate appears on the Telerate Page 3750, as of 11:00 a.m. London time on the interest determination date. As used in this section, "LIBOR business day" means a day on which banks are open and conducting transactions in United States dollars in London and New York City; "Telerate Page 3750" means the display page currently so designated on the Telerate Service or other page as may replace that page on that service for the purpose of displaying comparable rates or prices. If that rate does not appear on that page, the trustee will determine one-month LIBOR, in the manner set forth in the pooling and servicing agreement, on the basis of the rates at which one month United States dollar deposits are offered by three major banks in the London interbank market as of 11:00 a.m. London time on the interest determination date.

      The establishment of one-month LIBOR on each interest determination date by the trustee and the trustee's calculation of the rate of interest applicable to the Offered Certificates for the related Interest Accrual Period will, absent manifest error, be final and binding.

Interest Distributions

      Holders of the certificates will be entitled to receive on each distribution date, interest distributions in an aggregate amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balances thereof immediately prior to such distribution date at the then-applicable pass-through rates thereon, in the priorities set forth below.

      I. On each distribution date, the Group I Interest Remittance Amount will be distributed in the following order of priority:

      (i) to the holders of the Group I Certificates, the Senior Interest Distribution Amount allocable to such certificates; and

      (ii) concurrently, to the holders of each class of Group II Certificates, on a pro rata basis based on the entitlement of each such class, the Senior Interest Distribution Amount for such certificates, to the extent remaining undistributed after the distribution of the Group II Interest Remittance Amount as set forth in clause II(i) below.

      II. On each distribution date, the Group II Interest Remittance Amount will be distributed in the following order of priority:

      (i) concurrently, to the holders of each class of Group II Certificates, on a pro rata basis based on the entitlement of each such class, the Senior Interest Distribution Amount allocable to such certificates; and

      (ii) to the holders of the Group I Certificates, the Senior Interest Distribution Amount for such certificates, to the extent remaining undistributed after the distribution of the Group I Interest Remittance Amount as set forth in clause I(i) above.

      III. On each distribution date, following the distributions of interest to the holders of the Class A Certificates, any Group I Interest Remittance Amount and Group II Interest Remittance Amount remaining will be distributed sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount equal to the Interest Distribution Amount for each such class of certificates.

      On any distribution date, any shortfalls resulting from the application of the Relief Act or similar state laws and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the servicer will be allocated first, to interest accrued on the Class CE Certificates and thereafter, to the interest distribution amounts with respect to the Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date, regardless of the loan group that experienced the shortfall. The holders of the Offered Certificates will be entitled to reimbursement for any of these interest shortfalls, subject to available funds, in the priorities described under "--Overcollateralization Provisions" in this prospectus supplement.

Principal Distributions

      I. On each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be made in the following amounts and order of priority:

      (i) to the holders of the Group I Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

      (ii) after taking into account the amount distributed to the holders of the Group II Certificates pursuant to clause II(i) below on such distribution date, to the holders of the Group II Certificates (allocated among the Group II Certificates in the priority described below), until the Certificate Principal Balances thereof have been reduced to zero.

      II. On each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

      (i) to the holders of the Group II Certificates (allocated among the Group II Certificates in the priority described below), until the Certificate Principal Balances thereof have been reduced to zero; and

      (ii) after taking into account the amount distributed to the holders of the Group I Certificates pursuant to clause I(i) above on such distribution date, to the holders of the Group I Certificates until the Certificate Principal Balance thereof has been reduced to zero.

      III. On each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining after distributions pursuant to clauses I and II above for such distribution date will be distributed sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero.

      IV. On each distribution date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be made in the following amounts and order of priority:

      (i) to the holders of the Group I Certificates, the Group I Senior Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

      (ii) to the holders of the Group II Certificates (allocated among the Group II Certificates in the priority described below), an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause V(i) below for such distribution date over (y) the amount actually distributed pursuant to clause V(i) below from the Group II Principal Distribution Amount on such distribution date.

      V. On each distribution date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

      (i) to the holders of the Group II Certificates (allocated among the Group II Certificates in the priority described below), the Group II Senior Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero; and

      (ii) to the holders of the Group I Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause IV(i) above for such distribution date over (y) the amount actually distributed pursuant to clause IV(i) above from the Group I Principal Distribution Amount on such distribution date.

      VI. On each distribution date (a) on or after the Stepdown Date or (b) on which a Trigger Event is in not effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining after distributions pursuant to clauses IV and V above for such distribution date will be made in the following amounts and order of priority:

      (i) to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

      (ii) to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

      (iii) to the holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

      (iv) to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

      (v) to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

      (vi) to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

      (vii) to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

      (viii) to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

      (ix) to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

      (x) to the holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

      With respect to the Group II Certificates, all principal distributions will be distributed sequentially, to the holders of the Class A-2a Certificates, the Class A-2b Certificates, the Class A-2c Certificates and the Class A-2d Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero; provided, however, that on any distribution date on which the aggregate Certificate Principal Balance of the Mezzanine Certificates and the Overcollateralized Amount have been reduced to zero, all principal distributions will be distributed, concurrently, to the Class A-2a Certificates, the Class A-2b Certificates, the Class A-2c Certificates and the Class A-2d Certificates, on a pro rata basis based on the Certificate Principal Balance of each such class, until their respective Certificate Principal Balances have been reduced to zero.

      The allocation of distributions in respect of principal to the Class A Certificates on each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the Mezzanine Certificates. Increasing the respective percentage interest in the trust of the Mezzanine Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by these certificates.

Credit Enhancement

      The credit enhancement provided for the benefit of the holders of the Offered Certificates consists of subordination as described under "--Subordination" below, excess interest and overcollateralization, as described under "--Overcollateralization Provisions" below and the Interest Rate Swap Agreement, as described under "--Interest Rate Swap Agreement, the Swap Provider and the Swap Account" below.

Subordination

      The rights of the holders of the Mezzanine Certificates to receive distributions will be subordinated, to the extent described in this section, to the rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly distributions of interest and principal and to afford these holders protection against Realized Losses.

      The protection afforded to the holders of the Class A Certificates by means of the subordination of the Mezzanine Certificates will be accomplished by the preferential right of the holders of the Class A Certificates to receive on any distribution date, distributions in respect of interest and principal prior to the receipt by holders of the Mezzanine Certificates.

      In addition, the rights of the holders of Mezzanine Certificates with lower numerical class designations to receive distributions will be senior to the rights of holders of Mezzanine Certificates with higher numerical class designations, the rights of the holders of the Mezzanine Certificates to receive distributions will be senior to the rights of the holders of the Class CE Certificates, in each case to the extent described in this prospectus supplement.

      This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior certificates of distributions in respect of interest and principal and to afford these holders protection against Realized Losses.

Overcollateralization Provisions

      The weighted average Expense Adjusted Mortgage Rate for the mortgage loans is expected to be higher than the weighted average of the pass-through rates on the Offered Certificates and the amount needed to pay certain fees and expenses of the trust, including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment resulting from a Swap Provider Trigger Event. As a result, interest collections on the mortgage loans are expected to exceed the amount of interest distributable to the holders of the Offered Certificates and the fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than any Swap Termination Payment resulting from a Swap Provider Trigger Event). On each distribution date, the Net Monthly Excess Cashflow, if any, will be distributed as follows:

      (i) to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount, without taking into account amounts, if any, received under the Interest Rate Swap Agreement, distributable as part of the Group I Principal Distribution Amount and/or the Group II Principal Distribution Amount, as applicable;

      (ii) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, first, in an amount equal to the Interest Carry Forward Amount allocable to each such class of certificates and second, in an amount equal to the Allocated Realized Loss Amount allocated to each such class of certificates;

      (iii) sequentially, to the holders of the Class A (on a pro rata basis based on the entitlement of each such class), Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount equal to such certificates' allocated share of any Prepayment Interest Shortfalls and any shortfalls resulting from the application of the Relief Act or similar state laws, in each case, without interest accrued thereon;

      (iv) to make payments to the reserve account, to the extent required to distribute to the holders of the Offered Certificates any Net WAC Rate Carryover Amounts for such classes;

      (v) to the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event;

      (vi) to the holders of the Class CE Certificates as provided in the pooling and servicing agreement; and

      (vii) to the holders of the Residual Certificates, any remaining amounts; provided that if such distribution date is the distribution date immediately following the expiration of the latest prepayment charge term or any distribution date thereafter, then any such remaining amounts will be distributed first, to the holders of the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and second, to the holders of the Residual Certificates.

      On each distribution date, after making the distributions of the remainder of the Available Distribution Amount as described above, the trustee will withdraw from the reserve account the amount deposited therein pursuant to clause (iv) above and will distribute these amounts to the holders of the Offered Certificates in the order and priority set forth under "--Pass-Through Rates" in this prospectus supplement.

      On each distribution date, the trustee will withdraw from the distribution account all amounts representing prepayment charges in respect of the mortgage loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class P Certificates.

      In the event that Realized Losses are incurred on the mortgage loans, these Realized Losses may result in an overcollateralization deficiency since, in the absence of Net Monthly Excess Cashflow applied pursuant to clause (i) above, the Realized Losses will reduce the principal balance of the mortgage loans without a corresponding reduction to the aggregate Certificate Principal Balance of the Offered Certificates. In the event of an overcollateralization deficiency, the pooling and servicing agreement requires the payment from Net Monthly Excess Cashflow, subject to available funds, will be paid in an amount equal to such overcollateralization deficiency, which will constitute a principal distribution on the Offered Certificates in reduction of the Certificate Principal Balances thereof. This has the effect of accelerating the amortization of such Offered Certificates relative to the amortization of the mortgage loans, and of increasing the Overcollateralized Amount.

      In the event that the Overcollateralization Target Amount is permitted to step down on any distribution date, a portion of the principal which would otherwise be distributed to the holders of the Offered Certificates on the related distribution date will be part of the Net Monthly Excess Cashflow and distributed pursuant to the priorities set forth in this section. This has the effect of decelerating the amortization of the Offered Certificates relative to the amortization of the mortgage loans, and of reducing the Overcollateralized Amount. However, if on any distribution date a Trigger Event is in effect, the required Overcollateralized Amount will not be permitted to step down on the related distribution date.

Allocation of Losses; Subordination

      Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow, second, to interest accrued on the Class CE Certificates, third, to the Class CE Certificates, until the Certificate Principal Balance of the Class CE Certificates has been reduced to zero, fourth, to the Class M-10 Certificates until the Certificate Principal Balance of the Class M-10 Certificates has been reduced to zero, fifth, to the Class M-9 Certificates until the Certificate Principal Balance of the Class M-9 Certificates has been reduced to zero, sixth, to the Class M-8 Certificates until the Certificate Principal Balance of the Class M-8 Certificates has been reduced to zero, seventh, to the Class M-7 Certificates until the Certificate Principal Balance of the Class M-7 Certificates has been reduced to zero, eighth, to the Class M-6 Certificates until the Certificate Principal Balance of the Class M-6 Certificates has been reduced to zero, ninth, to the Class M-5 Certificates until the Certificate Principal Balance of the Class M-5 Certificates has been reduced to zero, tenth, to the Class M-4 Certificates, until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero, eleventh, to the Class M-3 Certificates, until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero, twelfth, to the Class M-2 Certificates, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero and thirteenth, to the Class M-1 Certificates, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero.

      The pooling and servicing agreement does not permit the allocation of Realized Losses to the Class A Certificates or the Class P Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to these certificates, under certain loss scenarios there may not be enough interest and principal on the mortgage loans to distribute to the Class A Certificates all interest and principal amounts to which they are then entitled.

      Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such certificates will no longer accrue interest, and such amounts will not be reinstated thereafter (except in the case of Subsequent Recoveries). However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow, according to the priorities set forth under "--Overcollateralization Provisions" herein or from the Swap Account, according to the priorities set forth under "--Interest Rate Swap Agreement, the Swap Provider and the Swap Account" herein.

      Any allocation of a Realized Loss to a certificate will be made by reducing the Certificate Principal Balance of that certificate by the amount so allocated as of the distribution date in the month following the calendar month in which the Realized Loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Certificate Principal Balance of any certificate be reduced more than once in respect of any particular amount both (i) allocable to the certificate in respect of Realized Losses and (ii) distributable as principal to the holder of the certificate from Net Monthly Excess Cashflow.

Interest Rate Swap Agreement, the Swap Provider and the Swap Account

The Interest Rate Swap Agreement and the Swap Provider

      On or before the closing date, the trustee (in its capacity as trustee (the "Supplemental Interest Trust Trustee") of the supplemental interest trust, a separate trust created under the pooling and servicing agreement) will enter into an Interest Rate Swap Agreement with the Swap Provider. The Swap Provider is rated "AAA" by S&P and "Aaa" by Moody's. On each distribution date, the Supplemental Interest Trust Trustee will deposit into the Swap Account certain amounts, if any, (1) received from the Swap Provider from which distributions in respect of Interest Carry Forward Amounts, Net WAC Rate Carryover Amounts, amounts necessary to maintain the applicable Overcollateralization Target Amount and Allocated Realized Loss Amounts on the Mezzanine Certificates will be made or (2) owed to the Swap Provider. The Swap Account and the supplemental interest trust will be an asset of the trust but not of any REMIC.

      Under the Interest Rate Swap Agreement, on each distribution date, the trust will be obligated to pay to the Swap Provider from amounts available therefor pursuant to the Pooling and Servicing Agreement, a Fixed Swap Payment equal to the product of (x) 4.855%, (y) the Base Calculation Amount for that distribution date multiplied by 250 and (z) a fraction, the numerator of which is 30 (or, for the first distribution date, the number of days elapsed from the closing date to but excluding the first distribution date on a 30/360 basis), and the denominator of which is 360, and the Swap Provider will be obligated to pay to the trust a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Base Calculation Amount for that distribution date multiplied by 250, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date (or, for the first distribution date, the actual number of days elapsed from the closing date to but excluding the first distribution date), and the denominator of which is 360. A net payment will be required to be made on each distribution date (each such net payment, a "Net Swap Payment") (a) by the trust, to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the trust to the extent that the floating amount exceeds the corresponding fixed amount.

      The initial Base Calculation Amount will be approximately $5,539,297. The Interest Rate Swap Agreement will terminate immediately after the January 2010 distribution date unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event.

      The respective obligations of the Swap Provider and the Supplemental Interest Trust Trustee to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default , in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and
(2) no "Early Termination Date" (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

      Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement.

      Upon any Swap Early Termination, the trust or the Swap Provider may be liable to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the trust is required to make a Swap

Termination Payment, that payment will be paid from the trust on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to distributions to certificateholders.

      Upon a Swap Early Termination, the Supplemental Interest Trust Trustee, at the direction of the depositor, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement. To the extent the trust receives a Swap Termination Payment from the Swap Provider, the trustee will apply, as set forth in the Swap Administration Agreement, all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement. Furthermore, to the extent the trust is required to pay a Swap Termination Payment to the Swap Provider, the trustee will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment amount owing to the Swap Provider.

      Upon the occurrence of a Downgrade Provision, the Swap Provider will be required to (1) post collateral securing its obligations under the Interest Rate Swap Agreement or (2) obtain a substitute Swap Provider acceptable to the rating agencies that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement.

The Swap Administration Agreement and Swap Account

      Any Net Swap Payments made by the Swap Provider will be distributed in accordance with the Swap Administration Agreement. The trustee will be required to deposit into the Swap Account all amounts received from the Swap Provider. Any amounts received from the Swap Provider and not distributed to the Offered Certificates will be paid to the seller or its designee.

      Net Swap Payments and Swap Termination Payments (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) payable by the trust will be deducted from the Available Distribution Amount before distributions to certificateholders and will first be deposited into the Swap Account before payment to the Swap Provider.

      On  each  distribution  date,  to  the  extent  required,   following  the
distribution of the Net Monthly Excess Cashflow as described in "--Overcollateralization Provisions" in this prospectus supplement and withdrawals from the reserve account as described in "--Pass-Through Rates", the trustee will withdraw from amounts in the Swap Account to distribute to the Offered Certificates in the following order of priority:

      first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such distribution date;

      second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement;

      third, concurrently, to each class of Class A Certificates, the related Senior Interest Distribution Amount remaining undistributed after the distributions of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount, on a pro rata basis based on such respective remaining Senior Interest Distribution Amount,

      fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Net Monthly Excess Cashflow;

      fifth, to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the applicable Overcollateralization Target Amount after taking into account distributions made pursuant to clause (i) under "--Overcollateralization Provisions;"

      sixth, concurrently, to each class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the reserve account, up to the respective Swap Payment Allocation;

      seventh, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the reserve account, up to the respective Swap Payment Allocation;

      eighth, concurrently, to each class of Offered Certificates, any unpaid Net WAC Rate Carryover Amount, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;

      ninth, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such certificates for such distribution date remaining undistributed after distribution of the Net Monthly Excess Cashflow; and

      tenth, all remaining amounts to the holder of the Class CE Certificates.

The Supplemental Interest Trust

      Deutsche Bank National Trust Company will be the Supplemental Interest Trust Trustee. The Supplemental Interest Trust Trustee will perform all of the obligations of the trustee under the Interest Rate Swap Agreement. With regard to the Supplemental Interest Trust, the Supplemental Interest Trust Trustee will only be obligated to make payments to the trust under the Interest Rate Swap Agreement to the extent that the Supplemental Interest Trust receives the related funds from the Swap Provider, and will only be obligated to make payments to the Swap Provider under the Interest Rate Swap Agreement to the extent that the Supplemental Interest Trust receives the related funds from the trust. The Supplemental Interest Trust Trustee will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the Supplemental Interest Trust as set forth in the Swap Administration Agreement except any such loss, liability or expense as may arise from its bad faith, willful misconduct or negligence.

Advances

      Subject to the limitations set forth in the following paragraph, the servicer will be obligated to advance or cause to be advanced on the Servicer Remittance Date with respect to each distribution date out of its own funds, or funds in the collection account that are not included in the Available Distribution Amount for such distribution date an amount equal to the aggregate of all payments of principal and interest net of the servicing fee, that were due during the related due period and that were delinquent on the related determination date, plus amounts representing assumed payments not covered by any current net income on the mortgaged properties acquired by foreclosure or deed in lieu of foreclosure. These advances are referred to in this prospectus supplement as "P&I Advances."

      P&I Advances are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making the P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act or similar state laws.

      All P&I Advances will be reimbursable to the servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loans that are deemed by the servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds with respect to such mortgage loans will be reimbursed to the servicer out of any funds in the collection account prior to the distributions on the certificates. In the event that the servicer fails in its obligation to make any required advance, the servicer will be terminated as servicer and the trustee, in its capacity as successor servicer, will be obligated to make the advance, to the extent required in the pooling and servicing agreement.

      "Servicing Advances" are required to be made on each Mortgage Loan only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds and liquidation proceeds on each Mortgage Loan. The Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, condemnation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the Servicer from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Servicer from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the Servicer from general funds in the collection account.

      The pooling and servicing agreement provides that the servicer may enter into a facility with any person which provides that such person may fund P&I Advances or Servicing Advances, although no such facility will reduce or otherwise affect the servicer's obligation to fund such P&I Advances or Servicing Advances. Any P&I Advances or Servicing Advances made by an advancing person will be reimbursed to the advancing person in the same manner as reimbursements would be made to the servicer.

Optional Purchase of Defaulted Loans

      As to any mortgage loan which is delinquent in payment by 90 days or more, the servicer may, at its option and in accordance with the terms of the pooling and servicing agreement, purchase such mortgage loan from the trust at the purchase price (as set forth in the pooling and servicing agreement) for such mortgage loan. This option is subject to certain conditions set forth in the pooling and servicing agreement, including but not limited to the condition that the servicer must first purchase the mortgage loan that, as of the time of such purchase, has been delinquent for the greatest period before purchasing mortgage loans that have been delinquent for lesser periods.

                         POOLING AND SERVICING AGREEMENT

General Description of the Pooling and Servicing Agreement

      The certificates will be issued pursuant to the pooling and servicing agreement, dated as of December 1, 2005 among the depositor, the servicer and the trustee, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the pooling and servicing agreement as executed will be filed by the depositor with the Commission within fifteen days of the initial issuance of the certificates. The trust created under the pooling and servicing agreement will consist of:

      o all of the depositor's right, title and interest in the mortgage loans, the related mortgage notes, mortgages and other related documents;

      o all payments on or collections in respect of the mortgage loans due after the cut-off date, together with any proceeds of the mortgage loans;

      o any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these mortgaged properties;

      o the rights of the trustee under all insurance policies required to be maintained under the pooling and servicing agreement;

      o the rights of the depositor under the mortgage loan purchase agreement between the depositor and the seller;

      o     the reserve account; and

      o the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider and deposited into the Swap Account for the benefit of the trust.

      Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust, the terms and conditions of the pooling and servicing agreement and the Offered
Certificates. The depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the Secretary, New Century Mortgage Securities, Inc., 18400 Von Karman, Irvine, California 92612.

Assignment of the Mortgage Loans

      The depositor will deliver to the trustee with respect to each mortgage loan, among other things, (i) the mortgage note endorsed without recourse to the trustee to reflect the transfer of the mortgage loan, (ii) the original mortgage with evidence of recording indicated on the mortgage loan, (iii) an assignment of the mortgage in recordable form to the trustee, reflecting the transfer of the mortgage loan and (iv) the original lender's title insurance policy.

      The assignments of mortgage will not be recorded by or on behalf of the depositor in the appropriate offices for real property records; provided, however, upon the occurrence of certain events set forth in the pooling and servicing agreement, each such assignment of mortgage will be recorded, or submitted for recording by the depositor, at the seller's expense (or, if the seller is unable to pay the cost of recording the assignments of mortgage, such expense will be paid by the trustee, which expense will be reimbursed by the trust) as set forth in the pooling and servicing agreement.

The Servicer

      The information set forth in the following paragraphs has been provided by the servicer (together with any successor entity, "JPMorgan").

      JPMorgan Chase Bank, National Association ("JPMorgan") is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency. JPMorgan's main office is located in Columbus, Ohio. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

      Prior to January 1, 2005, JPMorgan formed Chase Home Finance LLC ("CHF"), a wholly-owned, limited liability company. Prior to January 1, 2005, Chase Manhattan Mortgage Corporation ("CMMC") was engaged in the mortgage origination and servicing businesses. On January 1, 2005, CMMC merged with and into CHF with CHF as the surviving entity. JPMorgan will be the servicer of all originations and servicing rights purchases occurring on or after January 1, 2005 and will engage CHF as its subservicer. CHF is engaged in the business of servicing mortgage loans and will continue to directly service its servicing portfolio existing prior to January 1, 2005.

      In its capacity as the servicer, JPMorgan will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the pooling and servicing agreement. JPMorgan may perform any or all of its obligations under the pooling and servicing agreement through one or more subservicers. JPMorgan has engaged CHF as its subservicer to perform loan servicing activities for the Mortgage Loans on its behalf. JPMorgan will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if JPMorgan alone were servicing the Mortgage Loans.

      Chase Home Finance LLC

      Due to the recent restructuring of its mortgage operations JPMorgan does not have meaningful historical servicing data. As a result and due to JPMorgan's engagement of CHF as its subservicer, CHF is providing below historical delinquency, foreclosure and loan loss data for its portfolio of fixed rate and adjustable rate subprime mortgage loans which were originated or purchased by CHF and subsequently securitized in asset-backed transactions (the "CHF Subprime Securitized Servicing Portfolio"). The CHF Subprime Securitized Servicing Portfolio represents only a portion of the total servicing portfolio of CHF and many of the mortgage loans in the CHF Subprime Securitized Servicing Portfolio have not been outstanding long enough to experience the level of delinquencies, foreclosures and loan losses which might be expected to occur on a larger, more seasoned portfolio of mortgage loans which were underwritten, originated and serviced in a manner similar to the mortgage loans in the CHF Subprime
Securitized Servicing Portfolio. Because of the relatively small size and relative lack of seasoning of the CHF Subprime Securitized Servicing Portfolio, there can be no assurance that the delinquency, foreclosure and loan loss experience on the Mortgage Loans subserviced by CHF for JPMorgan in this transaction will correspond to the delinquency, foreclosure and loan loss experience shown in the tables below, and the actual delinquency, foreclosure and loan loss experience on the Mortgage Loans subserviced by CHF for JPMorgan in this transaction could be significantly worse. Moreover, the Mortgage Loans subserviced by CHF for JPMorgan in this transaction were not originated by CHF and as a result, the actual delinquency, loss and foreclosure experience on such mortgage loans could be significantly worse than the delinquency, foreclosure and loan loss experience shown in the tables below.

      CHF Subprime Securitized Servicing Portfolio

      The following tables contain information relating to the delinquency, loan loss and foreclosure experience with respect to the CHF Subprime Securitized Servicing Portfolio.

                  Delinquency and Foreclosure Experience of the CHF Subprime Securitized Servicing Portfolio
                             (Dollars in Thousands)

                        As of September 30, 2005    As of December 31, 2004    As of December 31, 2003     As of December 31, 2002
                       --------------------------  -------------------------  --------------------------  --------------------------
                         Number           Dollar     Number          Dollar     Number          Dollar      Number         Dollar
                        of Loans          Amount    of Loans         Amount    of Loans         Amount     of Loans        Amount
                       ----------     ------------ ----------     ----------  ----------     -----------  -----------    -----------

Portfolio ..........      54,143       $6,440,312    75,898       $9,388,238    90,370       $11,146,244    73,597       $8,326,818
Delinquency
   30-59 Days ......        2.78%            2.28%     2.41%            1.83%     2.40%             1.83%     2.69%            2.28%
   60-89 Days ......        0.87%            0.71%     0.70%            0.54%     0.84%             0.66%     0.86%            0.72%
   90 Days or more .        1.94%            1.40%     1.75%            1.31%     1.43%             1.15%     1.41%            1.21%
                          ------       ----------    ------       ----------    ------       -----------    ------       ----------
Total ..............        5.59%            4.39%     4.86%            3.68%     4.67%             3.64%     4.96%            4.21%
                          ======       ==========    ======       ==========    ======       ===========    ======       ==========
Foreclosure rate ...        2.75%            2.34%     2.72%            2.20%     2.47%             2.06%     2.65%            2.48%
REO Properties .....         407              N/A       504              N/A       532               N/A       480              N/A

      The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics for the period exclude loans in foreclosure. The portfolio statistics set forth above exclude REO properties.

      The foreclosure rate reflects the number of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total dollar amount of mortgage loans, as the case may be, as of the date indicated. REO properties are real estate owned properties which relate to foreclosed mortgages or properties for which deeds in lieu of foreclosure have been accepted, and held by CHF pending disposition.

                         Loan Loss Experience of the CHF
                    Subprime Securitized Servicing Portfolio
                             (Dollars in Thousands)

                                     Nine
                                    Months
                                    Ending    Year Ending    Year Ending    Year Ending
                                  September     December       December      December
                                  30, 2005      31, 2004       31, 2003      31, 2002
                                 ----------   ------------   ------------   ------------
Average amount outstanding ....  $7,688,139    $10,443,888    $9,642,035    $7,902,732
Net losses ....................     $47,426        $73,858       $73,504       $43,458
Net losses as a percentage of
average amount outstanding ....        0.62%          0.71%         0.76%         0.55%

      The average amount outstanding during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period. Net losses are amounts relating to mortgage loans which have been determined by CHF to be uncollectible, less amounts received by CHF as recoveries from liquidation proceeds and deficiency judgments.

      In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balance of mortgage loans and any secondary financing on the related mortgaged properties become equal to or greater than the value of the related mortgaged properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by mortgagors of scheduled payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage pool.

      Collection Procedures

      CHF employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by CHF is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. CHF utilizes a combination of predictive and preview dialer strategies to maximize the results of collection calling activity. Prior to initiating foreclosure proceedings, CHF makes every reasonable effort to determine the reason for the default; whether the delinquency is a temporary or permanent condition; and the mortgagors' attitude toward the obligation. CHF will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the mortgage and applicable state law.

The Trustee

      Deutsche Bank National Trust Company, a national banking association, will act as trustee for the certificates pursuant to the pooling and servicing agreement. The trustee's offices for notices under the pooling and servicing agreement are located at Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration-NC050D.

      The principal compensation to be paid to the trustee in respect of its duties under the pooling and servicing agreement will be equal to any interest or other income earned on funds held in the distribution account as provided in the pooling and servicing agreement and the trustee fee. The trustee fee is payable monthly and accrues at the Trustee Fee Rate on the aggregate principal balance of the mortgage loans.

      The pooling and servicing agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust and will be held harmless against any loss, liability or expense (not including expenses and disbursements incurred or made by the trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the trustee's performance in accordance with the provisions of the pooling and servicing agreement) incurred by the trustee in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the pooling and servicing agreement, other than any loss, liability or expense (i) resulting from a breach of the servicer's obligations and duties under the pooling and servicing agreement (for which the servicer will be obligated to indemnify the trustee), (ii) for the expenses of preparing and filing tax returns pursuant to the pooling and servicing agreement or (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee's duties under the pooling and servicing agreement or by reason of reckless disregard, of the trustee's obligations and duties under the pooling and servicing agreement.

Servicing and Other Compensation and Payment of Expenses

      The principal compensation to be paid to the servicer in respect of its servicing activities for the certificates will consist of the servicing fee. The servicing fee will accrue at the Servicing Fee Rate on the aggregate principal balance of the mortgage loans. As additional servicing compensation, the servicer will be entitled to retain all assumption fees, late payment charges, prepayment interest excess and other miscellaneous servicing fees (except for prepayment charges which, to the extent collected from mortgagors, will be distributed to the holders of the Class P Certificates), and any interest or other income earned on funds held in the related collection account and any escrow accounts.

      The servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the mortgage pool incurred by the servicer in connection with its responsibilities under the pooling and servicing agreement and is entitled to reimbursement for these expenses as provided in the pooling and servicing agreement. See "Description of the Securities--Retained Interest; Servicing or Administration Compensation and Payment of Expenses" in the prospectus for information regarding expenses payable by the servicer.

Events of Default

      The servicer events of default are set forth are described under "Description of the Securities--Events of Default under the Governing Agreement and Rights Upon Events of Default" in the prospectus.

      Any successor to the servicer appointed under the pooling and servicing agreement must be a housing loan servicing institution, acceptable to each rating agency as defined in the prospectus, with a net worth at the time of the appointment of at least $15,000,000. See "Description of the Securities--Events of Default under the Governing Agreements and Rights Upon Event of Default" in the prospectus.

Voting Rights

      At all times, 98% of all voting rights will be allocated among the holders of the Offered Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates, 1% of all voting rights will be allocated to the holders of the Class P Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates and 1% of all voting rights will be allocated among the holders of the Residual Certificates in proportion to the percentage interests in those classes evidenced by their respective certificates.

Termination

      The circumstances under which the obligations created by the pooling and servicing agreement will terminate in respect of the certificates are described in "Description of the Securities--Termination of the Trust Fund and Disposition of the Trust Fund Assets" in the prospectus. The servicer will have the right to purchase all remaining mortgage loans and any REO properties and thereby effect early retirement of the certificates on any distribution date following the Due Period during which the aggregate principal balance of the mortgage loans and REO properties remaining in the trust at the time of purchase is reduced to less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date. In the event the servicer exercises the option, the purchase price payable in connection with the option will be equal to the greater of (i) the principal balance of the mortgage loans and the appraised value of any REO properties and (ii) the fair market value of the mortgage loans and the REO properties, in each case plus accrued and unpaid interest for each mortgage loan at the related mortgage rate to but not including the first day of the month in which such repurchase price is paid plus unreimbursed Servicing Advances, P&I Advances, any unpaid servicing fees allocable to such mortgage loans and REO properties, any accrued and unpaid Net WAC Rate Carryover Amounts and any Swap Termination Payment payable to the Swap Provider then remaining unpaid or which is due to the exercise of such option. However, this option may only be exercised if the termination price is sufficient to pay all interest accrued on, as well as amounts necessary to retire the principal balance of, any net interest margin securities to be issued by a separate trust and secured by all or a portion of the Class CE Certificates and Class P Certificates. In the event the servicer exercises this option, the portion of the purchase price allocable to the Offered Certificates will be, to the extent of available funds:

      o 100% of the then outstanding Certificate Principal Balance of the Offered Certificates, plus

      o     one month's interest on the then outstanding  Certificate  Principal
            Balance  of  the  Offered   Certificates   at  the  then  applicable
            pass-through rate for the class, plus

      o any previously accrued but undistributed interest thereon to which the holders of the Offered Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts, plus

      o in the case of the Mezzanine Certificates, any previously unpaid Allocated Realized Loss Amount.

      The holders of the Residual Certificates will pledge any amount received in a termination in excess of par to the holders of the Class CE Certificates. In no event will the trust created by the pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. See "Description of the Securities--Termination of the Trust Fund and Disposition of the Trust Fund Assets" in the prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

      In the opinion of Thacher Proffitt & Wood LLP, counsel to the depositor, assuming compliance with the provisions of the pooling and servicing agreement, for federal income tax purposes, each REMIC established under the pooling and servicing agreement will qualify as a REMIC under the Code.

      For federal income tax purposes (i) the Residual Certificates will consist of components, each of which will represent the sole class of "residual interests" in each REMIC elected by the trust; and (ii) the Offered Certificates (exclusive of any right of the holder of such certificates to receive payments from the reserve account in respect of any Net WAC Rate Carryover Amount or the Swap Account or the obligation to make payments to the Swap Account), the Class P Certificates and the Class CE Certificates will represent the "regular interests" in a REMIC and will be treated as debt instruments of a REMIC. See "Federal Income Tax Consequences--REMICs" in the prospectus.

      For federal income tax purposes, it is anticipated that the Offered Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination, the mortgage loans will prepay at a rate equal to 100% of the Prepayment Vector. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Federal Income Tax Consequences--General" and "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

      The  Internal   Revenue   Service  has  issued   original  issue  discount
regulations under sections 1271 to 1275 of the Internal Revenue Code that address the treatment of debt instruments issued with original issue discount.

      Purchasers of the Offered Certificates should be aware that Section 1272(a)(6) of the Code and the OID regulations do not adequately address certain issues relevant to, or applicable to, prepayable securities bearing a variable rate of interest such as the Offered Certificates. In the absence of other authority, the trustee intends to be guided by certain principles of the OID regulations applicable to variable rate debt instruments in determining whether such certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Code to these certificates for the purpose of preparing reports furnished to certificateholders and the IRS. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Code to these certificates and because the rules relating to debt instruments having a variable rate of interest are limited in their application in ways that could preclude their application to these certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that those certificates should be governed by some other method not yet set forth in regulations or should be treated as having been issued with original issue discount. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of these certificates.

      Some of the classes of Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize this premium. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Premium" in the prospectus.

      Each holder of a Class A Certificate and a Mezzanine Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Net WAC Rate Carryover Reserve Account or the Swap Account in respect of the Net WAC Rate Carryover Amount or the obligation to make payments to the Swap Account. The Net WAC Rate Carryover Reserve Account, the Swap Account and the Interest Rate Swap Agreement are not assets of any REMIC. The REMIC regular interest corresponding to an Offered Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Rate computed for this purpose by limiting the Notional Amount of the Interest Rate Swap Agreement to the aggregate principal balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an Offered Certificate may exceed the actual amount of distributions on the Offered Certificate.

      The treatment of amounts received by a holder of a Offered Certificate under such certificateholder's right to receive the Net WAC Rate Carryover Amount will depend on the portion, if any, of such certificateholder's purchase price allocable thereto. Under the REMIC regulations, each holder of Offered Certificates must allocate its purchase price for the related certificate between its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the reserve account and the Swap Account in respect of the Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. Payments made to the holders of the Offered Certificates with respect to the Net WAC Rate Carryover Amount will be treated as includible in income based on the regulations relating to notional principal contracts. The OID regulations provide that the trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. For tax reporting purposes, the right to receive payments from the reserve account and the Swap Account in respect of Net WAC Rate Carryover Amounts may be treated as having more than a de minimis value. Under the REMIC regulations, the trustee is required to account for the REMIC regular interest and the right to receive payments from the reserve account and the Swap Account in respect of the Net WAC Rate Carryover Amount as discrete property rights. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Offered Certificates will be unable to use the integration method provided for under such regulations with respect to those certificates. If the trustee's treatment of payments of the Net WAC Rate Carryover Amount is respected, ownership of the right to the Net WAC Rate Carryover Amount will entitle the owner to amortize the separate price paid for the right to the Net WAC Rate Carryover Amount under the regulations relating to notional principal contracts.

      Any payments made to a beneficial owner of Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of any Net WAC Rate Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Offered Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Swap Account pursuant to the Swap Administration Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to any Net WAC Rate Carryover Amounts for such taxable year. Although not clear, net income or a net deduction with respect to the Net WAC Rate Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

      Because a beneficial owner of any Net WAC Rate Carryover Amounts will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Rate Carryover Amounts would be subject to the limitations described above.

      Upon the sale of a Offered Certificate, the amount of the sale allocated to the selling certificateholder's right to receive payments from the reserve account and the Swap Account in respect of the Net WAC Rate Carryover Amount would be considered a "termination payment" under the regulations relating to notional principal contracts allocable to the related certificate, as the case may be. A holder of a Offered Certificate will have gain or loss from such a termination of the right to receive payments from the reserve account and the Swap Account in respect of the Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid or deemed paid by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the reserve account and the Swap Account in respect of the Net WAC Rate Carryover Amount.

      Gain or loss realized upon the termination of the right to receive payments from the reserve account and the Swap Account in respect of the Net WAC Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

      The REMIC regular interest component of each Offered Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Offered Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The notional principal contract component of each Class A Certificate, Mezzanine Certificate, Class CE Certificate and Class P Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. As a result, the Class A Certificates, Mezzanine Certificates, Class CE Certificates and Class P Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

      Because the Net WAC Rate Carryover Amount is treated as a separate right of the Offered Certificates not payable by any REMIC elected by the trust, such right will not be treated as a qualifying asset for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the reserve account and the Swap Account will not be qualifying real estate income for real estate investment trusts. In addition, the Offered Certificates may not be suitable for inclusion in another REMIC.

      The holders of the Offered Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

      For further  information  regarding  federal  income tax  consequences  of
investing   in   the   Offered    Certificates,    see   "Federal   Income   Tax
Consequences--REMICs" in the prospectus.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the underwriting agreement, dated December 14, 2005, the depositor has agreed to sell, and the underwriters severally have agreed to purchase the portion of the Offered Certificates set forth opposite their respective names.

                                      Original         Original         Original         Original          Original
                                    Certificate      Certificate      Certificate       Certificate      Certificate
                                     Principal        Principal        Principal         Principal        Principal
                                   Balance of the   Balance of the   Balance of the   Balance of the    Balance of the
                                     Class A-1        Class A-2a       Class A-2b       Class A-2c        Class A-2d
          Underwriters              Certificates     Certificates     Certificates     Certificates      Certificates
---------------------------------  --------------   --------------   --------------   --------------    --------------
Morgan Stanley & Co.
  Incorporated...................   $329,252,800     $268,816,000      $97,808,000      $147,648,000      $59,003,200
Credit Suisse First Boston LLC...   $ 41,156,600     $ 33,602,000      $12,226,000      $ 18,456,000      $ 7,375,400
Deutsche Bank Securities Inc.....   $ 41,156,600     $ 33,602,000      $12,226,000      $ 18,456,000      $ 7,375,400

                                      Original         Original         Original         Original          Original
                                    Certificate      Certificate      Certificate       Certificate      Certificate
                                     Principal        Principal        Principal         Principal        Principal
                                   Balance of the   Balance of the   Balance of the   Balance of the    Balance of the
                                     Class M-1        Class M-2        Class M-3         Class M-4        Class M-5
          Underwriters              Certificates     Certificates     Certificates     Certificates      Certificates
---------------------------------  --------------   --------------   --------------   --------------    --------------
Morgan Stanley & Co.
  Incorporated...................   $41,182,400      $37,121,600      $25,521,600      $18,560,800       $18,560,800
Credit Suisse First Boston LLC...   $ 5,147,800      $ 4,640,200      $ 3,190,200      $ 2,320,100       $ 2,320,100
Deutsche Bank Securities Inc.....   $ 5,147,800      $ 4,640,200      $ 3,190,200      $ 2,320,100       $ 2,320,100

                                      Original         Original         Original         Original          Original
                                    Certificate      Certificate      Certificate       Certificate      Certificate
                                     Principal        Principal        Principal         Principal        Principal
                                   Balance of the   Balance of the   Balance of the   Balance of the    Balance of the
                                     Class M-6        Class M-7        Class M-8         Class M-9        Class M-10
          Underwriters              Certificates     Certificates     Certificates     Certificates      Certificates
---------------------------------  --------------   --------------   --------------   --------------    --------------
Morgan Stanley & Co.
Incorporated.....................   $16,820,800      $16,820,800      $12,180,800      $12,760,800       $11,600,800
Credit Suisse First Boston LLC...   $ 2,102,600      $ 2,102,600      $ 1,522,600      $ 1,595,100       $ 1,450,100
Deutsche Bank Securities Inc.....   $ 2,102,600      $ 2,102,600      $ 1,522,600      $ 1,595,100       $ 1,450,100

      The depositor has been advised by each underwriter that it proposes initially to offer the Offered Certificates of each class purchased by it to the public at the offering price set forth on the cover page and to certain dealers at such price less a selling concession, not in excess of the percentage set forth in the table below of the Certificate Principal Balance of the related class of Offered Certificates. The underwriters may allow and such dealers may reallow a reallowance discount, not in excess of the percentage set forth in the following table of the Certificate Principal Balance of the related class of Offered Certificates, to certain other dealers. After the initial public offering, the public offering prices, such concessions and such discounts may be changed.

                                        Selling                   Reallowance
Class of Certificates                  Concession                   Discount
---------------------                  ----------                 ------------
Class A-1..............                  0.1080%                     0.0540%
Class A-2a.............                  0.1080%                     0.0540%
Class A-2b.............                  0.1080%                     0.0540%
Class A-2c.............                  0.1080%                     0.0540%
Class A-2d.............                  0.1080%                     0.0540%
Class M-1..............                  0.1080%                     0.0540%
Class M-2..............                  0.1080%                     0.0540%
Class M-3..............                  0.1080%                     0.0540%
Class M-4..............                  0.1080%                     0.0540%
Class M-5..............                  0.1080%                     0.0540%
Class M-6..............                  0.1080%                     0.0540%
Class M-7..............                  0.1080%                     0.0540%
Class M-8..............                  0.1080%                     0.0540%
Class M-9..............                  0.1080%                     0.0540%
Class M-10.............                  0.1080%                     0.0540%

      Until the distribution of the Offered Certificates is completed, rules of the Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

      Neither the depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, neither the depositor nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      The Offered Certificates are offered subject to receipt and acceptance by the underwriters, to prior sale and to each underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Certificates will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the closing date. The Offered Certificates will be offered in Europe and the United States of America.

      The underwriting agreement provides that the depositor will indemnify each underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments an underwriter may be required to make in respect thereof.

      The underwriters or their affiliates have ongoing banking relationships with affiliates of the depositor and a portion of the proceeds received from the sale of the Offered Certificates will be used by the depositor to satisfy obligations under financing facilities in place with affiliates of the underwriters with respect to the mortgage loans.

                                SECONDARY MARKET

      There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. Each underwriter intends to make a market in the Offered Certificates purchased by it but no underwriter has any obligation to do so. The primary source of information available to investors concerning the Offered Certificates will be the monthly reports made available via the trustee's internet website, which will include information as to the outstanding Certificate Principal Balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the Offered Certificates will be available on an ongoing basis. The limited nature of the information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL OPINIONS

      Legal matters relating to the Offered Certificates will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York and for the underwriters by McKee Nelson LLP.

                                     RATINGS

      It is a condition to the issuance of the certificates that the Offered Certificates receive the following ratings from Standard & Poor's, a division of the McGraw-Hill Companies, Inc., or S&P, and Moody's Investors Service, Inc., or
Moody's:

Offered Certificates     S&P        Moody's
--------------------    -----       -------
Class A-1                AAA          Aaa
Class A-2a               AAA          Aaa
Class A-2b               AAA          Aaa
Class A-2c               AAA          Aaa
Class A-2d               AAA          Aaa
Class M-1                AA+          Aa1
Class M-2                 AA          Aa2
Class M-3                 AA          Aa3
Class M-4                AA-           A1
Class M-5                 A+           A2
Class M-6                 A            A3
Class M-7                 A-          Baa1
Class M-8                BBB+         Baa2
Class M-9                BBB          Baa3
Class M-10               BBB-         Ba1

      The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. The rating process addresses structural and legal aspects associated with the Offered Certificates, including the nature of the underlying mortgage loans. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the distribution of the Net WAC Rate Carryover Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments will differ from those originally anticipated. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered

Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

      The depositor has not requested that any rating agency rate the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated in this section.

                                LEGAL INVESTMENT

      The Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

      The depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                    CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving "disqualified persons" and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively, with employee benefit plans subject to ERISA, referred to as Plans). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Offered Certificates.

      Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

      The U.S. Department of Labor has granted to Morgan Stanley & Co. Incorporated an administrative exemption (Prohibited Transaction Exemption, or PTE, 90-24, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (referred to as the Exemption) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in "ERISA Considerations" in the prospectus. The Exemption applies to obligations such as the mortgage loans in the trust fund which have loan-to-value ratios not in excess of 100 percent (100%), provided that the certificates issued are rated at least "BBB-" or its equivalent, as more fully described in "ERISA Considerations" in the prospectus.

      For so long as the holder of an Offered Certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the Offered Certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental
Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Offered Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an Offered Certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

      Each beneficial owner of a Mezzanine Certificate or any interest therein that is acquired after the termination of the Supplemental Interest Trust will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such Mezzanine Certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the Mezzanine Certificate must be rated, at the time of purchase, at least "BBB-" (or its equivalent) by one of S&P, Moody's or Fitch Ratings or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account", as such term is defined in PTE 95 60, and (3) the conditions in Sections I and III of PTE 95 60 have been satisfied.

      Plan fiduciaries should consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions.

      If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the seller, the trustee, the originators and the servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

      Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered New Century Home Equity Loan Trust, Series 2005-D, Asset Backed Pass-Through Certificates, will be available only in book-entry form. The Offered Certificates are referred to in this Annex I as Global Securities. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

      Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC, Seller and Clearstream or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC
Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period or a 30-day accrual period, as applicable, and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases, the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period or a 30-day accrual period, as applicable, and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

      o borrowing through Clearstream or Euroclear for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

      o borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

      o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

      Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or their agents.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure.

      The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency) the Global Security. Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States Persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                    ANNEX II

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                      [This page intentionally left blank]

                                  Gross     Original     Remaining        Stated
                     Aggregate   Mortgage Amortization  Amortization    Remaining
        Loan         Principal      Rate      Term          Term           Term        Gross
Group   Type        Balance ($)     (%)     (months)      (months)       (months)    Margin (%)
-----   ------    -------------  -------- ------------  ------------    ---------    ----------
  1     ARM228    52,728,026.27    8.028       480          480             360        6.137
  1     ARM327    10,673,825.02    7.289       480          480             360        6.083
  1     ARM228    10,762,777.06    8.956       480          480             360        6.106
  1     ARM327    12,479,381.94    8.057       480          480             360        6.110
  1     ARM327        59,388.40    9.300       480          479             359        5.000
  1     ARM228     1,901,456.79    9.054       480          480             360        6.195
  1     ARM327       907,174.38    7.200       480          480             360        5.989
  1     ARM327       464,921.02    7.374       480          480             360        6.253
  1     ARM327     1,992,983.17    7.183       480          480             360        6.079
  1     ARM327       861,088.86    7.552       480          480             360        6.013
  1     ARM327     1,568,353.61    8.562       480          480             360        6.081
  1     ARM228       810,453.11    8.298       480          480             360        6.015
  1     ARM327       726,600.00    7.768       480          480             360        6.105
  1     ARM228     1,110,605.20    8.658       480          480             360        6.084
  1     ARM327       259,896.69    6.850       480          479             359        5.950
  1     ARM228     3,300,081.45    8.217       480          480             360        6.010
  1     ARM228       225,000.00    8.850       480          480             360        6.200
  1     ARM327        84,900.00    8.550       480          480             360        5.950
  1     ARM228       184,374.25    9.325       480          479             359        6.200
  1     ARM228     2,292,250.00    8.272       480          480             360        6.035
  1     ARM228        90,000.00    8.950       480          480             360        6.200
  1     ARM228       252,000.00    7.550       480          480             360        5.950
  1     ARM228       632,800.00    8.248       480          480             360        6.226
  1     ARM327       679,400.00    7.336       480          480             360        6.056
  1     ARM327        87,520.00    7.650       480          480             360        5.950
  1     ARM327       220,000.00    7.300       480          480             360        5.950
  1     ARM228     5,607,523.00    6.872       360          357             357        5.721
  1     ARM327    71,660,503.24    8.149       360          359             359        6.122
  1     ARM228       677,800.00    7.122       360          355             355        5.766
  1     ARM327     9,248,936.00    6.892       360          359             359        5.960
  1     ARM228    26,077,902.64    8.506       360          359             359        6.187
  1     ARM228     5,730,270.00    7.083       360          357             357        5.794
  1     ARM228     7,834,318.00    7.918       360          359             359        6.003
  1     ARM228       835,420.00    6.842       360          359             359        5.982
  1     ARM228    45,465,878.80    8.106       360          359             359        6.166
  1     ARM228    45,180,637.59    7.052       360          360             360        6.039
  1     ARM1MO     1,325,677.00    6.512       300          297             297        3.012
  1     ARM228       868,050.00    7.657       360          356             356        5.833
  1     ARM228     4,935,255.01    9.050       360          359             359        6.129
  1     ARM228     5,328,925.21    8.118       360          359             359        6.250
  1     ARM327    23,830,156.52    7.465       360          359             359        6.023
  1     ARM228       189,000.00    8.400       360          356             356        5.950
  1     ARM327     1,546,887.10    7.414       360          359             359        5.906
  1     ARM327     6,579,179.24    7.504       360          359             359        5.865
  1     ARM327     3,370,947.36    7.936       360          360             360        6.197
  1     ARM327       157,600.00    8.325       360          356             356        5.950
  1     ARM228     1,361,875.66    8.276       360          359             359        6.089
  1     ARM327       478,510.00    8.755       360          358             358        6.196
  1     ARM327     2,477,828.49    8.781       360          359             359        5.975
  1     ARM327       721,693.01    8.367       360          358             358        6.155
  1     ARM228     3,462,724.93    7.874       360          360             360        6.075
  1     ARM228       104,400.00    8.250       360          357             357        6.050
  1     ARM327     2,319,064.32    7.117       360          360             360        6.059
  1     ARM228     3,374,925.79    8.184       360          360             360        6.119
  1     ARM327     7,232,825.00    7.058       360          360             360        6.007
  1     ARM228       569,588.33    8.920       360          360             360        5.719
  1     ARM228       558,935.91    7.496       360          359             359        5.700
  1     ARM228     2,258,292.00    7.400       360          360             360        6.047
  1     ARM327       210,950.00    8.177       360          359             359        5.950
  1     ARM228     4,970,020.00    7.455       360          360             360        6.044
  1     ARM228     1,143,250.00    7.955       360          360             360        5.950
  1     ARM228       391,536.80    8.620       360          360             360        6.233
  1     ARM228     1,470,400.00    7.260       360          359             359        6.078
  1     ARM327       783,000.00    8.142       360          360             360        6.053
  1     ARM327     1,066,550.00    8.232       360          360             360        6.055
  1     ARM228       766,565.64    7.154       360          359             359        6.108
  1     ARM327       324,700.00    7.916       360          360             360        6.084
  1     ARM327       150,000.00    9.250       360          360             360        5.950
  1     ARM327       652,250.00    8.296       360          360             360        6.305
  1     ARM327       228,750.00    7.550       360          360             360        6.150
  1     ARM327       208,800.00    6.250       360          360             360        5.950
  1     ARM327       243,750.00   10.100       360          360             360        6.069
  1     ARM228       444,500.00    8.576       360          360             360        6.016
  1     ARM228       257,000.00    7.775       360          360             360        5.950
  1     ARM228        90,000.00    8.100       360          360             360        5.950
  1        FRM    31,686,296.93    7.081       360          357             357          N/A
  1        FRM       276,329.48   11.561       360          358             358          N/A
  1        FRM       139,686.26   11.861       360          357             357          N/A
  1        FRM    45,054,584.60    6.790       360          357             357          N/A
  1        FRM        79,058.60   11.806       180          177             177          N/A
  1        FRM     5,969,339.05   11.015       360          358             358          N/A
  1        FRM     1,420,771.15   10.066       360          358             358          N/A
  1        FRM       127,359.75    9.587       360          358             358          N/A
  1        FRM       296,360.86   11.241       360          357             357          N/A
  1        FRM     2,257,131.81   10.771       360          358             358          N/A
  1        FRM       153,223.27   11.514       240          238             238          N/A
  1        FRM       255,311.84   11.339       360          358             358          N/A
  1        FRM     1,026,825.52    8.518       180          178             178          N/A
  1        FRM        86,538.72    9.464       240          237             237          N/A
  1        FRM       452,891.97    6.975       180          177             177          N/A
  1        FRM       343,991.02   10.200       360          358             358          N/A
  1        FRM    11,020,894.08    6.577       360          358             358          N/A
  1        FRM     3,353,895.94    7.405       360          357             357          N/A
  1        FRM     3,726,678.18    7.920       360          358             358          N/A
  1        FRM       814,523.62    7.059       360          357             357          N/A
  1        FRM       209,416.21    6.400       360          357             357          N/A

                                   Months
                                   Until                              Rate      Original
          Maximum      Minimum    Mortgage   Initial               Adjustment   Interest
          Mortgage     Mortgage     Rate     Periodic   Periodic   Frequency    Only Term
Group     Rate (%)     Rate (%)     Reset    Cap (%)    Cap (%)     (months)     (months)
-----     --------     --------   --------   -------    --------   ----------   ---------
  1        15.028         8.028       24      1.500        1.500          6          0
  1        14.289         7.289       36      1.500        1.500          6          0
  1        15.956         8.956       24      1.500        1.500          6          0
  1        15.057         8.057       36      1.500        1.500          6          0
  1        16.300         9.300       35      1.500        1.500          6          0
  1        16.054         9.054       24      1.500        1.500          6          0
  1        14.200         7.200       36      1.500        1.500          6          0
  1        14.374         7.374       36      1.500        1.500          6          0
  1        14.183         7.183       36      1.500        1.500          6          0
  1        14.552         7.552       36      1.500        1.500          6          0
  1        15.562         8.562       36      1.500        1.500          6          0
  1        15.298         8.298       24      1.500        1.500          6          0
  1        14.768         7.768       36      1.500        1.500          6          0
  1        15.658         8.658       24      1.500        1.500          6          0
  1        13.850         6.850       35      1.500        1.500          6          0
  1        15.217         8.217       24      1.500        1.500          6          0
  1        15.850         8.850       24      1.500        1.500          6          0
  1        15.550         8.550       36      1.500        1.500          6          0
  1        16.325         9.325       23      1.500        1.500          6          0
  1        15.272         8.272       24      1.500        1.500          6          0
  1        15.950         8.950       24      1.500        1.500          6          0
  1        14.550         7.550       24      1.500        1.500          6          0
  1        15.248         8.248       24      1.500        1.500          6          0
  1        14.336         7.336       36      1.500        1.500          6          0
  1        14.650         7.650       36      1.500        1.500          6          0
  1        14.300         7.300       36      1.500        1.500          6          0
  1        13.872         6.872       21      1.500        1.500          6         24
  1        15.124         8.149       35      1.488        1.488          6          0
  1        14.122         7.122       19      1.500        1.500          6         24
  1        13.830         6.892       35      1.469        1.469          6         60
  1        15.490         8.506       23      1.492        1.492          6          0
  1        14.083         7.083       21      1.500        1.500          6         24
  1        14.895         7.918       23      1.489        1.489          6         60
  1        13.842         6.842       23      1.500        1.500          6         60
  1        15.106         8.106       23      1.500        1.500          6          0
  1        14.052         7.052       24      1.500        1.500          6         60
  1        12.512         6.512        1      3.000        3.000          1        120
  1        14.657         7.657       20      1.500        1.500          6         24
  1        16.050         9.050       23      1.500        1.500          6          0
  1        15.118         8.118       23      1.500        1.500          6          0
  1        14.465         7.465       35      1.500        1.500          6          0
  1        15.400         8.400       20      1.500        1.500          6         24
  1        14.414         7.414       35      1.500        1.500          6          0
  1        14.504         7.504       35      1.500        1.500          6          0
  1        14.936         7.936       36      1.500        1.500          6          0
  1        15.325         8.325       32      1.500        1.500          6         60
  1        15.276         8.276       23      1.500        1.500          6          0
  1        15.755         8.755       34      1.500        1.500          6         60
  1        15.781         8.781       35      1.500        1.500          6          0
  1        15.367         8.367       34      1.500        1.500          6          0
  1        14.874         7.874       24      1.500        1.500          6          0
  1        15.250         8.250       21      1.500        1.500          6         24
  1        14.117         7.117       36      1.500        1.500          6          0
  1        15.184         8.184       24      1.500        1.500          6          0
  1        14.058         7.058       36      1.500        1.500          6         60
  1        15.920         8.920       24      1.500        1.500          6          0
  1        14.496         7.496       23      1.500        1.500          6          0
  1        14.400         7.400       24      1.500        1.500          6         60
  1        15.177         8.177       35      1.500        1.500          6         60
  1        14.455         7.455       24      1.500        1.500          6         60
  1        14.955         7.955       24      1.500        1.500          6         60
  1        15.620         8.620       24      1.500        1.500          6          0
  1        14.260         7.260       23      1.500        1.500          6         60
  1        15.142         8.142       36      1.500        1.500          6         60
  1        15.232         8.232       36      1.500        1.500          6          0
  1        14.154         7.154       23      1.500        1.500          6          0
  1        14.916         7.916       36      1.500        1.500          6          0
  1        16.250         9.250       36      1.500        1.500          6          0
  1        15.296         8.296       36      1.500        1.500          6          0
  1        14.550         7.550       36      1.500        1.500          6          0
  1        13.250         6.250       36      1.500        1.500          6          0
  1        17.100        10.100       36      1.500        1.500          6          0
  1        15.576         8.576       24      1.500        1.500          6         60
  1        14.775         7.775       24      1.500        1.500          6         60
  1        15.100         8.100       24      1.500        1.500          6         60
  1           N/A           N/A      N/A        N/A          N/A        N/A          0
  1           N/A           N/A      N/A        N/A          N/A        N/A          0
  1           N/A           N/A      N/A        N/A          N/A        N/A          0
  1           N/A           N/A      N/A        N/A          N/A        N/A          0
  1           N/A           N/A      N/A        N/A          N/A        N/A          0
  1           N/A           N/A      N/A        N/A          N/A        N/A          0
  1           N/A           N/A      N/A        N/A          N/A        N/A          0
  1           N/A           N/A      N/A        N/A          N/A        N/A          0
  1           N/A           N/A      N/A        N/A          N/A        N/A          0
  1           N/A           N/A      N/A        N/A          N/A        N/A          0
  1           N/A           N/A      N/A        N/A          N/A        N/A          0
  1           N/A           N/A      N/A        N/A          N/A        N/A          0
  1           N/A           N/A      N/A        N/A          N/A        N/A          0
  1           N/A           N/A      N/A        N/A          N/A        N/A          0
  1           N/A           N/A      N/A        N/A          N/A        N/A          0
  1           N/A           N/A      N/A        N/A          N/A        N/A          0
  1           N/A           N/A      N/A        N/A          N/A        N/A          0
  1           N/A           N/A      N/A        N/A          N/A        N/A          0
  1           N/A           N/A      N/A        N/A          N/A        N/A          0
  1           N/A           N/A      N/A        N/A          N/A        N/A          0
  1           N/A           N/A      N/A        N/A          N/A        N/A          0


                                  Gross     Original     Remaining        Stated
                     Aggregate   Mortgage Amortization  Amortization    Remaining
        Loan         Principal      Rate      Term          Term           Term        Gross
Group   Type        Balance ($)     (%)     (months)      (months)       (months)    Margin (%)
-----   ------    -------------  -------- ------------  ------------    ---------    ----------
  1        FRM       800,384.50    6.484       360          357             357          N/A
  1        FRM     1,373,916.56    6.923       240          237             237          N/A
  1        FRM     3,783,367.33    6.765       360          358             358          N/A
  1        FRM       360,963.25    9.632       360          358             358          N/A
  1        FRM        23,172.98   10.650       360          357             357          N/A
  1        FRM       759,574.24    7.000       360          357             357          N/A
  1        FRM       739,627.02    7.027       360          358             358          N/A
  1        FRM        67,765.25    9.765       240          238             238          N/A
  1        FRM     1,162,708.71    7.497       240          237             237          N/A
  1        FRM       194,793.88   11.639       360          357             357          N/A
  1        FRM        34,722.92    9.100       180          177             177          N/A
  1        FRM        21,696.26    8.600       240          237             237          N/A
  1        FRM        51,920.60    9.375       360          357             357          N/A
  1        FRM       251,364.46    5.990       180          177             177          N/A
  1        FRM       186,620.30    7.990       360          357             357          N/A
  1        FRM        34,880.63   10.800       360          357             357          N/A
  1        FRM        28,734.90   11.200       240          238             238          N/A
  1        FRM       116,801.94    7.725       180          178             178          N/A
  1        FRM        32,291.26   12.250       360          359             359          N/A
  1        FRM        29,835.46   11.200       180          179             179          N/A
  1        FRM        49,970.02    8.550       360          359             359          N/A
  1        FRM        19,944.72    8.500       180          179             179          N/A
  2     ARM228    83,614,041.89    7.553       480          480             360        6.063
  2     ARM327       100,000.00    7.750       480          480             360        5.950
  2     ARM327    12,368,528.04    6.949       480          480             360        6.000
  2     ARM228    23,402,536.38    8.537       480          480             360        6.116
  2     ARM327    13,339,615.30    7.819       480          480             360        6.047
  2     ARM228     3,812,688.70    7.776       480          479             359        6.108
  2     ARM228     1,586,484.87    8.185       480          480             360        6.196
  2     ARM228     1,009,132.70    6.282       480          479             359        5.880
  2     ARM228       823,728.18    7.741       480          479             359        5.677
  2     ARM228     4,547,072.58    7.988       480          480             360        6.123
  2     ARM327       418,344.10    8.126       480          480             360        6.013
  2     ARM228       726,763.04    7.588       480          480             360        5.950
  2     ARM327       696,669.72    8.069       480          480             360        5.982
  2     ARM327     2,539,480.93    6.918       480          480             360        6.058
  2     ARM228       370,430.83    7.995       480          479             359        5.950
  2     ARM327       274,150.00    7.482       480          480             360        6.053
  2     ARM327        84,000.00    8.000       480          480             360        5.950
  2     ARM228       577,700.00    7.746       480          480             360        5.950
  2     ARM228       760,000.00   10.500       480          480             360        5.950
  2     ARM327       362,000.00    7.750       480          480             360        5.950
  2     ARM327       337,500.00    8.375       480          480             360        5.950
  2     ARM327   177,667,604.18    7.717       360          358             358        5.989
  2     ARM327     3,726,971.32    7.644       360          359             359        5.938
  2     ARM327    11,405,908.45    7.760       360          357             357        5.831
  2     ARM327    51,208,709.19    7.249       360          358             358        5.931
  2     ARM228    19,491,383.00    6.787       360          357             357        5.895
  2     ARM228    48,239,798.28    7.542       360          359             359        6.057
  2     ARM228    30,798,293.45    7.923       360          359             359        6.013
  2     ARM228     8,511,446.00    7.635       360          357             357        5.861
  2     ARM228     1,237,033.00    6.148       360          357             357        5.968
  2     ARM327     3,071,213.93    7.651       360          358             358        5.946
  2     ARM228       528,395.80    7.728       360          359             359        5.983
  2     ARM327     2,104,001.76    7.116       360          358             358        5.844
  2     ARM327     4,450,947.54    7.493       360          358             358        6.019
  2     ARM228     4,234,573.97    7.951       360          359             359        6.035
  2     ARM327     2,446,005.15    6.533       360          357             357        5.868
  2     ARM228     7,062,565.88    8.303       360          359             359        5.950
  2     ARM327     4,084,310.20    6.839       360          358             358        5.222
  2     ARM228     2,213,908.78    7.768       360          359             359        6.022
  2     ARM228     7,052,302.76    7.988       360          359             359        6.201
  2     ARM1MO     9,378,195.00    6.711       300          298             298        3.073
  2     ARM327    19,340,958.00    6.774       360          359             359        5.987
  2     ARM327       714,055.87    7.743       360          358             358        5.699
  2     ARM327    11,128,015.94    7.052       360          359             359        5.525
  2     ARM228       204,000.00    6.925       360          356             356        5.700
  2     ARM327    13,573,062.00    7.211       360          359             359        5.928
  2     ARM228   138,495,204.00    7.011       360          360             360        6.040
  2     ARM228       470,000.00    6.600       360          357             357        6.600
  2     ARM228       811,282.05    7.920       360          359             359        5.776
  2     ARM327       354,492.51    6.300       360          357             357        5.700
  2     ARM228     1,275,649.53    7.570       360          358             358        6.216
  2     ARM228       743,168.20    8.391       360          358             358        6.154
  2     ARM228       207,000.00    8.600       360          356             356        5.950
  2     ARM228     1,675,194.15    7.248       360          358             358        6.034
  2     ARM228    21,702,252.00    8.082       360          360             360        6.040
  2     ARM228     5,680,698.00    7.359       360          360             360        6.000
  2     ARM228       596,000.00    8.092       360          360             360        5.950
  2     ARM327       525,200.00    7.827       360          359             359        6.164
  2     ARM327     1,136,000.00    7.065       360          360             360        6.022
  2     ARM228     3,436,276.00    7.450       360          360             360        6.057
  2     ARM228       391,850.00    6.600       360          360             360        5.950
  2     ARM228       118,275.00    7.750       360          360             360        6.300
  2     ARM327       871,200.00    7.219       360          360             360        6.189
  2     ARM228     1,178,850.00    7.872       360          360             360        6.105
  2     ARM228        82,400.00    7.950       360          360             360        5.950
  2     ARM327       311,600.00    8.550       360          360             360        5.950
  2     ARM228     1,438,790.00    7.691       360          360             360        6.082
  2        FRM    24,112,337.78    7.155       360          357             357          N/A
  2        FRM    58,330,854.60    6.483       360          357             357          N/A
  2        FRM     2,454,955.63    7.096       240          237             237          N/A
  2        FRM     3,466,473.47    6.466       360          357             357          N/A
  2        FRM     1,710,857.92    7.683       180          177             177          N/A
  2        FRM    10,353,744.11    6.330       360          357             357          N/A
  2        FRM     1,047,458.94    7.022       360          357             357          N/A

                                   Months
                                   Until                              Rate      Original
          Maximum      Minimum    Mortgage   Initial               Adjustment   Interest
          Mortgage     Mortgage     Rate     Periodic   Periodic   Frequency    Only Term
Group     Rate (%)     Rate (%)     Reset    Cap (%)    Cap (%)     (months)     (months)
-----     --------     --------   --------   -------    -------    ----------   ---------
  1           N/A           N/A      N/A        N/A         N/A        N/A          0
  1           N/A           N/A      N/A        N/A         N/A        N/A          0
  1           N/A           N/A      N/A        N/A         N/A        N/A          0
  1           N/A           N/A      N/A        N/A         N/A        N/A          0
  1           N/A           N/A      N/A        N/A         N/A        N/A          0
  1           N/A           N/A      N/A        N/A         N/A        N/A          0
  1           N/A           N/A      N/A        N/A         N/A        N/A          0
  1           N/A           N/A      N/A        N/A         N/A        N/A          0
  1           N/A           N/A      N/A        N/A         N/A        N/A          0
  1           N/A           N/A      N/A        N/A         N/A        N/A          0
  1           N/A           N/A      N/A        N/A         N/A        N/A          0
  1           N/A           N/A      N/A        N/A         N/A        N/A          0
  1           N/A           N/A      N/A        N/A         N/A        N/A          0
  1           N/A           N/A      N/A        N/A         N/A        N/A          0
  1           N/A           N/A      N/A        N/A         N/A        N/A          0
  1           N/A           N/A      N/A        N/A         N/A        N/A          0
  1           N/A           N/A      N/A        N/A         N/A        N/A          0
  1           N/A           N/A      N/A        N/A         N/A        N/A          0
  1           N/A           N/A      N/A        N/A         N/A        N/A          0
  1           N/A           N/A      N/A        N/A         N/A        N/A          0
  1           N/A           N/A      N/A        N/A         N/A        N/A          0
  1           N/A           N/A      N/A        N/A         N/A        N/A          0
  2        14.553         7.553       24      1.500       1.500          6          0
  2        14.750         7.750       36      1.500       1.500          6          0
  2        13.949         6.949       36      1.500       1.500          6          0
  2        15.537         8.537       24      1.500       1.500          6          0
  2        14.819         7.819       36      1.500       1.500          6          0
  2        14.776         7.776       23      1.500       1.500          6          0
  2        15.185         8.185       24      1.500       1.500          6          0
  2        13.282         6.282       23      1.500       1.500          6          0
  2        14.741         7.741       23      1.500       1.500          6          0
  2        14.988         7.988       24      1.500       1.500          6          0
  2        15.126         8.126       36      1.500       1.500          6          0
  2        14.588         7.588       24      1.500       1.500          6          0
  2        15.069         8.069       36      1.500       1.500          6          0
  2        13.918         6.918       36      1.500       1.500          6          0
  2        14.995         7.995       23      1.500       1.500          6          0
  2        14.482         7.482       36      1.500       1.500          6          0
  2        15.000         8.000       36      1.500       1.500          6          0
  2        14.746         7.746       24      1.500       1.500          6          0
  2        17.500        10.500       24      1.500       1.500          6          0
  2        14.750         7.750       36      1.500       1.500          6          0
  2        15.375         8.375       36      1.500       1.500          6          0
  2        14.706         7.717       34      1.495       1.495          6          0
  2        14.644         7.644       35      1.500       1.500          6          0
  2        14.760         7.760       33      1.500       1.500          6          0
  2        14.249         7.249       34      1.500       1.500          6          0
  2        13.787         6.787       21      1.500       1.500          6         24
  2        14.542         7.542       23      1.500       1.500          6          0
  2        14.893         7.923       23      1.485       1.485          6          0
  2        14.635         7.635       21      1.500       1.500          6         24
  2        13.148         6.148       21      1.500       1.500          6         24
  2        14.651         7.651       34      1.500       1.500          6          0
  2        14.728         7.728       23      1.500       1.500          6          0
  2        14.116         7.116       34      1.500       1.500          6          0
  2        14.493         7.493       34      1.500       1.500          6          0
  2        14.951         7.951       23      1.500       1.500          6          0
  2        13.533         6.533       33      1.500       1.500          6          0
  2        15.303         8.303       23      1.500       1.500          6          0
  2        13.839         6.839       34      1.500       1.500          6          0
  2        14.768         7.768       23      1.500       1.500          6          0
  2        14.988         7.988       23      1.500       1.500          6          0
  2        12.711         6.711        1      3.000       3.000          1        120
  2        13.774         6.774       35      1.500       1.500          6         60
  2        14.743         7.743       34      1.500       1.500          6          0
  2        14.052         7.052       35      1.500       1.500          6          0
  2        13.925         6.925       20      1.500       1.500          6         24
  2        14.200         7.211       35      1.494       1.494          6         60
  2        14.011         7.011       24      1.500       1.500          6         60
  2        13.600         6.600       21      1.500       1.500          6         24
  2        14.920         7.920       23      1.500       1.500          6          0
  2        13.300         6.300       33      1.500       1.500          6          0
  2        14.570         7.570       22      1.500       1.500          6          0
  2        15.391         8.391       22      1.500       1.500          6          0
  2        15.600         8.600       20      1.500       1.500          6         24
  2        14.248         7.248       22      1.500       1.500          6          0
  2        15.082         8.082       24      1.500       1.500          6         60
  2        14.359         7.359       24      1.500       1.500          6         60
  2        15.092         8.092       24      1.500       1.500          6         60
  2        14.827         7.827       35      1.500       1.500          6         60
  2        14.065         7.065       36      1.500       1.500          6         60
  2        14.450         7.450       24      1.500       1.500          6         60
  2        13.600         6.600       24      1.500       1.500          6         60
  2        14.750         7.750       24      1.500       1.500          6         60
  2        14.219         7.219       36      1.500       1.500          6         60
  2        14.872         7.872       24      1.500       1.500          6         60
  2        14.950         7.950       24      1.500       1.500          6         60
  2        15.550         8.550       36      1.500       1.500          6         60
  2        14.691         7.691       24      1.500       1.500          6         60
  2           N/A           N/A      N/A        N/A         N/A        N/A          0
  2           N/A           N/A      N/A        N/A         N/A        N/A          0
  2           N/A           N/A      N/A        N/A         N/A        N/A          0
  2           N/A           N/A      N/A        N/A         N/A        N/A          0
  2           N/A           N/A      N/A        N/A         N/A        N/A          0
  2           N/A           N/A      N/A        N/A         N/A        N/A          0
  2           N/A           N/A      N/A        N/A         N/A        N/A          0


                                  Gross     Original     Remaining        Stated
                     Aggregate   Mortgage Amortization  Amortization    Remaining
        Loan         Principal      Rate      Term          Term           Term        Gross
Group   Type        Balance ($)     (%)     (months)      (months)       (months)    Margin (%)
-----   ------    -------------  -------- ------------  ------------    ---------    ----------
  2        FRM       935,995.26    6.282       180          177             177          N/A
  2        FRM     1,010,344.75    6.369       360          358             358          N/A
  2        FRM       104,580.33    9.036       120          118             118          N/A
  2        FRM       436,714.55    7.619       300          298             298          N/A
  2        FRM     3,327,841.72    6.186       360          357             357          N/A
  2        FRM     9,801,648.12   10.972       360          358             358          N/A
  2        FRM        54,991.97    8.750       240          237             237          N/A
  2        FRM     1,097,132.89    7.024       360          357             357          N/A
  2        FRM       178,020.90    5.990       300          297             297          N/A
  2        FRM       145,619.74   11.852       360          358             358          N/A
  2        FRM     6,585,568.23   10.240       360          358             358          N/A
  2        FRM       706,182.37    6.444       240          238             238          N/A
  2        FRM       495,073.79    6.600       180          177             177          N/A
  2        FRM    13,419,590.66   10.670       360          358             358          N/A
  2        FRM       309,503.38   10.655       360          357             357          N/A
  2        FRM     1,004,537.06   11.008       360          358             358          N/A
  2        FRM     1,421,858.02    6.307       360          357             357          N/A
  2        FRM       406,924.62    6.675       360          357             357          N/A
  2        FRM       257,763.90   10.432       360          358             358          N/A
  2        FRM        91,341.00    9.545       360          358             358          N/A
  2        FRM       296,732.66   11.580       180          178             178          N/A
  2        FRM       105,255.92    9.900       360          357             357          N/A
  2        FRM        31,762.16    9.800       180          177             177          N/A
  2        FRM        53,256.53   10.400       360          358             358          N/A
  2        FRM        51,991.77   11.394       360          358             358          N/A
  2        FRM       119,914.96   11.050       360          358             358          N/A
  2        FRM        19,979.37   11.850       240          239             239          N/A

                                   Months
                                   Until                              Rate      Original
          Maximum      Minimum    Mortgage   Initial               Adjustment   Interest
          Mortgage     Mortgage     Rate     Periodic   Periodic   Frequency    Only Term
Group     Rate (%)     Rate (%)     Reset    Cap (%)    Cap (%)     (months)     (months)
-----     --------     --------   --------   -------    -------    --------     ---------
  2           N/A           N/A      N/A        N/A          N/A        N/A          0
  2           N/A           N/A      N/A        N/A          N/A        N/A          0
  2           N/A           N/A      N/A        N/A          N/A        N/A          0
  2           N/A           N/A      N/A        N/A          N/A        N/A          0
  2           N/A           N/A      N/A        N/A          N/A        N/A          0
  2           N/A           N/A      N/A        N/A          N/A        N/A          0
  2           N/A           N/A      N/A        N/A          N/A        N/A          0
  2           N/A           N/A      N/A        N/A          N/A        N/A          0
  2           N/A           N/A      N/A        N/A          N/A        N/A          0
  2           N/A           N/A      N/A        N/A          N/A        N/A          0
  2           N/A           N/A      N/A        N/A          N/A        N/A          0
  2           N/A           N/A      N/A        N/A          N/A        N/A          0
  2           N/A           N/A      N/A        N/A          N/A        N/A          0
  2           N/A           N/A      N/A        N/A          N/A        N/A          0
  2           N/A           N/A      N/A        N/A          N/A        N/A          0
  2           N/A           N/A      N/A        N/A          N/A        N/A          0
  2           N/A           N/A      N/A        N/A          N/A        N/A          0
  2           N/A           N/A      N/A        N/A          N/A        N/A          0
  2           N/A           N/A      N/A        N/A          N/A        N/A          0
  2           N/A           N/A      N/A        N/A          N/A        N/A          0
  2           N/A           N/A      N/A        N/A          N/A        N/A          0
  2           N/A           N/A      N/A        N/A          N/A        N/A          0
  2           N/A           N/A      N/A        N/A          N/A        N/A          0
  2           N/A           N/A      N/A        N/A          N/A        N/A          0
  2           N/A           N/A      N/A        N/A          N/A        N/A          0
  2           N/A           N/A      N/A        N/A          N/A        N/A          0
  2           N/A           N/A      N/A        N/A          N/A        N/A          0

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

                                    ANNEX III

                           INTEREST RATE SWAP SCHEDULE

Distribution Date                 Base Calculation Amount ($)
-----------------                 ---------------------------
January 25, 2006                                5,539,296.79
February 25, 2006                               5,456,488.66
March 25, 2006                                  5,398,558.34
April 25, 2006                                  5,322,487.15
May 25, 2006                                    5,228,222.42
June 25, 2006                                   5,115,872.09
July 25, 2006                                   4,985,713.25
August 25, 2006                                 4,838,198.90
September 25, 2006                              4,673,974.67
October 25, 2006                                4,493,884.19
November 25, 2006                               4,301,543.81
December 25, 2006                               4,102,705.70
January 25, 2007                                3,904,278.79
February 25, 2007                               3,715,096.60
March 25, 2007                                  3,534,721.13
April 25, 2007                                  3,362,735.35
May 25, 2007                                    3,198,742.20
June 25, 2007                                   3,042,363.65
July 25, 2007                                   2,893,161.49
August 25, 2007                                 2,749,690.75
September 25, 2007                              2,607,185.34
October 25, 2007                                2,413,248.51
November 25, 2007                               2,265,842.88
December 25, 2007                               1,799,360.64
January 25, 2008                                1,056,867.16
February 25, 2008                               1,002,419.39
March 25, 2008                                    950,329.66
April 25, 2008                                    900,491.82
May 25, 2008                                      852,804.67
June 25, 2008                                     807,171.67
July 25, 2008                                     763,500.76
August 25, 2008                                   721,694.28
September 25, 2008                                680,698.99
October 25, 2008                                  700,008.70
November 25, 2008                                 514,769.48
December 25, 2008                                 357,662.45
January 25, 2009                                  282,241.16
February 25, 2009                                 277,096.10
March 25, 2009                                    271,166.45
April 25, 2009                                    264,811.13
May 25, 2009                                      258,319.81
June 25, 2009                                     251,927.68
July 25, 2009                                     245,638.64
August 25, 2009                                   239,455.50
September 25, 2009                                233,380.44
October 25, 2009                                  227,415.00
November 25, 2009                                 221,560.34
December 25, 2009                                 215,817.29
January 25, 2010                                  210,186.50
February 25, 2010                                       0.00


                                      III-1

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

                       Mortgage Pass-Through Certificates
                              Mortgage-Backed Notes
                              (Issuable in Series)

                      NEW CENTURY MORTGAGE SECURITIES, INC.

Depositor

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 5 OF THIS PROSPECTUS AND IN THE PROSPECTUS SUPPLEMENT.

The prospectus together with the accompanying prospectus supplement will constitute the full prospectus.

The Securities:

New Century Mortgage Securities, Inc., as depositor, will sell the securities, which may be in the form of mortgage pass-through certificates or mortgage-backed notes. Each issue of securities will have its own series designation and will evidence either:

o     the ownership of trust fund assets, or

o     debt obligations secured by trust fund assets.

The Trust Fund and its Assets

The assets of a trust fund will primarily include any combination of various types of one- to four-family residential first and junior lien mortgage loans, commercial or mixed-use mortgage loans, home equity lines of credit, cooperative apartment loans, Mexico loans, Alt-A loans or manufactured housing conditional sales contracts and installment loan agreements.

Credit Enhancement

The assets of the trust fund for a series of securities may also include pool insurance policies, letters of credit, reserve funds or currency or interest rate exchange agreements or any combination of credit support. Credit enhancement may also be provided by means of subordination of one or more classes of securities, cross collateralization or by overcollateralization.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Offers of the securities may be made through one or more different methods, including through underwriters as described in "Methods of Distribution" in this prospectus and in the related prospectus supplement.

               The date of this Prospectus is September 27, 2005.

                                TABLE OF CONTENTS

                                                                          Page

RISK FACTORS .............................................................     5

DESCRIPTION OF THE TRUST FUNDS ...........................................    11
      Description of the Mortgage Loans to Be
        Included in a Trust Fund .........................................    12
      Description of the Pre-Funding Account for the
        Purchase of Additional Mortgage Loans ............................    18

THE DEPOSITOR ............................................................    18

USE OF PROCEEDS ..........................................................    19

YIELD CONSIDERATIONS .....................................................    19

MATURITY AND PREPAYMENT CONSIDERATIONS ...................................    20

THE DEPOSITOR'S MORTGAGE LOAN PURCHASE PROGRAM ...........................    22
      Underwriting Standards .............................................    22
      Qualifications of Originators and Mortgage Loan Sellers ............    23
      Representations by or on Behalf of Mortgage Loan Sellers;
        Remedies for Breach of Representation ............................    24

DESCRIPTION OF THE SECURITIES ............................................    26
      Assignment of Trust Fund Assets; Review
        of Files by Trustee ..............................................    27
      Establishment of Certificate Account; Deposits to
        Certificate Account in Respect of Trust
        Fund Assets ......................................................    30
      Distributions on the Securities ....................................    33
      Advances by Master Servicer in Respect of
        Delinquencies on the Trust Fund Assets ...........................    35
      Form of Reports to Securityholders .................................    36
      Collection and Other Servicing Procedures
        Employed by the Master Servicer ..................................    37
      Description of Sub-Servicing .......................................    38
      Procedures for Realization upon Defaulted Mortgage Loans ...........    40
      Retained Interest; Servicing or Administration
        Compensation and Payment of Expenses .............................    41
      Annual Evidence as to the Compliance of the
        Master Servicer ..................................................    42
      Matters Regarding the Master Servicer and the Depositor ............    42
      Events of Default under the Governing
        Agreement and Rights upon Events of Default ......................    43
      Amendment of the Governing Agreements ..............................    47
      Termination of the Trust Fund and
        Disposition of Trust Fund Assets .................................    48
      Optional Purchase by the Master Servicer of
        Defaulted Mortgage Loans .........................................    49
      Duties of the Trustee ..............................................    49
      Description of the Trustee .........................................    49

DESCRIPTION OF CREDIT SUPPORT ............................................    50
      Subordination ......................................................    50
      Letter of Credit ...................................................    51
      Mortgage Pool Insurance Policy .....................................    53
      Special Hazard Insurance Policy ....................................    55
      Bankruptcy Bond ....................................................    56

      Financial Guarantee Insurance ......................................    57
      Reserve Fund .......................................................    57
      Overcollateralization ..............................................    57
      Cross-support Features .............................................    58
      Cash Flow Agreements ...............................................    58

DESCRIPTION OF PRIMARY INSURANCE POLICIES ................................    58
      Primary Mortgage Insurance Policies ................................    58
      Primary Hazard Insurance Policies ..................................    59
      FHA Insurance ......................................................    60
      VA Guarantees ......................................................    61

LEGAL ASPECTS OF MORTGAGE LOANS ..........................................    61
      Single-Family Loans ................................................    61
      Cooperative Loans ..................................................    62
      Manufactured Housing Contracts .....................................    63
      Foreclosure on Mortgages ...........................................    65
      Foreclosure on Mexico Loans ........................................    67
      Foreclosure on Mortgaged Properties Located in the
        Commonwealth of Puerto Rico ......................................    68
      Foreclosure on Cooperative Shares ..................................    69
      Repossession with Respect to Manufactured
        Housing Contracts ................................................    70
      Rights of Redemption with Respect to
        Single-family Properties .........................................    71
      Notice of Sale; Redemption Rights with
        Respect to Manufactured Homes ....................................    71
      Anti-deficiency Legislation and Other
        Limitations on Lenders ...........................................    71
      Homeownership Act and Similar State Laws ...........................    73
      For Cooperative Loans ..............................................    74
      Junior Mortgages ...................................................    75
      Home Equity Line of Credit Loans ...................................    75
      Consumer Protection Laws with Respect to
        Manufactured Housing Contracts ...................................    75
        Other Limitations ................................................    76
      Enforceability of Provisions .......................................    77
      Subordinate Financing ..............................................    78
      Applicability of Usury Laws ........................................    78
      Alternative Mortgage Instruments ...................................    79
      Formaldehyde Litigation with Respect to
        Manufactured Housing Contracts ...................................    80
      Servicemembers Civil Relief Act ....................................    81
      Environmental Legislation ..........................................    81
      Forfeitures in Drug and Rico Proceedings ...........................    82
      Negative Amortization Loans ........................................    82

FEDERAL INCOME TAX CONSEQUENCES ..........................................    83
      General ............................................................    83
      REMICS .............................................................    84
      Notes ..............................................................   102
      Grantor Trust Funds ................................................   102
      Proposed Reporting Regulations .....................................   112
      Partnership Trust Funds ............................................   112

STATE AND OTHER TAX CONSEQUENCES .........................................   117

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS ................................   118
      Investors Affected .................................................   118
      Fiduciary Standards for ERISA Plans and
        Related Investment Vehicles ......................................   118
      Prohibited Transaction Issues for ERISA Plans,
        Keogh Plans, IRAS and Related Investment
        Vehicles .........................................................   118
      Possible Exemptive Relief ..........................................   119
      Consultation with Counsel ..........................................   125
      Government Plans ...................................................   125
      Representation from Plans Investing in Notes
        with Substantial Equity Features or Certain
        Securities .......................................................   126
      Tax Exempt Investors ...............................................   126
      Required Deemed Representations of Investors .......................   127

LEGAL INVESTMENT .........................................................   127

METHODS OF DISTRIBUTION 129

EGAL MATTERS .............................................................   130

FINANCIAL INFORMATION ....................................................   130

RATING ...................................................................   130

AVAILABLE INFORMATION ....................................................   131

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ........................   131

GLOSSARY .................................................................   132

                                  RISK FACTORS

      The offered securities are not suitable investments for all investors. In particular, you should not purchase the offered securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with the securities.

      You should carefully consider the following factors in connection with the purchase of the securities offered hereby as well as any additional risk factors that are set forth in the prospectus supplement related to your security:

The Securities Will Have Limited Liquidity So Investors May Be Unable to Sell Their Securities or May Be Forced to Sell Them at a Discount from Their Initial Offering Price

      There can be no assurance that a resale market for the securities of any series will develop following the issuance and sale of any series of securities. Even if a resale market does develop, it may not provide securityholders with liquidity of investment or continue for the life of the securities of any series. The prospectus supplement for any series of securities may indicate that an underwriter specified in the prospectus supplement intends to establish a secondary market in the securities, however no underwriter will be obligated to do so. As a result, any resale prices that may be available for any offered security in any market that may develop may be at a discount from the initial offering price. The securities offered hereby will not be listed on any securities exchange.

Support May Be Limited; the Failure of Credit Support to Cover Losses on the Trust Fund Assets Will Result in Losses Allocated to the Related Securities

      Credit support is intended to reduce the effect of delinquent payments or losses on the underlying trust fund assets on those classes of securities that have the benefit of the credit support. With respect to each series of securities, credit support will be provided in one or more of the forms referred to in this prospectus and the related prospectus supplement. Regardless of the form of credit support provided, the amount of coverage will usually be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, credit support may provide only very limited coverage as to particular types of losses or risks, and may provide no coverage as to other types of losses or risks. If losses on the trust fund assets exceed the amount of coverage provided by any credit support or the losses are of a type not covered by any credit support, these losses will be borne by the holders of the related securities or specific classes of the related securities. See "Description of Credit Support".

The Types of Mortgage Loans Included in the Trust Fund Related to Your Securities May Be Especially Prone to Defaults Which May Expose Your Securities to Greater Losses

      The securities will be directly or indirectly backed by mortgage loans, manufactured housing conditional sales contracts and installment loan agreements. The types of mortgage loans included in the trust fund may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event of delinquency and foreclosure. You should be aware that if the mortgaged properties fail to provide adequate security for the mortgage loans included in a trust fund, any resulting losses, to the extent not covered by credit support, will be allocated to the related securities in the manner described in the related prospectus supplement and consequently would adversely affect the yield to maturity on those securities. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the related mortgage loans. The prospectus supplement for each series of securities will describe the mortgage loans which are to be included in the trust fund related to your security and risks associated with those mortgage loans which you should carefully consider in connection with the purchase of your security.

Nonperfection of Security Interests in Manufactured Homes May Result in Losses on the Related Manufactured Housing Contracts and the Securities Backed by the Manufactured Housing Contracts

      Any conditional sales contracts and installment loan agreements with respect to manufactured homes included in a trust fund will be secured by a security interest in a manufactured home. Perfection of security interests in manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the manufactured housing contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. If the master servicer fails, due to clerical errors or otherwise, to take the appropriate steps to perfect the security interest, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. Additionally, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. The failure to properly perfect a valid, first priority security interest in a manufactured home securing a manufactured housing contract could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

Foreclosure of Mortgage Loans May Result in Limitations or Delays in Recovery and Losses Allocated to the Related Securities

      Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays can be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of related proceeds by the securityholders could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. In several states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property. In the event of a default by a mortgagor, these restrictions may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. The master servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated mortgage loan and not yet repaid, including payments to prior lienholders, accrued servicing fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. If any mortgaged properties fail to provide adequate security for the mortgage loans in the trust fund related to your security and insufficient funds are available from any applicable credit support, you could experience a loss on your investment.

      Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer takes the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance mortgage loan than would be the case with a larger principal balance loan.

Mortgaged Properties Are Subject to Environmental Risks and the Cost of Environmental Clean-up May Increase Losses on the Related Mortgage Loans

      Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. A lender also risks liability on foreclosure of the mortgage on the property. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate the property, may adversely affect the owner's or operator's ability to sell the property. Although the incidence of environmental contamination of residential properties is less common than that for commercial or mixed-use properties, mortgage loans contained in a trust fund may be secured by mortgaged properties in violation of environmental laws, ordinances or regulations. The master servicer is generally prohibited from foreclosing on a mortgaged property unless it has taken adequate steps to ensure environmental compliance with respect to the mortgaged property. However, to the extent the master servicer errs and forecloses on mortgaged property that is subject to environmental law violations, and to the extent a mortgage loan seller does not provide adequate representations and warranties against environmental law violations, or is unable to honor its obligations, including the obligation to repurchase a mortgage loan upon the breach of a representation or warranty, a trust fund could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity on the related securities.

The Ratings of Your Securities May Be Lowered or Withdrawn Which May Adversely Affect the Liquidity or Market Value of Your Security

      It is a condition to the issuance of the securities that each series of securities be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any security, and accordingly, there can be no assurance to you that the ratings assigned to any security on the date on which the security is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of securities by any applicable rating agency may be lowered following the initial issuance of the securities as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. Neither the depositor, the master servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of securities. If any rating is revised or withdrawn, the liquidity or the market value of your security may be adversely affected.

Failure of the Mortgage Loan Seller to Repurchase or Replace a Mortgage Loan May Result in Losses Allocated to the Related Securities

      Each mortgage loan seller will have made representations and warranties in respect of the mortgage loans sold by the mortgage loan seller and evidenced by a series of securities. In the event of a breach of a mortgage loan seller's representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan, the related mortgage loan seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan as described under "The Depositor's Mortgage Loan Program--Representations as to Mortgage Loans to be made by or on Behalf of Mortgage Loan Sellers; Remedies for Breach of Representation". However, there can be no assurance that a mortgage loan seller will honor its obligation to cure, repurchase or, if permitted, replace any mortgage loan as to which a breach of a representation or warranty arises. A mortgage loan seller's failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

      In instances where a mortgage loan seller is unable, or disputes its obligation, to purchase affected mortgage loans, the master servicer may negotiate and enter into one or more settlement agreements with the mortgage loan seller that could provide for the purchase of only a portion of the affected mortgage loans. Any settlement could lead to losses on the mortgage loans which would be borne by the related securities. Neither the depositor nor the master servicer will be obligated to purchase a mortgage loan if a mortgage loan seller defaults on its obligation to do so, and no assurance can be given that the mortgage loan sellers will carry out their purchase obligations. A default by a mortgage loan seller is not a default by the depositor or by the master servicer. Any mortgage loan not so purchased or substituted for shall remain in the related trust fund and any related losses shall be allocated to the related credit support, to the extent available, and otherwise to one or more classes of the related series of securities.

      All of the representations and warranties of a mortgage loan seller in respect of a mortgage loan will have been made as of the date on which the mortgage loan was purchased from the mortgage loan seller by or on behalf of the depositor which will be a date prior to the date of initial issuance of the related series of securities. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the mortgage loan seller's purchase obligation, or, if specified in the related prospectus supplement, limited replacement option, will not arise if, during the period after the date of sale by the mortgage loan seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan.

      The occurrence of events during this period that are not covered by a mortgage loan seller's purchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

The Yield to Maturity on Your Securities Will Depend on a Variety of Factors Including Prepayments

     The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

o     the extent of prepayments on the underlying assets in the trust fund;

o how payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;

o if any party has an option to terminate the related trust fund early, the effect of the exercise of the option;

o the rate and timing of defaults and losses on the assets in the related trust fund; and

o repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor, master servicer or mortgage loan seller.

      Prepayments on mortgage loans are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. The rate of prepayment of the mortgage loans included in or underlying the assets in each trust fund may affect the yield to maturity of the securities. In general, if you purchase a class of offered securities at a price higher than its outstanding principal balance and principal distributions on your class occur faster than you anticipate at the time of purchase, the yield will be lower than you anticipate. Conversely, if you purchase a class of offered securities at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you anticipate at the time of purchase, the yield will be lower than you anticipate.

      To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the related securities may receive an additional prepayment.

      The yield to maturity on the types of classes of securities, including securities that are entitled to principal distributions only or interest distributions only, securities as to which accrued interest or a portion thereof will not be distributed but rather added to the principal balance of the security, and securities with an interest rate which fluctuates inversely with an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities and, if applicable, to the occurrence of an early retirement of the securities. The prospectus supplement for a series will set forth the related classes of securities that may be more sensitive to prepayment rates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this Prospectus.

The Exercise of an Optional Termination Right Will Affect the Yield to Maturity on the Related Securities

      If so specified in the related prospectus supplement, certain parties will have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. Upon the purchase of the securities or at any time thereafter, at the option of the party entitled to termination, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold.

      The prospectus supplement for each series of securities will set forth the party that may, at its option, purchase the assets of the related trust fund if the aggregate principal balance of the mortgage loans and other trust fund assets in the trust fund for that series is less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the outstanding mortgage loans and other trust fund assets at the cut-off date for that series. The percentage will be between 25% and 0%. The exercise of the termination right will effect the early retirement of the securities of that series. The prospectus supplement for each series of securities will set forth the price to be paid by the terminating party and the amounts that the holders of the securities will be entitled to receive upon early retirement.

      In addition to the repurchase of the assets in the related trust fund as described in the paragraph above, the related prospectus supplement may permit that, a holder of a non-offered class of securities will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the option to terminate as described in the paragraph above becomes exercisable and thereby effect early retirement of the securities of the series. Any call of this type will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. In this case, the call class must remit to the trustee for distribution to the holders of the related securities offered hereby a price equal to 100% of the principal balance of their securities offered hereby as of the day of the purchase plus accrued interest thereon at the applicable interest rate during the related period on which interest accrues on their securities. If funds equal to the call price are not deposited with the related trustee, the securities will remain outstanding. There will not be any additional remedies available to securityholders. In addition, in the case of a trust fund for which a REMIC election or elections have been made, the termination will constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code. In connection with a call by the call class, the final payment to the securityholders will be made upon surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any continuing liability from the securityholders or from the trust fund to securityholders.

      A trust fund may also be terminated and the certificates retired upon the master servicer's determination, if applicable and based upon an opinion of counsel, that the REMIC status of the trust fund has been lost or that a substantial risk exists that the REMIC status will be lost for the then current taxable year.

      The termination of a trust fund and the early retirement of securities by any party would decrease the average life of the securities and may adversely affect the yield to holders of some or all classes of the related securities.

Violations of Consumer Protection Laws May Result in Losses on the Mortgage Loans and the Securities Backed by Those Mortgage Loans

      Federal and state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices:

o     regulate interest rates and other charges on mortgage loans;

o     require specific disclosures to borrowers;

o     require licensing of originators; and

o regulate generally the origination, servicing and collection process for the mortgage loans.

      Depending on the specific facts and circumstances involved, violations may limit the ability of a trust fund to collect all or a part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and could result in liability for damages and administrative enforcement against the originator or an assignee of the originator, like a trust fund, or the initial servicer or a subsequent servicer, as the case may be. In particular, it is possible that mortgage loans included in a trust fund will be subject to the Home Ownership and Equity Protection Act of 1994. The Homeownership Act adds additional provisions to Regulation Z, the implementing regulation of the Federal Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Homeownership Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor, like a trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the mortgage loan. Recently, class action lawsuits under the Homeownership Act have been brought naming as a defendant securitization trusts like the trust funds described in this prospectus with respect to the mortgage loans.

      In addition, amendments to the federal bankruptcy laws have been proposed that could result in (1) the treatment of a claim secured by a junior lien in a borrower's principal residence as protected only to the extent that the claim was secured when the security interest was made and (2) the disallowance of claims based on secured debt if the creditor failed to comply with specific provisions of the Truth in

Lending Act (15 U.S.C. ss. 1639). These amendments could apply retroactively to secured debt incurred by the debtor prior to the date of effectiveness of the amendments.

      The depositor will represent that all applicable federal and state laws were complied with in connection with the origination of the mortgage loans. If there is a material and adverse breach of a representation, the depositor will be obligated to repurchase any affected mortgage loan or to substitute a new mortgage loan into the related trust fund. See "Legal Aspects of Mortgage Loans".

Modification of a Mortgage Loan by the Master Servicer May Reduce the Yield on the Related Securities

      In instances in which a mortgage loan is in default, or if default is reasonably foreseeable, the master servicer, if it determines it is in the best interests of the related securityholders, may permit modifications of the mortgage loan rather than proceeding with foreclosure. Modification may have the effect of reducing the interest rate on the mortgage loan, forgiving the payment of principal or interest rate or extending the final maturity date of the mortgage loan. Any modified mortgage loan retained in the related trust fund may result in reduced collections from that mortgage loan and, to the extent not covered by the related credit support, reduced distributions on one or more classes of the related securities. Any mortgage loan modified to extend the final maturity of the mortgage loan may result in extending the final maturity of one or more classes of the related securities. See "Collection and Other Servicing Procedures Employed by the Master Servicer".

      Several capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. All of the capitalized terms used in this prospectus are defined in the glossary beginning on page 120 in this prospectus.

                         DESCRIPTION OF THE TRUST FUNDS

      The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of:

o a segregated pool of various types of one- to four-family residential first and junior lien mortgage loans, commercial mortgage loans, mixed-use loans, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements as from time to time are subject to the related agreement governing the trust fund;

o amounts on deposit in the certificate account, pre-funding account, if applicable, or any other account maintained for the benefit of the securityholders;

o property acquired on behalf of securityholders by foreclosure, deed in lieu of foreclosure or repossession and any revenues received on the property;

o the rights of the depositor under any hazard insurance policies, FHA insurance policies, VA guarantees and primary mortgage insurance policies to be included in the trust fund, each as described under "Description of Primary Insurance Policies";

o the rights of the depositor under the agreement or agreements under which it acquired the mortgage loans to be included in the trust fund;

o the rights of the trustee in any cash advance reserve fund or surety bond to be included in the trust fund, each as described under "Advances by Master Servicer in Respect of Delinquencies on the Trust Fund Assets"; and

o any letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, financial guarantee insurance policy, reserve fund, currency or interest rate exchange agreement or guarantee, each as described under "Description of Credit Support".

      To the extent specified in the related prospectus supplement, a portion of the interest received on a mortgage loan may not be included in the trust for that series. Instead, the retained interest will be retained by or payable to the originator, servicer or seller of the loan, free and clear of the interest of securityholders under the related agreement.

Description of the Mortgage Loans to Be Included in a Trust Fund

      Each mortgage loan will be originated by a person other than the depositor. Each mortgage loan will be selected by the depositor for inclusion in a trust fund from among those purchased by the depositor, either directly or through its affiliates, from New Century Mortgage Corporation, the indirect parent of the depositor, and its affiliates or from banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Federal Deposit Insurance Corporation and other mortgage loan originators or sellers not affiliated with the depositor. Each seller of mortgage loans will be referred to in this prospectus and the related prospectus supplement as a mortgage loan seller. The mortgage loans acquired by the depositor will have been originated in accordance with the underlying criteria described in this prospectus under "The Depositor's Mortgage Loan Purchase Program--Underwriting Standards" and in the prospectus supplement. All mortgage loans to be included in a trust fund will have been purchased by the depositor on or before the date of initial issuance of the related securities.

      The mortgage loans included in a trust fund may be secured by any of the following:

o first or junior liens evidenced by promissory notes on one- to four-family residential properties, commercial properties or mixed-use properties including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimis planned-unit developments. Loans secured by this type of property may be conventional loans, FHA-insured loans or VA-guaranteed loans as specified in the related prospectus supplement;

o mortgage loans evidenced by promissory notes secured by shares in a private cooperative housing corporation that give the owner of the shares the right to occupy a particular dwelling unit in the cooperative;

o conditional sales contracts and installment loan agreements with respect to new or used manufactured homes; or

o real property acquired upon foreclosure or comparable conversion of the mortgage loans included in a trust fund.

      No more than 10% of the assets of a trust fund, by original principal balance of the pool, will consist of conditional sales contracts or installment loan agreements secured by manufactured homes. The manufactured homes securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a manufactured home as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

      The mortgaged properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. In addition, if specified in the accompanying prospectus supplement, the trust assets may contain Mexico loans, which are secured by interests in trusts that own residential properties located in Mexico. The Mexico loans will not exceed five percent (5%) by aggregate principal balance of the mortgage loans in any mortgage pool as of the cut-off date specified in the accompanying prospectus supplement.

      The mortgaged properties may include leasehold interests in residential, commercial or mixed-use properties, the title to which is held by third party lessors. The term of any leasehold will exceed the term of the mortgage note by at least five years.

      The mortgage loans to be included in a trust fund will be any one of the following types of mortgage loans:

o Fully amortizing mortgage loans with a fixed rate of interest and level monthly payments to maturity;

o Fully amortizing mortgage loans with an interest rate that adjusts periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed percentage amount and an index;

o ARM Loans that provide for an election, at the borrower's option, to convert the adjustable interest rate to a fixed interest rate, which will be described in the related prospectus supplement;

o ARM Loans that provide for negative amortization or accelerated amortization resulting from delays in or limitations on the payment adjustments necessary to amortize fully the outstanding principal balance of the loan at its then applicable interest rate over its remaining term;

o Fully amortizing mortgage loans with a fixed interest rate and level monthly payments, or payments of interest only, during the early years of the term, followed by periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, which will be described in the related prospectus supplement;

o Fixed interest rate mortgage loans providing for level payment of principal and interest on the basis of an assumed amortization schedule and a balloon payment at the end of a specified term;

o Mortgage loans that provide for a line of credit under which amounts may be advanced to the borrower from time to time;

o     Mexico loans;

o     Alt-A loans; or

o Another type of mortgage loan described in the related prospectus supplement.

      All of the mortgage loans to be included in a trust fund will have:

o individual principal balances at origination of not less than $10,000 or more than $5,000,000,

o     original terms to maturity of not more than 40 years,

o     a loan-to-value ratio at origination not in excess of 150%.

      The loan-to-value ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan, or, in the case of a home equity line of credit loan, the maximum principal amount which may be advanced over the term of the loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the value of the related mortgaged property. The value of a single-family property or cooperative unit, other than with respect to loans made to refinance existing loans, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan or, if the mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and
(b) the sales price for the property.

      The value of the mortgaged property securing a mortgage loan made to refinance an existing loan is the appraised value of the mortgaged property determined in an appraisal obtained at the time of origination of the refinance loan or in an appraisal, if any, obtained at the time of refinancing. For purposes of calculating the loan-to-value ratio of a manufactured housing contract relating to a new manufactured home, the value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including accessories identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used manufactured home, the value is generally the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. Manufactured homes are less likely than other types of housing to experience appreciation in value and are more likely to experience depreciation in value.

      The underwriting standards of the mortgage loan originator or mortgage loan seller may require a review of the appraisal used to determine the loan-to-value of a mortgage loan. Where the review appraisal results in a valuation of the mortgaged property that is less than a specified percentage of the original appraisal, the loan-to-value ratio of the related mortgage loan will be based on the review appraisal. The prospectus supplement of each series will describe the percentage variance used by the related mortgage loan originator or mortgage loan seller in determining whether the review appraisal will apply.

      Each mortgage loan having a loan-to-value ratio at origination in excess of 80%, may be required to be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan as to at least the principal amount thereof exceeding 75% of the value of the mortgaged property at origination of the mortgage loan. This type of insurance will remain in force at least until the mortgage loan amortizes to a level that would produce a loan-to-value ratio lower than 80%. See "Description of Primary Insurance Policies--Primary Mortgage Insurance Policies".

      A mortgaged property may have been subject to secondary financing at origination of the mortgage loan, but, unless otherwise specified in the related prospectus supplement, the total amount of primary and secondary financing at the time of origination of the mortgage loan did not produce a combined loan-to-value ratio in excess of 150%. The trust fund may contain mortgage loans secured by junior liens, and the related senior lien may not be included in the trust fund. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the junior mortgage loan. See "Legal Aspects of the Mortgage Loans--Foreclosure on Mortgages".

      As of the cut-off date specified in the related prospectus supplement, the aggregate principal balance of mortgage loans secured by condominium units will not exceed 30% of the aggregate principal balance of the mortgage loans in the related mortgage pool. A mortgage loan secured by a condominium unit will not be included in a mortgage pool unless, at the time of sale of the mortgage loan by the mortgage loan seller, representations and warranties as to the condominium project are made by the mortgage loan seller or an affiliate of the mortgage loan seller or by another person acceptable to the depositor having knowledge regarding the subject matter of those representations and warranties. The mortgage loan seller, or another party on its behalf, will have made the following representations and warranties:

o If a condominium project is subject to developer control or to incomplete phasing or add-ons, at least 50% of the units have been sold to bona fide purchasers to be occupied as primary residences or vacation or second homes.

o If a condominium project has been controlled by the unit owners, other than the developer, and is not subject to incomplete phasing or add-ons, at least 50% of the units been are occupied as primary residences or vacation or second homes.

      See "The Depositor's Mortgage Loan Purchase Program--Representations by or on Behalf of Mortgage Loan Sellers; Remedies for Breach of Representation" in this prospectus for a description of other representations made by or on behalf of mortgage loan sellers at the time mortgage loans are sold.

      The trust fund may include mortgage loans subject to temporary buydown plans which provide that the monthly payments made by the borrower in the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from (a) an amount contributed by the borrower, the seller of the mortgaged property, or another source and placed in a custodial account and (b) unless otherwise specified in the prospectus supplement, investment earnings on the buydown funds. The borrower under a buydown mortgage loan is usually qualified at the lower monthly payment taking into account the funds on deposit in the custodial account. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the borrower to make larger level monthly payments after the funds in the custodial account have been depleted. See "The Depositor's Mortgage Loan Purchase Program--Underwriting Standards" for a Discussion of Loss and Delinquency Considerations Relating to Buydown Mortgage Loans.

      The trust fund may include mortgage loans that provide for a line of credit under which amounts may be advanced to the borrower from time to time. Interest on each home equity line of credit loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding balance of the mortgage loan. Principal on a home equity line of credit loan may be drawn down, up to a maximum amount as set forth in the related prospectus supplement, or repaid under each mortgage loan from time to time, but may be subject to a minimum periodic payment. Each home equity line of credit loan included in a trust fund will be secured by a lien on a one-to-four family property or a manufactured home. A trust fund will not include any amounts borrowed under a home equity line of credit loan after the cut-off date specified in the related prospectus supplement.

      The trust fund may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective purchaser to make an investment decision. No mortgage loan in a trust fund will be 90 or more days delinquent and no trust fund will include a concentration of mortgage loans which are more than 30 and less than 90 days delinquent of greater than 20%.

      Mexico loans. As of the cut-off date specified in the related prospectus supplement, the aggregate principal balance of Mexico loans will not exceed 5% of the aggregate principal balance of the mortgage loans in the related mortgage pool. Each Mexico loan will be secured by the beneficial ownership interest in a separate trust, the sole asset of which is a residential property located in Mexico. The residential property may be a second home, vacation home or the primary residence of the borrower. The borrower of a Mexico loan may be a U.S. borrower or an international borrower.

      Because of the uncertainty and delays in foreclosing on real property interests in Mexico and because non-Mexican citizens are prohibited from owning real property located in some areas of Mexico, the nature of the security interest and the manner in which the Mexico loans are secured differ from that of mortgage loans typically made in the United States. Record ownership and title to the Mexican property will be held in the name of a Mexican financial institution acting as Mexican trustee for a Mexican trust under the terms of a trust agreement. The trust agreement will be governed by Mexican law and will be filed (in Spanish) in the real property records in the jurisdiction in which the property is located. The original term of the Mexican trust will be 50 years and will be renewable at the option of the borrower. To secure the repayment of any Mexico loan, the lender is named as a beneficiary of the Mexican trust. The lender's beneficial interest in the Mexican trust grants to the lender the right to direct the Mexican trustee to transfer the borrower's beneficial interest in the Mexican trust or to terminate the Mexican trust and sell the Mexican property. The borrower's beneficial interest in the Mexican trust grants to the borrower the right to use, occupy and enjoy the Mexican property so long as it is not in default of its obligations relating to the Mexico loan.

      As security for repayment of the Mexico Loan, under the loan agreement, the borrower grants to the lender a security interest in the borrower's beneficial interest in the Mexican trust. If the borrower is domiciled in the United States, the borrower's beneficial interest in the Mexican trust should be considered under applicable state law to be an interest in personal property, not real property, and, accordingly, the lender will file financing statements in the appropriate state to perfect the lender's security interest. Because the lender's security interest in the borrower's beneficial interest in the Mexican trust is not, for purposes of foreclosing on that collateral, an interest in real property, the depositor either will rely on its remedies that are available in the United States under the applicable UCC and under the trust agreement and foreclose on the collateral securing a Mexico loan under the UCC, or direct the Mexican trustee to conduct an auction to sell the borrower's beneficial interest or the Mexican property under the trust agreement. If a borrower is not a resident of the United States, the lender's security interest in the borrower's beneficial interest in the Mexican trust may be unperfected under the UCC. If the lender conducts its principal lending activities in the United States, the loan agreement will provide that rights and obligations of the borrower and the lender under the loan agreement will be governed under applicable United States state law. See "Certain Legal Aspects of the Loans--The Mortgage Loans."

      In connection with the assignment of a Mexico loan into a trust created under the related pooling and servicing agreement or trust agreement, the depositor will transfer to the trustee, on behalf of the securityholders, all of its right, title and interest in the mortgage note, the lender's beneficial interest in the Mexican trust, the lender's security interest in the borrower's beneficial interest in the Mexican trust, and its interest in any policies of insurance on the Mexico Loan or the Mexican property. The percentage of mortgage loans, if any, that are Mexico loans will be specified in the accompanying prospectus supplement.

      Mortgage Loan Information in Prospectus Supplement. Each prospectus supplement will contain specific information with respect to the mortgage loans contained in the related trust fund, as of the cut-off date specified in the prospectus supplement, which will usually be close of business on the first day of the month of formation of the related trust fund, to the extent specifically known to the depositor as of the date of the prospectus supplement, including the following:

o the aggregate outstanding principal balance, the largest, smallest and outstanding principal balance of the mortgage loans,

o the type of property securing the mortgage loans, e.g., one- to four-family houses, shares in cooperatives and the related proprietary or occupancy agreements, condominium units and other attached units, new or used manufactured homes and vacation and second homes,

o     the original terms to maturity of the mortgage loans,

o     the earliest origination date and latest maturity date,

o the aggregate principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%, or, with respect to mortgage loans secured by a junior lien, the aggregate principal balance of mortgage loans having combined loan-to-value ratios exceeding 80%,

o     the interest rates or range of interest rates borne by the mortgage loans,

o     the   geographical   distribution   of  the  mortgaged   properties  on  a
      state-by-state basis,

o the number and aggregate principal balance of buydown mortgage loans, if any,

o     the weighted average retained interest, if any,

o with respect to ARM Loans, the index, the adjustment dates, the highest, lowest and weighted average margin, and the maximum interest rate variation at the time of any adjustment and over the life of the ARM Loan, and

o whether the mortgage loans provide for payments of interest only for any period and the frequency and amount by which, and the term during which, monthly payments adjust.

      If specific information respecting the trust fund assets is not known to the depositor at the time securities are initially offered, more general information of the nature described in the bullet points above will be provided in the prospectus supplement, and specific information as to the trust fund assets to be included in the trust fund on the date of issuance of the securities will be set forth in a report which will be available to purchasers of the related securities at or before the initial issuance of the securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, trust agreement and indenture, with respect to each series of notes, as part of a report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance. If mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement, the addition or deletion will be noted on the Current Report or Form 8-K. In no event, however, will more than 5%, by principal balance at the cut-off date, of the mortgage loans deviate from the characteristics of the mortgage loans set forth in the related prospectus supplement. In addition, a report on Form 8-K will be filed within 15 days after the end of any pre-funding period containing information respecting the trust fund assets transferred to a trust fund after the date of issuance of the related securities as described in the following paragraph.

Description of the Pre-Funding Account for the Purchase of Additional Mortgage Loans

      The agreement governing the trust fund may provide for the transfer by the mortgage loan seller of additional mortgage loans to the related trust fund after the date of initial issuance of the securities. In that case, the trust fund will include a pre-funding account, into which all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited to be released as additional mortgage loans are transferred. Additional mortgage loans will be required to conform to the requirements set forth in the related agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund. A pre-funding account will be required to be maintained as an eligible account under the related agreement, all amounts in the pre-funding account will be required to be invested in U.S. government securities or other investments that are rated in one of the top three rating categories by a nationally recognized rating agency as specified in the agreement and the amount held in the pre-funding account shall at no time exceed 40% of the aggregate outstanding principal balance of the securities. The related agreement providing for the transfer of additional mortgage loans will provide that all transfers must be made within 3 months after the date on which the related securities were issued, and that amounts set aside to fund the transfers, whether in a pre- funding account or otherwise, and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the related prospectus supplement.

      The depositor will be required to provide data regarding the additional mortgage loans to the rating agencies and the security insurer, if any, sufficiently in advance of the scheduled transfer to permit review by the rating agencies and the security insurer. Transfer of the additional mortgage loans will be further conditioned upon confirmation by the rating agencies that the addition of mortgage loans to the trust fund will not result in the downgrading of the securities or, in the case of a series guaranteed or supported by a security insurer, will not adversely affect the capital requirements of the security insurer. Finally, a legal opinion to the effect that the conditions to the transfer of the additional mortgage loans have been satisfied will be required.

                                  THE DEPOSITOR

      New Century Mortgage Securities, Inc., the depositor, was incorporated in the State of Delaware on March 25, 1999 as a direct wholly-owned subsidiary of New Century Credit Corporation. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor maintains its principal office at 18400 Von Karman, Suite 1000, Irvine, California 92612. Its telephone number is 949-440-7030.

      The depositor does not have, nor is it expected in the future to have, any significant assets. The prospectus supplement for each series of securities will disclose if the depositor is a party to any legal proceedings that could have a material impact on the related trust fund and the interests of the potential investors.

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of trust fund assets or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust fund assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

      The basis on which each monthly interest payment on a trust fund asset is calculated will be either:

o as one-twelfth of the interest rate on that asset multiplied by the unpaid principal balance of the trust fund asset, often referred to as the 30/360 basis, or

o by multiplying the unpaid principal balance of the trust fund asset by the number of days elapsed since the last day interest was paid on that asset and dividing by 365, often referred to as the simple interest method.

      Interest to be distributed on each distribution date to the holders of the various classes of securities, other than principal only classes of Strip Securities, of each series may be similarly calculated or may be calculated by multiplying the outstanding principal balance of the security by the actual number of days elapsed in the accrual period and dividing 360, often referred to as the actual/360 basis. In the case of Strip Securities with no or a nominal principal balance, distributions of interest will be in an amount described in the related prospectus supplement.

      The effective yield to securityholders will be lower than the yield otherwise produced by the applicable security interest rate, or, as to a Strip Security, the distributions of Stripped Interest thereon, and purchase price, because although interest that accrued on each trust fund asset during each month is due and payable on the first day of the following month, the distribution of interest on the securities will not be made until the distribution date occurring in the month following the month of accrual of interest on the mortgage loans or later in the case of a series of securities having distribution dates occurring at intervals less frequently than monthly.

      When a principal prepayment in full is made on a mortgage loan, the borrower is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Accordingly, the effect of principal prepayments in full during any month will be to reduce the aggregate amount of interest collected that is available for distribution to securityholders. The mortgage loans in a trust fund may contain provisions limiting prepayments or requiring the payment of a prepayment penalty upon prepayment in full or in part. If so specified in the related prospectus supplement, a prepayment penalty collected may be applied to offset the above-described shortfalls in interest collections on the related distribution date. Full and partial principal prepayments collected during the prepayment period set forth in a prospectus supplement will be available for distribution to securityholders on the related distribution date. Neither the trustee nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. The prospectus supplement for a series of securities may specify that the master servicer will be obligated to pay from its own funds, without reimbursement, those interest shortfalls attributable to full and partial prepayments by mortgagors but only up to an amount equal to its servicing fee for the related due period. See "Maturity and Prepayment Considerations" and "Description of the Securities".

      In addition, if so specified in the related prospectus supplement, a holder of a non-offered class of securities will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the Clean-up Call becomes exercisable and thereby effect early retirement of the securities of the series. Any call of this type will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. Early termination would result in the concurrent retirement of all outstanding securities of the related series and would decrease the average lives of the terminated securities, perhaps significantly. The earlier after the date of the initial issuance of the securities that the termination occurs, the greater would be the effect.

      The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

      The original terms to maturity of the trust fund assets in a particular trust fund will vary depending upon the type of mortgage loans underlying or comprising the trust fund assets in a trust fund. Each prospectus supplement will contain information with respect to the type and maturities of the trust fund assets in the related trust fund. The mortgage loans in a trust fund may contain provisions prohibiting prepayment for a specified period after the origination date, prohibiting partial prepayments entirely or prohibiting prepayment in full or in part without a prepayment penalty.

      The prepayment experience on the mortgage loans underlying or comprising the trust fund assets in a trust fund will affect the weighted average life of the related series of securities. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the securities of a series will be influenced by the rate at which principal on the mortgage loans underlying or comprising the trust fund assets included in the related trust fund is paid, which payments may be in the form of scheduled amortization or prepayments. For this purpose, the term prepayment includes prepayments, in whole or in part, and liquidations due to default and hazard or condemnation losses. The rate of prepayment with respect to fixed rate mortgage loans has fluctuated significantly in recent years. In general, if interest rates fall below the interest rates on the mortgage loans underlying or comprising the trust fund assets, the rate of prepayment would be expected to increase. There can be no assurance as to the rate of prepayment of the mortgage loans underlying or comprising the trust fund assets in any trust fund. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicates that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. The depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico, Guam or Mexico and, accordingly, prepayments on loans secured by properties in Puerto Rico or Guam may not occur at the same rate or be affected by the same factors as other mortgage loans.

      A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, the terms of the mortgage loans, as affected by the existence of lockout provisions, due-on-sale and due-on-encumbrance clauses, prepayment fees and the frequency and amount of any future draws on any home equity line of credit loans, the quality of management of the mortgaged properties, possible changes in tax laws and the availability of mortgage funds, may affect prepayment experience. Other than FHA loans and VA loans, all mortgage loans in the trust fund will contain due-on-sale provisions permitting the lender to accelerate the maturity of the mortgage loan upon sale or other types of transfers by the borrower of the underlying mortgaged property. Loans insured by the FHA and loans guaranteed by the VA contain no due-on-sale clauses and may be assumed by the purchaser of the mortgaged property. An ARM Loan may also be assumable under certain conditions, despite the existence of a due-on-sale clause, if the proposed transferee of the related mortgaged property establishes its ability to repay the mortgage loan and, in the reasonable judgment of the master servicer or sub-servicer, the security for the ARM Loan would not be impaired by the assumption. Thus, the rate of prepayments on FHA loans, VA loans and ARM Loans may be lower than that of conventional mortgage loans bearing comparable interest rates. The extent to which ARM Loans, FHA loans and VA loans are assumed by purchasers of the mortgaged properties rather than prepaid in connection with the sales of the mortgaged properties will affect the weighted average life of the related securities.

      The master servicer generally will enforce, in accordance with the terms of the related servicing agreement, any due-on-sale clause or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying mortgaged property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Description of the Securities--Collection and Other Servicing Procedures Employed by the Master Servicer" and "Legal Aspects of Mortgage Loans--Enforceability of Provisions" and "--Prepayment Charges and Prepayments" for a description of the provisions of each agreement governing the servicing of the mortgage loans and legal developments that may affect the prepayment experience on the mortgage loans. See "Description of the Securities--Termination of the Trust Fund and Disposition of Trust Fund Assets" for a description of the possible early termination of any series of securities. See also "The Depositor's Mortgage Loan Purchase Program--Representations by or on Behalf of Mortgage Loan Sellers; Remedies for Breach of Representation" and "Description of the Securities--Assignment of Trust Fund Assets" for a description of the obligation of the mortgage loan sellers, the master servicer and the depositor to repurchase mortgage loans.

      In addition, if the applicable agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related trust fund and the trust fund is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See "Description of the Trust Funds-- Description of the Pre-Funding Account for the Purchase of Additional Mortgage Loans".

      Because of the uncertainty, delays and costs that may be associated with realizing on collateral securing the Mexico loans, as well as the additional risks of a decline in the value and marketability of the collateral, the risk of loss for Mexico loans may be greater than for mortgage loans secured by mortgaged properties located in the United States. The risk of loss on loans made to international borrowers may be greater than loans that are made to U.S. borrowers located in the United States. See "Legal Aspects of the Loans."

      The application of any withholding tax on payments made by borrowers of Mexico loans residing outside of the United States may increase the risk of default because the borrower may have qualified for the loan on the basis of the lower mortgage payment, and may have difficulty making the increased payments required to cover the withholding tax payments. The application of withholding tax may increase the risk of loss because the applicable taxing authorities may be permitted to place a lien on the mortgaged property or effectively prevent the transfer of an interest in the mortgaged property until any delinquent withholding taxes have been paid. An increase in the amount of the monthly payments owed on a Mexico loan due to the imposition of withholding taxes may also increase the risk of prepayment on that loan if alternative financing on more favorable terms is available.

                 THE DEPOSITOR'S MORTGAGE LOAN PURCHASE PROGRAM

      The mortgage loans to be included in a trust fund will be purchased by the depositor, either directly or indirectly, from the mortgage loan sellers.

Underwriting Standards

      All mortgage loans to be included in a trust fund will have been subject to underwriting standards acceptable to the depositor and applied as described in the following paragraph. Each mortgage loan seller, or another party on its behalf, will represent and warrant that mortgage loans purchased by or on behalf of the depositor from it have been originated by the related originators in accordance with these underwriting guidelines.

      The underwriting standards are applied by the originators to evaluate the value of the mortgaged property and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. While the originator's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originator also considers the borrower's credit history and repayment ability as well as the type and use of the mortgaged property. As a result of this underwriting criteria, changes in the values of mortgage properties may have a greater effect on the delinquency, foreclosure and loss experience on the mortgage loans in a trust fund than these changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given by the depositor that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

      Initially, a prospective borrower is required to fill out a detailed application with respect to the applicant's liabilities, income and credit history and personal information, as well as an authorization to apply for a credit report that summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained that reports the borrower's current salary and may contain information regarding length of employment and whether it is expected that the borrower will continue his or her employment in the future. If a prospective borrower is self-employed, the borrower is required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

      In determining the adequacy of the property as collateral, an appraisal is made of each property considered for financing, except in the case of new manufactured homes whose appraised value is determined using the list price of the unit and accessories as described above under "Description of the Trust Funds". Each appraiser is selected in accordance with predetermined guidelines established for appraisers. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income, if considered applicable by the appraiser, and, when deemed appropriate, the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be high enough so that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

      Once all applicable employment, credit and property information is received, the originator reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type of property being financed and reviews the property. In evaluating the credit quality of borrowers, the originator may utilize credit bureau risk scores, a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and three national credit data repositories - Equifax, TransUnion and Experian.

      In the case of a mortgage loan secured by a leasehold interest in a residential, commercial or mixed-use property, the title to which is held by a third party lessor, the mortgage loan seller, or another party on its behalf, is required to warrant, among other things, that the remaining term of the lease and any sublease be at least five years longer than the remaining term of the mortgage loan.

      The mortgaged properties may be located in states where a lender providing credit on a residential, commercial or mixed-use property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The underwriting standards to be applied to the mortgage loans in all states, including anti-deficiency states, require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding principal balance of the mortgage loan.

      All commercial and mixed-use mortgage loans to be included in a trust fund will have been subject to underwriting standards acceptable to the depositor including having, (i) a minimum statistical credit score developed by Fair, Isaac & Company of at least 680, (ii) a debt service coverage ratio of a maximum 1.25, (iii) a maximum loan value of $3,000,000 and (iv) a maximum LTV of 80%. In addition, commercial and mixed-use mortgage loans will comprise a maximum of 2% of any trust fund.

      With respect to any loan insured by the FHA, the mortgage loan seller is required to represent that the FHA loan complies with the applicable underwriting policies of the FHA. See "Description of Primary Insurance Policies--FHA Insurance".

      With respect to any loan guaranteed by the VA, the mortgage loan seller is required to represent that the VA loan complies with the applicable underwriting policies of the VA. See "Description of Primary Insurance Policies-VA Guarantee".

      The recent foreclosure or repossession and delinquency experience with respect to loans serviced by the master servicer or, if applicable, a significant sub-servicer will be provided in the related prospectus supplement.

      The types of loans that may be included in the mortgage pools may be recently developed and may involve additional uncertainties not present in traditional types of loans. For example, the mortgage loans may provide for escalating or variable payments by the borrower. These types of mortgage loans are underwritten on the basis of a judgment that borrowers will have the ability to make larger monthly payments in subsequent years. The borrower's income, however, may not be sufficient to make loan payments as monthly payments increase.

Qualifications of Originators and Mortgage Loan Sellers

      Each originator will be required to satisfy the qualifications set forth in this paragraph. Each originator must be an institution experienced in originating and servicing conventional mortgage loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each originator must be a HUD-approved mortgagee or an institution the deposit accounts in which are insured by the Bank Insurance Fund or Savings Association Insurance Fund of the FDIC. In addition, with respect to FHA loans or VA loans, each originator must be approved to originate the mortgage loans by the FHA or VA, as applicable. Each originator and mortgage loan seller must also satisfy criteria as to financial stability evaluated on a case by case basis by the depositor.

Representations by or on Behalf of Mortgage Loan Sellers; Remedies for Breach of Representation

      Each mortgage loan seller, or a party on its behalf, will have made representations and warranties in respect of the mortgage loans sold by that mortgage loan seller. The following material representations and warranties as to the mortgage loans will be made by or on behalf of each mortgage loan seller:

o that any required hazard insurance was effective at the origination of each mortgage loan, and that each required policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor;

o that either (A) title insurance insuring, subject only to permissible title insurance exceptions, the lien status of the Mortgage was effective at the origination of each and the policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor or (B) if the mortgaged property securing any mortgage loan is located in an area where title insurance policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating, subject to permissible exceptions set forth therein, the first lien status of the mortgage;

o that the mortgage loan seller had good title to each mortgage loan and each mortgage loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive some indebtedness of a borrower;

o that each Mortgage constituted a valid lien on, or security interest in, the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any, and that the mortgaged property was free from damage and was in good repair;

o that there were no delinquent tax or assessment liens against the mortgaged property;

o that each mortgage loan was not currently more than 90 days delinquent as to required payments; and

o that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

      If a person other than a mortgage loan seller makes any of the foregoing representations and warranties on behalf of the mortgage loan seller, the identity of the person will be specified in the related prospectus supplement. Any person making representations and warranties on behalf of a mortgage loan seller shall be an affiliate of the mortgage loan seller or a person acceptable to the depositor having knowledge regarding the subject matter of those representations and warranties.

      All of the representations and warranties made by or on behalf of a mortgage loan seller in respect of a mortgage loan will have been made as of the date on which the mortgage loan seller sold the mortgage loan to or on behalf of the depositor. A substantial period of time may have elapsed between the date the representation or warranty was made to or on behalf of the depositor and the date of initial issuance of the series of securities evidencing an interest in the related mortgage loan.

      In the event of a breach of any representation or warranty made by a mortgage loan seller, the mortgage loan seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan as described in the second following paragraph. Since the representations and warranties made by or on behalf of a mortgage loan seller do not address events that may occur following the sale of a mortgage loan by that mortgage loan seller, it will have a cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes the breach occurs prior to the date of the sale to or on behalf of the depositor. A mortgage loan seller would have no repurchase or substitution obligations if the relevant event that causes the breach occurs after the date of the sale to or on behalf of the depositor. However, the depositor will not include any mortgage loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of securities.

      The only representations and warranties to be made for the benefit of holders of securities in respect of any mortgage loan relating to the period commencing on the date of sale of a mortgage loan by the mortgage loan seller to or on behalf of the depositor will be the limited representations of the depositor and of the master servicer described below under "Description of the Securities-- Assignment of Trust Fund Assets; Review of Files by Trustee". If the master servicer is also a mortgage loan seller with respect to a particular series, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as a mortgage loan seller.

      The master servicer and the trustee, or the trustee, will promptly notify the relevant mortgage loan seller of any breach of any representation or warranty made by or on behalf of it in respect of a mortgage loan that materially and adversely affects the value of that mortgage loan or the interests in the mortgage loan of the securityholders. If the mortgage loan seller cannot cure a breach within a specified time period up to 120 days from the date on which the mortgage loan seller was notified of the breach, then the mortgage loan seller will be obligated to repurchase the affected mortgage loan from the trustee within a specified time period up to 180 days from the date on which the mortgage loan seller was notified of the breach, at the purchase price therefor. A mortgage loan seller, rather than repurchase a mortgage loan as to which a breach has occurred, may have the option, within a specified period after initial issuance of the related series of securities, to cause the removal of the mortgage loan from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described below under "Description of the Securities--Assignment of the Mortgage Loans". The master servicer will be required under the applicable servicing agreement to use its best efforts to enforce the repurchase or substitution obligations of the mortgage loan seller for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a mortgage loan seller. See "Description of the Securities".

      Neither the depositor nor the master servicer will be obligated to purchase or substitute for a mortgage loan if a mortgage loan seller defaults on its obligation to do so, and no assurance can be given that mortgage loan sellers will carry out their repurchase or substitution obligations with respect to mortgage loans. To the extent that a breach of the representations and warranties of a mortgage loan seller may also constitute a breach of a representation made by the depositor, the depositor may have a repurchase or substitution obligation as described below under "Description of the Securities--Assignment of Trust Fund Assets; Review of Files by Trustee".

                          DESCRIPTION OF THE SECURITIES

      The securities will be issued in series. Each series of certificates evidencing interests in a trust fund consisting of mortgage loans will be issued in accordance with a pooling and servicing agreement among the depositor, the master servicer and the trustee named in the prospectus supplement. Each series of notes evidencing indebtedness of a trust fund consisting of mortgage loans will be issued in accordance with an indenture between the related issuer and the trustee named in the prospectus supplement. The issuer of notes will be the depositor or an owner trust established under an owner trust agreement between the depositor and the owner trustee for the purpose of issuing a series of notes. Where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement. The provisions of each agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. Various forms of pooling and servicing agreement, servicing agreement, owner trust agreement, trust agreement and indenture have been filed as exhibits to the registration statement of which this prospectus is a part. The following summaries describe specific provisions which will appear in each agreement. The prospectus supplement for a series of securities will describe additional provisions of the agreement relating to a series. This prospectus together with the prospectus supplement will describe the material terms of the agreement governing the trust fund related to a series of securities. As used in this prospectus supplement with respect to any series, the term certificate or the term note refers to all of the certificates or notes of that series, whether or not offered by this prospectus and by the related prospectus supplement, unless the context otherwise requires.

      The certificates of each series, including any class of certificates not offered hereby, will be issued in fully registered form only and will represent the entire beneficial ownership interest in the trust fund created by the related pooling and servicing agreement. The notes of each series, including any class of notes not offered hereby, will be issued in fully registered form only and will represent indebtedness of the trust fund created by the related indenture. If so provided in the prospectus supplement, any class of securities of any series may be represented by a certificate or note registered in the name of a nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of securities registered in the name of DTC will be represented by entries on the records of participating members of DTC. Definitive certificates or notes will be available for securities registered in the name of DTC only under the limited circumstances provided in the related prospectus supplement. The securities will be transferable and exchangeable for like securities of the same class and series in authorized denominations at the corporate trust office of the trustee as specified in the related prospectus supplement. The prospectus supplement for each series of securities will describe any limitations on transferability. No service charge will be made for any registration of exchange or transfer of securities, but the depositor or the trustee or any agent of the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

      Each series of securities may consist of either:

o a single class of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund;

o two or more classes of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund, one or more classes of which will be senior in right of payment to one or more of the other classes;

o two or more classes of securities, one or more classes of which are entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;

o two or more classes of securities which differ as to timing, sequential order, priority of payment, security interest rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the mortgage pool, which series may include one or more classes of securities, as to which accrued interest or a portion thereof will not be distributed but rather will be added to the principal balance of the security on each distribution date in the manner described in the related prospectus supplement; and

o other types of classes of securities, as described in the related prospectus supplement.

      With respect to any series of notes, the equity certificates, insofar as they represent the beneficial ownership interest in the issuer, will be subordinate to the related notes.

      Each class of securities, other than interest only Strip Securities, will have a stated principal amount and, unless otherwise provided in the related prospectus supplement, will be entitled to payments of interest on the stated principal amount based on a fixed, variable or adjustable interest rate. The security interest rate of each security offered hereby will be stated in the related prospectus supplement as the pass-through rate with respect to a certificate and the note interest rate with respect to a note. See "--Distribution of Interest on the Securities" and "--Distribution of Principal of the Securities" below.

      The specific percentage ownership interest of each class of securities and the minimum denomination for each security will be set forth in the related prospectus supplement.

      As to each series of certificates with respect to which a REMIC election is to be made, the master servicer or the trustee will be obligated to take all actions required in order to comply with applicable laws and regulations, and will be obligated to pay any Prohibited Transaction Taxes or Contribution Taxes arising out of a breach of its obligations with respect to its compliance without any right of reimbursement therefor from the trust fund or from any securityholder. A Prohibited Transaction Tax or Contribution Tax resulting from any other cause will be charged against the related trust fund, resulting in a reduction in amounts otherwise distributable to securityholders. See "Federal Income Tax Consequences."

Assignment of Trust Fund Assets; Review of Files by Trustee

      At the time of issuance of any series of securities, the depositor will cause the pool of mortgage loans to be included in the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the related cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest. The trustee will, concurrently with the assignment of mortgage loans, deliver the securities to the depositor in exchange for the trust fund assets. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related servicing agreement. The schedule of mortgage loans will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the interest rate on the mortgage loan, the interest rate net of the sum of the rates at which the servicing fees and the retained interest, if any, are calculated, the retained interest, if any, the current scheduled monthly payment of principal and interest, the maturity of the mortgage note, the value of the mortgaged property, the loan-to-value ratio at origination and other information with respect to the mortgage loans.

      In addition, the depositor will, with respect to each mortgage loan, deliver or cause to be delivered to the trustee, or to the custodian hereinafter referred to:

      (1) With respect to each single-family loan, the mortgage note endorsed, without recourse, to the order of the trustee or in blank, the original Mortgage with evidence of recording indicated thereon and an assignment of the Mortgage to the trustee or in blank, in recordable form. If, however, a mortgage loan has not yet been returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the Mortgage together with its certificate that the original of the Mortgage was delivered to the recording office. The depositor will promptly cause the assignment of each related mortgage loan to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording of the assignment is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the master servicer, the relevant mortgage loan seller or any other prior holder of the mortgage loan.

      (2) With respect to each cooperative loan, the cooperative note, the original security agreement, the proprietary lease or occupancy agreement, the related stock certificate and related stock powers endorsed in blank, and a copy of the original filed financing statement together with an assignment thereof to the trustee in a form sufficient for filing and with respect to each Mexico loan, the original security agreement, any related financing statements and an assignment of the borrower's beneficial interest in the Mexican trust. The depositor will promptly cause the assignments and financing statement of each related cooperative loan or Mexico loan to be filed in the appropriate public office, except in states where in the opinion of counsel acceptable to the trustee, filing of the assignment and financing statement is not required to protect the trustee's interest in the cooperative loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the master servicer, the relevant mortgage loan seller or any prior holder of the cooperative loan.

      (3) With respect to each manufactured housing contract, the original manufactured housing contract endorsed, without recourse, to the order of the trustee and copies of documents and instruments related to the manufactured housing contract and the security interest in the manufactured home securing the manufactured housing contract, together with a blanket assignment to the trustee of all manufactured housing contracts in the related trust fund and the documents and instruments. In order to give notice of the right, title and interest of the securityholders to the manufactured housing contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

      With respect to any mortgage loan secured by a mortgaged property located in Puerto Rico, the Mortgages with respect to these mortgage loans either (a) secure a specific obligation for the benefit of a specified person or (b) secure an instrument transferable by endorsement. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of endorsable mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in paragraph (1) above would be inapplicable. Puerto Rico Mortgages that secure a specific obligation for the benefit of a specified person, however, require an assignment to be recorded with respect to any transfer of the related lien and the assignment for that purpose would be delivered to the trustee.

      The trustee, or the custodian, will review the mortgage loan documents within a specified period after receipt, and the trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the securityholders. If any mortgage loan document is found to be missing or defective in any material respect, the trustee, or the custodian, shall notify the master servicer and the depositor, and the master servicer shall immediately notify the relevant mortgage loan seller. If the mortgage loan seller cannot cure the omission or defect within a specified number of days after receipt of notice, the mortgage loan seller will be obligated to repurchase the related mortgage loan from the trustee at the purchase price or substitute for the mortgage loan. There can be no assurance that a mortgage loan seller will fulfill this repurchase or substitution obligation. Although the master servicer is obligated to use its best efforts to enforce the repurchase or substitution obligation to the extent described above under "The Depositor's Mortgage Loan Purchase Program--Representations by or on behalf of Mortgage Loan Sellers; Remedies for Breach of Representation", neither the master servicer nor the depositor will be obligated to repurchase or substitute for that mortgage loan if the mortgage loan seller defaults on its obligation. The assignment of the mortgage loans to the trustee will be without recourse to the depositor and this repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

      With respect to the mortgage loans in a trust fund, the depositor will make representations and warranties as to the types and geographical concentration of the mortgage loans and as to the accuracy in all material respects of identifying information furnished to the trustee in respect of each mortgage loan, e.g., original loan-to-value ratio, principal balance as of the cut-off date, interest rate and maturity. In addition, the depositor will represent and warrant that, as of the cut-off date for the related series of securities, no mortgage loan was currently more than 90 days delinquent as to payment of principal and interest and no mortgage loan was more than 90 days delinquent more than once during the previous 12 months. Upon a breach of any representation of the depositor that materially and adversely affects the value of a mortgage loan or the interests of the securityholders in the mortgage loan, the depositor will be obligated either to cure the breach in all material respects, repurchase the mortgage loan at the purchase price or substitute for that mortgage loan as described in the paragraph below.

      If the depositor discovers or receives notice of any breach of its representations or warranties with respect to a mortgage loan, the depositor may be permitted under the agreement governing the trust fund to remove the mortgage loan from the trust fund, rather than repurchase the mortgage loan, and substitute in its place one or more mortgage loans, but only if (a) with respect to a trust fund for which a REMIC election is to be made, the substitution is effected within two years of the date of initial issuance of the certificates, plus permissible extensions, or (b) with respect to a trust fund for which no REMIC election is to be made, the substitution is effected within 180 days of the date of initial issuance of the securities. Each substitute mortgage loan will, on the date of substitution, comply with the following requirements:

      (1) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than $10,000 less than, the outstanding principal balance, after deduction of all unpaid scheduled payments due as of the date of substitution, of the deleted mortgage loan,

      (2) have an interest rate not less than, and not more than 1% greater than, the interest rate of the deleted mortgage loan,

      (3) have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted mortgage loan,

      (4) have a Lockout Date, if applicable, not earlier than the Lockout Date on the deleted mortgage loan and

      (5) comply with all of the representations and warranties set forth in the pooling and servicing agreement or indenture as of the date of substitution.

      In connection with any substitution, an amount equal to the difference between the purchase price of the deleted mortgage loan and the outstanding principal balance of the substitute mortgage loan, after deduction of all scheduled payments due in the month of substitution, together with one month's interest at the applicable rate at which interest accrued on the deleted mortgage loan, less the servicing fee rate and the retained interest, if any, on the difference, will be deposited in the certificate account and distributed to securityholders on the first distribution date following the prepayment period in which the substitution occurred. In the event that one mortgage loan is substituted for more than one deleted mortgage loan, or more than one mortgage loan is substituted for one or more deleted mortgage loans, then the amount described in (1) above will be determined on the basis of aggregate principal balances, the rate described in (2) above with respect to deleted mortgage loans will be determined on the basis of weighted average interest rates, and the terms described in (3) above will be determined on the basis of weighted average remaining terms to maturity and the Lockout Dates described in (4) above will be determined on the basis of weighted average Lockout Dates.

      With respect to any series as to which credit support is provided by means of a mortgage pool insurance policy, in addition to making the representations and warranties described above, the depositor or the related mortgage loan seller, or another party on behalf of the related mortgage loan seller, as specified in the related prospectus supplement, will represent and warrant to the trustee that no action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the date of the initial issuance of the securities which has resulted or will result in the exclusion from, denial of or defense to coverage under any applicable primary mortgage insurance policy, FHA insurance policy, mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond, irrespective of the cause of the failure of coverage but excluding any failure of an insurer to pay by reason of the insurer's own breach of its insurance policy or its financial inability to pay. This representation is referred to in this prospectus and the related prospectus supplement as the insurability representation. Upon a breach of the insurability representation which materially and adversely affects the interests of the securityholders in a mortgage loan, the depositor or the mortgage loan seller, as the case may be, will be obligated either to cure the breach in all material respects or to purchase the affected mortgage loan at the purchase price. The related prospectus supplement may provide that the performance of an obligation to repurchase mortgage loans following a breach of an insurability representation will be ensured in the manner specified in the prospectus supplement. See "Description of Primary Insurance Policies" and "Description of Credit Support" in this prospectus and in the related prospectus supplement for information regarding the extent of coverage under the aforementioned insurance policies.

      The obligation to repurchase or, other than with respect to the insurability representation if applicable, to substitute mortgage loans constitutes the sole remedy available to the securityholders or the trustee for any breach of the representations.

      The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the servicing agreement. Upon a breach of any representation of the master servicer which materially and adversely affects the interests of the securityholders, the master servicer will be obligated to cure the breach in all material respects.

Establishment of Certificate Account; Deposits to Certificate Account in Respect of Trust Fund Assets

      The master servicer or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related trust fund assets. These accounts are collectively referred to in this prospectus and the related prospectus supplement as the certificate account. The certificate account must be either

o maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of securities of the series or

o account or accounts the deposits in which are insured by the BIF or the SAIF, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the certificate account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the certificate account is maintained.

      The collateral eligible to secure amounts in the certificate account is limited to United States government securities and other high-quality investments specified in the related servicing agreement as permitted investments. A certificate account may be maintained as an interest bearing or a non-interest bearing account, or the funds held in the certificate account may be invested pending each succeeding distribution date in permitted investments. Any interest or other income earned on funds in the certificate account will be paid to the master servicer or the trustee or their designee as additional compensation. The certificate account may be maintained with an institution that is an affiliate of the master servicer or the trustee, provided that the institution meets the standards set forth in the bullet points above. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of pass-through certificates and may, if applicable, contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

      Each sub-servicer servicing a trust fund asset under a sub-servicing agreement will establish and maintain one or more separate accounts which may be interest bearing and which will comply with the standards with respect to certificate accounts or other standards as may be acceptable to the master servicer. The sub-servicer is required to credit to the related sub-servicing account on a daily basis the amount of all proceeds of mortgage loans received by the sub-servicer, less its servicing compensation. The sub-servicer will remit to the master servicer by wire transfer of immediately available funds all funds held in the sub-servicing account with respect to each mortgage loan on the monthly remittance date or dates specified in the related servicing agreement.

      The master servicer will deposit or cause to be deposited in the certificate account for each trust fund including mortgage loans, the following payments and collections received, or advances made, by the master servicer or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date, and exclusive of any retained interest:

      (1)   all   payments  on  account  of   principal,   including   principal
            prepayments, on the mortgage loans;

      (2) all payments on account of interest on the mortgage loans, net of any portion retained by the master servicer or by a sub-servicer as its servicing compensation and net of any retained interest;

      (3) all proceeds of the hazard insurance policies and any special hazard insurance policy, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of the master servicer or the related sub-servicer, subject to the terms and conditions of the related Mortgage and mortgage note, any primary mortgage insurance policy, any FHA insurance policy, any VA guarantee, any bankruptcy bond and any mortgage pool insurance policy and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (4) any amounts required to be paid under any letter of credit, as described below under "Description of Credit Support--Letter of Credit";

      (5) any advances made as described below under "--Advances by the Master Servicer in respect of Delinquencies on the Trust Funds Assets";

      (6) if applicable, all amounts required to be transferred to the certificate account from a reserve fund, as described below under "Description of Credit Support--Reserve Funds";

      (7) any buydown funds, and, if applicable, investment earnings thereon, required to be deposited in the certificate account as described in the first paragraph below;

      (8) all proceeds of any mortgage loan or property in respect of the mortgage loan purchased by the master servicer, the depositor, any sub-servicer or any mortgage loan seller as described under "The Depositor's Mortgage Loan Purchase Program--Representations by or on behalf of Mortgage Loan Sellers; Remedies for Breach of Representations" or "--Assignment of Trust Fund Assets; Review of Files by Trustee" above, exclusive of the retained interest, if any, in respect of the mortgage loan;

      (9) all proceeds of any mortgage loan repurchased as described under "--Termination" below;

      (10) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "Description of Primary Insurance Policies--Primary Hazard Insurance Policies"; and

      (11) any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the certificate account.

      With respect to each buydown mortgage loan, the master servicer, or a sub-servicer, will deposit related buydown funds in a custodial account, which may be interest bearing, and that otherwise meets the standards for certificate accounts. This account is referred to in this prospectus and the related prospectus supplement as a buydown account. The terms of all buydown mortgage loans provide for the contribution of buydown funds in an amount not less than either (a) the total payments to be made from the buydown funds under the related buydown plan or (b) if the buydown funds are present valued, that amount that, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, the sub-servicer nor the depositor will be obligated to add to the buydown funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency in buydown funds is not recoverable from the borrower, distributions to securityholders will be affected. With respect to each buydown mortgage loan, the master servicer will deposit in the certificate account the amount, if any, of the buydown funds, and, if applicable, investment earnings thereon, for each buydown mortgage loan that, when added to the amount due from the borrower on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

      If a buydown mortgage loan is prepaid in full or liquidated, the related buydown funds will be applied as follows. If the mortgagor on a buydown mortgage loan prepays the loan in its entirety during the buydown period, the master servicer will withdraw from the buydown account and remit to the mortgagor in accordance with the related buydown plan any buydown funds remaining in the buydown account. If a prepayment by a mortgagor during the buydown period together with buydown funds will result in a prepayment in full, the master servicer will withdraw from the buydown account for deposit in the certificate account the buydown funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the mortgagor defaults during the buydown period with respect to a buydown mortgage loan and the mortgaged property is sold in liquidation, either by the master servicer or the insurer under any related insurance policy, the master servicer will withdraw from the buydown account the buydown funds and all investment earnings thereon, if any, for deposit in the certificate account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted buydown mortgage loan the buydown funds in respect of which were supplemented by investment earnings, the master servicer will withdraw from the buydown account and either deposit in the certificate account or remit to the borrower, depending upon the terms of the buydown plan, any investment earnings remaining in the related buydown account.

      Any buydown funds, and any investment earnings thereon, deposited in the certificate account in connection with a full prepayment of the related buydown mortgage loan will be deemed to reduce the amount that would be required to be paid by the borrower to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan.

Distributions on the Securities

      Distributions allocable to principal and interest on the securities of each series will be made by or on behalf of the trustee each month on each date as specified in the related prospectus supplement and referred to as a distribution date, commencing with the month following the month in which the applicable cut-off date occurs. Distributions will be made to the persons in whose names the securities are registered at the close of business on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement and referred to as the determination date. All distributions with respect to each class of securities on each distribution date will be allocated pro rata among the outstanding securities in that class. Payments to the holders of securities of any class on each distribution date will be made to the securityholders of the respective class of record on the next preceding Record Date, other than in respect of the final distribution, based on the aggregate fractional undivided interests in that class represented by their respective securities. Payments will be made by wire transfer in immediately available funds to the account of a securityholder, if the securityholder holds securities in the requisite amount specified in the related prospectus supplement and if the securityholder has so notified the depositor or its designee no later than the date specified in the related prospectus supplement. Otherwise, payments will be made by check mailed to the address of the person entitled to payment as it appears on the security register maintained by the depositor or its agent. The final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the depositor or its agent specified in the notice to securityholders of the final distribution. With respect to each series of certificates or notes, the security register will be referred to as the certificate register or note register, respectively.

      All distributions on the securities of each series on each distribution date will be made from the available distribution amount described in the next sentence, in accordance with the terms described in the related prospectus supplement. The available distribution amount for each distribution date will equal the sum of the following amounts:

      (1) the total amount of all cash on deposit in the related certificate account as of the corresponding determination date, exclusive of:

            (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period,

            (b) all prepayments, together with related payments of the interest thereon, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Prepayment Period, and

            (c) all amounts in the certificate account that are due or reimbursable to the depositor, the trustee, a mortgage loan seller, a sub-servicer or the master servicer or that are payable in respect of specified expenses of the related trust fund;

      (2) if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the certificate account;

      (3)   all advances with respect to the distribution date;

      (4) if the related prospectus supplement so provides, amounts paid with respect to interest shortfalls resulting from prepayments during the related Prepayment Period;

      (5) to the extent not on deposit in the related certificate account as of the corresponding determination date, any amounts collected under, from or in respect of any credit support with respect to the distribution date; and

      (6)   any other amounts described in the related prospectus supplement.

      The entire available distribution amount will be distributed among the related securities, including any securities not offered hereby, on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions.

      Distributions of Interest on the Securities. Each class of securities may earn interest at a different rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. Unless otherwise specified in the related prospectus supplement, interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      With respect to each series of securities and each distribution date, the distribution in respect of interest on each security, other than principal only Strip Securities, will be equal to one month's interest on the outstanding principal balance of the security immediately prior to the distribution date, at the applicable security interest rate, subject to the following. As to each Strip Security with no or a nominal principal balance, the distributions in respect of interest on any distribution date will be on the basis of a notional amount and equal one month's Stripped Interest. Prior to the time interest is distributable on any class of Accrual Securities, interest accrued on that class will be added to the principal balance thereof on each distribution date. Interest distributions on each security of a series will be reduced in the event of shortfalls in collections of interest resulting from prepayments on mortgage loans, with that shortfall allocated among all of the securities of that series if specified in the related prospectus supplement unless the master servicer is obligated to cover the shortfalls from its own funds up to its servicing fee for the related due period. With respect to each series of certificates or notes, the interest distributions payable will be  referred  to in the  applicable  prospectus  supplement  as the accrued certificate interest or accrued note interest, respectively. See "Yield Considerations".

      Distributions of Principal of the Securities. The principal balance of a security, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the trust fund assets and other assets included in the related trust fund. The principal balance of each security offered hereby will be stated in the related prospectus supplement as the certificate principal balance with respect to a certificate and the note balance with respect to a note. With respect to each security, distributions generally will be applied to undistributed accrued interest thereon, and thereafter to principal. The outstanding principal balance of a security will be reduced to the extent of distributions of principal on that security, and, if and to the extent so provided on the related prospectus supplement, by the amount of any realized losses, allocated to that security. The initial aggregate principal balance of a series and each class of securities related to a series will be specified in the related prospectus supplement. Distributions of principal will be made on each distribution date to the class or classes of securities entitled to principal until the principal balance of that class has been reduced to zero. With respect to a Senior/Subordinate Series, distributions allocable to principal of a class of securities will be based on the percentage interest in the related trust fund evidenced by the class, which in turn will be based on the principal balance of that class as compared to the principal balance of all classes of securities of the series. Distributions of principal of any class of securities will be made on a pro rata basis among all of the securities of the class. Strip Securities with no principal balance will not receive distributions of principal.

      Allocation to Securityholders of Losses on the Trust Fund Assets. With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise, the amount of the realized loss incurred in connection with liquidation will equal the excess, if any, of the unpaid principal balance of the liquidated loan immediately prior to liquidation, over the aggregate amount of Liquidation Proceeds derived from liquidation remaining after application of the proceeds to unpaid accrued interest on the liquidated loan and to reimburse the master servicer or any sub-servicer for related unreimbursed servicing expenses. With respect to mortgage loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of that reduction also will be treated as a realized loss. As to any series of securities, other than a Senior/Subordinate Series, any realized loss not covered as described under "Description of Credit Support" will be allocated among all of the securities on a pro rata basis. As to any Senior/Subordinate Series, realized losses will be allocated first to the most subordinate class of securities as described below under "Description of Credit Support--Subordination".

Advances by Master Servicer in Respect of Delinquencies on the Trust Fund Assets

      With respect to any series of securities, the master servicer will advance on or before each distribution date its own funds or funds held in the certificate account that are not included in the available distribution amount for that distribution date unless the master servicer, in good faith, determines that any advances made will not be reimbursable from proceeds subsequently recovered on the mortgage loan related to the advance. The amount of each advance will be equal to the aggregate of payments of interest, net of related servicing fees and retained interest, that were due during the related Due Period and were delinquent on the related determination date. In most cases, the prospectus supplement for a series will also provide that the master servicer will advance, together with delinquent interest, the aggregate amount of principal payments that were due during the related Due Period and delinquent as of the determination date, subject to the same reimbursement determination, except that, with respect to balloon loans, the master servicer will not have to advance a delinquent balloon payment.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled to payments, rather than to guarantee or insure against losses. Advances of the master servicer's funds will be reimbursable only out of related recoveries on the mortgage loans, including amounts received under any form of credit support, respecting which advances were made; provided, however, that any advance will be reimbursable from any amounts in the certificate account to the extent that the master servicer shall determine that the advance is not ultimately recoverable from Related Proceeds. If advances have been made by the master servicer from excess funds in the certificate account, the master servicer will replace those funds in the certificate account on any future distribution date to the extent that funds in the certificate account on that distribution date are less than payments required to be made to securityholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

Form of Reports to Securityholders

      With each distribution to holders of any class of securities of a series, the master servicer or the trustee, will forward or cause to be forwarded to each securityholder, to the depositor and to those other parties as may be specified in the related servicing agreement, a statement setting forth the following as of the distribution date:

      (1) the amount of the distribution to holders of securities of that class applied to reduce the principal balance of the securities;

      (2) the amount of the distribution to holders of securities of that class allocable to interest;

      (3) the amount of related administration or servicing compensation received by the trustee or the master servicer and any sub-servicer and any other customary information as the master servicer deems necessary or desirable, or that a securityholder reasonably requests, to enable securityholders to prepare their tax returns;

      (4) if applicable, the aggregate amount of advances included in the distribution, and the aggregate amount of unreimbursed advances at the close of business on that distribution date;

      (5) the aggregate stated principal balance of the mortgage loans at the close of business on that distribution date;

      (6)   the number and aggregate stated principal  balance of mortgage loans
            (a) delinquent one month, (b) delinquent two or more months, and (c) as to which foreclosure proceedings have been commenced;

      (7) with respect to any mortgaged property acquired on behalf of securityholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the stated principal balance of the related mortgage loan as of the close of business on the distribution date in that month;

      (8) the book value of any mortgaged property acquired on behalf of securityholders through foreclosure or deed in lieu of foreclosure as of the close of business on the last business day of the calendar month preceding the distribution date;

      (9) the aggregate principal balance of each class of securities (including any class of securities not offered hereby) at the close of business on that distribution date, separately identifying any reduction in the principal balance due to the allocation of any realized loss;

      (10) the amount of any special hazard realized losses allocated to the subordinate securities, if any, at the close of business on that distribution date;

      (11) the aggregate amount of principal prepayments made and realized losses incurred during the related Prepayment Period;

      (12)  the  amount   deposited  in  the  reserve  fund,  if  any,  on  that
            distribution date;

      (13) the amount remaining in the reserve fund, if any, as of the close of business on that distribution date;

      (14) the aggregate unpaid accrued interest, if any, on each class of securities at the close of business on that distribution date;

      (15) in the case of securities that accrue interest at the variable rate, the security interest rate applicable to that distribution date, as calculated in accordance with the method specified in the related prospectus supplement;

      (16) in the case of securities that accrued interest at an adjustable rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable security interest rate applicable to the next succeeding distribution date as calculated in accordance with the method specified in the related prospectus supplement; and

      (17) as to any series which includes credit support, the amount of coverage of each instrument of credit support included in the trust fund as of the close of business on that distribution date.

      In the case of information furnished under subclauses (1)-(3) above, the amounts shall be expressed as a dollar amount per minimum denomination of securities or for other specified portion thereof. With respect to each series of certificates or notes, securityholders will be referred to as the certificateholders or the noteholders, respectively.

      Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a security a statement containing the information set forth in subclauses (1)-(3) above, aggregated for that calendar year or the applicable portion thereof during which that person was a securityholder. The obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee in accordance with any requirements of the Code as are from time to time in force.

Collection and Other Servicing Procedures Employed by the Master Servicer

      The master servicer, directly or through sub-servicers, will make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, provided these procedures are consistent with the related servicing agreement and any related insurance policy, bankruptcy bond, letter of credit or other insurance instrument described under "Description of Primary Insurance Policies" or "Description of Credit

Support". Consistent with this servicing standard, the master servicer may, in its discretion, waive any late payment charge in respect of a late mortgage loan payment and, only upon determining that the coverage under any related insurance instrument will not be affected, extend or cause to be extended the due dates for payments due on a mortgage note for a period not greater than 180 days.

      In instances in which a mortgage loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related securityholders, the master servicer may permit modifications of the mortgage loan rather than proceeding with foreclosure. In making that determination, the estimated realized loss that might result if the mortgage loan were liquidated would be taken into account. Modifications may have the effect of reducing the interest rate on the mortgage loan, forgiving the payment of principal or interest or extending the final maturity date of the mortgage loan. Any modified mortgage loan may remain in the related trust fund, and the reduction in collections resulting from the modification may result in reduced distributions of interest, or other amounts, on, or may extend the final maturity of, one or more classes of the related securities.

      In connection with any significant partial prepayment of a mortgage loan, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage loan to be reamortized so that the monthly payment is recalculated as an amount that will fully amortize the remaining principal amount of the mortgage loan by the original maturity date based on the original interest rate. Reamortization will not be permitted if it would constitute a modification of the mortgage loan for federal income tax purposes.

      In any case in which property securing a mortgage loan, other than an ARM Loan, has been, or is about to be, conveyed by the borrower, the master servicer will exercise or cause to be exercised on behalf of the related trust fund the lender's rights to accelerate the maturity of the mortgage loan under any due-on-sale or due-on-encumbrance clause applicable to that mortgage loan. The master servicer will only exercise these rights only if the exercise of any these rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related insurance instrument. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce a due-on-sale or due-on-encumbrance clause, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed or encumbered, under which that person becomes liable under the mortgage note, cooperative note or manufactured housing contract and, to the extent permitted by applicable law, the borrower remains liable thereon. The original mortgagor may be released from liability on a mortgage loan if the master servicer shall have determined in good faith that a release will not adversely affect the collectability of the mortgage loan. An ARM Loan may be assumed if the ARM Loan is by its terms assumable and if, in the reasonable judgment of the master servicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM Loan would not be impaired by the assumption. If a mortgagor transfers the mortgaged property subject to an ARM Loan without consent, that ARM Loan may be declared due and payable. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. In connection with any assumption, the terms of the related mortgage loan may not be changed. See "Legal Aspects of Mortgage Loans--Enforceability of Provisions".

Description of Sub-Servicing

      Any master servicer may delegate its servicing obligations in respect of the mortgage loans to third-party servicers, but the master servicer will remain obligated under the related servicing agreement. Each sub-servicer will be required to perform the customary functions of a servicer of comparable loans, including:

o collecting payments from borrowers and remitting the collections to the master servicer,

o maintaining primary hazard insurance as described in this prospectus and in any related prospectus supplement,

o filing and settling claims under primary hazard insurance policies, which may be subject to the right of the master servicer to approve in advance any settlement,

o maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower in accordance with the mortgage loan,

o processing assumptions or substitutions where a due-on-sale clause is not exercised,

o     attempting to cure delinquencies,

o     supervising foreclosures or repossessions,

o     inspecting and managing mortgaged properties, if applicable, and

o     maintaining accounting records relating to the mortgage loans.

      The master servicer will be responsible for filing and settling claims in respect of mortgage loans in a particular mortgage pool under any applicable mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy or letter of credit. See "Description of Credit Support".

      The sub-servicing agreement between any master servicer and a sub-servicer will be consistent with the terms of the related servicing agreement and will not result in a withdrawal or downgrading of any class of securities issued in accordance with the related agreement. With respect to those mortgage loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related policy and servicing agreement or servicing agreement as if the master servicer alone were servicing those mortgage loans. Although each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the agreement under which a series of securities is issued will provide that, if for any reason the master servicer for the series of securities is no longer acting in a servicing capacity, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement.

      The master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation under the related agreement is sufficient to pay the fees. However, a sub-servicer may be entitled to a retained interest in mortgage loans. Each sub-servicer will be reimbursed by the master servicer for expenditures which it makes, generally to the same extent the master servicer would be reimbursed under the related servicing agreement. See "Description of the Securities--Retained Interest, Servicing or Administration Compensation and Payment of Expenses".

      The master servicer may require any sub-servicer to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer.

Procedures for Realization upon Defaulted Mortgage Loans

      As servicer of the mortgage loans, the master servicer, on behalf of itself, the trustee and the securityholders, will present claims to the insurer under each insurance instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage loans. As set forth above under "-Collection and Other Servicing Procedures Employed by the Master Servicer", all collections by or on behalf of the master servicer under any insurance instrument, other than amounts to be applied to the restoration of a mortgaged property or released to the mortgagor, are to be deposited in the certificate account for the related trust fund, subject to withdrawal as previously described. The master servicer or its designee will not receive payment under any letter of credit included as an insurance instrument with respect to a defaulted mortgage loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized; however, the master servicer will be entitled to reimbursement for any unreimbursed advances and reimbursable expenses thereunder.

      If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related credit insurance instrument, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (a) that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (b) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      If recovery on a defaulted mortgage loan under any related credit insurance instrument is not available for the reasons set forth in the preceding paragraph, the master servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the interest rate plus the aggregate amount of expenses incurred by the master servicer in connection with those proceedings and which are reimbursable under the servicing agreement, the trust fund will realize a loss in the amount of the difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of any Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage loan.

      If the master servicer or its designee recovers Insurance Proceeds with respect to any defaulted mortgage loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of Insurance Proceeds, prior to distribution of that amount to securityholders, amounts representing its normal servicing compensation on that mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage loan. In the event that the master servicer has expended its own funds to restore damaged property and those funds have not been reimbursed under any insurance instrument, it will be entitled to withdraw from the certificate account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Because Insurance Proceeds cannot exceed deficiency claims and expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at the interest rate net of servicing fees and the retained interest, if any. In addition, when property securing a defaulted mortgage loan can be resold for an amount exceeding the outstanding principal balance of the related mortgage loan together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related mortgage pool insurance policy to purchase the property and realize for itself any excess proceeds. See "Description of Primary Insurance Policies" and "Description of Credit Support".

      With respect to collateral securing a cooperative loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the cooperative loan. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring board approval could limit the number of potential purchasers for those shares and otherwise limit the master servicer's ability to sell, and realize the value of, those shares. See "Legal Aspects of Mortgage Loans-Foreclosure on Cooperatives".

      The expense and delay that may be associated with foreclosing on the borrower's beneficial interest in the Mexican trust following a default on a Mexico loan, particularly if eviction or other proceedings are required to be commenced in the Mexican courts, may make attempts to realize on the collateral securing the Mexico Loans uneconomical, thus significantly increasing the amount of the loss on a Mexico loan.

Retained Interest; Servicing or Administration Compensation and Payment of Expenses

      The prospectus supplement for a series of securities will specify whether there will be any retained interest from the trust fund assets, and, if so, the owner of the retained interest. If so, the retained interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related agreement. A retained interest in a trust fund asset represents a specified portion of the interest payable thereon. The retained interest will be deducted from borrower payments as received and will not be part of the related trust fund. Any partial recovery of interest on a mortgage loan, after deduction of all applicable servicing fees, will be allocated between retained interest, if any, and interest at the interest rate on the mortgage loan, net of the rates at which the servicing fees and the retained interest are calculated, on a pari passu basis.

      The master servicer's primary compensation with respect to a series of securities will come from the monthly payment to it, with respect to each interest payment on a trust fund asset, of an amount equal to one-twelfth of the servicing fee rate specified in the related prospectus supplement times the scheduled principal balance of the trust fund asset. Since any retained interest and the master servicer's primary compensation are percentages of the scheduled principal balance of each trust fund asset, these amounts will decrease in accordance with the amortization schedule of the trust fund assets. As additional compensation in connection with a series of securities relating to mortgage loans, the master servicer or the sub-servicers will retain all assumption fees, late payment charges and, unless otherwise stated in the prospectus supplement, prepayment penalties, to the extent collected from mortgagors. Any interest or other income which may be earned on funds held in the certificate account or any sub-servicing account may be paid as additional compensation to the master servicer or the sub-servicers, as the case may be.
Any sub-servicer will receive a portion of the master servicer's primary compensation as its sub-servicing compensation.

      With respect to a series of securities consisting of mortgage loans, in addition to amounts payable to any sub-servicer, the master servicer will pay from its servicing compensation expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the related prospectus supplement.

      The master servicer is entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted mortgage loans, including reimbursement of expenditures incurred by it in connection with the restoration of mortgaged properties, the right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds. The master servicer is also entitled to reimbursement from the certificate account for advances.

Annual Evidence as to the Compliance of the Master Servicer

      Each servicing agreement with respect to a series of securities, will provide that on or before a specified date in each year, the first date being at least six months after the related cut-off date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with either the Uniform Single Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by or on behalf of the master servicer of mortgage loans under servicing agreements substantially similar to each other, including the related servicing agreement, was conducted in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Program for Mortgage Bankers, requires it to report. In rendering its statement the accounting firm may rely, as to matters relating to the direct servicing of mortgage loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, rendered within one year of the statement, of firms of independent public accountants with respect to the related sub-servicer.

      Each servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the related agreement throughout the preceding year.

      Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Matters Regarding the Master Servicer and the Depositor

      The master servicer under each servicing agreement will be named in the related prospectus supplement. The entity serving as master servicer may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates.

      Each servicing agreement will provide that the master servicer may resign from its obligations and duties under the related agreement only if its resignation, and the appointment of a successor, will not result in a downgrading of any class of securities or upon a determination that its duties under the related agreement are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the related agreement.

      Each servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith under the related agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related agreement or the securities, other than any loss, liability or expense that is related to any specific mortgage loan or mortgage loans, unless that loss, liability or expense is otherwise reimbursable under the related agreement, and other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the related agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the securityholders, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed and to charge the certificate account for the reimbursement. Except in the case of a series of Senior/Subordinate securities, any monetary obligation of the securityholders will be borne among them on a pro rata basis in proportion to the accrued interest payable to each securityholder, and, notwithstanding any other provision, their respective distributions will be reduced accordingly.

      Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, so long as that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

Events of Default under the Governing Agreement and Rights upon Events of Default

      Pooling and Servicing Agreement

      Events of default under each pooling and servicing agreement will include:

o     any  failure  by  the  master  servicer  to  distribute  or  cause  to  be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues unremedied for a specified number of business days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the agreement which continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the Voting rights; and

o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

      So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to the trust fund and in and to the mortgage loans, other than any retained interest of the master servicer, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement and will be entitled to similar compensation arrangements. If the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the trustee will not be so obligated.

      If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of the appointment of at least $1,000,000 to act as successor to the master servicer under the agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the related agreement.

      No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding under the agreement unless:

o the certificateholder previously has given to the trustee written notice of default,

o the holders of certificates evidencing not less than 25% of the voting rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder,

o     have offered to the trustee reasonable indemnity, and

o the trustee for fifteen days has neglected or refused to institute a proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation under or in relation to the agreement at the request, order or direction of any of the holders of certificates covered by the agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

      Servicing Agreement

      A servicing default under the related servicing agreement will include:

o any failure by the master servicer to make a required deposit to the certificate account or, if the master servicer is so required, to distribute to the holders of any class of notes or equity certificates of the series any required payment which continues unremedied for a specified number of business days after the giving of written notice of the failure to the master servicer by the trustee or the Issuer;

o any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of notes which continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the issuer;

o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer and actions by the master servicer indicating its insolvency or inability to pay its obligations and

o     any other servicing default as set forth in the servicing agreement.

      So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement, other than any right of the master servicer as noteholder or as holder of the equity certificates and other than the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination. Upon termination of the master servicer the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement, other than the obligation to repurchase mortgage loans, and will be entitled to similar compensation arrangements. If the trustee would be obligated to succeed the master servicer but is unwilling to so act, it may appoint, or if it is unable to so act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $1,000,000 to act as successor to the master servicer under the servicing agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

      Indenture

      An event of default under the indenture will include:

o a default for a specified number of days or more in the payment of any principal of or interest on any note of the series;

o failure to perform any other covenant of the depositor or the trust fund in the indenture which continues for a specified number of days after notice of failure is given in accordance with the procedures described in the related prospectus supplement;

o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing having been incorrect in a material respect as of the time made, and the breach is not cured within a specified number of days after notice of breach is given in accordance with the procedures described in the related prospectus supplement;

o events of bankruptcy, insolvency, receivership or liquidation of the depositor or the issuer; or

o     any other event of default provided with respect to notes of that series.

      If an event of default with respect to the notes of any series occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount, or, if the notes of that series are Accrual Securities, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of the series to be due and payable immediately. That declaration may, under the circumstances set forth in the indenture, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

      If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

o the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale,

o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale, or

o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

      If the trustee liquidates the collateral in connection with an event of default, the indenture may provide that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

      If the principal of the notes of a series is declared due and payable, the holders of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the note less the amount of the discount that is unamortized.

      No noteholder or holder of an equity certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the agreement unless:

o the holder previously has given to the trustee written notice of default and the default is continuing,

o the holders of notes or equity certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting the class
      (a) have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and (b) have offered to the trustee reasonable indemnity,

o the trustee has neglected or refused to institute a proceeding for 60 days after receipt of the request and indemnity, and

o no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note balances of the class. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by applicable agreement or to institute, conduct or defend any litigation at the request, order or direction of any of the holders of notes or equity certificates covered by the agreement, unless the holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment of the Governing Agreements

      With respect to each series of certificates, each related pooling and servicing agreement or trust agreement may be amended by the depositor, the master servicer, and the trustee, upon consent of the provider of credit support, if any, without the consent of any of the holders of certificates covered by the agreement, to cure any ambiguity, to correct, modify or supplement any provision in the agreement, or to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, provided that the action will not adversely affect in any material respect the interests of any holder of certificates covered by the agreement, as evidenced by either an opinion of counsel or a confirmation from the rating agencies that such amendment will not result in a withdrawal or downgrade of the rating on the securities. No amendment shall be deemed to adversely affect in any material respect the interests of any certificateholder who has consented thereto, and no opinion of counsel or written notice from the rating agencies will be required to address the effect of any such amendment on any such consenting certificateholder.

      Each agreement may also be amended by the depositor, the master servicer, if any, and the trustee, with the consent of the holders of certificates evidencing not less than 66% of the voting rights, for any purpose; provided, however, that no amendment may

o reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

o adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in the above bullet point, (as evidenced by either an opinion of counsel or a confirmation from the rating agencies that such amendment will not result in a withdrawal or downgrade of the rating on the securities) without the consent of the holders of certificates of that class evidencing not less than 66% of the aggregate voting rights of that class, or

o reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all certificates covered by the agreement then outstanding.

      However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding. The voting rights evidenced by any certificate will be the portion of the voting rights of all of the certificates in the related series allocated in the manner described in the related prospectus supplement.

      With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties to the agreement without the consent of any of the holders of the notes covered by the agreement, to cure any ambiguity, to correct, modify or supplement any provision in the agreement, or to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the agreement as evidenced by either an opinion of counsel or a confirmation from the rating agencies that such amendment will not result in a withdrawal or downgrade of the rating on the securities. Each agreement may also be amended by the parties to the agreement with the consent of the holders of notes evidencing not less than 66% of the voting rights, for any purpose, that no amendment may

o reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any note without the consent of the holder of that note,

o adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described the preceding bullet point (as evidenced by either an opinion of counsel or a confirmation from the rating agencies that such amendment will not result in a withdrawal or downgrade of the rating on the securities), without the consent of the holders of notes of that class evidencing not less than 66% of the aggregate voting rights of that class, or

o reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all notes covered by the agreement then outstanding. The voting rights evidenced by any note will be the portion of the voting rights of all of the notes in the related series allocated in the manner described in the related prospectus supplement.

Termination of the Trust Fund and Disposition of Trust Fund Assets

      The obligations created by the related agreements for each series of securities will terminate upon the payment to securityholders of that series of all amounts held in the certificate account or by the master servicer and required to be paid to them under the agreements following the earlier of

o the final payment or other liquidation of the last asset included in the related trust fund or the disposition of all underlying property subject to the trust fund assets acquired upon foreclosure of the trust fund assets, and

o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

      In no event, however, will the trust created by the related agreements continue beyond the date specified in the related prospectus supplement. Written notice of termination of the related agreements will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

      Any purchase of assets of the trust fund in connection with a termination, shall be made at the price set forth in the related prospectus supplement which in most cases will be equal to the greater of:

o the sum of (a) 100% of the stated principal balance of each mortgage loan as of the day of the purchase plus accrued interest thereon at the applicable interest rate net of the rates at which the servicing fees and the retained interest, if any, are calculated to the first day of the month following the purchase plus (b) the appraised value of any underlying property subject to the mortgage loans acquired for the benefit of securityholders, and

o the aggregate fair market value of all of the assets in the trust fund, as determined by the trustee, the master servicer, and, if different than both such persons, the person entitled to effect the termination, in each case taking into account accrued interest at the applicable interest rate net of the rates at which the servicing fees and the retained interest, if any, are calculated to the first day of the month following the purchase.

      The exercise of an optimal termination right will effect early retirement of the securities of that series, but the right of the person entitled to effect the termination is subject to the aggregate principal balance of the outstanding trust fund assets for the series at the time of purchase being less than the percentage of the aggregate principal balance of the trust fund assets at the cut-off date for that series specified in the related prospectus supplement, which percentage will be between 25% and 0%.

      In addition to the repurchase of the assets in the related trust fund at the Clean-up Call, if so specified in the related prospectus supplement, a holder of a non-offered class of securities described in the preceding paragraph will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the Clean-up Call becomes exercisable and thereby effect early retirement of the securities of the series. Any call of this type will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. If the call option is exercised, the Call Class must remit to the trustee a price equal to 100% of the principal balance of the securities offered hereby as of the day of the purchase plus accrued interest thereon at the applicable security interest rate during the related period on which interest accrues on the securities which the trustee will distribute to securityholders. If funds to terminate are not deposited with the related trustee, the securities will remain outstanding. There will not be any additional remedies available to securityholders. In addition, in the case of a trust fund for which a REMIC election or elections have been made, an early termination will constitute a "qualified liquidation" under Section 860F of the Code. In connection with a call by the Call Class, the final payment to the securityholders will be made upon surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any continuing liability from the securityholders or from the trust fund to securityholders.

Optional Purchase by the Master Servicer of Defaulted Mortgage Loans

      The master servicer under the related servicing agreement may have the option to purchase from the trust fund any mortgage loan 90 days or more delinquent at a purchase price generally equal to the outstanding principal balance of the delinquent mortgage loan as of the date of purchase, plus all accrued and unpaid interest on that principal balance.

Duties of the Trustee

      The trustee makes no representations as to the validity or sufficiency of any agreement, the securities or any mortgage loan or related document and is not accountable for the use or application by or on behalf of the master servicer of any funds paid to the master servicer or its designee in respect of the securities or the mortgage loans, or deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer. If no event of default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the related agreement.

Description of the Trustee

      The trustee or indenture trustee, each referred to as the trustee, under each pooling and servicing agreement, trust agreement or indenture will be named in the related prospectus supplement. The owner trustee for each series of notes will be named in the related prospectus supplement. The commercial bank, national banking association or trust company serving as trustee or owner trustee may have normal banking relationships with the depositor and its affiliates and with the master servicer and its affiliates.

                          DESCRIPTION OF CREDIT SUPPORT

      If so provided in the related prospectus supplement, the trust fund for a series of securities may include credit support for that series or for one or more classes of securities comprising the series, which credit support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the mortgage loans covered thereby or a specified dollar amount:

o     coverage with respect to realized losses incurred on liquidated loans;

o coverage with respect to realized losses that are attributable to physical damage to mortgaged properties of a type that is not covered by standard hazard insurance policies; and

o coverage with respect to specific actions that may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction of the interest rate on a mortgage loan, an extension of its maturity or a reduction in the principal balance of the mortgage loan.

      As set forth in the following paragraphs and in the related prospectus supplement, credit support coverage may be provided by subordination of one or more classes to other classes of securities in a series, one or more insurance policies, a bankruptcy bond, a letter of credit, a reserve fund, overcollateralization, cross support, or another method of credit support described in the related prospectus supplement or any combination of the foregoing. The amount and type of any credit support with respect to a series of securities or with respect to one or more classes of securities comprising that series, and the obligors on the credit support, will be set forth in the related prospectus supplement. A copy of the policy or agreement, as applicable, governing the applicable credit support will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the related series.

Subordination

      With respect to any Senior/Subordinate Series, in the event of any realized losses on mortgage loans not in excess of the limitations described in the following paragraph, the rights of the subordinate securityholders to receive distributions with respect to the mortgage loans will be subordinate to the rights of the senior securityholders to the extent described in the related prospectus supplement.

      All realized losses will be allocated to the subordinate securities of the related series, or, if the series includes more than one class of subordinate securities, to the outstanding class of subordinate securities having the first priority for allocation of realized losses and then to additional outstanding classes of subordinate securities, if any, until the principal balance of the applicable subordinate securities has been reduced to zero. Any additional realized losses will be allocated to the senior securities or, if the series includes more than one class of senior securities, either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances or as otherwise provided in the related prospectus supplement. However, with respect to realized losses that are attributable to physical damage to mortgaged properties of a type that is not covered by standard hazard insurance policies, the amount thereof that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. If so, any realized losses of this type in excess of the amount allocable to the subordinate securities will be allocated among all outstanding classes of securities of the related series, on a pro rata basis in proportion to their respective outstanding principal balances, regardless of whether any subordinate securities remain outstanding, or as otherwise provided in the related prospectus supplement. Any allocation of a realized loss to a security will be made by reducing the principal balance thereof as of the distribution date following the Prepayment Period in which the realized loss was incurred.

      As set forth under "Description of the Securities--Distributions of Principal of the Securities", the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate principal balance of each class. The principal balance of any security will be reduced by all amounts previously distributed on that security in respect of principal, and by any realized losses allocated to that security. If there were no realized losses or prepayments of principal on any of the mortgage loans, the respective rights of the holders of securities of any series to future distributions would not change. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received, which will have the effect of accelerating the amortization of the senior securities and increasing the respective percentage interest in future distributions evidenced by the subordinate securities in the related trust fund, with a corresponding decrease in the senior percentage, as well as preserving the availability of the subordination provided by the subordinate securities. In addition, as set forth in the paragraph above, realized losses will be first allocated to subordinate securities by reduction of the principal balance thereof, which will have the effect of increasing the respective interest in future distributions evidenced by the senior securities in the related trust fund.

      If so provided in the related prospectus supplement, amounts otherwise payable on any distribution date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described below under "--Reserve Funds" and in the related prospectus supplement.

      With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described in the preceding paragraphs and any variation will be described in the related prospectus supplement.

      If so provided in the related prospectus supplement, the credit support for the senior securities of a Senior/Subordinate Series may include, in addition to the subordination of the subordinate securities of the series and the establishment of a reserve fund, any of the other forms of credit support described in this prospectus supplement. If any of the other forms of credit support described below is maintained solely for the benefit of the senior securities of a Senior/Subordinate Series, then that coverage described may be limited to the extent necessary to make required distributions on the senior securities or as otherwise specified in the related prospectus supplement. If so provided in the related prospectus supplement, the obligor on any other forms of credit support maintained for the benefit of the senior securities of a Senior/Subordinate Series may be reimbursed for amounts paid thereunder out of amounts otherwise payable on the subordinate securities.

Letter of Credit

      As to any series of securities to be covered by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit. The master servicer or trustee will exercise its best reasonable efforts to keep or cause to be kept the letter of credit in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The master servicer will agree to pay the fees for the letter of credit on a timely basis unless, as described in the related prospectus supplement, the payment of those fees is otherwise provided for.

      The master servicer or the trustee will make or cause to be made draws on the letter of credit bank under each letter of credit. Subject to any differences as will be described in the related prospectus supplement, letters of credit may cover all or any of the following amounts, in each case up to a maximum amount set forth in the letter of credit:

      (1)   For any  mortgage  loan that  became a  liquidated  loan  during the related Prepayment Period, other than mortgage loans as to which amounts paid or payable under any related hazard insurance instrument, including the letter of credit as described in (2) below, are not sufficient either to restore the mortgaged property or to pay the outstanding principal balance of the mortgage loan plus accrued interest, an amount which, together with all Liquidation Proceeds, Insurance Proceeds, and other collections on the liquidated loan, net of amounts payable or reimbursable therefrom to the master servicer for related unpaid servicing fees and unreimbursed servicing expenses, will equal the sum of (A) the unpaid principal balance of the liquidated loan, plus accrued interest at the applicable interest rate net of the rates at which the servicing fee and retained interest are calculated, plus (B) the amount of related servicing expenses, if any, not reimbursed to the master servicer from Liquidation Proceeds, Insurance Proceeds and other collections on the liquidation loan, which shall be paid to the master servicer;

      (2) For each mortgage loan that is delinquent and as to which the mortgaged property has suffered damage, other than physical damage caused by hostile or warlike action in time of war or peace, by any weapons of war, by any insurrection or rebellion, or by any nuclear reaction or nuclear radiation or nuclear contamination whether controlled or uncontrolled, or by any action taken by any governmental authority in response to any of the foregoing, and for which any amounts paid or payable under the related primary hazard insurance policy or any special hazard insurance policy are not sufficient to pay either of the following amounts, an amount which, together with all Insurance Proceeds paid or payable under the related primary hazard insurance policy or any special hazard insurance policy, net, if the proceeds are not to be applied to restore the mortgaged property, of all amounts payable or reimbursable therefrom to the master servicer for related unpaid servicing fees and unreimbursed servicing expenses, will be equal to the lesser of (A) the amount required to restore the mortgaged property and (B) the sum of (1) the unpaid principal balance of the mortgage loan plus accrued interest at the applicable interest rate net of the rates at which the servicing fees and retained interest, if any, are calculated, plus (2) the amount of related servicing expenses, if any, not reimbursed to the master servicer from Insurance Proceeds paid under the related primary hazard insurance policy or any special hazard insurance policy; and

      (3) For any mortgage loan that has been subject to bankruptcy proceedings as described above, the amount of any debt service reduction or the amount by which the principal balance of the mortgage loan has been reduced by the bankruptcy court.

      If the related prospectus supplement so provides, upon payment by the letter of credit bank with respect to a liquidated loan, or a payment of the full amount owing on a mortgage loan as to which the mortgaged property has been damaged, as described in (2)(B) above, the liquidated loan will be removed from the related trust fund in accordance with the terms set forth in the related prospectus supplement and will no longer be subject to the agreement. Unless otherwise provided in the related prospectus supplement, mortgage loans that have been subject to bankruptcy proceedings, or as to which payment under the letter of credit has been made for the purpose of restoring the related mortgaged property, as described in (2)(A) above, will remain part of the related trust fund. The maximum dollar coverages provided under any letter of credit will each be reduced to the extent of related unreimbursed draws thereunder.

      In the event that the bank that has issued a letter of credit ceases to be a duly organized commercial bank, or its debt obligations are rated lower than the highest rating on any class of the securities on the date of issuance by the rating agency or agencies, the master servicer or trustee will use its best reasonable efforts to obtain or cause to be obtained, as to each letter of credit, a substitute letter of credit issued by a commercial bank that meets these requirements and providing the same coverage; provided, however, that, if the fees charged or collateral required by the successor bank shall be more than the fees charged or collateral required by the predecessor bank, each component of coverage thereunder may be reduced proportionately to a level as results in the fees and collateral being not more than the fees then charged and collateral then required by the predecessor bank.

Mortgage Pool Insurance Policy

      As to any series of securities to be covered by a mortgage pool insurance policy with respect to any realized losses on liquidated loans, the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained the mortgage pool insurance policy in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis unless, as described in the related prospectus supplement, the payment of those fees is otherwise provided.

      The master servicer will present or cause to be presented claims to the insurer under each mortgage pool insurance policy. Mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may be made only upon satisfaction of certain conditions, as described in the next paragraph and, if applicable, in the related prospectus supplement.

      Mortgage pool insurance policies do not cover losses arising out of the matters excluded from coverage under the primary mortgage insurance policy, or losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor.

      Mortgage pool insurance policies in general provide that no claim may validly be presented thereunder with respect to a mortgage loan unless:

o     an  acceptable   primary  mortgage   insurance   policy,  if  the  initial
      loan-to-value ratio of the mortgage loan exceeded 80%, has been kept in force until the loan-to-value ratio is reduced to 80%;

o premiums on the primary hazard insurance policy have been paid by the insured and real estate taxes and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the insurer;

o if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition at the time the mortgage loan became insured under the mortgage pool insurance policy, subject to reasonable wear and tear; and

o the insured has acquired good and merchantable title to the mortgaged property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the mortgagor, and if required by the insurer, has sold the property with the approval of the insurer.

      Assuming the satisfaction of these conditions, the insurer has the option to either (a) acquire the property securing the defaulted mortgage loan for a payment equal to the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the interest rate on the mortgage loan to the date of acquisition and expenses described above advanced by or on behalf of the insured, on condition that the insurer must be provided with good and merchantable title to the mortgaged property, unless the property has been conveyed under the terms of the applicable primary mortgage insurance policy, or (b) pay the amount by which the sum of the principal balance of the defaulted mortgage loan and accrued and unpaid interest at the interest rate to the date of the payment of the claim and the expenses exceed the proceeds received from a sale of the mortgaged property which the insurer has approved. In both (a) and (b), the amount of payment under a mortgage pool insurance policy will be reduced by the amount of the loss paid under the primary mortgage insurance policy.

      Unless earlier directed by the insurer, a claim under a mortgage pool insurance policy must be filed (a) in the case when a primary mortgage insurance policy is in force, within a specified number of days (typically, 60 days) after the claim for loss has been settled or paid thereunder, or after acquisition by the insured or a sale of the property approved by the insurer, whichever is later, or (b) in the case when a primary mortgage insurance policy is not in force, within a specified number of days (typically, 60 days) after acquisition by the insured or a sale of the property approved by the insurer. A claim must be paid within a specified period (typically, 30 days) after the claim is made by the insured.

      The amount of coverage under each mortgage pool insurance policy will generally be reduced over the life of the securities of any series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the insurer upon disposition of all acquired properties. The amount of claims paid includes certain expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the applicable policy limit, coverage thereunder will be exhausted and any further losses will be borne by securityholders of the related series. See "Legal Aspects of Mortgage Loans--Foreclosure on Mortgages" and "--Repossession with Respect to Manufactured Housing Contracts".

      If an insurer under a mortgage pool insurance policy ceases to be a private mortgage guaranty insurance company duly qualified as such under applicable laws and approved as an insurer by Freddie Mac or Fannie Mae and having a claims-paying ability acceptable to the rating agency or agencies, the master servicer will use its best reasonable efforts to obtain or cause to be obtained from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of the original mortgage pool insurance policy, the coverage of the replacement policy may be reduced to the level that its premium rate does not exceed the premium rate on the original mortgage pool insurance policy. However, if the insurer ceases to be a qualified insurer solely because it ceases to be approved as an insurer by Freddie Mac or Fannie Mae, the master servicer will review, or cause to be reviewed, the financial condition of the insurer with a view towards determining whether recoveries under the mortgage pool insurance policy are jeopardized for reasons related to the financial condition of the insurer. If the master servicer determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another qualified insurer a replacement policy, subject to the same cost limitation.

      Because each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the insurer, the policy will not provide coverage against hazard losses. As set forth in the immediately following paragraph, the primary hazard insurance policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than the full replacement cost of the losses. Further, a special hazard insurance policy, or a letter of credit that covers special hazard realized losses, will not cover all risks, and the coverage thereunder will be limited in amount. These hazard risks will, as a result, be uninsured and will therefore be borne by securityholders.

      With respect to Mexican properties, hazard insurance usually be provided by insurers located in Mexico. The depositor may not be able to obtain as much information about the financial condition of the companies issuing hazard insurance policies in Mexico as it is able to obtain for companies based in the United States. The ability of the insurers to pay claims also may be affected by, among other things, adverse political and economic developments in Mexico.

Special Hazard Insurance Policy

      As to any series of securities to be covered by an insurance instrument that does not cover losses that are attributable to physical damage to the mortgaged properties of a type that is not covered by standard hazard insurance policies, in other words, "special hazard realized losses", the related prospectus supplement may provide that the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained a special hazard insurance policy in full force and effect covering the special hazard amount, unless coverage thereunder has been exhausted through payment of claims; provided, however, that the master servicer will be under no obligation to maintain the policy if any insurance instrument covering the series as to any realized losses on liquidated loans is no longer in effect. The master servicer will agree to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related prospectus supplement, payment of those premiums is otherwise provided for.

      Each special hazard insurance policy will, subject to the limitations described in the next paragraph, protect holders of securities of the related series from

o loss by reason of damage to mortgaged properties caused by certain hazards, including earthquakes and mudflows, not insured against under the primary hazard insurance policies or a flood insurance policy if the property is in a designated flood area, and

o loss from partial damage caused by reason of the application of the co-insurance clause contained in the primary hazard insurance policies.

      Special hazard insurance policies usually will not cover losses occasioned by normal wear and tear, war, civil insurrection, governmental actions, errors in design, nuclear or chemical reaction or contamination, faulty workmanship or materials, except under some circumstances, flood, if the property is located in a designated flood area, and other risks.

      Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to property securing a defaulted mortgage loan acquired by the insured and to the extent the damage is not covered by the related primary hazard insurance policy or flood insurance policy, the insurer will pay the lesser of:

      (1)   the cost of repair to the property and

      (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus accrued interest to the date of claim settlement and expenses incurred by or on behalf of the master servicer with respect to the property.

      The amount of coverage under the special hazard insurance policy will be reduced by the sum of (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus (b) any amount paid as the cost of repair of the property.

      Restoration of the property with the proceeds described under clause (1) of the immediately preceding paragraph will satisfy the condition under an insurance instrument providing coverage as to credit, or other non-hazard risks, that the property be restored before a claim thereunder may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the mortgage loan under an insurance instrument providing coverage as to credit, or other non-hazard risks, as to any realized losses on a liquidated loan. Therefore, so long as the insurance instrument providing coverage as to credit, or other non-hazard risks, remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any credit insurance instrument.

      The sale of a mortgaged property must be approved by the insurer under any special hazard insurance policy and funds received by the insured in excess of the unpaid principal balance of the mortgage loan plus interest thereon to the date of sale plus expenses incurred by or on behalf of the master servicer with respect to the property, not to exceed the amount actually paid by the insurer, must be refunded to the insurer and, to that extent, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage thereunder will be exhausted and any further losses will be borne by securityholders.

      A claim under a special hazard insurance policy generally must be filed within a specified number of days, typically 60 days, after the insured has acquired good and merchantable title to the property, and a claim payment is payable within a specified number of days, typically 30 days, after a claim is accepted by the insurer. Special hazard insurance policies provide that no claim may be paid unless primary hazard insurance policy premiums, flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the insurer, real estate property taxes, property protection and preservation expenses and foreclosure or repossession costs have been paid by or on behalf of the insured, and unless the insured has maintained the primary hazard insurance policy and, if the property is located in a federally designated flood area, flood insurance, as required by the special hazard insurance policy.

      If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer will use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to that special hazard insurance policy with a total coverage that is equal to the then existing coverage of the replaced special hazard insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of that special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that its premium rate does not exceed the premium rate on that special hazard insurance policy.

      Since each special hazard insurance policy is designed to permit full recoveries as to any realized losses on liquidated loans under a credit insurance instrument in circumstances in which recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a primary hazard insurance policy and thus would not be restored, each agreement governing the trust fund will provide that, if the related credit insurance instrument shall have lapsed or terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain the special hazard insurance policy.

Bankruptcy Bond

      As to any series of securities to be covered by a bankruptcy bond with respect to actions that may be taken by a bankruptcy court in connection with a mortgage loan, the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained the bankruptcy bond in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The master servicer will pay or cause to be paid the premiums for each bankruptcy bond on a timely basis, unless, as described in the related prospectus supplement, payment of those premiums is otherwise provided for. Subject to the limit of the dollar amount of coverage provided, each bankruptcy bond will cover certain losses resulting from an extension of the maturity of a mortgage loan, or a reduction by the bankruptcy court of the principal balance of or the interest rate on a mortgage loan, and the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the Bankruptcy Code. See "Legal Aspects of Mortgage
Loans--Foreclosure on Mortgages" and "--Repossession with Respect to Manufactured Housing Contracts".

Financial Guarantee Insurance

      Financial guarantee insurance, if any, with respect to a series of securities will be provided by one or more insurance companies. The financial guarantee insurance will guarantee, with respect to one or more classes of securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the financial guarantee insurance will also guarantee against any payment made to a securityholder that is subsequently recovered as a voidable preference payment under federal bankruptcy law. A copy of the financial guarantee insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the securities of the related series.

Reserve Fund

      If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in an account, a reserve fund, any combination of cash, one or more irrevocable letters of credit or one or more permitted investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to a deposit, the prospectus supplement for a Senior/Subordinate Series may provide that, a reserve fund be funded through application of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner specified in the related prospectus supplement. A reserve fund will typically not be deemed to be part of the related trust fund.

      Amounts deposited in any reserve fund for a series will be invested in permitted investments by, or at the direction of, the master servicer or any other person named in the related prospectus supplement.

Overcollateralization

      If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as an additional payment of principal on the securities. If excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided on the date of issuance of the securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the mortgage loans in the related trust fund.

Cross-support Features

      If the trust fund assets for a series are divided into separate asset groups, the beneficial ownership of which is evidenced by a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on senior securities evidencing the beneficial ownership of one asset group prior to distributions on subordinate securities evidencing the beneficial ownership interest in another asset group within the trust fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying that cross-support feature. As to any trust fund that includes a cross-support feature, only assets of the trust fund will be used to provide cross-support, and cross-support will be provided only to securities issued by the trust fund. A trust fund will not provide a cross-support feature that benefits securities issued by any other trust fund, and a trust fund will not receive cross- support from any other trust fund.

Cash Flow Agreements

      If so provided in the related prospectus supplement, the trust fund may include other agreements, such as guarantees, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the trust fund assets and on one or more classes of securities. The principal terms of any agreement of this type, and the identity of each obligor, will be described in the prospectus supplement for a series of securities.

                    DESCRIPTION OF PRIMARY INSURANCE POLICIES

      Each mortgage loan will be covered by a primary hazard insurance policy and, if required as described in the paragraphs following, a primary mortgage insurance policy.

Primary Mortgage Insurance Policies

      As set forth under "Description of the Securities--Procedures for Realization Upon Defaulted Mortgage Loans", the master servicer will maintain or cause to be maintained with respect to each mortgage loan, a primary mortgage insurance policy in accordance with the underwriting standards described herein and in the related prospectus supplement. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related mortgaged property.

      As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

o advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and foreclosure and related costs,

o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and

o tender to the insurer good and merchantable title to, and possession of, the mortgaged property.

Primary Hazard Insurance Policies

      Each pooling and servicing agreement and servicing agreement will require the master servicer to cause the borrower on each mortgage loan to maintain a primary hazard insurance policy providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the mortgaged property is located. The primary hazard coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any primary hazard insurance policy and under any flood insurance policy referred to in the paragraph below, and upon the borrower furnishing information to the master servicer in respect of a claim. All amounts collected by the master servicer under any primary hazard insurance policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, and subject to the terms and conditions of the related Mortgage and mortgage note, will be deposited in the certificate account. The agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit in the certificate account all sums that would have been deposited in the certificate account but for that clause. The master servicer also is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most hazard insurance policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. This list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. When a mortgaged property is located at origination in a federally designated flood area and flood insurance is available, each agreement will require the master servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of (a) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the mortgaged property on a replacement cost basis and (b) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

      The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (a) the replacement cost of the improvements less physical depreciation and (b) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

      The master servicer will not require that a hazard or flood insurance policy be maintained for any cooperative loan. Generally, the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. However, if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the related borrower's cooperative apartment or the cooperative's building could significantly reduce the value of the collateral securing the cooperative note.

      Since the amount of hazard insurance the master servicer will cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, and since residential, commercial and mixed-use properties have historically appreciated in value over time, hazard insurance proceeds collected in connection with a partial loss may be insufficient to restore fully the damaged property. The terms of the mortgage loans provide that borrowers are required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

FHA Insurance

      The Federal Housing Administration is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended. If so provided in the related prospectus supplement, a number of the mortgage loans will be insured by the FHA.

      Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The master servicer will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA insured mortgage loan serviced by it for an amount equal to the principal amount of that debenture.

      The master servicer will be required to take steps as are reasonably necessary to keep FHA insurance in full force and effect.


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

VA Guarantees

      The United States Department of Veterans Affairs is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries. The VA administers a loan guaranty program under which the VA guarantees a portion of loans made to eligible veterans. If so provided in the prospectus supplement, a number of the mortgage loans will be guaranteed by the VA.

      Under the VA loan guaranty program, a VA loan may be made to any eligible veteran by an approved private sector mortgage lender. The VA guarantees payment to the holder of that loan of a fixed percentage of the loan indebtedness, up to a maximum dollar amount, in the event of default by the veteran borrower. When a delinquency is reported to the VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA's supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in 38 U.S.C. Section 3732(c), as amended.

      The master servicer will be required to take steps as are reasonably necessary to keep the VA guarantees in full force and effect.

                         LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains general summaries of legal aspects of loans secured by residential, commercial or mixed-use properties. Because these legal aspects are governed in part by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated. If there is a concentration of the mortgage loans included in a trust fund in a particular state, the prospectus supplement for the related series of securities will discuss any laws of that state that could materially impact the interest of the securityholders.

      All of the mortgage loans, except as described below, are loans to homeowners. All of the single-family loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the type of security instrument customary to grant a security interest in real property in the state in which the single-family property, as the case may be, is located. If specified in the prospectus supplement relating to a series of securities, a trust fund may also contain (1) cooperative loans evidenced by promissory notes secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings or (2) manufactured housing contracts evidencing both (a) the obligation of the obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the related manufactured home to secure repayment of the loan. Any of the foregoing types of encumbrance will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument as well as the order of recordation or filing of the instrument in the appropriate public office. A lien of this type is not prior to the lien for real estate taxes and assessments.

Single-Family Loans

      The single-family loans (other than any cooperative loans or Mexico loans) will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the type of


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security  instrument  customary  to grant a security  interest  according to the
prevailing   practice  in  the  state  in  which  the  property   subject  to  a
single-family loan is located. The filing of a mortgage or a deed of trust creates a lien upon or conveys title to the real property encumbered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments. Priority with respect to mortgages and deeds of trust depends on their terms and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, similar to a mortgagor, who may or may not be the borrower, the beneficiary, similar to a mortgagee, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time as the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and, in some cases, the directions of the beneficiary.

Cooperative Loans

      The cooperative owns or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and underlying land, or one or the other, the cooperative, as project mortgagor, is also responsible for meeting these blanket mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or the obtaining of capital by the cooperative. In some cases there is a lease on the underlying land and the cooperative, as lessee, is also responsible for meeting the rental obligation. The interests of the occupants under proprietary leases or occupancy agreements as to which the cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (a) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (b) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-


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stockholder  of  cooperative  shares  or,  in the case of the  trust  fund,  the collateral securing the cooperative loans.

      The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares as described under "Foreclosure on Cooperative Shares" below.

Manufactured Housing Contracts

      Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

      The master servicer will be required under the related servicing agreement to effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the master servicer fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a fixture filing under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the


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

obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the seller and transferred to the depositor.

      The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. Neither the depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the mortgage loan seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, an assignment is an effective conveyance of a security interest in a manufactured home without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in several states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or mortgage loan seller.

      In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

      If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states, the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter until the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the new state, and if the depositor did not take steps to re-perfect its security interest in the new state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the depositor must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related servicing agreement, the master servicer will be obligated to take those steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.


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

      Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. The depositor will obtain the representation of the mortgage loan seller that it has no knowledge of any liens of that type with respect to any manufactured home securing a manufactured home loan. However, liens could arise at any time during the term of a manufactured home loan. No notice will be given to the trustee or securityholders in the event a lien for repairs arises.

Foreclosure on Mortgages

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In several states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in several states must provide notice to any other individual having an interest in the real property, including any junior lienholder. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, several state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. A mortgagor is usually bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action established a waiver of fraud, bad faith, oppressive or unconscionable conduct warranted a court of equity to refuse affirmative relief to the mortgagee. A court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

      A foreclosure action or sale in accordance with a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale or sale in accordance with a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years.

      In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making


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repairs at its own expense as are necessary to render the property  suitable for sale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

      A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder. In either event the amounts expended will be added to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees.

      Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and some governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale, real estate taxes and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

      If the master servicer were to foreclose on any junior lien it would do so subject to any related senior lien. In order for the debt related to the junior mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the junior mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. If proceeds from a foreclosure or similar sale of the mortgaged property are insufficient to satisfy all senior liens and the junior mortgage loan in the aggregate, the trust fund as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in a jurisdiction. In addition, liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the master servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan that would be the case with the defaulted junior mortgage loan having a large remaining principal balance.

      In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In a few cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, for example, the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, a few courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due


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process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

Foreclosure on Mexico loans

      Foreclosure on the borrower's beneficial interest in the Mexican trust typically is expected to be accomplished by public sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to that beneficial interest or by public auction held by the Mexican trustee under the Mexico trust agreement. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most cases, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted. Under the trust agreement, the lender may direct the Mexican trustee to transfer the borrower's beneficial interest in the Mexican trust to the purchaser on completion of the public sale and notice from the lender. That purchaser will be entitled to rely on the terms of the Mexico trust agreement to direct the Mexican trustee to transfer the borrower's beneficial interest in the Mexican trust into the name of the purchaser or its nominee, or the trust may be terminated and a new trust may be established.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. If there are proceeds remaining, the lender must account to the borrower for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the borrower is usually responsible for the deficiency. However, some states limit the rights of lenders to obtain deficiency judgments. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below. The costs of sale may be substantially higher than the costs associated with foreclosure sales for property located in the United States, and may include transfer taxes, notary public fees, trustee fees, capital gains and other taxes on the proceeds of sale, and the cost of amending or terminating the Mexico trust agreement and preparing a new trust agreement. Additional costs associated with realizing on the collateral may include eviction proceedings, the costs of defending actions brought by the defaulting borrower and enforcement actions. Any of the additional foreclosure costs may make the cost of foreclosing on the collateral uneconomical, which may increase the risk of loss on the Mexico Loans substantially.

      Where the borrower does not maintain its principal residence in the United States, or, if a borrower residing in the United States moves its principal residence from the state in which the UCC financing statements have been filed, and the lender, because it has no knowledge of the relocation of the borrower or otherwise, fails to refile in the state to which the borrower has moved within four months after relocation, or if the borrower no longer resides in the United States, the lender's security interest in the borrower's beneficial interest in the Mexican trust may be unperfected. In those circumstances, if the borrower defaults on the Mexico Loan, the Mexico loan agreement will nonetheless permit the lender to terminate the borrower's rights to occupy the Mexican property, and the Mexico trust agreement will permit the lender to instruct the Mexican trustee to transfer the Mexican property to a subsequent purchaser or to recognize the subsequent purchaser as the beneficiary of the borrower's beneficial interest in the Mexican trust. However, because the lender's security interest in the borrower's beneficial interest in the Mexican trust will be unperfected, no assurance can be given that the lender will be successful in realizing on its interest in the collateral under those circumstances. The lender's security interest in the borrower's beneficial interest in the Mexican trust is not, for purposes of foreclosing on that collateral, an


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

interest in real property. The depositor either will rely on its remedies that are available in the United States under the applicable UCC and under the Mexico trust agreement and foreclose on the collateral securing a Mexico Loan under the UCC, or follow the procedures described below.

      In the case of some Mexico loans, the Mexico trust agreement may permit the Mexican trustee, on notice from the lender of a default by the borrower, to notify the borrower that the borrower's beneficial interest in the Mexican trust or the Mexican property will be sold at an auction in accordance with the Mexico trust agreement. Under the terms of the Mexico trust agreement, the borrower may avoid foreclosure by paying in full prior to sale the outstanding principal balance of, together with all accrued and unpaid interest and other amounts owed on, the Mexico loan. At the auction, the Mexican trustee may sell the borrower's beneficial interest in the Mexican trust to a third party, sell the Mexican property to another trust established to hold title to that property, or sell the Mexican property directly to a Mexican citizen.

      The depositor is not aware of any other mortgage loan programs involving mortgage loans that are secured in a manner similar to the Mexico loans. As a result, there may be uncertainty and delays in the process of attempting to realize on the mortgage collateral and gaining possession of the mortgaged property, and the process of marketing the borrower's beneficial interest in the Mexican trust to persons interested in purchasing a Mexican property may be difficult.

Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

      Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary civil action filed in the Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property.

      If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

      There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of these actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

      Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.


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

Foreclosure on Cooperative Shares

      The cooperative shares and proprietary lease or occupancy agreement owned by the tenant- stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. Typically, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event the tenant- stockholder fails to make payments or defaults in the performance of covenants required thereunder.

      Typically, the lender and the cooperative enter into a recognition agreement that, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

      Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      Under the laws applicable in most states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant- stockholder for the


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

surplus.  Conversely,  if a portion  of the  indebtedness  remains  unpaid,  the
tenant-stockholder   is   generally   responsible   for  the   deficiency.   See
"--Anti-deficiency Legislation and Other Limitations on Lenders" below.

Repossession with Respect to Manufactured Housing Contracts

      Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the manufactured home in the event of a default by the obligor will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in minimal ways, the general repossession procedure established by the UCC is as follows:

o Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help pursuant to a peaceable retaking without court order, voluntary repossession or through judicial process by means of repossession under a court-issued writ of replevin. The self-help or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable if the home is already set up because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

o Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

o Sale proceeds are to be applied first to repossession expenses like those expenses incurred in retaking, storage, preparing for sale including refurbishing costs and selling, and then to satisfaction of the indebtedness. While several states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.


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

Rights of Redemption with Respect to Single-family Properties

      In several states, after sale in accordance with a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and several foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In several states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser acquired at a public sale. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In several states, there is no right to redeem property after a trustee's sale under a deed of trust.

Notice of Sale; Redemption Rights with Respect to Manufactured Homes

      While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

Anti-deficiency Legislation and Other Limitations on Lenders

      Several states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In several states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies of collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 13 rehabilitative plan to cure a monetary default with respect to a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's Chapter 13 petition. Several courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that the modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorneys' fees and costs to the extent the value of the security exceeds the debt.

      The Bankruptcy Reform Act of 1994 established the National Bankruptcy Review Commission for purposes of analyzing the nation's bankruptcy laws and making recommendations to Congress for legislative changes to the bankruptcy laws. A similar commission was involved in developing the Bankruptcy Code. The NBRC delivered its report to Congress, the President of the United States and the Chief Justice of the Supreme Court on October 20, 1997. Among other topics, high leverage loans were addressed in the NBRC's report. Despite several ambiguities, the NBRC's report appears to recommend that Congress amend Bankruptcy Code section 1322(b)(2) by treating a claim secured only by a junior security interest in a debtor's principal residence as protected only to the extent that the claim was secured when the security interest was made if the value of the property securing the junior security interest is less than that amount. However, the express language of the report implies that a claim secured only by a junior security interest in a debtor's principal residence may not be modified to reduce the claim below the appraised value of the property at the time the security interest was made. A strong dissent by some members of the NBRC recommends that the protections of Bankruptcy Code section 1322(b)(2) be extended to creditors principally secured by the debtor's principal residence. Additionally, the NBRC's report recommends that a creditor's secured claim in real property should be determined by the property's fair market value, less hypothetical costs of sale. The standard advocated by this recommendation would not apply to mortgages on the primary residence of a Chapter 11 or 13 debtor who retains the residence if the mortgages are protected from modification such as those senior mortgages not subject to modification under Bankruptcy Code Sections 1322(b)(2) and 1123(b)(5). The final NBRC report may ultimately lead to substantive changes to the existing Bankruptcy Code, such as reducing outstanding loan balances to the appraised value of a debtor's principal residence at the time the security interest in the property was taken, which could affect the mortgage loans included in a trust fund and the enforcement of rights therein.

      Several tax liens arising under the Code, may provide priority over the lien of a mortgage or deed of trust.

      In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and state consumer protection laws. These laws include the Federal Truth- in-Lending Act, or TILA, as implemented by Regulation Z, Real Estate
Settlement Procedures Act, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. This liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors' rescinding loans either against the originators or assignees.


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

Homeownership Act and Similar State Laws

      Some of the mortgage loans, known as High Cost Loans, may be subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and be subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The maximum damages that may be recovered under theses provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

      In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, and other state or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of some provisions in mortgage loans that have interests rate or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the borrower could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, recession and defenses to foreclosure action or an action to collect.

      Some of the mortgage loans in a mortgage pool that were originated between October 1, 2002 and March 6, 2003 may be "home loans" and also may be "covered home loans" under the Georgia Act. The Georgia Act applies to any mortgage loan which is secured by a property located in the State of Georgia that is the borrower's principal residence, and which has a principal amount not in excess of the conforming loan balance limit established by Fannie Mae. These loans are referred to under the Georgia Act as "home loans." Certain home loans, which are referred to as "covered home loans" have met certain fee and finance-charge criteria. Certain covered home loans, which are referred to as "Georgia high-cost home loans," have met higher limits regarding fees and finance charges. The Georgia Act prohibits certain activities and charges in connection with home loans. Additional prohibitions apply to cover home loans and further prohibitions apply to Georgia high-cost home loans.

      Purchasers or assignees of a Georgia high-cost home loan, including the related trust, could be exposed to all claims and defenses that the borrower could assert against the originator of the home loan. Purchasers or assignees of a covered home loan, including the related trust, could be subject to defenses to prevent a foreclosure or action to collect or counterclaims of a borrower if the loan is in violation of the Georgia Act. Remedies available to a borrower include actual, statutory and punitive damages, costs and attorneys' fees, rescission rights and other unspecified equitable remedies. No maximum penalty has been set with respect to violations of the Georgia Act, and courts have been given discretion under the statute to fashion equitable remedies as they deem appropriate.

      With respect to loans originated during the period between October 1, 2002 and March 6, 2003, there are some uncertainties in making a determination as to whether a particular Georgia loan is a covered home loan or a Georgia high-cost home loan, and in determining whether a loan complies with all of the provisions of the Georgia Act.

      The Georgia Act was amended on March 7, 2003. Mortgage loans originated on or after that date are subject to a less stringent version of the Georgia Act.

      Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

      The so-called Holder-in-Due-Course Rule of the Federal Trade Commission has the effect of subjecting a seller and certain related creditors and their assignees in a consumer credit transaction, and any assignee of the creditor, to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under this FTC Rule is limited to the amounts paid by a debtor on a Manufactured Housing Contract, and the holder of the Manufactured Housing Contract may also be unable to collect amounts still due under the Manufactured Housing Contract.

      Most of the Manufactured Housing Contracts in a pool will be subject to the requirements of this FTC Rule. Accordingly, the trustee, as holder of the Manufactured Housing Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, or that the purchaser of the home improvements may assert against the contractor, subject to a maximum liability equal to the amounts paid by the obligor on the Manufactured Housing Contract. If an obligor is successful in asserting any such claim or defense, and if the seller had or should have had knowledge of such claim or defense, the master servicer will have the right to require the seller to repurchase the Manufactured Housing Contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the borrower's obligation to make the required payments under the Manufactured Housing Contract.

      A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials including such manufactured housing components as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts and others in the distribution process. Plaintiffs have won judgments in some of these lawsuits.

      Under the FTC Rule discussed above, the holder of a Manufactured Housing Contract secured by a manufactured home with respect to which a formaldehyde claim has been asserted successfully may be liable to the borrower for the amount paid by the borrower on that Manufactured Housing Contract and may be unable to collect amounts still due under that Manufactured Housing Contract. Because the successful assertion of this type of claim would constitute the breach of a representation or warranty of the seller, the related securityholders would suffer a loss only to the extent that:

o the seller fails to perform its obligation to repurchase that Manufactured Housing Contract, and

o the seller, the applicable depositor or the trustee is unsuccessful in asserting a claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other who are directly liable to the plaintiff for damages.

Typical product liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities from the presence of formaldehyde in manufactured housing. As a result, recoveries from manufacturers and component suppliers may be limited to their corporate assets without the benefit of insurance.

For Cooperative Loans

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Several courts have interpreted Section 9-504 of the UCC to


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

prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Junior Mortgages

      The mortgage loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale in accordance with the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure on Mortgages".

      Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. If there is a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends sums, these sums will generally have priority over all sums due under the junior mortgage.

Home Equity Line of Credit Loans

      The form of credit line trust deed or mortgage generally used by most institutional lenders which make home equity line of credit loans typically contains a `future advance' clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any Mortgage may or may not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage liens securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

Consumer Protection Laws with Respect to Manufactured Housing Contracts

      Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation Z, the Equal Credit Opportunity Act, Regulation B, the Fair Credit Reporting Act, the Real Estate


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

Settlement Procedures Act, Regulation X, the Fair Housing Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. This liability may affect an assignee's ability to enforce a contract. In particular, the originators' failure to comply with requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors' rescinding the contracts against either the originators or assignees. Further, if the manufactured housing contracts are deemed High Cost Loans within the meaning of the Homeownership Act, they would be subject to the same provisions of the Homeownership Act as mortgage loans as described in "--Anti-Deficiency Legislation and Other Limitations on Lenders" above.

      Manufactured housing contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Unless the prospectus supplement indicates otherwise, under the related servicing agreement, late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to securityholders.

      Courts have imposed general  equitable  principles upon  repossession  and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

      In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

      The so-called Holder-in-Due-Course Rule of the Federal Trade Commission has the effect of subjecting a seller, and related creditors and their assignees, in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

      Most of the manufactured housing contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the manufactured housing contract. If an obligor is successful in asserting this type of claim or defense, and if the mortgage loan seller had or should have had knowledge of that claim or defense, the master servicer will have the right to require the mortgage loan seller to repurchase the manufactured housing contract because of a breach of its mortgage loan seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the manufactured housing contract. The mortgage loan seller would then have the right to require the originating dealer to repurchase the manufactured housing contract from it and might also have the right to recover from the dealer for any losses suffered by the mortgage loan seller with respect to which the dealer would have been primarily liable to the obligor.

Other Limitations

      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions including federal bankruptcy laws and related state laws may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13


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

proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and as part of the rehabilitation plan reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Enforceability of Provisions

      The mortgage loans in a trust fund will in most cases contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the lender. The enforceability of these clauses has been impaired in various ways in several states by statute or decisional law. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982. Section
341(b) of the Garn-St Germain Act permits a lender, subject to certain conditions, to "enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan," notwithstanding any contrary state law. The Garn-St Germain Act gave states that previously had enacted "due-on-sale" restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the laws of those state are not preempted by federal law. The Garn-St Germain Act does encourage lenders to permit assumptions of loans at the original rate of interest or at another rate less than the average of the original rate and the market rate.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act, including federal savings and loan associations and federal savings banks, may not exercise a due-on-sale clause, even though a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan in accordance with a due-on-sale clause.

      The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans related to a series and the number of mortgage loans that may be outstanding until maturity.

      Transfer of Manufactured Homes under Manufactured Housing Contracts

      Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of the contracts by the obligee on the contract upon any sale or transfer that is not consented to. The master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related manufactured housing contract through enforcement of due-on-sale clauses, subject to applicable state law. The transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a manufactured home.

     In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related manufactured housing contract, the master servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act


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

preempts, subject to exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the manufactured homes. Consequently, the master servicer may be prohibited from enforcing a due-on-sale clause in respect of those manufactured homes.

      Prepayment Charges and Prepayments

      Generally, mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage to a refinancing lender.

      In addition, some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act of 1982 (the "Parity Act"), permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the certificates. The Office of Thrift Supervision, the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the Office of Thrift Supervision's ruling does not retroactively affect loans originated before July 1, 2003.

Subordinate Financing

      When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan or any junior loan, or both, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate


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

limits by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Several states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     The depositor has been advised by counsel that a court interpreting Title V would hold that mortgage loans originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of that state action will be eligible for inclusion in a trust fund if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels. No mortgage loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

     Title V also provides that, subject to the following conditions, state usury limitations do not apply to any loan that is secured by a first lien on specific kinds of manufactured housing. The manufactured housing contract would be covered if they satisfy conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline.

      In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

Alternative Mortgage Instruments

      ARM Loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII provides that, notwithstanding any state law to the contrary,

o state-chartered banks may originate alternative mortgage instruments, including ARM Loans, in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,

o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and

o all other non-federally chartered housing creditors, including, without limitation, state-chartered savings and loan associations, savings banks and mutual savings banks and mortgage banking companies


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

      may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

      Title VIII further provides that any state may reject applicability of the provisions of Title VIII by adopting prior to October 15, 1985 a law or constitutional provision expressly rejecting the applicability of these provisions. Several states have taken this type of action.

      The depositor has been advised by counsel that a court interpreting Title VIII would hold that ARM Loans that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

      All of the ARM Loans in a trust fund that were originated by a state-chartered lender after the enactment of a state law or constitutional provision rejecting the applicability of Title VIII will have complied with applicable state law. All of the ARM Loans in a trust fund that were originated by federally chartered lenders or that were originated by state-chartered lenders prior to enactment of a state law or constitutional provision rejecting the applicability of Title VIII will have been originated in compliance with all applicable federal regulations.

Formaldehyde Litigation with Respect to Manufactured Housing Contracts

      A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

      Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any manufactured housing contract secured by a manufactured home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related manufactured housing contract and may be unable to collect amounts still due under the manufactured housing contract. The successful assertion of this type of claim will constitute a breach of a representation or warranty of the mortgage loan seller, and the securityholders would suffer a loss only to the extent that:

o the mortgage loan seller breached its obligation to repurchase the manufactured housing contract in the event an obligor is successful in asserting the claim, and

o the mortgage loan seller, the depositor or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages.

      Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from the manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.


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

Servicemembers Civil Relief Act

      Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the applicable mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of securities, and would not be covered by advances or, unless specified in the related prospectus supplement, any form of credit support provided in connection with the securities. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected single-family loan, cooperation loan or enforce rights under a manufactured housing contract during the borrower's period of active duty status, and, sometimes, during an additional three month period thereafter. Thus, if the Relief Act applies to any mortgage loan that goes into default, there may be delays in payment and losses incurred by the related securityholders.

Environmental Legislation

      Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and under several state laws, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and become owners of collateral property, courts are inconsistent as to whether that ownership renders the secured creditor exemption unavailable. Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead- based paint. Environmental cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, there are federal statutes and state statutes that by statute impose an environmental lien for any cleanup costs incurred by the state on the property that is the subject of the


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

cleanup costs. All subsequent liens on a property generally are subordinated to an environmental lien and in some states even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trust fund in a related parcel of real property that is subject to an environmental lien could be adversely affected.

      Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the master servicer has not made and will not make these kinds of evaluations prior to the origination of the mortgage loans. Neither the master servicer nor any replacement servicer will be required by any servicing agreement to undertake any environmental evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The master servicer will not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. The master servicer will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on a property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

Forfeitures in Drug and Rico Proceedings

      Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in or purchased with the proceeds of these crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in or purchased with the proceeds of illegal drug or RICO activities.

Negative Amortization Loans

      A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980 and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.


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

                         FEDERAL INCOME TAX CONSEQUENCES

General

      The following discussion is the opinion of Thacher Proffitt & Wood LLP, counsel to the depositor, with respect to the material federal income tax consequences of the purchase, ownership and disposition of the securities offered under this prospectus and the prospectus supplement. This discussion is for securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle or, an integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar.

      The authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, it is suggested that taxpayers consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences."

      The following discussion addresses securities of five general types:

o REMIC Certificates representing interests in a trust fund, or a portion thereof, that the Trustee will elect to have treated as a REMIC under the REMIC Provisions of the Code,

o Notes representing indebtedness of an owner trust for federal income tax purposes,

o Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made,

o Partnership Certificates representing interests in a Partnership Trust Fund which is treated as a partnership for federal income tax purposes, and

o Debt Certificates representing indebtedness of a Partnership Trust Fund for federal income tax purposes.

      The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made for the related trust fund and will identify all regular interests and residual interests in the REMIC or REMICs. For purposes of this tax discussion, references to a securityholder or a holder are to the beneficial owner of a security.


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

      The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to the offered securities. As described at "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," in some instances the OID Regulations provide that they are not applicable to securities like the offered securities.

REMICS

      Classification of REMICS. On or prior to the date of the related prospectus supplement with respect to the issuance of each series of REMIC Certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund or each applicable portion of the related trust fund will qualify as a REMIC and the offered REMIC Certificates will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for later years. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described under "Taxation of Owners of REMIC Regular Certificates" and "Taxation of Owners of REMIC Residual Certificates". Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, these regulations have not been issued. If these regulations are issued, relief in the event of an inadvertent termination may be accompanied by sanctions, which may include the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

      Characterization of Investments in REMIC Certificates. Except as provided in the following sentence, the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code in the same proportion as the assets of the REMIC underlying the certificates. If 95% or more of the assets of the REMIC qualify for either of the treatments described in the previous sentence at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as real estate assets within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests of that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The Trustee will report those determinations to certificateholders in the manner and at the times required by Treasury regulations.

      The assets of the REMIC will include mortgage loans, payments on mortgage loans held prior to the distribution of these payments to the REMIC Certificates and any property acquired by foreclosure held prior to the sale of this property, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held prior to the sale of this property and amounts in reserve accounts


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

would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections discussed in the immediately preceding paragraph. The related prospectus supplement will describe the mortgage loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as real estate assets under Section 856(c)(4)(A) of the Code.

      Tiered REMIC Structures. For a series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICS for federal income tax purposes, creating a tiered REMIC structure. As to each series of REMIC Certificates that is a tiered REMIC structure, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICS in that series will qualify as a REMIC and the REMIC Certificates issued by these REMICS will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

      Solely for purposes of determining whether the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and loans secured by an interest in real property under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICS in that series will be treated as one REMIC.

      Taxation of Owners of REMIC Regular Certificates.

      General. Except as described in "Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions," REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that ordinarily report income under a cash method of accounting will be required to report income for REMIC Regular Certificates under an accrual method.

      Original Issue Discount. A REMIC Regular Certificate may be issued with original issue discount within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount will be required to include original issue discount in income as it accrues, in accordance with the constant yield method, in advance of the receipt of the cash attributable to that income if the original issue discount exceeds a de minimis amount. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and other debt instruments issued with original issue discount. Regulations have not been issued under that section.

      The Code requires that a reasonable Prepayment Assumption be used for mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations; as noted in the preceding paragraph, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986, referred to as the committee report, indicates that the regulations will provide that the Prepayment Assumption used for a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

      The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC Regular Certificates is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually during the entire term of the instrument at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

      In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

      The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is each monthly period that ends on the day prior to each distribution date, as a consequence of this long first accrual period some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

      If the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will take the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is part of the overall cost of the REMIC Regular Certificate, and not a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or a portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

      Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years from the issue date until that payment is expected to be made, presumably taking into account the Prepayment Assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular

Certificate. Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of this election under the OID Regulations.

      If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as described in the following paragraph.

      An accrual period is a period that ends on the day prior to a distribution date and begins on the first day following the immediately preceding accrual period, except that the first accrual period begins on the closing date. As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, using a discount rate equal to the original yield to maturity of the certificate and taking into account events, including actual prepayments, that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

      If a REMIC Regular Certificate issued with original issue discount is purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price, the purchaser will also be required to include in gross income the daily portions of any original issue discount for the certificate. However, if the cost of the certificate is in excess of its adjusted issue price, each daily portion will be reduced in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

      Market  Discount.  A  certificateholder  that  purchases  a REMIC  Regular
Certificate at a market discount will recognize gain upon receipt of each distribution representing stated redemption price. A REMIC Regular Certificate issued without original issue discount will have market discount if purchased for less than its remaining stated principal amount and a REMIC Regular Certificate issued with original issue discount will have market discount if purchased for less than its adjusted issue price. Under Section 1276 of the Code, a certificateholder that purchases a REMIC Regular Certificate at a market discount in excess of a de minimis amount will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest and discount in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or later taxable years, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

      However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates-- Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

      Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the committee report apply. The committee report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option:

      (1)   on the basis of a constant yield method,

      (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated


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            interest  paid in the accrual  period  bears to the total  amount of
            stated   interest   remaining  to  be  paid  on  the  REMIC  Regular
            Certificate as of the beginning of the accrual period, or

      (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

      Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

      To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of these methods, less any accrued market discount previously reported as ordinary income.

      Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or later taxable years, the interest deferral rule will not apply.

      Premium. A REMIC Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The committee report states that the same rules that apply to accrual of market discount, which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code. However, it is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium. Whether any holder of the REMIC Regular Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such classes of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium.


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

      Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

      Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reduction in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC
Certificates, as the case may be, until it can be established the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

      Taxation of Owners of REMIC Residual Certificates

      General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

      A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a 30 days per month/90 days per quarter/360 days per year convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be portfolio income for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of passive losses.

      A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss. The committee report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC Residual Certificateholder that


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purchased the REMIC Residual  Certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

      Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to another method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

      The amount of income REMIC Residual Certificateholders will be required to report, or the tax liability associated with the income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, and noneconomic residual interests discussed at "--Noneconomic REMIC Residual Certificates". The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

      Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by any premium on issuance, on the REMIC Regular Certificates, whether or not offered by the prospectus, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates, or if a class of REMIC Certificates is not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Trustee may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

      Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market


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discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

      A mortgage loan will be deemed to have been acquired with either discount or premium to the extent that the REMIC's basis in the mortgage loan is either less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. This election would not apply to any mortgage loan originated on or before September 27, 1985, premium on which should be allocated among the principal payments on that mortgage loan and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

      A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Certificates, whether or not offered by this prospectus, equal to the deductions that would be allowed if these REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of these REMIC Regular Certificates will not apply.

      Issue  premium  is the  excess  of the  issue  price  of a  REMIC  Regular
Certificate over its stated redemption price. If a class of REMIC Regular Certificates is issued with issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

      Subject to the exceptions described in the following sentences, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, allowing these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level and the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. These expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. SEE "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

      Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.


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

      A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

      Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds this adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual
Certificates and will be increased by the REMIC Residual Certificateholders' allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders' initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized by the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

      The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual
Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General" above.

      Excess Inclusions. Any excess inclusions with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

      In general, the excess inclusions with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of

      (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over

      (2) the sum of the daily accruals for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder.

      The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the closing date. For this purpose, the adjusted issue price of a REMIC Residual


                                       93
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Certificate  as of the  beginning of any  calendar  quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC Residual Certificates were sold. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered to have significant value.

      For REMIC Residual Certificateholders, an excess inclusion:

      (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

      (2) will be treated as unrelated business taxable income to an otherwise tax-exempt organization and

      (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates," below.

      Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, as reduced, but not below zero, by the real estate investment trust taxable income, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. "Real estate investment trust taxable income" is defined by Section 857(b)(2) of the Code, and as used in the prior sentence does not include any net capital gain. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

      Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of noneconomic REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is "noneconomic" unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated


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

excess inclusions, and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of a transfer of REMIC Residual Certificates being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, for which the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, a prospective purchaser should consider the possibility that a purported transfer of the REMIC Residual Certificate by that prospective purchaser to another purchaser at a future date may be disregarded in accordance with the rule described in the first sentence of this paragraph, which would result in the retention of tax liability by the purchaser.

      The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000.

      The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered noneconomic residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered noneconomic for purposes of the rules described in the preceding paragraph. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

      Treatment of Inducement Fees. Regulations have been proposed addressing the federal income tax treat of "inducement fees" received by transferees of noneconomic residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

      In addition, the proposed regulations provide that inducement fees shall be treated as income from sources within the United States.

      If these rules are adopted without charge, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the treatment of any inducement fee received in connection with the purchase of REMIC residual certificates. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these proposed regulations.

      Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. Under Treasury regulations a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

      Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

      With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts,

o an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and

o the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code.

      Section 67 of the Code permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over that amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors should consult with their own tax advisors prior to making an investment in the certificates.

      Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will be:

o     equal the cost of the REMIC Regular Certificate to the certificateholder,

o increased by income reported by such certificateholder with respect to the REMIC Regular Certificate, including original issue discount and market discount income, and

o reduced, but not below zero, by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium.

      The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, gain or loss from the sale of a REMIC Certificate will be capital gain or loss, provided the REMIC Certificate is held as a capital asset within the meaning of Section 1221 of the Code.

      Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate, determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

      REMIC Certificates will be evidences of indebtedness within the meaning of
Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

      A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction includes a transaction in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the wash sale rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

      Prohibited Transactions and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. A prohibited transaction may occur upon the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

      REMICS also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize net income from foreclosure property subject to federal income tax.

      To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the closing date, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee has sufficient assets to do so, and provided that the tax arises out of a breach of the master servicer's or the trustee's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any of these taxes not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

      Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a disqualified organization, a tax would be imposed in an amount equal to the product of:

o the present value, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and

o     the highest marginal federal income tax rate applicable to corporations.

      The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that

o     residual   interests   in  the  entity   are  not  held  by   disqualified
      organizations and

o information necessary for the application of the tax described in this prospectus will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

      In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity

o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or

o a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an electing large partnership, as defined in Section 775 of the Code, all interests in the partnership shall be treated as held by disqualified organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of
      allocating   to  the  partners  a  deduction  for  the  tax  paid  by  the partnership.

      For these purposes, a disqualified organization means:

o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, not including, however instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or

o     any organization described in Section 1381(a)(2)(C) of the Code.

      For these purposes, a pass-through entity means any regulated investment company, real estate investment trust, trust, partnership or other entity described in Section 860E(e)(6)(B) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

      Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in the Certificate, the REMIC Residual Certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

      Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The Trustee or other party specified in the related prospectus supplement will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement, will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the tax matters person with respect to the REMIC in all respects or (2) will be designated as and will act as the tax matters person with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

      The Trustee, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the REMIC's tax return and may be bound by a settlement agreement between the Trustee, as either tax matters person or as agent for the tax matters person, and the IRS concerning any REMIC item subject to that settlement agreement. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

      Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring the information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

      The responsibility for complying with the foregoing reporting rules will be borne by the Trustee or other party designated in the related prospectus supplement.

      Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the backup withholding tax under Section 3406 of the Code if recipients of the payments fail to furnish to the payor information including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

      Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate, will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements including delivery of a statement signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States Person and providing the name and address of the certificateholder. The IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

      In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

      Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, it is suggested that certificateholders who are non-resident alien individuals consult their tax advisors concerning this question.

      Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

      New Withholding Regulations

      The Treasury Department has issued new final regulations which revise procedures for complying with, or obtaining exemptions under, the withholding, backup withholding and information reporting rules described above. Prospective investors are urged to consult their tax advisors regarding the procedures for obtaining an exemption from withholding under the new regulations.

Notes

      On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness to a Noteholder other than the owner of the Owner Trust Certificates and (2) the issuer, as created under the owner trust agreement, will not be characterized as an association or publicly traded partnership taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a noteholder or a holder are to the beneficial owner of a note.

      Status as Real Property Loans

      Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and notes held by a real estate investment trust will not constitute real estate assets within the meaning of Code section
856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

      Taxation of Noteholders

      Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See "--REMICS--Taxation of Owners of REMIC Regular Certificates" and "--Sales of REMIC Certificates."

Grantor Trust Funds

      Classification of Grantor Trust Funds

      On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.


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

      Characterization of Investments in Grantor Trust Certificates

      Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will provide its opinion that Grantor Trust Fractional Interest Certificates will represent interests in "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of
Section  860G(a)(3)  of the Code;  and real estate  assets within the meaning of
Section  856(c)(4)(A)  of the Code. In addition,  counsel to the depositor  will deliver its opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

      The assets constituting certain Grantor Trust Funds may include buydown mortgage loans. The characterization of an investment in buydown mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that the buydown mortgage loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the preceding paragraph. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in buydown mortgage loans. Accordingly, holders of Grantor Trust Certificates should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Grantor Trust Fund that includes buydown mortgage loans.

      Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code, and real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and the interest on the mortgage loans is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and income from the Grantor Trust Certificates will be characterized the same way. However, the policies underlying these sections, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts, suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. It is suggested that prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

      The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

      Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and will be entitled to deduct their shares of any reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable on the same certificate representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross


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income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section   67  or  Section   68  of  the  Code  may  be   substantial.   Further,
certificateholders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates, including Grantor Trust Strip Certificates, are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period on the distributions made to each class during that period.

      The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains, for its own account or for purposes of resale, a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established safe harbors. The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than those safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the safe harbor rules apply.

      If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code, subject, however, to the discussion in the sixth following paragraph regarding the possible treatment of stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates-- Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest
Certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

      The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates-- Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month, see "Sales of Grantor Trust Certificates", and the yield of the


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Grantor Trust Fractional Interest Certificate to the holder. This yield is equal to a rate that, compounded based on the regular interval between distribution dates and used to discount the holder's share of future payments on the mortgage loans, causes the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer,
any  subservicer  or  their   respective   affiliates,   but  will  include  the
certificateholder's share of any reasonable servicing fees and other expenses.

      To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable Prepayment Assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the Prepayment Assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or whether use of a reasonable Prepayment Assumption may be required or permitted without reliance on these rules. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, for a particular holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. It is suggested that Certificateholders consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a Prepayment Assumption should be used in reporting original issue discount.

      In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a Prepayment Assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a price less than or greater than the principal amount of the certificate, that is, at a discount or a premium, the use of a reasonable Prepayment Assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

      If a Prepayment Assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a Prepayment Assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICS--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      It is intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a


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

representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Under Treasury regulation Section 1.1286-1, stripped bonds may to be treated as market discount bonds and any purchaser of a stripped bond treated as a market discount bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no, or only a de minimis amount of, original issue discount or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon. If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

      If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

      The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any points paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

      In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

      If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a


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

constant yield. Section 1272(a)(6) of the Code requires that a Prepayment Assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a Prepayment Assumption. However, in the case of certificates not backed by these pools, it currently is not intended to base the reports and returns on the use of a Prepayment Assumption. It is suggested that certificateholders consult their own tax advisors concerning whether a Prepayment Assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

      A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, the daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price, or, in the case of the first accrual period, the issue price, of the mortgage loan at the beginning of the accrual period that includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

      In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

      Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount, that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price, or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of the discount that has accrued through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by, or, in the case of accrual basis certificateholders, due to, the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to the holder rather than including it on a deferred basis under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

      Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, rules


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described in the committee report will apply. Under those rules, in each accrual
period  market   discount  on  the  mortgage   loans  should   accrue,   at  the
certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or
(3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a Prepayment Assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

      Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

      Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICS--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" with the exception that it is less likely that a Prepayment Assumption will be used for purposes of these rules with respect to the mortgage loans.

      Further, under the rules described in "--REMICS--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

      Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due.

      It is unclear whether a Prepayment Assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a Prepayment Assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a Prepayment Assumption is used to amortize this premium, it appears that this loss would be unavailable. Instead, if a Prepayment Assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular
Certificates.    See

"REMICS--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the Prepayment Assumption used, and the actual rate of prepayments.

      Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and uncertainty exists as to how it will be applied to securities like the Grantor Trust Strip Certificates. Accordingly, it is suggested that holders of Grantor Trust Strip Certificates consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

      The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

      Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "Characterization of Investments in Grantor Trust Certificates--Stripped Bond Rules Apply" above.

      As noted, Section 1272(a)(6) of the Code requires that a Prepayment Assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the Prepayment Assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions apply to Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool, or whether use of a Prepayment Assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

      The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a Prepayment Assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor


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

Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

      It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then, when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

      Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments, the "Contingent Payment Regulations", but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code as described above, or due to their similarity to other mortgage-backed securities, such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code, that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, like the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

      If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the noncontingent bond method. Under the noncontingent bond method, the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield of the Grantor Trust Strip Certificate.

      The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the applicable Federal rate that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

      Assuming that a Prepayment Assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor


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

Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

      Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and, in the case of banks and other financial institutions, except as provided under
Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

      Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of any servicing compensation received by the master servicer and subservicer and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

      Except  as   disclosed   in  the  related   prospectus   supplement,   the
responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.


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

Proposed Reporting Regulations

      In June 2002, the IRS and Treasury Department proposed new rules concerning the reporting of tax information with respect to "Widely Held Mortgage Trusts." If these rules are finalized, the related trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as original issue discount, market discount, sale proceeds and premium) to the holders of the related securities, which changes may affect the timing of when a holder reports such items.

      Backup Withholding. In general, the rules described in "--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

      Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "REMICS--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984 and only to the extent such mortgage loans have not been converted to real property.

      To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

Partnership Trust Funds

      Classification of Partnership Trust Funds. With respect to each series of Partnership Certificates, counsel to the depositor will provide its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related pooling and servicing agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

      If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income on the related mortgage loans, possibly reduced by its interest expense on any outstanding debt securities. Any corporate income tax could materially reduce cash available to make distributions on the Partnership Certificates and certificateholders could be liable for any tax that is unpaid by the trust fund.

      Characterization of Investments in Partnership Certificates. For federal income tax purposes,

      (1) Partnership Certificates held by a thrift institution taxed as a domestic building and loan association will not constitute "loans ... secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v);

      (2) Partnership Certificates held by a real estate investment trust will constitute real estate assets within the meaning of Code Section


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

            856(c)(4)(A) and interest on Partnership Certificates will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts; and

      (3) Partnership Certificates held by a regulated investment company will not constitute Government securities within the meaning of Code
            Section 851(b)(3)(A)(i).

      Taxation of Owners of Partnership Certificates

      Treatment of the Partnership Trust Fund as a Partnership. If specified in the prospectus supplement, the depositor will agree, and the certificateholders will agree by their purchase of Certificates, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the certificateholders, including the depositor. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Certificates and the depositor is not clear, because there is no authority on transactions closely comparable to that contemplated in the prospectus.

      A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the depositor or the Partnership Trust Fund. Any alternative characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

      Partnership Taxation. As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund's income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Ruled Do Not Apply", "--Market Discount" and "--Premium", and any gain upon collection or disposition of mortgage loans. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to any outstanding debt securities, servicing and other fees, and losses or deductions upon collection or disposition of any outstanding debt securities.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, which will include a pooling and servicing agreement and related documents. The pooling and servicing agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Partnership Trust Fund for each due period equal to the sum of (1) the interest that accrues on the Partnership Certificates in accordance with their terms for the due period, including interest accruing at the applicable pass-through rate for the due period and interest on amounts previously due on the Partnership Certificates but not yet distributed; (2) any Partnership Trust Fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and (3) any other amounts of income payable to the certificateholders for the due period. The allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Certificates over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under that method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described under that method even though the Trust Fund might not have sufficient cash to make current cash distributions of these amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and certificateholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay these taxes.

      All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to that holder under the Code.

      A share of expenses of the Partnership Trust Fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust certificateholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates." Accordingly, deductions for these expenses might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership Trust Fund.

      Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description under "-- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates - If Stripped Bond Rules Do Not Apply." Notwithstanding this description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to certificateholders on an aggregate basis for all mortgage loans held by the Partnership Trust Fund rather than on a mortgage loan-by-mortgage loan basis. If the IRS were to require that these calculations be made separately for each mortgage loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

      Discount and Premium. Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount" and "Premium." As stated in the previous paragraph, the Partnership Trust Fund intends to make any calculation of original issue discount on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.

      If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As stated in the second preceding paragraph, a portion of the market discount income or premium deduction may be allocated to certificateholders.

      Section 708 Termination. Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. A 50% or greater transfer would cause a deemed contribution of the assets of a Partnership Trust Fund, the old partnership, to a new

Partnership Trust Fund, the new partnership, in exchange for interests in the new partnership. These interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. A certificateholder's tax basis in an Partnership Certificate will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income includible in income and decreased by any distributions received with respect to the Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of an Partnership Certificate would include the holder's share of any liabilities of the Partnership Trust Fund. A holder acquiring Partnership Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Certificates, and, upon sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

      Any gain on the sale of an Partnership Certificate attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

      If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions, over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

      Allocations Between Transferors and Transferees. In general, the Partnership Trust Fund's taxable income and losses will be determined each due period and the tax items for a particular due period will be apportioned among the certificateholders in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of such due period. As a result, a holder purchasing Partnership Certificates may be allocated tax items which will affect its tax liability and tax basis attributable to periods before the actual transaction.

      The use of a due period convention may not be permitted by existing regulations. If a due period convention is not allowed or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the certificateholders. The depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

      Section  731  Distributions.   In  the  case  of  any  distribution  to  a
certificateholder, no gain will be recognized to that certificateholder to the extent that the amount of any money distributed with respect to the Partnership Certificate exceeds the adjusted basis of the certificateholder's interest in the Partnership Certificate. To the extent that the amount of money distributed exceeds the certificateholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a certificateholder, no loss will be recognized except upon a distribution in liquidation of a certificateholder's interest. Any gain or loss recognized by a certificateholder will be capital gain or loss.

      Section 754 Election. In the event that a certificateholder sells its Partnership Certificates at a profit, the purchasing certificateholder will have a higher basis in the Partnership Certificates than the selling certificateholder had. An opposite result will follow if the Partnership Certificate is sold at a loss. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher or lower basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make such election. As a result, a certificateholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates.

      Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Partnership Trust Fund and will report each certificateholder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) information relating to Partnership Certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

      The depositor will be designated as the tax matters partner in the pooling and servicing agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.


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

      Tax Consequences to Foreign Certificateholders. It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States Persons, because there is no clear authority dealing with that issue under facts substantially similar to those in this case. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for these purposes, the Partnership Trust Fund will withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to
Section 1446 of the Code as if this income were effectively connected to a U.S. trade or business, at a rate of 35%. Amounts withheld will be deemed distributed to the foreign certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust Fund may rely on IRS Form W-8 BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return and pay United Stated federal income tax, including, in the case of a corporation, the branch profits tax, on its share of the Partnership Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust Fund on Form W-8 BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business. However, interest payments made or accrued to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered portfolio interest. As a result, certificateholders who are foreign persons will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that event, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a backup withholding tax if the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      It is suggested that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Certificates, Notes, Grantor Trust Certificates and Partnership Certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion described under "Federal Income Tax Consequences" does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.


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

                    CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

Investors Affected

      A federal law called the Employee Retirement Income Security Act of 1974, as amended, the Code and a variety of state laws may affect your decision whether to invest in the securities if you are investing for:

o a pension or other employee benefit plan of employers in the private sector that is regulated under ERISA, referred to as an ERISA plan,

o an individual retirement account or annuity, called an IRA, or a pension or other benefit plan for self-employed individuals, called a Keogh plan,

o a pension and other benefit plan for the employees of state and local governments, called a government plan, or

o an insurance company general or separate account, a bank collective investment fund or other pooled investment vehicle which includes the assets of ERISA plans, IRAs, Keogh plans, and/or government plans.

A summary of the effects of those laws follows.

Fiduciary Standards for ERISA Plans and Related Investment Vehicles

      ERISA imposes standards of fiduciary conduct on those who are responsible for operating ERISA plans or investing their assets. These standards include requirements that fiduciaries act prudently in making investment decisions and diversify investments so as to avoid large losses unless under the circumstances it is clearly prudent not to do so. If you are a fiduciary of an ERISA plan, you are subject to these standards in deciding whether to invest the ERISA plan's assets in securities. You may find the full text of the applicable standards of fiduciary conduct in section 404 of ERISA. If you are a fiduciary of an ERISA Plan, you should consult with your advisors concerning your investment decision in the context of section 404 of ERISA.

Prohibited Transaction Issues for ERISA Plans, Keogh Plans, IRAS and Related Investment Vehicles

      General. Transactions involving the assets of an ERISA plan, a Keogh plan or an IRA, called prohibited transactions, may result in the imposition of excise taxes and, in the case of an ERISA plan, civil money penalties and certain other extraordinary remedies. A prohibited transaction occurs when a person with a pre-existing relationship to an ERISA plan, a Keogh plan or IRA, known as a party in interest or a disqualified person, engages in a transaction involving the assets of the plan or IRA. You may find the laws applicable to prohibited transactions in section 406 of ERISA and section 4975 of the Code. There are statutory and regulatory prohibited transaction exemptions, as well as administrative exemptions granted by the United States Department of Labor referred to as the DOL. Prohibited transactions exemptions waive the excise taxes, civil money penalties and other remedies for certain prohibited transactions which are structured to satisfy prescribed conditions.

      Purchase and Sale of Securities. If an ERISA plan, a Keogh plan, an IRA or a related investment vehicle acquires securities from, or sells securities to, a party in interest or a disqualified person, a prohibited transaction may occur. In such a case, the party in interest or disqualified person might be


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

liable for excise taxes unless a prohibited transaction exemption is available. Where a prohibited transaction involves an ERISA plan or related investment vehicle, the fiduciary who causes or permits the prohibited transaction may also be liable for civil money penalties.

      Transactions Incidental to the Operation of the Trust. Transactions involving the assets of a trust may also give rise to prohibited transactions to the extent that an investment in securities causes the assets of the trust to be considered assets, commonly known as plan assets, of an ERISA plan, a Keogh plan, an IRA or a related investment vehicle. Whether an investment in securities will cause a trust's assets to be treated as plan assets depends on whether the securities are debt or equity investments for purposes of ERISA. The DOL has issued regulations, commonly known as the plan asset regulations, which define debt and equity investments. The plan asset regulations appear at 29 C.F.R. ss.ss. 2510.3-101.

      Under the plan asset regulations, a trust's assets will not be plan assets of an ERISA plan, Keogh plan, IRA or related investment vehicle that purchases securities if the securities are considered debt. For this purpose, the securities will be debt only if they are treated as indebtedness under applicable local law and do not have any substantial equity features. The term substantial equity features has no definition under the plan asset regulations. In the absence of such a definition, we cannot assure you that the securities, either when they are issued or at any later date, will have no substantial equity features. The prospectus supplement for a particular offering of securities may tell you whether we believe the securities are debt for ERISA purposes.

      To the extent that the securities do not constitute debt for purposes of ERISA, they will constitute equity investments. In this case, an ERISA plan, Keogh plan, IRA or related investment vehicle that acquires securities would also acquire an undivided interest in each asset of the trust unless (1) the trust is an operating company or a venture capital operating company as defined in the plan asset regulations, (2) the securities are publicly offered securities as defined in the plan asset regulations, or (3) benefit plan investors as defined in the plan asset regulations do not own 25% or more of the securities or any other class of equity security issued by the trust. If the securities may be treated as an equity investment under the plan asset regulations, the prospectus supplement may tell you whether we believe any of these exceptions will apply.

Possible Exemptive Relief

      The DOL has issued prohibited transaction exemptions, which conditionally waive excise taxes and civil money penalties that might otherwise apply to a type of transactions.

      Class Exemptions. The DOL has issued Prohibited Transaction Class Exemptions, or PTCEs, which provide exemptive relief that is available to any party to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption's availability.

      Class Exemptions for Purchases and Sales of Securities. The following exemptions may apply to a purchase or sale of securities between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand:


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

o PTCE 84-14, which exempts certain transactions approved on behalf of the plan by a qualified professional asset manager, or QPAM.

o PTCE 86-128, which exempts certain transactions between a plan and certain broker-dealers.

o PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which plans have made investments.

o PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which plans have made investments.

o PTCE 96-23, which exempts certain transaction approved on behalf of a plan by an in-house investment manager, or INHAM.

      These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. We cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

      Class Exemptions for Purchases and Sales of Securities and Transactions Incidental to the Operation of the Trust. The following exemptions may apply to a purchase or sale of securities between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust

o PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

o PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

      Administrative Exemption for Offerings Managed by Certain Underwriters. The DOL has also issued exemptions to several underwriters of securities, for specific offerings in which that underwriter or any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter is an underwriter, placement agent or a manager or co-manager of the underwriting syndicate or selling group where the trust and the offered certificates meet specified conditions. This is called the Underwriters' Exemption. Amendments to the Underwriters' Exemption may be found in Prohibited Transaction Exemption 97-34 at 62 Fed. Reg. 39021 (July 21, 1997), in Prohibited Transaction Exemption 2000-58 at 65 Fed. Reg. 67765 (November 13,
2000) and in Prohibited Transaction Exemption 2002-41 at 67 Fed. Reg. 54487 (August 22, 2002). The Underwriters' Exemption, as amended, provides a partial exemption for transactions involving certificates representing a beneficial interest in a trust and entitling the holder to pass-through payments of principal, interest and/or other payments with respect to the trust's assets or a debt instrument issued by the trust. These certificates and debt instruments are referred to in this prospectus as "securities." When applicable, the Underwriters' Exemption applies to the initial purchase, holding and subsequent resale of securities, and certain transactions incidental to the servicing and operation of the assets of such a trust.

      In order for the Underwriters' Exemption to be available to a purchase of securities, the trust's assets must consist solely of certain types of assets, including obligations that bear interest or are purchased at a discount and which are secured by single-family residential, multi-family residential, commercial and mixed-use property (including certain obligations secured by leasehold interests on


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

commercial property); fractional undivided interests in any of these obligations; property which had secured any of these obligations; undistributed cash; rights under any insurance policies, third-party guarantees, contracts of suretyship or other credit support arrangements, including certain swaps and yield maintenance agreements, with respect to any of the these obligations; and a pre-funding account.

      The Underwriters' Exemption permits interest-rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

      An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it: (a) is an "eligible swap;" (b) is with an "eligible counterparty;" (c) relates to only classes of securities that may be purchased by only by a qualified plan investor;" (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the trust to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the master servicer, depositor or seller.

      An "eligible Swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable rating agency.

      A "qualified plan investor" is a plan where the decision to buy such class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager," QPAM, under PTCE 84-14, (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

      In "ratings dependent Swaps" (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the master servicer must, within the period specified under the applicable agreement: (a) obtain a


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

replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the
current  Swap   Agreement  (at  which  time  the  earlier  Swap  Agreement  must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then current rating by the rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the master servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Underwriters' Exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent Swap.

      "Non-ratings dependent Swaps" (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the master servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an Allowable Notional Amount.

      Conditions for Pre-Funding Accounts. If the trust includes a pre-funding account, the following conditions also apply:

o The ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%.

o All additional obligations transferred to the trust after the closing date of the offering of securities must meet the same terms and conditions of eligibility for inclusion in the trust as the obligations placed in the trust at or prior to the closing date, and these terms and conditions must have been approved by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. Moody's Investors Service, Inc. or Fitch Ratings, called the Exemption Rating Agencies. These terms and conditions may be changed if the changes receive prior approval of either an Exemption Rating Agency or a majority vote of outstanding certificateholders.

o After the transfer of additional obligations to the trust, the securities must have a credit rating from one of the Exemption Rating Agencies at least a high as the rating assigned at the time of the initial issuance of the securities.


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

o The use of pre-funding does not, in and of itself, cause a reduction of 100 basis points or more in the weighted average annual percentage interest rate of all of the obligations included in the trust between the time of initial issuance of the securities and the end of the pre-funding period.

o Either the characteristics of the obligations added to the trust during the pre-funding period must be monitored by an independent insurer or other independent credit support provider, or an independent accountant must furnish a letter, prepared using the same type of procedures as were applicable to the obligations which were transferred to the trust as of the closing date of the initial offering of securities, stating whether or not the characteristics of the additional obligations conform to the characteristics described in the prospectus or prospectus supplement.

o The pre-funding period must end no later than three months, or 90 days if later, after the closing date of the initial issuance of securities, or earlier in certain circumstances if the unused balance in the pre-funding account falls below a specified minimum level or an event of default occurs.

o Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are described in the pooling and servicing agreement, are permitted by the Exemption Rating Agencies rating the securities and have been rated, or the obligor has been rated, in one of the three highest generic rating categories by one of the Exemption Rating Agencies or else are either direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States.

o The prospectus or prospectus supplement must describe the duration of the pre-funding period.

o The trustee, or any agent with which the trustee contracts to provide trust services, must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA and the trustee, as legal owner of the assets of the trust, must enforce all the rights created in favor of securityholders of the trust, including ERISA plans.

      Additional Conditions for the Underwriters' Exemption. If the requirements applicable to the trust and pre-funding account are met, the Underwriters' Exemption will apply to a particular transaction only if the transaction meets the following additional conditions:

o The acquisition of securities by an ERISA Plan, a Keogh Plan, an IRA or a related investment vehicle is on terms, including price, that are at least as favorable to the buyer as they would be in an arm's-length transaction with an unrelated party.

o The rights and interests evidenced by the securities acquired by the ERISA Plan, Keogh Plan, IRA or related investment vehicle are not subordinated to the rights and interests evidenced by other securities of the same trust unless none of the mortgage loans or other assets has a LTV that exceeds 100% as of the date of the issuance of the securities.

o The securities acquired by the ERISA Plan, Keogh Plan, IRA or related investment vehicle have received a rating that is in one of four highest generic rating categories from the Exemption Rating Agencies. The securities must be rated in one of the two highest generic categories by the exemption rating agencies if the LTV of any residential or home equity loan held in the trust exceeds 100% at the date of issuance of the securities. However, in that case the Underwriters' Exemption will not apply (a) to any of the securities if (x) any mortgage loan or other asset held in the trust (other than a residential or home equity loan) has a LTV that exceeds 100% at the date of issuance of the securities or (y) any


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      residential or home equity loan has a LTV that exceeds 125% at the date of the issuance of the securities or (b) to any subordinate securities.

o The trustee of the trust is not an affiliate of the trust sponsor, any servicer, any insurer, any swap counterparty or any obligor with respect to obligations or receivables constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of securities, or any affiliate of any of these entities.

o The sum of all payments made to and retained by the underwriter(s) or selling agents must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the sponsor pursuant to the assignment of the assets to the trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by all servicers must represent not more than reasonable compensation for such persons' services and reimbursement of such person's reasonable expenses in connection with such services.

o The investing ERISA plan, Keogh plan, IRA or related investment vehicle must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

o In the case of certain types of issuers, the pooling and servicing agreement or trust agreement contains restrictions necessary to ensure that the assets of the trust may not be reached by creditors of the depositor in the event of its bankruptcy or insolvency and prohibits all parties from filing an involuntary bankruptcy or insolvency petition against the trust, and a true sale opinion is issued in connection with the transfer of assets to the trust.

      In addition, the exemptive relief afforded by the Underwriters' Exemption may not apply to any securities where the related trust contains a swap or Mexico loans unless it meets the requirements of the Underwriters' Exemption.

      Limits on Scope of the Underwriters' Exemption. The Underwriters' Exemption will not provide complete exemptive relief even where a trust satisfies all of the conditions applicable to the trust and all of the general conditions are met. It does not provide relief for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller the fiduciary receives consideration for its personal account from any party to the transaction other than the plan.

      The Underwriters' Exemptions also will not provide exemptive relief for the purchase and holding of securities by a fiduciary on behalf of a plan sponsored by the trust's sponsor, the trustee, an underwriter or selling agent, any insurer, any servicer, any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, and any affiliate of any of these entities. The Underwriters' Exemption generally provides exemptive relief from certain self-dealing and conflict of interest prohibited transactions arising in connection with the purchase of securities from the underwriter or the depositor, where the fiduciary of the purchaser is also an obligor with respect to 5% or less of the fair market value of obligations or receivables contained in the trust or an affiliate only when the following additional conditions are met:

o The purchaser or seller is not an ERISA plan, an IRA or a Keogh plan that is sponsored by an underwriter or selling agent, a trust's sponsor, the trustee, any insurer, any servicer or any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate


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

      unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, a counterparty to a Swap included in the trust, or any affiliate of any of these entities.

o Solely in the case of initial issuance of securities, at least 50% of each class of securities issued by the trust in which plans have invested and at least 50% of the aggregate interests in the trust are acquired by persons independent of the underwriters or selling agents, the trust's sponsor, the trustee, any insurer, any servicer, any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, any Swap counterparty and any affiliate of any of these entities.

o The purchaser's investment in each class of securities issued by the trust does not exceed 25% of all of the securities in such class outstanding at the time of the issuance.

o Immediately after the acquisition, no more than 25% of the assets of the purchaser or any plan for whom the fiduciary serves as fiduciary are invested in securities issued by trusts containing assets sold or serviced by the same entity.

      The Underwriters' Exemption provides relief for transactions in connection with the servicing, operation and management of a trust only if:

o The transactions are carried out in accordance with the terms of a binding pooling and servicing agreement.

o The pooling and servicing agreement is provided to, or fully described in the prospectus or offering memorandum provided to, investing ERISA plans, Keogh plans, IRAs and related investment vehicles before they purchase securities issued by the trust.

      Statutory Exemption for Insurance Company General Accounts. Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA and regulations thereunder.

Consultation with Counsel

      There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the Depositor, the Trustee, the Servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

Government Plans

      Government plans are generally not subject to the fiduciary standards of ERISA or the prohibited transaction rules of ERISA or the Code. However, many states have enacted laws which established standards of fiduciary conduct, legal investment rules, or other requirements for investment transactions involving the assets of government plans. If you are considering investing in securities on behalf of a


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government   plan,  you  should   consult  with  your  advisors   regarding  the
requirements of applicable state law.

Representation from Plans Investing in Notes with Substantial Equity Features or Certain Securities

      Because the exemptive relief afforded by the Underwriters' Exemption or any similar exemption that might be available will not apply to the purchase, sale or holding of certain securities, including but not limited to REMIC Residual Certificates and any securities which are not rated in the applicable generic rating category by the Exemption Rating Agencies, transfers of these securities to an ERISA Plan, an IRA or a Keogh Plan, to a trustee or other person acting on behalf of any ERISA Plan, IRA or Keogh Plan, or to any other person investing plan assets to effect the acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of the securities by or on behalf of the ERISA Plan, IRA or Keogh Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or section 4975 of the Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement.

      In lieu of an opinion of counsel, in the case of certain securities as provided for in the related prospectus supplement, the transferee may provide a certification substantially to the effect that the purchase of securities by or on behalf of the ERISA Plan, IRA or Keogh Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or section 4975 of the Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement and the following statements are correct: (i) the transferee is an insurance company; (ii) the source of funds used to purchase the securities is an "insurance company general account" as defined in PTCE 95-60; (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied; and (iv) there is no ERISA Plan, IRA or Keogh Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of the ERISA Plan, IRA or Keogh Plan and all other ERISA Plans, IRAs and Keogh Plans maintained by the same employer or any "affiliate" thereof, as defined in PTCE 95-60, or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account as of the date of the acquisition of the securities, as determined under PTCE 95-60. Additional representations may be required prior to the purchase of subordinate certificates, as provided in the related prospectus supplement.

      An opinion of counsel or certification will not be required with respect to the purchase of DTC registered securities. Any purchaser of a DTC registered security will be deemed to have represented by the purchase that either (a) the purchaser is not an ERISA Plan, an IRA or a Keogh Plan and is not purchasing the securities on behalf of, or with plan assets of, any ERISA Plan, IRA or Keogh Plan or (b) the purchase of the security by or on behalf of, or with plan assets of, any ERISA Plan, IRA or Keogh Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or section 4975 of the Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement.

Tax Exempt Investors

      An ERISA Plan, an IRA or a Keogh Plan that is exempt from federal income taxation under section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" under section 512 of the Code. All "excess inclusions" of a


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

REMIC allocated to a REMIC Residual Certificate and held by such an ERISA Plan, an IRA or a Keogh Plan will be considered unrelated business taxable income and thus will be subject to federal income tax. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

Required Deemed Representations of Investors

      Any purchaser of the Certificates will be deemed to have represented that either (a) it is not an ERISA Plan, an IRA or a Keogh Plan and is not purchasing such securities by or on behalf of or with plan assets of an ERISA Plan, an IRA or a Keogh Plan or (b) the purchase of any such securities by or on behalf of or with plan assets of an ERISA Plan, an IRA or a Keogh Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Servicer, the Depositor or the Trustee to any obligation in addition to those undertaken in the related Agreement. A fiduciary of a Plan or any person investing plan assets to purchase securities must make its own determination that the conditions for purchase will be satisfied with respect to such securities.

      This discussion is a general discussion of some of the rules which apply to ERISA Plans, Keogh Plans, IRAS, government plans and their related investment vehicles. Prior to making an investment in securities, prospective plan investors should consult with their legal and other advisors concerning the impact of ERISA and the Code and, particularly in the case of government plans and related investment vehicles, any additional state law considerations, and the potential consequences in their specific circumstances.

                                LEGAL INVESTMENT

      The prospectus supplement for each series of securities will specify which classes of securities of the series, if any, will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Any class of securities that is not rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies or that represents an interest in a trust fund that includes junior mortgage loans will not constitute mortgage related securities for purposes of SMMEA. Mortgage related securities are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation prior to October 3, 1991 specifically limiting the legal investment authority of any entities with respect to mortgage related securities, the securities would constitute legal investments for entities subject to that legislation only to the extent provided in that legislation. SMMEA provides, however, that in no event will the enactment of any legislation of this kind affect the validity of any contractual commitment to purchase, hold or invest in mortgage related securities, or require the sale or other disposition of such securities, so long as that contractual commitment was made or the securities were acquired prior to the enactment of that legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment


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

securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations as the applicable federal regulatory authority may prescribe.

      On April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement applicable to all depository institutions, setting forth guidelines for investments in high-risk mortgage securities. The 1998 policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National
Credit Union Administration and the Office of Thrift Supervision with an effective date of May 26, 1998. The 1998 policy statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 policy statement eliminates former constraints on investing in certain high-risk mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

      The Office of Thrift Supervision, or OTS, has issued Thrift Bulletins 73a, entitled "Investing in Complex Securities," which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

      One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and OTS may require divestiture of such securities. OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a. With respect to collateralized loan or bond obligations, TB 73a also requires that the savings associations meet similar requirements with respect to the underlying collateral, and warns that investments that are not fully rated as to both principal and interest do not meet OTS regulatory requirements.

      One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity


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

analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

      Prospective investors in the securities, including in particular the classes of securities that do not constitute mortgage related securities for purposes of SMMEA should consider the matters discussed in the following paragraph.

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHODS OF DISTRIBUTION

      The securities offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described in the paragraph below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from the sale.

      The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the securities of a particular series may be made through a combination of two or more of these methods. These methods are as follows:

      1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

      2. By placements by the depositor with institutional investors through dealers; and

      3.    By direct placements by the depositor with institutional investors.

      If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of the securities of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

      In connection with the sale of the securities offered, underwriters may receive compensation from the depositor or from purchasers of such securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be


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

underwriters in connection with the securities, and any discounts or commissions received by them from the depositor and any profit on the resale of offered securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933 or will contribute to payments required to be made in respect thereof.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered securities of the series.

      The depositor anticipates that the securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be underwriters within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of the offered securities. Holders of offered securities should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

      Certain legal matters in connection with the securities will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York.

                              FINANCIAL INFORMATION

      The depositor has determined that its financial statements are not material to the offering made hereby. Any prospective purchaser that desires to review financial information concerning the depositor will be provided by the depositor on request with a copy of the most recent financial statements of the depositor.

                                     RATING

      It is a condition to the issuance of any class of securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized statistical rating organization.

      Any ratings on the securities address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the securities, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. The ratings do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their initial investments.


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                              AVAILABLE INFORMATION

      The depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission. Reports and other information filed by the depositor can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System at the Commission's Web site (http:\\www.sec.gov). The depositor does not intend to send any financial reports to securityholders.

      This prospectus does not contain all of the information set forth in the registration statement, of which this prospectus forms a part, and exhibits thereto which the depositor has filed with the Commission under the securities Act of 1933 and to which reference is hereby made.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      There are incorporated into this prospectus by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of securities offered hereby evidencing interest in a trust fund. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of securities offered hereby, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent those documents or reports relate to one or more of the classes of those offered securities, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in the documents). Requests to the depositor should be directed in writing to its principal executive office at 18400 Von Karman, Suite 1000, Irvine, California 92612, Attention: Secretary, or by telephone at 949-440-7030. The depositor has determined that its financial statements are not material to the offering of any securities offered hereby.


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

                                    GLOSSARY

Accrual Securities: A class of securities as to which accrued interest or a portion thereof will not be distributed but rather will be added to the principal balance of the security on each distribution date in the manner described in the related prospectus supplement.

Applicable Federal Rate: A rate based on the average of current yields on Treasury securities, which rate is computed and published monthly by the IRS.

Arm Loan: A mortgage loan with an interest rate that adjusts periodically, with a corresponding adjustment in the amount of the monthly payment, to equal the sum of a fixed percentage amount and an index.

Call Class: The holder of a non-offered class of securities that has the right, at its discretion, to terminate the related trust fund on and effect early retirement of the securities of such series in the manner described under "Description of the Securities--Termination" in this prospectus.

CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act, as amended.

Clean-up Call: The right of the party entitled to effect a termination of a trust fund upon the aggregate principal balance of the outstanding trust fund assets for the series at that time being less than the percentage, as specified in the related prospectus supplement, of the aggregate principal balance of the trust fund assets at the cut-off date for that series and which percentage will be between 25% and 0%.

Closing Date: With respect to any series of securities, the date on which the securities are issued.

Code:  The Internal Revenue Code of 1986, as amended.

Commission: The Securities and Exchange Commission.

CPR: The Constant Prepayment Rate model, which assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate.

Crime Control Act:  The Comprehensive Crime Control Act of 1984.

DIDMC:  The Depository  Institutions  Deregulation  and Monetary  Control Act of
1980.

Dol:  The U.S. Department of Labor.

Dol Regulations: The regulations promulgated by the U.S. Department of Labor at 29 C.F.R. ss.2510. 3-101

Due Period: The second day of the month immediately preceding the month in which the distribution date occurs, or the day after the cut-off date in the case of the first Due Period, and ending on the first day of the month of the related distribution date, unless the prospectus supplement specifies otherwise.

Equity Certificates: Where the issuer is an owner trust, the certificates evidencing ownership of the trust fund.

FTC Rule: The "Holder in the Due Course" Rule of the Federal Trade Commission.


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Garn-St. Germain Act: The Garn-St. Germain Depositor Institutions Act of 1982.

Georgia Act: The Georgia Fair Lending Act.

Grantor Trust Certificate: A certificate representing an interest in a Grantor Trust Fund.

Grantor Trust Fractional Certificate: A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

Grantor Trust Strip Certificate: A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

Grantor Trust Fund: A trust fund as to which no REMIC election will be made and which qualifies as a grantor trust within the meaning of Subpart E, part I, subchapter J of Chapter 1 of the Code.

High Cost Loan: A mortgage loan subject to the Home Ownership and Equity Protection Act of 1994.

Homeownership Act: The Home Ownership and Equity Protection Act of 1994.

Insurance Proceeds: Proceeds received with respect to a mortgage loan under any hazard insurance policy, special insurance policy, primary insurance policy, FHA insurance policy, VA guarantee, bankruptcy bond or mortgage pool insurance policy, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with normal servicing procedures.

Liquidated Loan: A defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise.

Liquidation Proceeds: All amounts, other than Insurance Proceeds, received and retained in connection with the liquidation of a defaulted mortgage loan, by foreclosure or otherwise.

Lockout Date: The date of expiration of the Lockout Period with respect to a mortgage loan.

Lockout Period: The period specified in a mortgage note during which prepayment of the mortgage loan is prohibited.

LTV: The loan-to-value ratio for any mortgage loan.

Mortgage: The mortgage, deed of trust or similar instrument securing a mortgage loan.

NBRC: The National Bankruptcy Review Commission.

NCUA:  The National Credit Union Administration.

Nonrecoverable Advance: An advance made or to be made with respect to a mortgage loan which the master servicer determines is not ultimately recoverable from Related Proceeds.


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

OID Regulations: The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

Partnership Certificate: A certificate representing an interest in a Partnership Trust Fund.

Partnership Trust Fund: A trust fund as to which no REMIC election will be made and which qualifies as a partnership within the meaning of subchapter K of Chapter 1 of the Code.

Plans: Employee pension and welfare benefit plans subject to ERISA and tax-qualified retirement plans described in Section 401(a) of the Code or Individual Retirement Accounts or other arrangements described in Section 4975 of the Code.

Prepayment Assumption: With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the assumption as to the rate of prepayments of the principal balances of mortgage loans held by the trust fund used in pricing the initial offering of that security.

Prepayment Period: The calendar month immediately preceding the month in which the distribution date occurs, unless the prospectus supplement specifies otherwise.

PTCE: Prohibited Transaction Class Exemption

Purchase Price: As to any mortgage loan, an amount equal to the sum of (1) the unpaid principal balance of the mortgage loan, (2) unpaid accrued interest on the Stated Principal Balance at the rate at which interest accrues on the mortgage loan, net of the servicing fee and any retained interest, from the date as to which interest was last paid to the calendar month in which the relevant purchase is to occur, (3) any unpaid servicing fees and unreimbursed servicing expenses payable or reimbursable to the master servicer with respect to that mortgage loan, (4) any unpaid retained interest with respect to that mortgage loan, (5) any realized losses incurred with respect to that mortgage loan and
(6) if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

Record Date: The last business day of the month preceding the month in which a distribution date occurs, unless the prospectus supplement specifies otherwise.

Related Proceeds: Recoveries on a mortgage loan related to amounts which the master servicer has previously advanced to the related trust fund.

Relief Act: The Servicemembers Civil Relief Act.

REMIC: A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REMIC Certificates: Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

REMIC Provisions: Sections 860A through 860G of the Code.

REMIC Regular Certificate: A REMIC Certificate designated as a regular interest in the related REMIC.


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

REMIC Residual Certificate: A REMIC Certificate designated as a residual interest in the related REMIC.

REMIC Regulations: The REMIC Provisions and the related Treasury regulations.

Retained Interest: A portion of the interest payments on a trust fund asset that may be retained by the depositor or any previous owner of the asset.

RICO: The Racketeer Influenced and Corrupt Organizations statute.

SAIF: The Savings Association Insurance Fund.

Scheduled Principal Balance: As to any mortgage loan or manufactured housing contract, the unpaid principal balance thereof as of the date of determination, reduced by the principal portion of all monthly payments due but unpaid as of the date of determination.

Senior/Subordinate Series: A series of securities of which one or more classes is senior in right of payment to one or more other classes to the extent described in the related prospectus supplement.

Single Family Properties: One- to four-family residential properties including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimis planned-unit developments.

Special Hazard Subordination Amount: The amount of any Special Hazard Realized Loss that is allocated to the subordinate securities of a series.

Stated Principal Balance: As to any mortgage loan or manufactured housing contract, the principal balance of the mortgage loan or manufactured housing contract as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by all amounts, including advances by the master servicer, allocable to principal that are distributed to securityholders on or before the date of determination, and as further reduced to the extent that any realized loss thereon has been, or had it not been covered by a form of credit support, would have been, allocated to one or more classes of securities on or before the determination date.

Strip Securities: A class of securities which are entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions, or
(b) interest distributions, with disproportionate, nominal or no principal distributions.

Stripped Interest: The distributions of interest on a Strip Security with no or a nominal principal balance.

UCC:  The Uniform Commercial Code.

United States Person: A citizen or resident of the United States; a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in Treasury regulations; an estate whose income is subject to United States federal income tax regardless of its source; or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.


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

                          $1,392,074,000 (Approximate)


                      New Century Mortgage Securities, Inc.
                                    Depositor


                New Century Home Equity Loan Trust, Series 2005-D
                     Asset Backed Pass-Through Certificates


                              Prospectus Supplement
                             Dated December 22, 2005



                    JPMorgan Chase Bank, National Association
                                    Servicer


                                 MORGAN STANLEY
                                 (Lead Manager)

CREDIT SUISSE FIRST BOSTON                             DEUTSCHE BANK SECURITIES
                                  (Co-Managers)

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not offering the certificates offered hereby in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their cover pages.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days following the date of the final prospectus supplement.